FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226943-10

May 10, 2021

BENCHMARK 2021-B26 Mortgage Trust

Free Writing Prospectus Structural and Collateral Term Sheet

$983,324,171 (Approximate Total Mortgage Pool Balance)

$819,723,000 (Approximate Offered Certificates)

Deutsche Mortgage & Asset Receiving Corporation Depositor

Commercial Mortgage Pass-Through Certificates Series 2021-B26

German American Capital Corporation Citi Real Estate Funding Inc. Goldman Sachs Mortgage Company JPMorgan Chase Bank, National Association
As Sponsors and Mortgage Loan Sellers

Deutsche Bank Securities	Goldman Sachs & Co. LLC	J.P. Morgan	Citigroup
Co-Lead Managers and Joint Bookrunners

Academy Securities		Mischler Financial Group, Inc.
Co-Managers

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-226943) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. This free writing prospectus does not contain all information that is required to be included in the prospectus.

Capitalized terms used but not defined herein have the meanings assigned to them in the Preliminary Prospectus dated May 10, 2021 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).
KEY FEATURES OF SECURITIZATION

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC
Co-Managers:	Academy Securities, Inc. and Mischler Financial Group, Inc.
Sponsors and Mortgage Loan Sellers:	German American Capital Corporation* (“GACC”) (23.9%), Citi Real Estate Funding Inc. (“CREFI”) (41.2%), Goldman Sachs Mortgage Company (“GSMC”) (17.7%) and JPMorgan Chase Bank, National Association (“JPMCB”) (17.2%) *An indirect wholly owned subsidiary of Deutsche Bank AG
Master Servicer:	KeyBank National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Special Servicer:	KeyBank National Association (other than with respect to the Equus Industrial Portfolio whole loan); Situs Holdings, LLC (with respect to the Equus Industrial Portfolio whole loan)
Certificate Administrator:	Wells Fargo Bank, National Association
Trustee:	Wells Fargo Bank, National Association
Rating Agencies:	Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”), and Standard & Poor’s Financial Services (“S&P”).
Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements are being satisfied by GACC, as retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus. Note that this securitization transaction is not being structured to satisfy EU risk retention and due diligence requirements.
Determination Date:	11th day of each month, or if such 11th day is not a business day, the immediately following business day, commencing in June 2021.
Distribution Date:	4th business day following the Determination Date in each month, commencing in June 2021.
Cut-off Date:	With respect to each mortgage loan, the later of the related payment date of such mortgage loan in May 2021 (or, in the case of any mortgage loan that has its first due date subsequent to May 2021, the date that would have been its due date in May 2021 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month) and the date of origination of such mortgage loan. Unless otherwise noted, all mortgage loan statistics are based on balances as of the Cut-off Date.
Closing Date:	On or about May 27, 2021
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the Offered Certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	June 2054
Minimum Denominations:	$10,000 (for each class of offered principal balance certificates) and $100,000 (for each class of offered interest-only certificates) and in each case in multiples of $1 thereafter.
Clean-up Call:	1% (with certain exceptions described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus)

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
German American Capital Corporation	7	12	$210,568,987	21.4%
Citi Real Estate Funding Inc.	20	69	$405,580,184	41.2%
Goldman Sachs Mortgage Company	4	39	$134,200,000	13.6%
JPMorgan Chase Bank, National Association	7	7	$136,975,000	13.9%
Goldman Sachs Mortgage Company / JPMorgan Chase Bank, National Association / German American Capital Corporation (1)	1	1	$96,000,000	9.8%
Total:	39	127	$983,324,171	100.0%
Collateral Facts
Initial Outstanding Pool Balance:				$983,324,171
Number of Mortgage Loans:				39
Number of Mortgaged Properties:				127
Average Mortgage Loan Cut-off Date Balance:				$25,213,440
Weighted Average Mortgage Rate:				3.3867%
Weighted Average Mortgage Loan Original Term to Maturity Date or ARD (months)(2):				110
Weighted Average Mortgage Loan Remaining Term to Maturity Date or ARD (months)(2):				109
Weighted Average Mortgage Loan Seasoning (months)(2):				1
% of Mortgaged Properties Leased to a Single Tenant:				39.6%
Credit Statistics(3)
Weighted Average Mortgage Loan U/W NCF DSCR:				3.18x
Weighted Average Mortgage Loan Cut-off Date LTV(4):				54.2%
Weighted Average Mortgage Loan Maturity Date or ARD LTV(4):				53.4%
Weighted Average U/W NOI Debt Yield:				11.3%
Amortization Overview
% Mortgage Loans with Amortization through Maturity Date or ARD:				0.6%
% Mortgage Loans which pay Interest Only through Maturity or ARD Date:				90.3%
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date or ARD:				9.1%
Weighted Average Remaining Amortization Term (months)(5):				360
Amortization Overview
% Mortgage Loans with Upfront or Ongoing Tax Reserves:				56.9%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:				21.8%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(6):				57.6%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(7):				50.6%
% Mortgage Loans with In Place Hard Lockboxes:				68.7%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.15x:				35.9%
% Mortgage Loans with Cash Traps Triggered at Debt Yield Levels ≥ 5.83%:				53.0%

Prepayment Provisions(8)
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:				53.9%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with a Yield Maintenance Charge:				20.3%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with Defeasance or a Yield Maintenance Charge:				22.1%
% Mortgage Loans with Prepayment with Defeasance or a Yield Maintenance Charge Prior to an Open Period:				3.8%

(1)	The Burlingame Point mortgage loan (9.8%) is part of a whole loan as to which separate notes are being sold by Goldman Sachs Mortgage Company, German American Capital Corporation and JPMorgan Chase Bank, National Association. The Burlingame Point mortgage loan is evidenced by four promissory notes: (i) note A-1-C-3, with an outstanding principal balance of $40,000,000 as of the cut-off date, as to which Goldman Sachs Mortgage Company is acting as mortgage loan seller; (ii) note A-2-C-2, with an outstanding principal balance of $24,000,000 as of the cut-off date, as to which German American Capital Corporation is acting as mortgage loan seller; and (iii) note A-3-C-2 and note A-3-C-4, with an aggregate outstanding principal balance of $32,000,000 as of the cut-off date, as to which JPMorgan Chase Bank, National Association is acting as mortgage loan seller.

(2)	With respect to 2 mortgage loans (3.4%), under the terms of the related mortgage loan documents, the first payment date is in July 2021. However, due to the fact that the related mortgage loan seller will contribute an Initial Interest Deposit Amount to the Issuing Entity on the Closing Date to cover an amount that represents one-month’s interest that would have accrued with respect to the mortgage loan at the related Net Mortgage Rate with respect to a June 2021 payment date, such Mortgage Loan is being treated as having a First Due Date in June 2021, and the Original Term to Maturity Date or ARD, Remaining Term to Maturity Date or ARD and Loan Seasoning are shown in the Annex A-1 to reflect this.

(3)	The LTV, DSCR and Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(4)	With respect to seven mortgage loans (35.4%) (Burlingame Point, Equus Industrial Portfolio, Amazon Seattle, 154 Scott Avenue, 152 2nd Avenue, B&B Multifamily Portfolio, Burroughs Portfolio ), the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated using a value other than the “As Is” appraised value. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

(5)	Excludes mortgage loans which are interest only for the full loan term.

(6)	Includes FF&E reserves.

(7)	Represents the percent of the allocated Initial Outstanding Pool Balance of office, retail, industrial and mixed use properties only structured with TI/LC reserves.

(8)	Please see Annex A-1 of the Preliminary Prospectus for more information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2021-B26 Mortgage Trust
STRUCTURE SUMMARY

OFFERED CERTIFICATES

Class(1)	Ratings (S&P/Fitch/KBRA)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels(3)	Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Certificate Underwritten NOI Debt Yield(6)
Class A-1	AAA(sf)/AAAsf/AAA(sf)	$3,919,000	30.000%(7)	3.36	1 – 60	37.9%	16.1%
Class A-2	AAA(sf)/AAAsf/AAA(sf)	$41,799,000	30.000%(7)	4.97	60 – 60	37.9%	16.1%
Class A-SB	AAA(sf)/AAAsf/AAA(sf)	$5,941,000	30.000%(7)	6.77	60 – 106	37.9%	16.1%
Class A-3	AAA(sf)/AAAsf/AAA(sf)	$145,456,000	30.000%(7)	6.91	83 – 84	37.9%	16.1%
Class A-4	AAA(sf)/AAAsf/AAA(sf)	(8)	30.000%(7)	(8)	(8)	37.9%	16.1%
Class A-5	AAA(sf)/AAAsf/AAA(sf)	(8)	30.000%(7)	(8)	(8)	37.9%	16.1%
Class X-A(9)	AA+(sf)/AAAsf/AAA(sf)	$737,984,000(10)	N/A	N/A	N/A	N/A	N/A
Class A-M	AA+(sf)/AAAsf/AAA(sf)	$84,074,000	21.000%	9.97	120 – 120	42.8%	14.3%
Class B	NR/AA-sf/AA+(sf)	$39,702,000	16.750%	9.97	120 – 120	45.1%	13.6%
Class C	NR/A-sf/A(sf)	$42,037,000	12.250%	9.97	120 – 120	47.6%	12.9%

NON-OFFERED CERTIFICATES

Class(1)	Ratings (S&P/Fitch/KBRA)	Initial Certificate Balance or Notional Amount (2)	Initial Subordination Levels(3)	Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Certificate Underwritten NOI Debt Yield(6)
Class X-B(9)	NR/A-sf/AAA(sf)	$81,739,000(10)	N/A	N/A	N/A	N/A	N/A
Class X-D(9)	NR/BBB-sf/BBB-(sf)	$52,546,000(10)	N/A	N/A	N/A	N/A	N/A
Class X-F(9)	NR/BB-sf/BB-(sf)	$19,851,000(10)	N/A	N/A	N/A	N/A	N/A
Class X-G(9)	NR/B-sf/B-(sf)	$9,342,000(10)	N/A	N/A	N/A	N/A	N/A
Class X-H(9)	NR/NR/NR	$32,695,961(10)	N/A	N/A	N/A	N/A	N/A
Class D	NR/BBBsf/BBB+(sf)	$29,193,000	9.125%	9.97	120 – 120	49.3%	12.4%
Class E	NR/BBB-sf/BBB-(sf)	$23,353,000	6.625%	9.97	120 – 120	50.6%	12.1%
Class F	NR/BB-sf/BB-(sf)	$19,851,000	4.500%	9.97	120 – 120	51.8%	11.8%
Class G	NR/B-sf/B-(sf)	$9,342,000	3.500%	9.97	120 – 120	52.3%	11.7%
Class H	NR/NR/NR	$9,342,000	2.500%	10.04	120 – 121	52.8%	11.6%
Class J	NR/NR/NR	$23,353,961	0.000%	10.05	121 – 121	54.2%	11.3%

NON-OFFERED VERTICAL RISK RETENTION INTEREST

Non-Offered Vertical Risk Retention Interest	Ratings (S&P/Fitch/KBRA)	Initial Certificate Balance	Initial Subordination Levels	Weighted Average Life (years)(11)	Principal Window (months)(11)	Certificate Principal to Value Ratio	Certificate Underwritten NOI Debt Yield

VRR Interest(12)(13)	NR/NR/NR	$49,166,209	N/A	9.01	1 - 121	N/A	N/A

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates (collectively, the “Principal Balance Certificates”) in each case, will be one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such Distribution Date occurs (the “WAC Rate”), (iii) a rate equal to the lesser of a specified pass-through rate and the WAC Rate or (iv) the WAC Rate less a specified rate.

(2)	Approximate; subject to a permitted variance of plus or minus 5%. The Certificate Balance of the VRR Interest is not included in the Certificate Balance or Notional Amount of any Class of Certificates set forth under “Offered Certificates” or “Non-Offered Certificates” in the table above.

(3)	The initial subordination levels are calculated based on the initial Certificate Balance. The approximate initial credit support percentages shown in the table above do not take into account the VRR Interest. However, losses incurred on the mortgage loans will be allocated between the VRR Interest and the Principal Balance Certificates, pro rata in accordance with their respective outstanding Certificate Balances. See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.

(4)	The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of Principal Balance Certificates are based on (i) modeling assumptions described in the Preliminary Prospectus and (ii) assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans. The weighted average life and principal window of the Class A-4 and Class A-5 certificates are subject to change as described in footnote (8) below.

(5)	“Certificate Principal to Value Ratio” for any class of Principal Balance Certificates is calculated as the product of (a) the weighted average mortgage loan Cut-off Date LTV of the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of the related class of Principal Balance Certificates and all other classes of Principal Balance Certificates, if any, that are senior to such class, and the denominator of which is the total initial Certificate Balance of all classes of Principal Balance Certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	“Certificate Underwritten NOI Debt Yield” for any class of Principal Balance Certificates is calculated as the product of (a) the weighted average Underwritten NOI Debt Yield for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of all classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such class of Principal Balance Certificates and all other classes of Principal Balance Certificates, if any, that are senior to such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	The initial subordination levels for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates are represented in the aggregate.

(8)	The exact initial Certificate Balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial Certificate Balances, weighted average lives and principal windows of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class A-4 and Class A-5 certificates is expected to be approximately $456,795,000, subject to a variance of plus or minus 5.0%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Weighted Avg. Life (years)(4)	Expected Range of Principal Window (months)(4)
Class A-4	$0 – $182,000,000	NAP – 8.98	NAP / 106 – 110
Class A-5	$274,795,000 – $456,795,000	9.90 – 9.53	110 – 120 / 106 – 120

(9)	As further described in the Preliminary Prospectus, the pass-through rate applicable to the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates (collectively, the “Class X Certificates”) for each Distribution Date will generally be equal to the excess of (i) the WAC Rate over (ii)(A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5 and Class A-M certificates (based on their respective Certificate Balances outstanding immediately prior to such Distribution Date), (B) with respect to the Class X-B certificates, the weighted average of the pass-through rates of the Class B and Class C certificates (based on their respective Certificate Balances outstanding immediately prior to such Distribution Date), (C) with respect to the Class X-D certificates, the weighted average of the pass-through rates of the Class D and Class E certificates (based on their respective Certificate Balances outstanding immediately prior to such Distribution Date), (D) with respect to the Class X-F certificates, the pass-through rate of the Class F certificates, (E) with respect to the Class X-G certificates, the pass-through rate of the Class G certificates and (F) with respect to the Class X-H certificates, the weighted average of the pass-through rates of the Class H and Class J certificates (based on their respective Certificate Balances outstanding immediately prior to such Distribution Date).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2021-B26 Mortgage Trust
STRUCTURE SUMMARY

(10)	The Class X Certificates will not have Certificate Balances. None of the Class X Certificates will be entitled to distributions of principal. The interest accrual amounts on the Class X-A certificates will be calculated by reference to a notional amount equal to the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5 and Class A-M certificates. The interest accrual amounts on the Class X-B certificates will be calculated by reference to a notional amount equal to the aggregate Certificate Balances of the Class B and Class C certificates. The interest accrual amounts on the Class X-D certificates will be calculated by reference to a notional amount equal to the aggregate Certificate Balances of the Class D and Class E certificates. The interest accrual amounts on the Class X-F certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class F certificates. The interest accrual amounts on the Class X-G certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class G certificates. The interest accrual amounts on the Class X-H certificates will be calculated by reference to a notional amount equal to the aggregate Certificate Balances of the Class H and Class J certificates. The notional amount of each class of Class X Certificates is subject to change depending upon the final pricing of the Principal Balance Certificates, as follows: (1) if as a result of such pricing the pass-through rate of any class of Principal Balance Certificates whose Certificate Balance comprises such notional amount is equal to the WAC Rate, the Certificate Balance of such class of Principal Balance Certificates may not be part of, and will reduce accordingly, such notional amount of such class of Class X Certificates (or, if as a result of such pricing the pass-through rate of such class of Class X Certificates is equal to zero, such class of Class X Certificates may not be issued on the Closing Date), and/or (2) if as a result of such pricing the pass-through rate of any class of Principal Balance Certificates that does not comprise such notional amount of such class of Class X Certificates is less than the WAC Rate, such class of Principal Balance Certificates may become a part of, and will increase accordingly, such notional amount of such class of Class X Certificates.

(11)	The weighted average life and principal window during which distributions of principal would be received as set forth in the foregoing table with respect to the VRR Interest (as defined below) are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(12)	German American Capital Corporation, as the retaining sponsor, is expected to acquire from the depositor, on the Closing Date, an “eligible vertical interest” (as defined in Regulation RR) in the form of a single vertical security (the “VRR Interest”), representing approximately (but not less than) 5.00% of all amounts collected on the mortgage loans (net of expenses of the issuing entity) that are available for distribution on the non-VRR certificates and the VRR Interest. See “Credit Risk Retention” in the Preliminary Prospectus. The VRR Interest is a class of Certificates.

(13)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the WAC rate.

Class A-2 Principal Paydown(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio(2)	U/W NCF DSCR	U/W NOI Debt Yield
A-2	CREFI	154 Scott Avenue	Office	$22,000,000	60	41.9%	2.33x	8.8%
A-2	JPMCB	152 2nd Avenue	Multifamily	$22,000,000	60	64.9%	1.60x	6.8%

(1)	This table reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses, (ii) there are no extensions of maturity dates and (iii) each mortgage loan is paid in full on its stated maturity date. See “Yield and Maturity Considerations—Yield Considerations” in the Preliminary Prospectus.

(2)	With respect to the 154 Scott Avenue and 152 2nd Avenue mortgage loans, the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated using a value other than the “As Is” appraised value. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

Class A-3 Principal Paydown(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio	U/W NCF DSCR	U/W NOI Debt Yield
A-3	GSMC	Equus Industrial Portfolio	Industrial	$95,000,000	83	37.8%	5.10x	14.0%
A-3	GACC	Performance Food Group	Industrial	$31,889,467	84	64.2%	2.47x	9.7%
A-3	CREFI	InCommercial Net Lease Portfolio #3	Various	$30,000,000	84	61.9%	1.86x	10.2%

(1)	This table reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-3 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses, (ii) there are no extensions of maturity dates and (iii) each mortgage loan is paid in full on its stated maturity date. See “Yield and Maturity Considerations—Yield Considerations” in the Preliminary Prospectus.

(2)	With respect to the Equus Industrial Portfolio mortgage loan, the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated using a value other than the “As Is” appraised value. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2021-B26 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per NRA/Room(1)	Cut-off Date LTV(1)(2)	U/W NCF DSCR after IO(1)	U/W NOI Debt Yield(1)
Burlingame Point	GSMC/GACC/JPMCB	Burlingame, CA	Office	$96,000,000	9.8%	$472	38.0%	4.72x	14.6%
Equus Industrial Portfolio	GSMC	Various	Industrial	$95,000,000	9.7%	$39	37.8%	5.10x	14.0%
Amazon Seattle	GACC	Seattle, WA	Office	$93,000,000	9.5%	$303	35.1%	4.27x	13.1%
iPark 84 Innovation Center	CREFI	Hopewell Junction, NY	Industrial	$60,000,000	6.1%	$94	58.5%	2.29x	9.4%
ExchangeRight Net Leased Portfolio #46	CREFI	Various	Various	$42,455,041	4.3%	$172	59.3%	2.67x	9.2%
OmniMax Industrial Portfolio I	CREFI	Various	Industrial	$42,346,743	4.3%	$67	64.9%	2.28x	8.7%
Amsdell FL & GA Portfolio	CREFI	Various	Self Storage	$41,000,000	4.2%	$110	60.0%	2.41x	9.1%
1625 & 1747 North Market	CREFI	Sacramento, CA	Office	$39,100,000	4.0%	$124	68.0%	1.46x	9.4%
8111 Gatehouse Road	GACC	Falls Church, VA	Office	$37,200,000	3.8%	$135	65.0%	3.58x	14.5%
Performance Food Group	GACC	Various	Industrial	$31,889,467	3.2%	$52	64.2%	2.47x	9.7%
Total/Weighted Average				$577,991,251	58.8%		49.9%	3.55x	11.9%
(1)	The Cut-off Date Balance per NRA/Room, Cut-off Date LTV, U/W NCF DSCR after IO and U/W NOI Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(2)	With respect to the Burlingame Point, Equus Industrial Portfolio and Amazon Seattle mortgage loans, the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated using a value other than the “As Is” appraised value. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

Subordinate Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loans Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV(2)	Total Debt Cut-off Date LTV(1)(2)	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield(1)
Burlingame Point	$96,000,000	$284,000,000	$370,000,000	4.72x	1.33x	38.0%	75.0%	14.6%	7.4%
Equus Industrial Portfolio	$95,000,000	$138,012,900	$154,000,000	5.10x	2.45x	37.8%	62.9%	14.0%	8.4%
Amazon Seattle	$93,000,000	$141,900,000	$220,100,000	4.27x	1.92x	35.1%	67.9%	13.1%	6.8%
(1)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and/or related mezzanine loan(s).

(2)	With respect to the Burlingame Point, Equus Industrial Portfolio and Amazon Seattle mortgage loans, the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated using a value other than the “As Is” appraised value. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2021-B26 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Companion Loan Summary

Loan No.	Mortgage Loan	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Holder of Note	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
1	Burlingame Point	A-1, A-2, A-3	$20,000,000	$20,000,000	BGME 2021-VR	Yes	KeyBank	Situs
		A-1-C-1, A-1-C-4, A-1-C-5	$100,000,000	$100,000,000	GSBI	No
		A-1-C-2, A-2-C-1, A-2-C-5, A-3-C-1, A-3-C-5	$120,000,000	$120,000,000	Benchmark 2021-B25	No
		A-1-C-3	$40,000,000	$40,000,000	Benchmark 2021-B26 (GSBI)	No
		A-2-C-2	$24,000,000	$24,000,000	Benchmark 2021-B26 (DBRI)	No
		A-2-C-3, A-2-C-4	$26,000,000	$26,000,000	DBRI	No
		A-3-C-2	$22,000,000	$22,000,000	Benchmark 2021-B26 (JPMCB)	No
		A-3-C-3	$18,000,000	$18,000,000	JPMCB	No
		A-3-C-4	$10,000,000	$10,000,000	Benchmark 2021-B26 (JPMCB)	No
		Total Senior Notes	$380,000,000	$380,000,000
		B-1, B-2, B-3	$240,000,000	$240,000,000	BGME 2021-VR	Yes
		Total	$620,000,000	$620,000,000
2	Equus Industrial Portfolio	A-1-A	$95,000,000	$95,000,000	BMARK 2021-B26	Control Shift	KeyBank	Situs
		A-1-B	$68,109,030	$68,109,030	GSBI	No
		A-2	$69,903,870	$69,903,870	MSB	No
		Total Senior Notes	$233,012,900	$233,012,900
		B-1-A	$43,400,000	$43,400,000	Prima Mortgage Investment Trust, LLC	Yes
		B-1-B	$43,400,000	$43,400,000	New York State Teachers’ Retirement System	No
		B-1-C	$8,750,000	$8,750,000	Wilton Reassurance Company	No
		B-1-D	$8,750,000	$8,750,000	Highmark, Inc.	No
		B-1-E	$3,500,000	$3,500,000	Wilcac Life Insurance Company	No
		B-2-A	$18,600,000	$18,600,000	Prima Mortgage Investment Trust, LLC	No
		B-2-B	$18,600,000	$18,600,000	New York State Teachers’ Retirement System	No
		B-2-C	$3,750,000	$3,750,000	Wilton Reassurance Company	No
		B-2-D	$3,750,000	$3,750,000	Highmark, Inc.	No
		B-2-E	$1,500,000	$1,500,000	Wilcac Life Insurance Company	No
		Total	$387,012,900	$387,012,900
3	Amazon Seattle	A-1	$90,000,000	$90,000,000	Benchmark 2021-B25	Yes	Midland	Situs
		A-2, A-4	$93,000,000	$93,000,000	Benchmark 2021-B26	No
		A-3, A-5	$51,900,000	$51,900,000	DBRI	No
		Total Senior Notes	$234,900,000	$234,900,000
		B Note	$155,100,000	$155,100,000	Benchmark 2021-B25 Rakes	Yes
		Total	$390,000,000	$390,000,000
4	iPark 84 Innovation Center	A-1	$60,000,000	$60,000,000	Benchmark 2021-B26	Yes	KeyBank	KeyBank
		A-2	$28,000,000	$28,000,000	CREFI	No
		Total	$88,000,000	$88,000,000
17	JW Marriott Nashville	A-1	$35,000,000	$35,000,000	Benchmark 2021-B23	Yes	Midland	CWCapital
		A-2	$35,000,000	$35,000,000	Benchmark 2021-B24	No
		A-3, A-6	$35,000,000	$35,000,000	GSMS 2020-GSA2	No
		A-4	$20,000,000	$20,000,000	Benchmark 2020-B21	No
		A-5	$20,000,000	$20,000,000	Benchmark 2020-B22	No
		A-7	$20,000,000	$20,000,000	Benchmark 2021-B25	No
		A-8, A-9	$20,000,000	$20,000,000	Benchmark 2021-B26	No
		Total	$185,000,000	$185,000,000
27	141 Livingston	A-1	$75,000,000	$75,000,000	Benchmark 2021-B24	Yes	Midland	Greystone
		A-2-1	$12,500,000	$12,500,000	Benchmark 2021-B25	No
		A-2-2	$12,500,000	$12,500,000	Benchmark 2021-B26	No
		Total	$100,000,000	$100,000,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2021-B26 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

COVID-19 Updates
Loan No.	Property Name	Mortgage Loan Seller	Property Type	Information as of Date	First Payment Date	March Debt Service Payment Received (Y/N)	April Debt Service Payment Received (Y/N)	Forbearance or Other Debt Service Relief Requested (Y/N)	Other Loan Modification Requested (Y/N)	Lease Modification or Rent Relief Requested (Y/N)	Occupied SF or Unit Count Making Full February Rent Payment (%)	UW February Base Rent Paid (%)	Occupied SF or Unit Count Making Full March Rent Payment (%)	UW March Base Rent Paid (%)
1	Burlingame Point	GSMC, GACC, JPMCB	Office	5/1/2021	5/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
2	Equus Industrial Portfolio	GSMC	Industrial	3/31/2021	5/9/2021	NAP	NAP	No	No	No	99.0%	99.0%	96.5%	96.5%
3	Amazon Seattle(1)	GACC	Office	3/26/2021	5/6/2021	NAP	NAP	No	No	Yes	99.6%	99.6%	99.6%	99.6%
4	iPark 84 Innovation Center	CREFI	Industrial	5/6/2021	6/6/2021	NAP	NAP	No	No	Yes	96.6%	97.4%	96.6%	97.4%
5	ExchangeRight Net Leased Portfolio #46	CREFI	Various	5/6/2021	6/1/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
6	OmniMax Industrial Portfolio I	CREFI	Industrial	5/6/2021	6/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
7	Amsdell FL & GA Portfolio	CREFI	Self Storage	5/6/2021	6/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
8	1625 & 1747 North Market	CREFI	Office	5/6/2021	6/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
9	8111 Gatehouse Road(2)	GACC	Office	4/16/2021	6/6/2021	NAP	NAP	No	No	No	78.9%	79.3%	78.9%	79.3%
10	Performance Food Group	GACC	Industrial	4/30/2021	6/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
11	InCommercial Net Lease Portfolio #3	CREFI	Various	5/6/2021	6/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
12	Rockland Center(3)	JPMCB	Retail	5/1/2021	6/1/2021	NAP	NAP	No	No	Yes	100.0%	100.0%	100.0%	100.0%
13	195 Church(4)	JPMCB	Office	5/1/2021	6/1/2021	NAP	NAP	No	No	Yes	99.4%	98.9%	99.4%	98.9%
14	Montefiore Medical Center	CREFI	Office	5/6/2021	6/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
15	154 Scott Avenue	CREFI	Office	5/6/2021	6/6/2021	NAP	NAP	No	No	Yes	99.0%	99.0%	99.0%	99.0%
16	152 2nd Avenue(5)	JPMCB	Multifamily	5/1/2021	6/1/2021	NAP	NAP	No	No	Yes	97.0%	97.0%	97.0%	97.0%
17	JW Marriott Nashville(6)	GSMC	Hospitality	5/1/2021	4/6/2020	Yes	Yes	Yes	Yes	NAP	NAP	NAP	NAP	NAP
18	Gardens Plaza	JPMCB	Office	5/1/2021	6/1/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
19	Carlsbad Commerce Center	JPMCB	Mixed Use	5/1/2021	6/1/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
20	Mission Courtyard	JPMCB	Office	5/1/2021	6/1/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
21	Techmer PM Portfolio	GACC	Industrial	4/30/2021	6/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
22	Florida International Plaza(7)	GACC	Retail	4/20/2021	6/6/2021	NAP	NAP	No	No	Yes	95.4%	100.0%	95.4%	100.0%
23	991 Willoughby Avenue	CREFI	Multifamily	5/6/2021	6/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
24	42-09 47th Avenue	CREFI	Multifamily	5/6/2021	6/6/2021	NAP	NAP	No	No	No	91.0%	95.0%	89.0%	92.0%
25	B&B Multifamily Portfolio	GSMC	Multifamily	5/3/2021	6/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
26	Wyndham Kissimmee Celebration - Leased Fee	JPMCB	Other	5/6/2021	5/6/2021	NAP	NAP	No	No	No	NAP	NAP	NAP	NAP
27	141 Livingston	CREFI	Office	5/6/2021	4/6/2021	NAP	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
28	33 West 17th Street	CREFI	Office	5/6/2021	6/6/2021	NAP	NAP	No	No	Yes	100.0%	100.0%	100.0%	100.0%
29	BJ’s Philadelphia	GACC	Retail	4/21/2021	6/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
30	43-09 40th Street	CREFI	Multifamily	5/6/2021	6/6/2021	NAP	NAP	No	No	No	90.0%	93.0%	88.0%	92.0%
31	East Empire Business Park	CREFI	Industrial	5/6/2021	6/6/2021	NAP	NAP	No	No	Yes	100.0%	100.0%	100.0%	100.0%
32	Burroughs Portfolio	GACC	Multifamily	4/29/2021	6/6/2021	NAP	NAP	No	No	No	96.6%	100.0%	97.1%	100.0%
33	Crescendo NM Self-Storage Portfolio	CREFI	Self Storage	5/6/2021	6/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
34	CityLine Havasu Storage	CREFI	Self Storage	5/6/2021	6/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
35	90 Manhattan Avenue	CREFI	Multifamily	5/6/2021	6/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
36	Egrets Landing	GSMC	Office	4/29/2021	6/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
37	Perma-Pipe	CREFI	Industrial	5/6/2021	6/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
38	Freedom Self Storage	CREFI	Self Storage	5/6/2021	5/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
39	Dreamers Self Storage	CREFI	Self Storage	5/6/2021	6/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2021-B26 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Footnotes

(1)	Amazon Seattle - One tenant (2,418 SF; 0.3% of NRA; 0.3% of UW Base Rent), requested and was granted rent relief for the months of April through July 2020, and the abated period was extended for a total of twelve months through March 31, 2021.

(2)	8111 Gatehouse – The 8111 Gatehouse Property has not had any impact from the COVID-19 pandemic and all of the tenants are current on their rent, except for USPS. USPS (19.4% of NRA; 20.7% of UW Base Rent) has current rent arrears due to the change in ownership and operating accounts when the sponsor acquired the 8111 Gatehouse Property. See the “8111 Gatehouse Road - Major Tenants” section herein.

(3)	Rockland Center – Since the onset of the pandemic nine tenants have executed deferral agreements in connection with their contractual base rent obligations. In aggregate, the deferred rent is equal to approximately 6.9% of the properties in-place base rent as of April 1, 2021.

(4)	195 Church - All tenants with the exception of Engelman, Noyes & Rubin are current with respect to contractual rental obligations for the months of February and March. Engelman, Noyes & Rubin is currently paying a reduced rent of $2,000 per month (versus contractual rent of $4,386 per month) and are current with respect to the agreed upon amount.

(5)	152 Second Avenue – The commercial tenant Uluh received rent deferment equal to $215,209 during a portion of the Covid-19 pandemic, but has resumed paying full unabated rent. The tenant will repay $74,800 of the total deferred rent over 14 months in equal installments once restaurants are permitted to operate at 100.0% capacity, per New York City regulation. In the event Uluh receives a restaurant grant or similar financial assistance in the amount of $250,000 or more, the tenant will repay the remaining $140,409 of the rent deferment to the landlord.

(6)	JW Marriott Nashville – In April 2020, the mortgage loan was modified to permit the use of FF&E reserve funds to pay debt service, and the borrower sponsor provided a 6-month guaranty for debt service, taxes and insurance payments that expired in October 2020. In October 2020, the mortgage loan was further modified to waive the requirement to fund the FF&E reserve until April 2021, waive the cash management debt yield trigger through the second quarter of 2022, and otherwise permanently decrease the debt yield trigger level from 10% to 7.5%, in exchange for the borrower funding an 18-monthdebt service reserve to be applied to monthly payments from October 2020 through March 2022.

(7)	Florida International Plaza - Nine tenants (32,752 SF; 49.8% of NRA; 40.7% of UW Base Rent), requested and were granted rent relief in 2020. As of January 2021, the only rent abatements currently active at the Florida International Plaza Property are dd’s Discounts, Night Owl Cookie & Sunshine Restaurants (IHOP), while two tenants have been underwritten as vacant as the sponsor negotiates the tenant arrears. The tenants in arrears are open and operating their businesses and the sponsor is hopeful that they will reach an agreement imminently.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2021-B26 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances(1)
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV(3)	Maturity Date or ARD LTV(3)
$1,844,500	-	$7,499,999	8	$45,228,400	4.6%	3.9121%	120	1.86x	64.6%	59.0%
$7,500,000	-	$14,999,999	10	$124,855,000	12.7%	3.7239%	120	2.25x	61.1%	61.1%
$15,000,000	-	$24,999,999	8	$153,249,520	15.6%	3.5005%	101	2.83x	60.0%	60.0%
$25,000,000	-	$49,999,999	9	$315,991,251	32.1%	3.5410%	113	2.71x	61.8%	60.1%
$50,000,000	-	$96,000,000	4	$344,000,000	35.0%	3.0030%	103	4.28x	40.7%	40.7%
Total/Weighted Average			39	$983,324,171	100.0%	3.3867%	109	3.18x	54.2%	53.4%

Distribution of Mortgage Rates(1)
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV(3)	Maturity Date or ARD LTV(3)
2.4838%	-	3.4990%	13	$505,005,041	51.4%	3.0439%	106	4.05x	46.6%	46.2%
3.5000%	-	4.2499%	25	$472,319,130	48.0%	3.7411%	112	2.28x	62.1%	61.1%
4.2500%	-	4.3530%	1	$6,000,000	0.6%	4.3530%	120	1.52x	69.0%	55.5%
Total/Weighted Average			39	$983,324,171	100.0%	3.3867%	109	3.18x	54.2%	53.4%

Property Type Distribution(1)(4)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of NRA/Units/Rooms	Weighted Averages
					Cut-off Date Balance per # of NRA/Units/Rooms	Mortgage Rate	Stated Remaining Term (Mos.)(2)	Occupancy	U/W NCF DSCR	Cut-off Date LTV(3)	Maturity Date or ARD LTV(3)
Office	18	$413,137,175	42.0%	3,169,885	$278	3.2924%	111	93.8%	3.55x	49.4%	48.3%
Suburban	7	$218,125,000	22.2%	1,634,102	$295	3.3842%	116	97.4%	3.53x	53.7%	51.9%
CBD	6	$182,500,000	18.6%	1,488,644	$258	3.1787%	106	89.1%	3.66x	43.4%	43.4%
Medical	5	$12,512,175	1.3%	47,139	$269	3.3513%	101	100.0%	2.24x	60.7%	56.6%
Industrial	47	$260,380,730	26.5%	8,665,769	$66	3.2466%	102	97.3%	3.37x	53.2%	53.2%
Warehouse/Distribution	16	$94,900,735	9.7%	5,096,909	$48	2.7630%	93	100.0%	4.35x	45.0%	45.0%
Warehouse/R&D	1	$60,000,000	6.1%	938,339	$94	3.8000%	120	92.3%	2.29x	58.5%	58.5%
Manufacturing	7	$38,161,156	3.9%	669,618	$89	3.5663%	120	100.0%	2.48x	63.3%	63.3%
Flex	20	$35,429,372	3.6%	1,349,236	$57	2.7876%	93	93.2%	4.32x	45.6%	45.6%
Warehouse	3	$31,889,467	3.2%	611,667	$55	3.7720%	84	100.0%	2.47x	64.2%	64.2%
Retail	38	$112,797,866	11.5%	931,916	$143	3.4333%	113	98.7%	3.04x	56.1%	54.5%
Single Tenant	35	$59,942,866	6.1%	504,031	$152	3.3574%	106	100.0%	2.35x	60.3%	57.3%
Anchored	3	$52,855,000	5.4%	427,885	$133	3.5193%	120	97.1%	3.83x	51.3%	51.3%
Multifamily	12	$86,500,000	8.8%	343	$426,174	3.8864%	105	98.7%	1.80x	65.6%	65.0%
Mid Rise	7	$63,923,664	6.5%	234	$470,540	3.9451%	99	98.5%	1.79x	64.7%	64.7%
High Rise	1	$14,100,000	1.4%	36	$391,667	3.6000%	120	100.0%	2.00x	66.2%	66.2%
Garden	3	$7,200,000	0.7%	69	$118,840	3.9090%	120	97.5%	1.46x	72.0%	65.2%
Mid Rise with Commercial	1	$1,276,336	0.1%	4	$319,084	3.9790%	120	100.0%	1.73x	67.2%	67.2%
Self Storage	9	$61,308,400	6.2%	714,891	$105	3.7250%	120	89.6%	2.18x	61.7%	59.7%
Hospitality	1	$20,000,000	2.0%	533	$347,092	3.1390%	106	18.4%	4.17x	61.5%	61.5%
Full Service	1	$20,000,000	2.0%	533	$347,092	3.1390%	106	18.4%	4.17x	61.5%	61.5%
Mixed Use	1	$16,000,000	1.6%	145,759	$110	3.3910%	120	88.2%	2.90x	61.5%	61.5%
Office/Industrial	1	$16,000,000	1.6%	145,759	$110	3.3910%	120	88.2%	2.90x	61.5%	61.5%
Other	1	$13,200,000	1.3%	704,365	$19	4.2300%	119	NAP	1.78x	79.5%	79.5%
Total/Weighted Average	127	$983,324,171	100.0%			3.3867%	109	93.8%	3.18x	54.2%	53.4%
Geographic Distribution(1)(4)
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV(3)	Maturity Date or ARD LTV(3)
New York	19	$244,050,000	24.8%	3.6796%	109	2.51x	56.6%	56.4%
New York City	14	$149,850,000	15.2%	3.6927%	102	2.21x	57.6%	57.6%
New York State	5	$94,200,000	9.6%	3.6587%	120	2.98x	55.1%	54.6%
California	6	$180,800,278	18.4%	3.3029%	115	3.53x	51.1%	49.4%
Northern	2	$135,100,000	13.7%	3.2493%	113	3.78x	46.7%	44.4%
Southern	4	$45,700,278	4.6%	3.4615%	120	2.78x	64.1%	64.1%
Washington	1	$93,000,000	9.5%	3.0048%	107	4.27x	35.1%	35.1%
Virginia	10	$86,470,001	8.8%	2.9739%	99	4.45x	49.5%	49.5%
Florida	6	$69,138,407	7.0%	3.5493%	120	2.72x	63.5%	63.5%
Georgia	24	$60,770,165	6.2%	3.1571%	104	3.49x	51.3%	50.6%
Pennsylvania	6	$57,250,163	5.8%	3.6921%	113	2.33x	63.0%	62.8%
Tennessee	12	$55,471,481	5.6%	3.1066%	103	3.83x	54.9%	54.5%
Other	43	$136,373,677	13.9%	3.5018%	106	2.57x	62.5%	59.9%
Total/Weighted Average	127	$983,324,171	100.0%	3.3867%	109	3.18x	54.2%	53.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2021-B26 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date LTVs(1)(3)
Range of Cut-off Date LTVs			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV(3)	Maturity Date or ARD LTV(3)
27.9%	-	54.9%	8	$363,220,000	36.9%	2.9599%	101	4.42x	38.3%	38.3%
55.0%	-	59.9%	4	$134,730,041	13.7%	3.5419%	120	2.65x	58.8%	58.8%
60.0%	-	64.9%	14	$277,710,710	28.2%	3.6271%	106	2.40x	62.7%	61.8%
65.0%	-	69.9%	11	$187,263,420	19.0%	3.6671%	120	2.49x	66.5%	63.8%
70.0%	-	79.5%	2	$20,400,000	2.1%	4.1167%	119	1.67x	76.9%	74.5%
Total/Weighted Average			39	$983,324,171	100.0%	3.3867%	109	3.18x	54.2%	53.4%

Distribution of Maturity Date or ARD LTVs(1)(3)
Range of Maturity Date or ARD LTVs			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV(3)	Maturity Date or ARD LTV(3)
27.9%	-	49.9%	6	$345,000,000	35.1%	2.9407%	100	4.50x	37.5%	37.5%
50.0%	-	54.9%	4	$50,064,500	5.1%	3.3474%	98	2.18x	59.3%	54.3%
55.0%	-	59.9%	7	$152,193,941	15.5%	3.6000%	120	2.52x	60.0%	58.7%
60.0%	-	79.5%	22	$436,065,730	44.3%	3.6697%	114	2.48x	64.8%	64.0%
Total/Weighted Average			39	$983,324,171	100.0%	3.3867%	109	3.18x	54.2%	53.4%

Distribution of Underwritten NCF Debt Service Coverages(1)
Range of Underwritten NCF Debt Service Coverages			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV(3)	Maturity Date or ARD LTV(3)
1.46x	-	1.49x	4	$57,763,900	5.9%	3.8447%	120	1.46x	68.5%	60.5%
1.50x	-	1.74x	4	$43,044,500	4.4%	4.1302%	89	1.63x	66.1%	63.9%
1.75x	-	2.49x	15	$328,540,730	33.4%	3.6828%	109	2.22x	61.5%	60.8%
2.50x	-	3.49x	8	$142,775,041	14.5%	3.4309%	120	2.84x	57.8%	57.8%
3.50x	-	5.10x	8	$411,200,000	41.8%	2.9927%	106	4.47x	43.9%	43.9%
Total/Weighted Average			39	$983,324,171	100.0%	3.3867%	109	3.18x	54.2%	53.4%

Original Terms to Maturity or ARD(1)(2)
Original Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV(3)	Maturity Date or ARD LTV(3)
60	-	60	2	$44,000,000	4.5%	3.8460%	60	1.97x	53.4%	53.4%
84	-	84	3	$156,889,467	16.0%	2.9074%	83	3.95x	47.8%	46.3%
108	-	121	34	$782,434,704	79.6%	3.4570%	117	3.10x	55.5%	54.8%
Total/Weighted Average			39	$983,324,171	100.0%	3.3867%	109	3.18x	54.2%	53.4%

Distribution of Remaining Terms to Maturity or ARD(1)(2)
Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV(3)	Maturity Date or ARD LTV(3)
53	-	60	2	$44,000,000	4.5%	3.8460%	60	1.97x	53.4%	53.4%
81	-	84	3	$156,889,467	16.0%	2.9074%	83	3.95x	47.8%	46.3%
101	-	121	34	$782,434,704	79.6%	3.4570%	117	3.10x	55.5%	54.8%
Total/Weighted Average			39	$983,324,171	100.0%	3.3867%	109	3.18x	54.2%	53.4%

Distribution of Underwritten NOI Debt Yields(1)
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV(3)	Maturity Date or ARD LTV(3)
6.8%	-	8.9%	16	$212,279,663	21.6%	3.7345%	107	2.02x	63.1%	62.3%
9.0%	-	9.9%	8	$242,024,508	24.6%	3.7210%	115	2.25x	61.8%	60.2%
10.0%	-	12.4%	7	$130,100,000	13.2%	3.3988%	112	2.77x	58.8%	57.0%
12.5%	-	14.9%	6	$351,920,000	35.8%	2.9651%	104	4.48x	42.3%	42.3%
15.0%	-	17.7%	2	$47,000,000	4.8%	3.2189%	114	4.61x	51.0%	51.0%
Total/Weighted Average			39	$983,324,171	100.0%	3.3867%	109	3.18x	54.2%	53.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2021-B26 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Amortization Types(1)
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV(3)	Maturity Date or ARD LTV(3)
Interest Only	29	$687,135,771	69.9%	3.4318%	109	3.06x	57.2%	57.2%
Interest Only, ARD	3	$200,580,000	20.4%	3.0757%	109	4.37x	37.9%	37.9%
Interest Only, then Amortizing	6	$89,608,400	9.1%	3.6729%	108	1.60x	66.2%	58.2%
Amortizing Balloon	1	$6,000,000	0.6%	4.3530%	120	1.52x	69.0%	55.5%
Total/Weighted Average	39	$983,324,171	100.0%	3.3867%	109	3.18x	54.2%	53.4%

(1)	The U/W NCF DSCR, Cut-off Date LTV Ratio, Maturity Date or ARD LTV, Underwritten NOI Debt Yield and Cut-off Date Balance per # of NRA/Units/Rooms calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(2)	With respect to 2 mortgage loans (3.4%), under the terms of the related mortgage loan documents, the first payment date is in July 2021. However, due to the fact that the related mortgage loan seller will contribute an Initial Interest Deposit Amount to the Issuing Entity on the Closing Date to cover an amount that represents one-month’s interest that would have accrued with respect to the mortgage loan at the related Net Mortgage Rate with respect to a June 2021 payment date, such Mortgage Loan is being treated as having a First Due Date in June 2021, and the Original Term to Maturity Date or ARD, Remaining Term to Maturity Date or ARD and Loan Seasoning are shown in the Annex A-1 to reflect this.

(3)	With respect to seven mortgage loans (35.4%) (Burlingame Point, Equus Industrial Portfolio, Amazon Seattle, 154 Scott Avenue, 152 2nd Avenue, B&B Multifamily Portfolio, Burroughs Portfolio), the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated using a value other than the “As Is” appraised value. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

(4)	Reflects allocated loan amount for properties securing multi-property Mortgage Loans.

Previously Securitized Mortgaged Properties(1)
Mortgaged Property	Mortgaged Loan or Property Cut-off Date Balance	% of Initial Outstanding Pool Balance	City, State	Property Type	Previous Securitization
Amsdell FL & GA Portfolio - Compass Self Storage - Conyers	$12,500,000	1.3%	Conyers, GA	Self Storage	GSMS 2013-GC13
Amsdell FL & GA Portfolio - Compass Self Storage - Tampa	$10,100,000	1.0%	Tampa, FL	Self Storage	GSMS 2012-GCJ9
Performance Food Group	$31,889,467	3.2%	Various, Various	Industrial	JPMCC 2020-NNN
BJ’s Philadelphia	$11,580,000	1.2%	Philadelphia, PA	Retail	CGCMT 2013-GC15
(1)	The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of each such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the related mortgage loan seller.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2021-B26 Mortgage Trust
STRUCTURE OVERVIEW

Allocation between VRR Interest and the Non-VRR Certificates:	The aggregate amount available for distribution to holders of the Non-VRR Certificates and the VRR Interest on each Distribution Date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the Mortgage Loans in the applicable one-month collection period (other than any excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date), net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, costs and expenses reimbursable or indemnifiable therefrom to, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer and CREFC®; and (ii) allocated to amounts available for distribution to the holders of the VRR Interest, on the one hand, and amounts available for distribution to the holders of the Certificates (other than the Class R certificates and the VRR Interest) (the “Non-VRR Certificates”), on the other hand. On each Distribution Date, the portion of such aggregate available funds allocable to: (a) the VRR Interest will be the product of such aggregate available funds multiplied by a fraction, expressed as a percentage, the numerator of which is the initial Certificate Balance of the VRR Interest, and the denominator of which is the sum of the aggregate initial Certificate Balance of the Principal Balance Certificates and the initial Certificate Balance of the VRR Interest (the “VRR Percentage”); and (b) the Non-VRR Certificates will at all times be the product of such aggregate available funds multiplied by the difference between 100% and the VRR Percentage (such difference, the “Non-VRR Percentage”). See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.

Principal Payments:

Payments in respect of the Non-VRR Percentage of principal on the Non-VRR Certificates (other than the Class S certificates) will be distributed, first, to the Class A-SB certificates, until the Certificate Balance of such class is reduced to the planned principal balance for the related Distribution Date set forth on Annex G to the Preliminary Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates, in that order, until the Certificate Balance of each such class is reduced to zero. Notwithstanding the foregoing, if the total Certificate Balance of the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates have been reduced to zero as a result of loss allocation, payments in respect of principal of the certificates will be distributed, first, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, on a pro rata basis, based on the Certificate Balance of each such class, then, to the extent of any recoveries on realized losses, to the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates, in that order, in each case until the Certificate Balance of each such class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

Each class of Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5 and Class A-M certificates; (ii) the notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class B and Class C certificates; (iii) the notional amount of the Class X-D certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class D and Class E certificates; (iv) the notional amount of the Class X-F certificates will be reduced by the amount of principal distributions and realized losses allocated to the Class F certificates; (v) the notional amount of the Class X-G certificates will be reduced by the amount of principal distributions and realized losses allocated to the Class G certificates; and (vi) the notional amount of the Class X-H certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class H and Class J certificates.

Interest Payments:

On each Distribution Date, interest accrued for each class of Non-VRR Certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of the Non-VRR Percentage of the aggregate available funds (exclusive of any portion thereof that represents the Non-VRR Percentage of any yield maintenance charges and prepayment premiums): first, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates, on a pro rata basis, based on the accrued and unpaid interest on each such class and then, to the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates, in that order, in each case until the interest payable to each such class is paid in full.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2021-B26 Mortgage Trust
STRUCTURE OVERVIEW

The pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates for each Distribution Date will equal one of: (i) a fixed per annum rate, (ii) the WAC Rate, (iii) a rate equal to the lesser of a specified pass-through rate and the WAC Rate or (iv) the WAC Rate less a specified rate.

As further described in the Preliminary Prospectus, the pass-through rates applicable to the Class X Certificates for each Distribution Date will generally be equal to the excess of (i) the WAC Rate over (ii) (A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5 and Class A-M certificates (weighted based on their respective Certificate Balances outstanding immediately prior to that Distribution Date), (B) with respect to the Class X-B certificates, the weighted average of the pass-through rates of the Class B and Class C certificates (weighted based on their respective Certificate Balances outstanding immediately prior to that Distribution Date), (C) with respect to the Class X-D certificates, the weighted average of the pass-through rates of the Class D and Class E certificates (weighted based on their respective Certificate Balances outstanding immediately prior to that Distribution Date), (D) with respect to the Class X-F certificates, the pass-through rate of the Class F certificates, (E) with respect to the Class X-G certificates, the pass-through rate of the Class G certificates and (F) with respect to the Class X-H certificates, the weighted average of the pass-through rates of the Class H and Class J certificates (weighted based on their respective Certificate Balances outstanding immediately prior to that Distribution Date).

Prepayment Interest Shortfalls:	Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing classes of certificates.

Loss Allocation:

The Non-VRR Percentage of losses on the Mortgage Loans will be allocated to each class of Non-VRR Certificates entitled to principal in reverse alphabetical order starting with the Class J certificates through and including the Class A-M certificates and then to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates on a pro rata basis based on the Certificate Balance of each such class. The notional amount of any class of Class X Certificates will be reduced by the aggregate amount of realized losses allocated to the class(es) of certificates that are component(s) of the notional amount of such class of Class X Certificates.

Prepayment Premiums:

A percentage of the Non-VRR Percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) collected on the Mortgage Loans will be allocated to each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D and Class E certificates (the “YM P&I Certificates”) then entitled to principal distributions, which percentage will be equal to the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates on such Distribution Date, and (b) the Base Interest Fraction for the related principal prepayment and such class of certificates. The VRR Percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) will be distributed to the VRR Interest.

The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for:

(A) any of the Class A-1 through Class E certificates with a Pass-Through Rate equal to either the WAC Rate or the WAC Rate less a specified rate, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such class of certificates exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period, then the respective Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period, but less than the Pass-Through Rate described in clause (a)(i) above, then the respective Base Interest Fraction will be one; and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2021-B26 Mortgage Trust
STRUCTURE OVERVIEW

(B) any of the Class A-1 through Class E certificates with a Pass-Through Rate equal to a fixed per annum rate, will be a fraction (not greater than one)(a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such class of certificates exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date, and net of the Administrative Cost Rate) during the related interest accrual period multiplied by 365/360 exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the amount set forth in clause (b)(i) above, then the respective Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the amount set forth in clause (b)(i) above, but less than the Pass-Through Rate described in clause (a)(i) above, then the respective Base Interest Fraction will be one.

The remaining percentage of the Non-VRR Percentage of prepayment premiums will be allocated to the Class X-A, Class X-B and Class X-D certificates in the manner described in the Preliminary Prospectus. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the YM P&I Certificates then entitled to principal distributions relative to the Class X-A, Class X-B and Class X-D certificates as Discount Rates decrease and a decrease in the percentage allocated to such classes as Discount Rates rise.

Whole Loans:

The mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Burlingame Point, Equus Industrial Portfolio, Amazon Seattle, iPark 84 Innovation Center, JW Marriott Nashville and 141 Livingston each secure both a mortgage loan to be included in the trust fund and one or more other companion loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of related loans as a “whole loan”.

As of the Closing Date, the pari passu companion loans and the subordinate companion loans are expected to be held by the party identified in “—Companion Loan Summary” above and the table titled “Whole Loan Control Notes and Non-Control Notes” in “Description of the Mortgage Pool—The Whole Loans—General” in the Preliminary Prospectus.

Control Rights and Directing Holder:

With respect to any Serviced Mortgage Loan and any related Serviced Companion Loan, the Directing Holder will generally be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. Furthermore, the Directing Holder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans.

The “Directing Holder” means, with respect to (i) each Serviced Mortgage Loan (other than any Serviced AB mortgage loan) or Serviced Whole Loan (other than any Serviced AB Whole Loan), the certificateholder (or its representative) selected by more than 50% of the Controlling Class, by Certificate Balance, as determined by the certificate registrar from time to time (the “Trust Directing Holder”), and (ii) with respect to any Serviced AB Whole Loan, (1) for so long as no control appraisal period has occurred and is continuing, the holder of the related (and, if applicable, designated) subordinate companion loan, and (2) for so long as a control appraisal period has occurred and is continuing, the Trust Directing Holder.

It is expected that Ellington Management Group, LLC or its affiliate will be the initial Trust Directing Holder with respect to each Serviced Mortgage Loan (other than the Equus Industrial Portfolio mortgage loan) and any related Serviced Companion Loans.

The initial Directing Holder with respect to the Equus Industrial Portfolio mortgage loan is expected to be Prima Mortgage Investment Trust, LLC.

For a description of the directing holder for each Non-Serviced Whole Loan, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—The Directing Holder” in the Preliminary Prospectus.

Control Eligible Certificates:	Class F, Class G, Class H and Class J certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2021-B26 Mortgage Trust
STRUCTURE OVERVIEW

Controlling Class:

The Controlling Class will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, equal to at least 25% of the initial Certificate Balance of such class; provided that if at any time the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any appraisal reduction amounts (but without regard to any collateral deficiency amounts) allocable to such classes, have been reduced to zero, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate principal balance greater than zero; provided, further that if at any time the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D and Class E certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero (without regard to the application of appraisal reduction amounts or any collateral deficiency amounts to notionally reduce the Certificate Balance of such class).

The Controlling Class as of the Closing Date will be the Class J certificates.

Appraised-Out Class:

Any class of Control Eligible Certificates that has been determined, as a result of appraisal reduction amounts and collateral deficiency amounts allocable to such class, to no longer be the Controlling Class.

Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of an allocation of appraisal reduction amounts and collateral deficiency amounts in respect of such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal for any Serviced Mortgage Loan for which an appraisal reduction event has occurred or as to which there exists a collateral deficiency amount. Upon receipt of the second appraisal, the Special Servicer will be required to send the appraisal to the Master Servicer, who will be required to recalculate the appraisal reduction amount or collateral deficiency amount based on the second appraisal, and if required by such recalculation, the Special Servicer will reinstate the Appraised-Out Class as the Controlling Class. The Holders of an Appraised-Out Class requesting a second appraisal will not be entitled to exercise any rights of the Controlling Class until such time, if any, as the class is reinstated as the Controlling Class.

Control Termination Event:

Will occur and be continuing with respect to any Mortgage Loan or Serviced Whole Loan when one or more of the following is true: (i) the Class F certificates have a Certificate Balance (taking into account the application of any cumulative appraisal reduction amounts and collateral deficiency amounts to notionally reduce the Certificate Balance of such class) being reduced to less than 25% of the initial Certificate Balance of that class or (ii) the holder of the Class F certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Control Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of Class F certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero. With respect to an excluded loan related to the Directing Holder, a Control Termination Event will be deemed to exist.

During the continuance of a Control Termination Event, the Directing Holder will no longer have any control rights. The Directing Holder will no longer have the right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain material actions that the Master Servicer or Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced Companion Loans.

During the continuance of a Control Termination Event, the Directing Holder will retain non-binding consultation rights with respect to certain material actions that the Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced Companion Loans. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Consultation Termination Event:	Will occur and be continuing with respect to any Mortgage Loan or Serviced Whole Loan when one or more of the following is true: (i) there is no class of Control Eligible Certificates that has

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2021-B26 Mortgage Trust
STRUCTURE OVERVIEW

a then-outstanding Certificate Balance equal to at least 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any cumulative appraisal reduction amounts or (ii) the holder of the Class F certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of Class F certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero. With respect to an excluded loan related to the Directing Holder, a Consultation Termination Event will be deemed to exist.

During the continuance of a Consultation Termination Event, the Directing Holder will have no rights under the PSA other than those rights that all Certificateholders have.

Risk Retention Consultation Party:

The risk retention consultation party will have certain non-binding consultation rights with respect to certain material servicing actions. The holder of the VRR Interest will be entitled to appoint the risk retention consultation party. Deutsche Bank AG, New York Branch (a majority-owned affiliate of GACC) is expected to be appointed as the initial risk retention consultation party.

Appointment and Replacement of Special Servicer:

The Directing Holder will appoint the initial Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans as of the Closing Date. For so long as no Control Termination Event is continuing, the Directing Holder generally may replace the Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans with or without cause at any time.

During the continuance of a Control Termination Event, the Directing Holder will no longer have the right to replace the Special Servicer and such replacement (other than with respect to the Non-Serviced Whole Loans) will occur based on a vote of holders of all voting eligible classes of certificates as described below. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Replacement of Special Servicer by Vote of Certificateholders:

Other than with respect to Non-Serviced Whole Loans, if a Control Termination Event is continuing, upon (i) the written direction of holders of certificates evidencing not less than 25% of the voting rights of all classes of Principal Balance Certificates and the VRR Interest (taking into account the application of appraisal reduction amounts to notionally reduce the Certificate Balances of classes to which such appraisal reduction amounts are allocable) and requesting a vote to replace the Special Servicer with a replacement special servicer, (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and Trustee of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates, the Certificate Administrator will be required to promptly post notice of such request on the Certificate Administrator’s website and concurrently provide written notice of such request by mail to all Certificateholders of such request and conduct the solicitation of votes of all certificates in such regard. Upon the written direction (within 180 days) of (i) holders of Principal Balance Certificates and the VRR Interest evidencing at least 66 2/3% of a Certificateholder Quorum or (ii) holders of Principal Balance Certificates and the VRR Interest evidencing more than 50% of the aggregate voting rights of Principal Balance Certificates and the VRR Interest outstanding that has not been reduced to less than 25% of its initial Certificate Balance through the application of appraisal reduction amounts and realized losses), the Trustee will immediately replace the Special Servicer with the replacement Special Servicer (other than with respect to Non-Serviced Whole Loans).

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above or the Asset Representations Reviewer as described below, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account other than with respect to the termination of the Asset Representations Reviewer, the application of any appraisal reduction amounts to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2021-B26 Mortgage Trust
STRUCTURE OVERVIEW

notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates and the VRR Interest, on an aggregate basis.

During the continuance of a Control Termination Event, if the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the Certificateholders as a collective whole, then the Operating Advisor will have the right to recommend the replacement of the Special Servicer. The Operating Advisor’s recommendation to replace the Special Servicer (other than with respect Non-Serviced Whole Loans) must be confirmed by a majority of a quorum of Certificateholders (which, for this purpose, is the Certificateholders that evidence at least 20% of the Voting Rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates and the VRR Interest on an aggregate basis within 180 days from the time such recommendation is posted to the Certificate Administrator website and is subject to the receipt of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates.

See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Cap on Workout and Liquidation Fees:

The workout fees and liquidation fees payable to a Special Servicer under the PSA will be an amount equal to the lesser of: (1) 1.0% (or 0.50% in the case of the Equus Industrial Portfolio Whole Loan) of each collection of interest and principal following a workout or liquidation, subject to a minimum of $25,000 and (2) $1,000,000 per workout or liquidation. All Modification Fees actually paid to the Special Servicer in connection with a workout or liquidation or in connection with any prior workout or partial liquidation that occurred within the prior 18 months will be deducted from the total workout fee (only after receipt by the Special Servicer of workout fees of $25,000) and/or liquidation fees payable (other than Modification Fees earned while the Mortgage Loan was not in special servicing). In addition, the total amount of workout and liquidation fees actually payable by the Issuing Entity under the PSA will be capped in the aggregate at $1,000,000 for each related Mortgage Loan. If a new special servicer begins servicing the related Mortgage Loan, all amounts paid to the prior special servicer will be disregarded for purposes of calculating the cap.

Special Servicer Compensation:

The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan or REO property, as applicable. The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration under the PSA (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan and any related Serviced Companion Loans, and any purchaser of any Serviced Mortgage Loan and any related Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Mortgage Loan and any related Serviced Companion Loans, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA, other than as expressly permitted in the PSA and other than commercially reasonable treasury management fees, banking fees, property condition report fees, customary title agent fees and insurance commissions or fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Whole Loan or REO Property. Subject to certain limited exceptions, the Special Servicer will also be required to report any compensation or other remuneration the Special Servicer or its affiliates have received from any person and such information will be disclosed in the Certificateholders’ monthly distribution date statement.

Operating Advisor:

With respect to the Serviced Mortgage Loans and any related Serviced Companion Loans the Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website and will have certain monitoring responsibilities on behalf of the entire trust. After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will have consultation rights with respect to certain major decisions.

The Operating Advisor will be subject to termination with respect to any Serviced Mortgage Loan and Serviced Whole Loan, if holders of at least 15% of the aggregate voting rights of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2021-B26 Mortgage Trust
STRUCTURE OVERVIEW

certificates (in connection with termination and replacement relating to the Mortgage Loans) vote to terminate and replace the Operating Advisor and such vote is approved by holders of more than 50% of the applicable voting rights that exercise their right to vote (in the case of each of such vote and approval, taking into account realized losses and the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates), provided that holders of at least 50% of the applicable voting rights have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

The Operating Advisor will not have consultation rights in respect of Non-Serviced Mortgage Loans.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and the required percentage of Certificateholders vote to direct a review of such delinquent Mortgage Loans. An asset review will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (taking into account realized losses, but without regard to the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum, the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any Mortgage Loan sold to the depositor by such Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a repurchase request as described in the Preliminary Prospectus is not “Resolved” within 180 days after the related Mortgage Loan Seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the initial requesting Certificateholder (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the initial requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the initial requesting Certificateholder, if any, or any

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2021-B26 Mortgage Trust
STRUCTURE OVERVIEW

other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or material breach has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller made the loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Liquidated Loan Waterfall:	On liquidation of any Mortgage Loan, all net liquidation proceeds will be applied according to the PSA, so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include (a) any amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) Accrued AB Loan Interest. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the Mortgage Loan until the unpaid principal amount of the Mortgage Loan has been reduced to zero. Any remaining liquidation proceeds would then be allocated as a recovery of (a) accrued and unpaid interest corresponding to the amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) any Accrued AB Loan Interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

300, 307, 311, 322, 333 Airport Boulevard Burlingame, California 94010	Collateral Asset Summary – Loan No. 1 Burlingame Point	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$96,000,000 38.0% 4.72x 14.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300, 307, 311, 322, 333 Airport Boulevard Burlingame, California 94010	Collateral Asset Summary – Loan No. 1 Burlingame Point	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$96,000,000 38.0% 4.72x 14.6%

N
AIRPORT BLVD
Building 3
Building 1
Building 4
Building 2
Parking Structure
Amenity Building
AIRPORT BLVD

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300, 307, 311, 322, 333 Airport Boulevard Burlingame, California 94010	Collateral Asset Summary – Loan No. 1 Burlingame Point	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$96,000,000 38.0% 4.72x 14.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300, 307, 311, 322, 333 Airport Boulevard Burlingame, California 94010	Collateral Asset Summary – Loan No. 1 Burlingame Point	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$96,000,000 38.0% 4.72x 14.6%

Mortgage Loan Information
Loan Sellers(1):	GSMC, GACC, JPMCB
Loan Purpose:	Refinance
Credit Assessment (Fitch/KBRA/S&P)(7):	BBB-sf / A+(sf) / N/A
Borrower Sponsor:	Kylli Inc.
Borrower:	Burlingame Point LLC
Original Balance(2):	$96,000,000
Cut-off Date Balance(2):	$96,000,000
% by Initial UPB:	9.8%
Interest Rate:	3.01680%
Payment Date:	6th of each month
First Payment Date:	May 6, 2021
Anticipated Repayment Date(3):	July 6, 2030
Amortization(3):	Interest Only – ARD
Additional Debt(2):	$284,000,000 Pari Passu Debt; $240,000,000 Subordinate Loan; $130,000,000 Mezzanine Loan
Call Protection(3):	L(25),D(80),O(6)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement/Capex:	$0	Springing	$32,205
TI/LC:	$0	Springing	NAP
Other(4):	$122,730,124	Springing	NAP

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Burlingame, CA
Year Built / Renovated:	2021 / NAP
Total Sq. Ft.:	805,118
Property Management:	Burlingame Point Property Management LLC
Underwritten NOI:	$55,401,340
Underwritten NCF:	$54,867,037
Appraised Value(5):	$1,000,000,000
Appraisal Date:	January 14, 2021

Historical NOI(6)
Most Recent NOI:	NAP
2020 NOI:	NAP
2019 NOI:	NAP
2018 NOI:	NAP

Historical Occupancy(6)
Most Recent Occupancy:	100.0% (May 1, 2021)
2020 Occupancy:	NAP
2019 Occupancy:	NAP
2018 Occupancy:	NAP

Financial Information(2)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$96,000,000	$472 / $472	38.0% / 38.0%	4.77x / 4.72x	14.6% / 14.4%	14.6% / 14.4%
Pari Passu Notes	284,000,000	$472 / $472	38.0% / 38.0%	4.77x / 4.72x	14.6% / 14.4%	14.6% / 14.4%
Whole Loan	$620,000,000	$770 / $770	62.0% / 62.0%	2.92x / 2.89x	8.9% / 8.8%	8.9% / 8.8%
Mezzanine Loan	$130,000,000
Total Debt	$750,000,000	$932 / $932	75.0% / 75.0%	1.34x / 1.33x	7.4% / 7.3%	7.4% / 7.3%

(1)	The Burlingame Point Whole Loan (as defined below) was co-originated by Goldman Sachs Bank USA (“GSBI”), DBR Investments Co. Limited (“DBRI”) and JPMorgan Chase Bank, National Association (“JPMCB”).
(2)	The Burlingame Point Loan, as defined below, is part of the Burlingame Point Whole Loan comprised of 18 senior pari passu promissory notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $380,000,000 and three pari passu subordinate notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $240,000,000. See “Whole Loan Summary” chart herein.
(3)	The Burlingame Point Whole Loan has an Anticipated Repayment Date, of July 6, 2030 and a Final Maturity Date of January 6, 2033. After the ARD, the interest rate will increase by 200 basis points over the greater of (x) 3.01680%, and (y) (1) the Swap Rate in effect on the ARD plus (2) 135 basis points. The metrics presented above are calculated based on the ARD.
(4)	Other upfront reserve represents a reserve for the Borrower’s material unfunded obligations to third parties, such as unpaid tenant allowances, leasing commissions, free rent, gap rent, and certain punchlist related work and retainage. There is also a springing monthly ground rent reserve. See “Initial and Ongoing Reserves” herein.
(5)	Calculated using the “Hypothetical As If Stabilized” appraised value of $1,000,000,000. The appraisal also concluded an “as-is” appraised value of $900,000,000, and the loan-to-value ratios based on such appraised value are 42.2% and 68.9% for the Burlingame Point Senior Loan (as defined below) and the Burlingame Point Whole Loan, respectively. Additionally, the appraisal concluded a “go dark” appraised value of $730,000,000, and the loan-to-value ratios based on such appraised value are 52.1% and 84.9% for the Burlingame Point Senior Loan and the Burlingame Point Whole Loan, respectively.
(6)	Historical NOI and Occupancy are NAP as construction of the Burlingame Point Property was completed in 2021.
(7)	Fitch and KBRA provided the listed assessments for the Burlingame Point Loan in the context of its inclusion in the mortgage pool.

The Loan. The mortgage loan (the “Burlingame Point Loan”) is part of a whole loan (the “Burlingame Point Whole Loan”) comprised of 18 senior pari passu promissory notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $380,000,000 (the “Burlingame Point Senior Loan”) and three pari passu subordinate notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $240,000,000 (the “Burlingame Point Subordinate Loan”). The Burlingame Point Whole Loan has an aggregate outstanding principal balance as of the Cut-off Date of $620,000,000 and is secured by a first deed of trust encumbering the borrower’s fee simple interest in an office complex located in Burlingame, California (the “Burlingame Point Property”). The Burlingame Point Loan (evidenced by non-controlling notes A-1-C-3, A-2-C-2, A-3-C-2, and A-3-C-4), having an aggregate outstanding principal balance as of the Cut-off Date of $96,000,000, is being contributed to the Benchmark 2021-B26 transaction. The Burlingame Point Subordinate Loan will not be an asset of the Issuing Entity.

The Burlingame Point Whole Loan was co-originated by Goldman Sachs Bank USA, DBR Investments Co. Limited, and JPMorgan Chase Bank, National Association on April 1, 2021. The Burlingame Point Whole Loan is structured with an Anticipated Repayment Date (“ARD”) on July 6, 2030 and a scheduled maturity date on January 6, 2033 (the “Final Maturity Date”). The Burlingame Point Whole Loan has an interest rate per annum of (i) prior to the ARD, 3.01680% (the “Initial Interest Rate”) and (ii) from and after the ARD (the “ARD Period”), 200 basis points plus the greater of (x) the Initial Interest Rate and (y) the Swap Rate (as defined in the loan documents) as of the ARD plus 135 basis points, as determined by the lender in good faith (the “Adjusted Interest Rate”); provided that if the foregoing would result in an interest rate in excess of the maximum rate permitted by applicable law, the Adjusted Interest Rate will be limited to the maximum rate permitted by applicable law. The borrower sponsor utilized the proceeds of the Burlingame Point Total Debt (as defined below) to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300, 307, 311, 322, 333 Airport Boulevard Burlingame, California 94010	Collateral Asset Summary – Loan No. 1 Burlingame Point	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$96,000,000 38.0% 4.72x 14.6%

refinance existing debt on the Burlingame Point Property, fund upfront reserves, return equity to the borrower sponsor and pay loan origination costs.

The Burlingame Point Whole Loan had an initial term of 111 months to the ARD and has a remaining term of 110 months to the ARD as of the Cut-off Date. The Burlingame Point Whole Loan requires interest-only payments during its term until the ARD. From and after the ARD, the Burlington Point Whole Loan will amortize on a 30-year basis. In addition, during the ARD Period, all cash flow in excess of the monthly debt service payment, required reserves and budgeted operating expenses will be required to be applied to the prepayment of the outstanding principal balance of the Burlingame Point Whole Loan.

The Burlingame Point Whole Loan may be voluntarily prepaid in whole (but not in part) beginning on the payment date in February 2030 and during the ARD Period, without the payment of any prepayment premium. In addition, the Burlingame Point Whole Loan may be defeased in whole (but not in part) at any time after the earlier of (i) April 1, 2024 and (ii) the first payment date following the second anniversary of the closing date of the securitization that includes the last note of the Burlingame Point Whole Loan to be securitized, but prior to the ARD Period.

The table below summarizes the promissory notes that comprise the Burlingame Point Whole Loan. The relationship between the holders of the Burlingame Point Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—Burlingame Point Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
A-1	$10,000,000	$10,000,000	BGME 2021-VR	Yes
A-2	5,000,000	5,000,000	BGME 2021-VR	No
A-3	5,000,000	5,000,000	BGME 2021-VR	No
A-1-C-1	60,000,000	60,000,000	GSBI(1)	No
A-1-C-2	40,000,000	40,000,000	Benchmark 2021-B25	No
A-1-C-3	40,000,000	40,000,000	Benchmark 2021-B26	No
A-1-C-4	20,000,000	20,000,000	GSBI(1)	No
A-1-C-5	20,000,000	20,000,000	GSBI(1)	No
A-2-C-1	30,000,000	30,000,000	Benchmark 2021-B25	No
A-2-C-2	24,000,000	24,000,000	Benchmark 2021-B26	No
A-2-C-3	16,000,000	16,000,000	DBRI(1)	No
A-2-C-4	10,000,000	10,000,000	DBRI(1)	No
A-2-C-5	10,000,000	10,000,000	Benchmark 2021-B25	No
A-3-C-1	30,000,000	30,000,000	Benchmark 2021-B25	No
A-3-C-2	22,000,000	22,000,000	Benchmark 2021-B26	No
A-3-C-3	18,000,000	18,000,000	JPMCB(1)	No
A-3-C-4	10,000,000	10,000,000	Benchmark 2021-B26	No
A-3-C-5	10,000,000	10,000,000	Benchmark 2021-B25	No
Senior Notes	$380,000,000	$380,000,000
B-1	$120,000,000	$120,000,000	BGME 2021-VR	No
B-2	60,000,000	60,000,000	BGME 2021-VR	No
B-3	60,000,000	60,000,000	BGME 2021-VR	No
Whole Loan	$620,000,000	$620,000,000

(1)	The related notes are currently held by the Note Holder identified in the table above and are expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300, 307, 311, 322, 333 Airport Boulevard Burlingame, California 94010	Collateral Asset Summary – Loan No. 1 Burlingame Point	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$96,000,000 38.0% 4.72x 14.6%

The capital structure for the Burlingame Point Total Debt is shown below:

Burlingame Point Total Debt Capital Structure

(1)	The initial interest rate on the Burlingame Point Whole Loan is 3.01680%. The interest rate on the Burlingame Point Mezzanine Loan is 4.50000%. The assumed initial weighted average interest rate on the Burlingame Point Total Debt is 3.27388800%. “Burlingame Point Total Debt” means the aggregate principal balance of the Burlingame Point Whole Loan and the Burlingame Point Mezzanine Loan.

(2)	Based on the Burlingame Point Property square footage of 805,118 SF.

(3)	Based on the “Hypothetical As If Stabilized” appraised value. The appraisal also concluded an “as-is” appraised value of $900,000,000, and the loan-to-value ratios of the Burlingame Point Senior Loan, the Burlingame Point Whole Loan and the Burlingame Point Total Debt based on such appraised value are 42.2%, 68.9% and 83.3%, respectively. Additionally, the appraisal concluded a “go dark” appraised value of $730,000,000, and the loan-to-value ratios of the Burlingame Point Senior Loan, Burlingame Point Whole Loan and the Burlingame Point Total Debt based on such appraised value are 52.1%, 84.9% and 102.7%, respectively.

(4)	Cumulative U/W NOI / NCF Debt Yield and Cumulative U/W NOI / NCF DSCR are calculated based on an U/W NOI and U/W NCF of $55,401,340 and $54,867,037, respectively.

(5)	The Burlingame Point Mezzanine Loan was funded by Athene Annuity and Life Company. The Burlingame Point Mezzanine Loan is structured with a three-year interest-only period followed by a 6.25-year fixed amortization schedule included in the loan documents. The amortization will include a base amortization and rent step amortization component. The rent step amortization requires all future rent increases above year one to be used to pay down the Burlingame Point Mezzanine Loan, resulting in a balloon balance of zero at the ARD. The Total Debt Underwritten NCF DSCR (x) is calculated based on the sum of (x) with respect to the Burlingame Point Whole Loan, the interest-only annual debt service and (y) with respect to the Burlingame Point Mezzanine Loan, the sum of the first 12 principal and interest payments following the initial three-year interest-only period.

(6)	Based on the “Hypothetical As If Stabilized” appraised value of $1,000,000,000, the implied Borrower Sponsor Equity contributed to the Burlingame Point Property is $250,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300, 307, 311, 322, 333 Airport Boulevard Burlingame, California 94010	Collateral Asset Summary – Loan No. 1 Burlingame Point	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$96,000,000 38.0% 4.72x 14.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount	$380,000,000	50.7%	Loan Payoff	$450,379,085	60.1%
Subordinate Loan Amount	240,000,000	32.0	Principal Equity Distribution	147,883,238	19.7
Mezzanine Loan Amount	130,000,000	17.3	Upfront Reserves	122,730,124	16.4
			Origination Costs	29,007,553	3.9
Total Sources	$750,000,000	100.0%	Total Uses	$750,000,000	100.0%

The Borrower(s) / Borrower Sponsor. The borrower is Burlingame Point LLC, a Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Burlingame Point Whole Loan. The borrower sponsor and non-recourse carveout guarantor under the Burlingame Point Whole Loan is Kylli Inc. Kylli Inc. is a wholly owned subsidiary of Genzon Investment Group Co., Ltd., which is a privately held investment company headquartered in Shenzhen, China.

The Property. The Burlingame Point Property is made up of four Class A office and suburban buildings totaling approximately 772,000 rentable square feet, an approximately 33,000 square foot amenity building and approximately 2,300 on-site covered and surface parking spaces located in Burlingame, San Mateo County, California. The Burlingame Point Property is situated on approximately 20-acres and was completed in 2021.

The Burlingame Point Property is fully leased to Facebook, Inc. (“Facebook”) and is expected to serve as the headquarters for its Oculus division. Oculus was acquired by Facebook in 2014. Since the release of Occulus Rift in 2016, one of the first consumer VR headsets to enter the market, Occulus has released five subsequent headsets. Facebook has taken possession of the Burlingame Point Property, with the entire campus delivered as of April 1, 2020, and the landlord’s required work with respect to the premises was completed (subject to certain punchlist items) as of November 19, 2020. Facebook is currently building out its space. The Facebook lease commenced with respect to buildings one & two on November 19, 2020 and with respect to buildings 3 & 4 and the amenity space on April 1, 2021. Pursuant to the lease, rent commences on July 11, 2021 with respect to building 1, January 11, 2022 with respect to building 2, May 8, 2022 with respect to building 3, November 7, 2022 with respect to building 4 and November 7, 2021 with respect to the amenity space. Facebook is entitled to a rent credit in the amount of $7,731,750, which will be applied to rent, starting at the expiration of the abatement period for each Building of the project. We cannot assure you Facebook will begin paying rent as expected or at all.

Facebook is currently working on its buildout and it is expected that Facebook could take occupancy of each building and the amenity space in approximately June 2021. The borrower has obtained final certificates of occupancy with respect to the core and shell of all buildings and the amenity space. Facebook has obtained temporary certificates of occupancy with respect to buildings 1 and 2 and it is expected that Facebook could obtain temporary certificates of occupancy with respect to building 3, building 4 and the amenity space by the end of May 2021. Facebook has no contraction or termination options during the initial lease term (other than for casualty or condemnation and with respect to a certain space of up to 2,000 SF). Facebook has the right to reduce the leased space upon renewal so long as it will continue to lease at least certain minimum space (i.e., Facebook must occupy at least buildings 1 and 2 or buildings 3 and 4, in addition to any other buildings at the premises, and may include the amenity space). In addition, Facebook recently announced plans to expand its work from home policy to allow a significant portion of its employees to work from home permanently, even after the COVID-19 pandemic subsides. We cannot assure you that Facebook’s buildout will be completed or that each leased space will be occupied, or that rent will commence as expected or at all.

COVID-19 Update. As of May 1, 2021, the Burlingame Point Whole Loan is not subject to any modification or forbearance request. The first payment date for the Burlingame Point Whole Loan is May 6, 2021. Rent has not yet commenced on the sole tenant’s lease.

Tenant Summary.

Tenant Summary(1)
Tenant	Ratings (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.(3)	% of Total U/W Base Rent(3)	Lease Expiration
Facebook	NR / NR / NR	805,118	100.0%	$58.09	100.0%	1/31/2033
Largest Tenant		805,118	100.0%	$58.09	100.0%
Other Tenants		0	0.0	0.00	0.0%
Total Occupied Space		805,118	100.0%	$58.09	100.0%
Vacant		0	0.0
Total		805,118	100.0%
(1)	Calculated based on the approximate square footage occupied by each tenant.
(2)	Certain ratings are those of the parent entity whether or not the parent entity guarantees the lease.
(3)	% of Total U/W Base Rent and U/W Base Rent Per Sq. Ft are based on rent roll dated May 1, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300, 307, 311, 322, 333 Airport Boulevard Burlingame, California 94010	Collateral Asset Summary – Loan No. 1 Burlingame Point	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$96,000,000 38.0% 4.72x 14.6%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(3)	% U/W Base Rent(3)	Cumulative % of U/W Base Rent(3)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	0.00	0.0%	0.0%
2027	0	0	0.0%	0	0.0%	0.00	0.0%	0.0%
2028	0	0	0.0%	0	0.0%	0.00	0.0%	0.0%
2029	0	0	0.0%	0	0.0%	0.00	0.0%	0.0%
2030	0	0	0.0%	0	0.0%	0.00	0.0%	0.0%
2031	0	0	0.0%	0	0.0%	0.00	0.0%	0.0%
2032 & Thereafter	1	805,118	100.0%	805,118	100.0%	$58.09	100.0%	100.0%
Vacant	0	0	0.0%	805,118	100.0%	NAP	NAP .	NAP
Total / Wtd. Avg.	1	805,118	100.0%			$58.09	100.0% .
(1)	Calculated based on the approximate square footage occupied by each tenant.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent and Cumulative % of U/W Base Rent are based on rent roll dated May 1, 2021.

Environmental Matters. According to a Phase I environmental report dated January 20, 2021, there was no evidence of any recognized environmental conditions at the Burlingame Point Property.

Market / Market Summary. The Burlingame Point Property is located in Burlingame, San Mateo County, California. California 92 and U.S. 101 provide access to the Burlingame Point Property from the greater San Francisco metro area. The Burlingame Point Property has average access to public transportation including buses. The nearest bus stop is located at Airport/Bayview which is within a five-minute walk from the Burlingame Point Property. Additionally, the Burlingame Point Property has a walk score of average walkability factor, and the Burlingame Point Property is primarily accessed via car. The nearest commercial airport is San Francisco International Airport which is located within 5.2 miles of the Burlingame Point Property.

According to the appraisal dated February 11, 2021, the Mid-Peninsula Metro Area has under construction inventory of 998,491 square feet, which is approximately 31.6% of the metro area total of 3,162,715 square feet. The submarket has vacancy averaging 374,955 square feet, which is approximately 9.0% of the metro area total 4,188,271 square feet. Inventory is currently 31 buildings. From 2010 to the third quarter of 2020, inventory averaged approximately 29 buildings annually. Over that same time frame, inventory achieved a peak of 31 buildings in 2019 and the third quarter of 2020. The submarket for the Burlingame Point Property has a vacancy rate of 20.2% compared to the metro average vacancy rate of 12.5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300, 307, 311, 322, 333 Airport Boulevard Burlingame, California 94010	Collateral Asset Summary – Loan No. 1 Burlingame Point	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$96,000,000 38.0% 4.72x 14.6%

Cash Flow Analysis.

Cash Flow Analysis(1)(2)
	U/W	U/W PSF
Base Rent(3)	$46,769,305	$58.09
Contractual Rent Steps(4)	11,223,337	13.94
Expense Reimbursements	9,766,869	12.13
Gross Revenue	$67,759,510	$84.16
Vacancy & Credit Loss	(1,621,565)	(2.01)
Effective Gross Income	$66,137,945	$82.15
Total Operating Expenses	10,736,605	13.34
Net Operating Income	$55,401,340	$68.81
TI/LC	373,279	0.46
Capital Expenditures	161,024	0.20
Net Cash Flow	$54,867,037	$68.15
(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Construction of the Burlingame Point Property was completed in 2021, therefore historical financial information is not available.
(3)	Pursuant to the lease, rent commences on July 11, 2021 with respect to building 1, January 11, 2022 with respect to building 2, May 8, 2022 with respect to building 3, November 7, 2022 with respect to building 4 and November 7, 2021 with respect to the amenity space. We cannot assure you rent will commence as expected or at all.
(4)	The U/W Contractual Rent Steps reflects the present value of contractual rent step increments through March 2022.

Property Management. The Burlingame Point Property is currently managed by Burlingame Point Property Management LLC. Under the related loan documents, the Burlingame Point Property is required to be managed by (i) for so long as it is an affiliate of the borrower sponsor, Burlingame Point Property Management LLC, (ii) the borrower sponsor, (iii) any affiliate of the borrower sponsor, or (iv) any other property management company approved by the lender, with respect to which, if required by the lender, a rating agency confirmation has been received and, to the extent the other manager is affiliated with the borrower or guarantor, delivery of a non-consolidation opinion. The lender has the right to replace, or require the borrower to replace the property manager with a property manager selected by the borrower (or selected by the lender in the event of an event of default under the Burlingame Point Whole Loan or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction), subject to the lender’s reasonable approval (i) during the continuance of an event of default under the Burlingame Point Whole Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods) that would allow the borrower to terminate the management agreement, (iv) if the property manager files or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

Lockbox / Cash Management. The Burlingame Point Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to deliver tenant direction letters to all tenants of the Burlingame Point Property to directly deposit all rents into a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the Burlingame Point Property and all other money received by the borrower or the property manager with respect to the Burlingame Point Property (other than tenant security deposits) to be deposited into such lockbox account or a lender-controlled cash management account within two business days of receipt thereof. On each business day that no Burlingame Point Trigger Period, ARD Period or event of default under the Burlingame Point Whole Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day that a Burlingame Point Trigger Period, ARD Period or event of default under the Burlingame Point Whole Loan is continuing, all funds in the lockbox account are required to be swept into the cash management account.

During the continuance of an ARD Period, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses will be required to be applied to the prepayment of the outstanding principal balance of the Burlingame Point Whole Loan until the outstanding principal balance has been reduced to zero, then to any excess interest until the excess interest has been reduced to zero and then to any other indebtedness due under the Burlingame Point Whole Loan until the other indebtedness has been reduced to zero.

A “Burlingame Point Trigger Period” means a Burlingame Point Trigger Period (Level 1) or a Burlingame Point Trigger Period (Level 2).

A “Burlingame Point Trigger Period (Level 1)” means each period during which any of the following occurs and continues: (A) Facebook going dark with respect to, or vacating, 50% or more of the premises demised under the Facebook lease as of the origination date, unless the Facebook lease remains in full force and effect, no Facebook Default exists, and Facebook then has a market capitalization of at least $250 billion or has a long-term credit rating of at least “A” (or the equivalent) from at least one of the applicable rating agencies; or (B) Facebook having a market capitalization of less than $100 billion, unless Facebook then has a long-term credit rating of at least “A” (or the equivalent) from at least one of the applicable rating agencies.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300, 307, 311, 322, 333 Airport Boulevard Burlingame, California 94010	Collateral Asset Summary – Loan No. 1 Burlingame Point	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$96,000,000 38.0% 4.72x 14.6%

A “Burlingame Point Trigger Period (Level 2)” will exist if (i) net operating income falls below $36,639,655 determined as of the first day of any fiscal quarter, until net operating income is equal to or exceeds the $36,639,655 determined as of the first day of any fiscal quarter thereafter, or (ii) if a Facebook Event (as defined below) has occurred until such Facebook Event is cured or the space leased to Facebook is re-tenanted in accordance with the loan documents and all associated costs have been paid or reserved with the lender, or (iii) if there is an event of default under any mezzanine loan, until such event of default is cured. A Burlingame Point Trigger Period under clause (i) will not result solely by reason of the initial free rent period under the Facebook lease. A “Facebook Event” means the occurrence of either of the following: (i) a monetary or material non-monetary event of default under the Facebook lease beyond any applicable grace or cure period or (ii) a bankruptcy or insolvency of Facebook.

Initial and Ongoing Reserves. At loan origination, the borrower deposited approximately $122,730,124 into a reserve for certain unfunded obligations, including rent abatement and credits, tenant improvements, property taxes and general contractor costs and retainage.

Tax Reserve - On each due date during the continuance of a Burlingame Point Trigger Period or the ARD Period, the borrower is required to fund 1/12 of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period.

Insurance Reserve - On each due date during the continuance of a Burlingame Point Trigger Period or the ARD Period, the borrower is required to fund 1/12 of the insurance premiums that the lender reasonably estimates will be payable over the next-ensuing 12-month period.

Ground Rents - On each due date during the continuance of a Burlingame Point Trigger Period or the ARD Period, the borrower is required to fund 1/12 of the ground rents due under the municipal lease with the State of California acting through the State Lands Commission (see “Municipal Lease” below) that the lender reasonably estimates will be payable during the next ensuing 12 months.

Unfunded Obligations - For so long as the amount of unfunded obligations is greater than zero, the lender is required to maintain an unfunded obligations reserve. The borrower is permitted, at its option, to deposit amounts into the unfunded obligations reserve for purposes including those set forth in the definition of “Burlingame Point Trigger Period (Level 2)” or any free rent under a replacement lease.

Capital Expenditures Reserve - On each due date during the continuance of a Burlingame Point Trigger Period or the ARD Period, if and to the extent the amount therein is less than $32,205, the borrower is required to fund a capital expenditure reserve in the amount of $1,342.

TI/LC Reserve - On each due date during a Burlingame Point Trigger Period or the ARD Period, the borrower is required to fund a tenant improvement and leasing commission reserve in the amount of $100,640.

Excess Cash Flow Reserve - During any Burlingame Point Trigger Period (Level 2) only, the lender is required to reserve any excess cash flow (subject to a cap of $40,255,900 if no event of default is continuing (the “Cap Amount”)) after payment of operating expenses and capital expenditures, debt service, Burlingame Point Mezzanine Loan debt service (other than Burlingame Point Mezzanine Loan principal after the ARD) and the reserves described above. Unless an event of default is continuing, but not more than once per month, the lender will make excess cash flow that has been reserved by the lender available to the borrower for payment of tenant improvements and leasing commissions in connection with a new lease or lease extension.

Current Mezzanine or Subordinate Indebtedness. Concurrently with the origination of the Burlingame Point Whole Loan, Athene Annuity and Life Company made a $130,000,000 mezzanine loan (the “Burlingame Point Mezzanine Loan”) to the sole member of the borrower, which is secured by the sole member’s ownership interest in the borrower. The maturity date of the Burlingame Point Mezzanine Loan is July 6, 2030 and the Burlingame Point Mezzanine Loan accrues interest at a fixed per annum rate equal to 4.50000%. The Burlingame Point Mezzanine Loan has a three-year interest only period, after which the Burlingame Point Mezzanine Loan amortizes on a schedule that fully amortizes the Burlingame Point Mezzanine Loan by its maturity date. During any Burlingame Point Trigger Period, the mezzanine borrower will be required to reserve in the mezzanine-level excess cash flow reserve all excess cash flow after payment of interest under the Burlingame Point Whole Loan and the Burlingame Point Mezzanine Loan, approved operating expenses, and all other sums then due and payable under the Burlingame Point Whole Loan and the Burlingame Point Mezzanine Loan and all required reserves under the Burlingame Point Whole Loan (including during a Burlingame Point Trigger Period (Level 2), deposits into the Burlingame Point Whole Loan Excess Cash Flow Reserve up to the Cap Amount) (“Burlingame Point Mezzanine-Level Excess Cash”). Amounts contained in the mezzanine-level excess cash flow reserve may, at mezzanine borrower’s election, either (i) be held by mezzanine lender as additional collateral, (ii) provided no Burlingame Point Mezzanine Loan event of default is continuing, be applied toward operating expense shortfalls, or (iii) provided no Burlingame Point Mezzanine Loan or Burlingame Point Whole Loan event of default is continuing, be applied as prepayment of the Burlingame Point Mezzanine Loan (which prepayment will not require payment of yield maintenance). The lenders of the Burlingame Point Whole Loan and the Burlingame Point Mezzanine Loan entered into an intercreditor agreement that provides the mezzanine lender customary consent rights, cure rights and the right to purchase the defaulted mortgage loan. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300, 307, 311, 322, 333 Airport Boulevard Burlingame, California 94010	Collateral Asset Summary – Loan No. 1 Burlingame Point	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$96,000,000 38.0% 4.72x 14.6%

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

Municipal Lease. The California State Lands Commission leases to the borrower rights of way over three parcels that are adjacent to the Burlingame Point Property. Each parcel has been developed with certain public improvements, with respect to which the borrower has certain maintenance obligations. With respect to the third parcel, containing Fisherman’s Park, the borrower is seeking to amend the municipal lease to eliminate the borrower’s obligation to construct certain improvements on the Fisherman’s Park parcel prior to the expiration of the remaining lease term. With respect to the northern and eastern parcels, the Borrower is required to maintain certain improvements on the leased premises. With respect to the Fisherman’s Park parcel only, the borrower is obligated to maintain the Fisherman’s Park improvements during a 12-month maintenance warranty period. If the California State Lands Commission consents, then the borrower’s leasehold interest in these rights of way will become collateral for the Burlingame Point Whole Loan. These leasehold interests were given no value for purposes of underwriting and the appraised value.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Various	Collateral Asset Summary – Loan No. 2 Equus Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 37.8% 5.10x 14.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Equus Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 37.8% 5.10x 14.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Equus Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 37.8% 5.10x 14.0%

Mortgage Loan Information
Loan Seller(1):	GSMC
Loan Purpose:	Acquisition
Credit Assessment (Fitch/KBRA/S&P)(9):	BBB-sf / A-(sf) / N/A
Borrower Sponsor:	Southeast Industrial JV LLC
Borrowers(8):	Various
Original Balance(2):	$95,000,000
Cut-off Date Balance(2):	$95,000,000
% by Initial UPB:	9.7%
Interest Rate:	2.48380%
Payment Date:	9th of each month
First Payment Date:	May 9, 2021
Maturity Date:	April 9, 2028
Amortization:	Interest Only
Additional Debt(2):	$138,012,900 Pari Passu Debt; $154,000,000 B-Notes
Call Protection(6):	L(25), YM(52), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	Springing	NAP
TI/LC:	$0	Springing	$7,151,732
PILOT:	$0	Springing	NAP
Other(3):	$21,697,043	Springing	NAP
Property Information
Single Asset / Portfolio:	Portfolio of 33 Properties
Property Type:	Industrial
Collateral(4):	Fee Simple
Location:	Various
Year Built / Renovated:	Various / Various
Total Sq. Ft.:	5,959,157
Property Management:	BPG Management Company, L.P. and BPG Management Company-NC, LLC
Underwritten NOI(7):	$32,553,381
Underwritten NCF:	$29,949,790
Appraised Value(5):	$615,720,000
Appraisal Date:	2/19/21 – 3/31/21

Historical NOI
Most Recent NOI(7):	$25,929,865 (December 31, 2020)
2019 NOI:	$21,226,431 (December 31, 2019)
2018 NOI:	$21,046,296 (December 31, 2018)

Historical Occupancy
Most Recent Occupancy:	98.2% (Various)
2020 Occupancy:	98.6% (December 31, 2020)
2019 Occupancy:	95.0% (December 31, 2019)
2018 Occupancy:	95.8% (December 31, 2018)

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon(5)	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$95,000,000
Pari Passu Notes	$138,012,900
Total Senior Rate Notes	$233,012,900	$39 / $39	37.8% / 37.8%	5.55x / 5.10x	14.0% / 12.9%	14.0% / 12.9%
B-Notes	$154,000,000
Whole Loan	$387,012,900	$65 / $65	62.9% / 62.9%	2.66x / 2.45x	8.4% / 7.7%	8.4% / 7.7%
(1)	The Equus Industrial Portfolio Whole Loan (as defined below) was co-originated by Goldman Sachs Bank USA (“GSBI”), Morgan Stanley Bank, N.A (“MSBNA”), and Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”).

(2)	The Equus Industrial Portfolio Loan is part of the Equus Industrial Portfolio Whole Loan comprised of three senior pari passu promissory notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $233,012,900 and 10 pari passu subordinate notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $387,012,900. See “Whole Loan Summary” chart herein.

(3)	Other reserves consist of $18,819,523 into an earnout reserve and approximately $2,877,520 into a reserve for certain unfunded obligations, including free rent, gap rent, tenant improvements, leasing commissions, landlord work and construction costs. See “Initial and Ongoing Reserves” herein.

(4)	In connection with a payment in lieu of taxes arrangement, the fee simple interests in the 1115 Vaughn Parkway property and the 1125 Vaughn Parkway property were conveyed to a local industrial development authority (the “IDA”), and ground leased back to the related borrower. The IDA subjected its fee simple interest to the mortgage on the related properties, and accordingly such properties are shown as fee simple herein. See the “PILOT Agreements” section herein for further details on the ground leases entered into in connection with the PILOT program.

(5)	Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value (which in certain cases may reflect a portfolio premium valuation). With respect to the mortgage loan the respective Cut-off Date LTV Ratio was calculated based upon a valuation other than an “as-is” value of each related mortgaged property. The weighted average Cut-off Date LTV Ratio for the mortgage pool without making any adjustments is 39.9%. According to the appraisals the Equus Industrial Portfolio Properties had an aggregate “as-is” portfolio appraised value, inclusive of an approximately 5.5% portfolio premium of $32,330,000 as of March 31, 2021. The aggregate “as-is” value of the Equus Portfolio Properties without the portfolio premium is $583,390,000.

(6)	In connection with the release of the Lot 11 property, the Equus Industrial Portfolio Whole Loan may be prepaid in an amount equal to the applicable release price at any time after the end of the lockout period. Such prepayment must be accompanied by a yield maintenance premium, if made prior to the open period.

(7)	The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to new tenant leasing including but not limited to International Charter School of Atlanta, ProPack, Johnson Controls, and Peleman, which contributed approximately $4.7 million in 2020 yearend. During 2018, the property count was 30, while in 2019 and 2020, the property count was 31. There are currently 33 underwritten properties.

(8)	See “The Borrowers” section herein.

(9)	Fitch and KBRA provided the listed assessments for the Equus Industrial Portfolio Loan in the context of its inclusion in the mortgage pool.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Equus Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 37.8% 5.10x 14.0%

The Loan. The mortgage loan (the “Equus Industrial Portfolio Loan”) is part of a whole loan (the “Equus Industrial Portfolio Whole Loan”) comprised of three senior pari passu promissory notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $233,012,900 (the “Equus Industrial Portfolio Senior Loan”) and ten pari passu subordinate notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $154,000,000 (the “Equus Industrial Portfolio Subordinate Loan”). The Equus Industrial Portfolio Whole Loan has an aggregate outstanding principal balance as of the Cut-off Date of $387,012,900 and is secured by a first deed of trust encumbering the borrowers’ fee simple interests in 33 industrial properties located in Virginia, Tennessee, West Virginia and Georgia (the “Equus Industrial Portfolio Properties”). The Equus Industrial Portfolio Loan (evidenced by non-controlling Note A-1-A), having an outstanding principal balance as of the Cut-off Date of $95,000,000, is being contributed to the Benchmark 2021-B26 transaction. The Equus Industrial Portfolio Subordinate Loan will not be an asset of the Issuing Entity.

The Equus Industrial Portfolio Whole Loan was co-originated by Goldman Sachs Bank USA (“GSBI”), Morgan Stanley Bank, N.A., (“MSBNA”), and Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”) on April 8, 2021. The Equus Industrial Portfolio Whole Loan has a scheduled maturity date of the due date in April 2028 (the “Maturity Date”). The Equus Industrial Portfolio Whole Loan has an interest rate per annum of 2.48380%. The borrower sponsor utilized the proceeds of the Equus Industrial Portfolio Whole Loan to purchase the Equus Industrial Portfolio Properties, fund upfront reserves and pay loan origination costs. The Equus Industrial Portfolio Whole Loan had an initial term of 84 months and has a remaining term of 83 months as of the Cut-off Date. The Equus Industrial Portfolio Whole Loan requires interest only payments during its term.

Following the earlier to occur of (i) April 8, 2024 and (ii) the first payment date following the second anniversary of the closing date of the securitization that includes the last note of the Equus Industrial Portfolio Whole Loan to be securitized (the “Lockout Expiration Date”), the Equus Industrial Portfolio Whole Loan may be prepaid in whole or in part (which partial prepayments may be in connection with the release of individual Equus Industrial Portfolio Properties as described under “Release of Collateral”) together with the payment of a yield maintenance premium if applicable. Voluntary prepayment of the Equus Industrial Portfolio Whole Loan without the payment of any prepayment premium is permitted on or after the due date occurring in October 2027.

The table below summarizes the promissory notes that comprise the Equus Industrial Portfolio Whole Loan. The relationship between the holders of the Equus Industrial Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Equus Industrial Portfolio Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A	$95,000,000	$95,000,000	Benchmark 2021-B26	No(1)
A-1-B	68,109,030	68,109,030	GSBI(2)	No
A-2	69,903,870	69,903,870	MSB(2)	No
Senior Notes	$233,012,900	$233,012,900
B-1-A	$43,400,000	$43,400,000	Prima Mortgage Investment Trust, LLC	Yes(1)
B-1-B	43,400,000	43,400,000	New York State Teachers’ Retirement System	No
B-1-C	8,750,000	8,750,000	Wilton Reassurance Company	No
B-1-D	8,750,000	8,750,000	Highmark, Inc.	No
B-1-E	3,500,000	3,500,000	Wilcac Life Insurance Company	No
B-2-A	18,600,000	18,600,000	Prima Mortgage Investment Trust, LLC	No
B-2-B	18,600,000	18,600,000	New York State Teachers’ Retirement System	No
B-2-C	3,750,000	3,750,000	Wilton Reassurance Company	No
B-2-D	3,750,000	3,750,000	Highmark, Inc.	No
B-2-E	1,500,000	1,500,000	Wilcac Life Insurance Company	No
Whole Loan	$387,012,900	$387,012,900
(1)	Pursuant to the related co-lender agreement, the holder of Note B-1-A is the controlling noteholder unless a “control appraisal period” has occurred and is continuing under the co-lender agreement, in which case Note A-1-A will become the controlling noteholder.

(2)	Expected to be contributed to one or more future securitizations.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount	$233,012,900	38.3%	Purchase Price	$585,904,000	96.3%
Subordinate Loan Amount	154,000,000	25.3	Upfront Reserves	21,697,043	3.6
Borrower Sponsor Equity	221,576,744	36.4	Origination Costs	988,601	0.2
Total Sources	$608,589,644	100.0%	Total Uses	$608,589,644	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Equus Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 37.8% 5.10x 14.0%

The Borrowers. The borrowers are SE Georgia Property Owner LLC, SE VA Interstate 81 Property Owner LLC, SE VA Suffolk Property Owner LLC and SE Tennessee Property Owner LLC, each a Delaware limited liability company. The borrower sponsor under the Equus Industrial Portfolio Whole Loan is Southeast Industrial JV LLC, a Delaware limited liability company and joint venture between affiliates of Equus Capital Partners, Ltd. and one or more affiliates of AIG Global Real Estate Investment Corp. The non-recourse carveout guarantors are Equus Capital Partners, Ltd., a Pennsylvania limited partnership and AIG Global Real Estate Investment Corp., a Delaware corporation (each a “Guarantor and collectively, the “Guarantors”); however, the Guarantors will have no liability except with respect to voluntary bankruptcy filings and collusive involuntary bankruptcy filings, nor are the Guarantors obligors under the related environmental indemnity agreement. Notwithstanding the foregoing, the Guarantors provided a completion guaranty in respect of remaining costs to complete work, including tenant improvements, at the Lot 11 mortgaged property.

The Properties. The Equus Industrial Portfolio Properties consist of 33 industrial properties totaling approximately 6.0 million sq. ft. located throughout four states, including Virginia (51.4% of total net rentable area, 47.6% of U/W Base Rent) Tennessee (22.4% of total net rentable area, 14.7% of U/W Base Rent), Georgia (20.2% of NRA; 32.6% of U/W Base Rent) and West Virginia (6.0% of NRA; 5.2% of U/W Base Rent). On a property level, no single Equus Industrial Portfolio Property comprises more than 8.2% of the allocated loan amount or more than 8.7% of the U/W Base Rent.

As of March 1, 2021, the Equus Industrial Portfolio was 98.2% leased to 79 tenants with no single tenant accounting for more than 8.9% of the Equus Industrial Portfolio’s net rentable area. The Equus Industrial Portfolio’s ten largest tenants comprise 65.1% of net rentable area and 57.8% of the U/W Base Rent. The top three tenants in the Equus Industrial Portfolio are XPO Logistics, California Cartage Company, and Ace Hardware, and they comprise 25.5% of total net rentable area and 25.1% of U/W Base Rent.

COVID-19 Update. With respect to the Equus Industrial Portfolio Properties, four tenants (8.5% of NRA and 7.8% of underwritten rent) received rent relief ranging from three months to six months of rent deferment in relation to the COVID-19 pandemic. With respect to the 1335 Northmeadow Parkway property, the tenant Noble 1 (0.2% of NRA; 0.5% of underwritten rent) is currently in default and is not occupying the premises. A payment plan was put in place with each tenant to repay the deferred rent amounts. The first debt service payment on the Equus Industrial Portfolio Loan is due in May 2021 and, as of April 28, 2021, the Equus Industrial Portfolio Mortgage Loan is not subject to any forbearance, modification or debt service relief request.

Tenant Summary(1)
Tenant	Property Name	Ratings (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.	% of Total U/W Base Rent	Lease Expiration
California Cartage Company	Various	NR / NR / NR	516,180	8.7%	$8.18	12.6%	Various(3)
XPO Logistics	Various	Ba3 / NR / BB	528,420	8.9%	$3.99	6.3%	Various(4)
Ace Hardware	1006 CenterPoint Drive	NR / NR / NR	475,020	8.0%	$4.40	6.2%	10/31/2027
Geodis	Graystone – Snowdon Bridge	NR / NR / NR	348,500	5.8%	$5.09	5.3%	3/31/2026
Procter & Gamble	261 Development Drive	Aa3 / NR / AA-	356,700	6.0%	$4.84	5.2%	3/31/2024
Massimo Zanetti Beverages USA	Lot 11 (MZB – Set Sails)	NR / NR / NR	350,000	5.9%	$4.56	4.8%	9/30/2036(5)
Friant and Associates	1010 CenterPoint Drive	NR / NR / NR	357,000	6.0%	$4.45	4.7%	6/30/2025
Emser Tile	Various	NR / NR / NR	409,357	6.9%	$3.79	4.6%	Various(6)
Rubbermaid	75 Tyson Drive	NR / NR / NR	287,000	4.8%	$5.09	4.4%	1/31/2026
Home Depot	40 Tyson Drive	A2 / A / A	250,305	4.2%	$5.05	3.8%	12/31/2026
Total / Wtd. Avg. Major Tenants			3,878,482	65.1%	$5.00	57.8%
Remaining Tenants			1,975,146	33.1%	$7.16	42.2%
Total / Wtd. Avg. Occupied			5,853,628	98.2%	$5.73	100.0%
Vacant Space			105,529	1.8%
Total			5,959,157	100.0%
(1)	% of Total U/W Base Rent and U/W Base Rent per Sq. Ft. are based on the underwritten rent roll dated as of March 1, 2021.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	California Cartage Company occupies (i) 130,860 sq. ft. at the 3516 South Military Highway property with a lease expiration date of November 30, 2021 and (ii) 385,320 sq. ft. at the 375 Kenyon Road property with a lease expiration date of September 30, 2022.

(4)	XPO Logistics occupies (i) 312,000 sq. ft. at the 1125 Vaughn Parkway property with a lease expiration date of November 30, 2023 and (ii) 216,420 sq. ft. at the 1115 Vaughn Parkway property with a lease expiration date of June 30, 2024.

(5)	The Lot 11 property is still under construction, and the sole tenant, Massimo Zanetti Beverages USA (“MZB”) is not yet in occupancy. MZB has the right to terminate its lease if the project work required by the lease is not substantially complete by June 1, 2022. MZB is not required to pay rent until the lease commences, which will occur on the later of December 1, 2021 and the date the project work is substantially completed, and is entitled to three months of free rent following such commencement date. In addition, if the project work is not substantially completed by December 1, 2021, or the tenant’s right to access the improvements occurs later than 60 days following July 1, 2021, the tenant’s free rent period will be extended for such delay. Gap and free rent was not reserved for, but is required to be retained from amounts in the related earnout reserve.

(6)	Emser Tile occupies (i) 8,136 sq. ft. at the 250 Hembree Park Drive property with a lease expiration date of January 31, 2022 and (ii) 401,221 sq. ft. at the 1020 Centerpoint Drive property with a lease expiration date of July 18, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Equus Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 37.8% 5.10x 14.0%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(3)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM & 2021	9	222,074	3.7%	222,074	3.7%	$10.10	6.7%	6.7%
2022	11	586,046	9.8%	808,120	13.6%	$8.50	14.9%	21.6%
2023	15	598,523	10.0%	1,406,643	23.6%	$4.89	8.7%	30.3%
2024	17	1,181,017	19.8%	2,587,660	43.4%	$4.92	17.3%	47.6%
2025	18	938,140	15.7%	3,525,800	59.2%	$5.73	16.0%	63.6%
2026	5	916,675	15.4%	4,442,475	74.5%	$5.26	14.4%	78.0%
2027	9	712,794	12.0%	5,155,269	86.5%	$5.68	12.1%	90.1%
2028	3	72,924	1.2%	5,228,193	87.7%	$10.67	2.3%	92.4%
2029	0	0	0.0%	5,228,193	87.7%	$0.00	0.0%	92.4%
2030	2	272,000	4.6%	5,500,193	92.3%	$3.47	2.8%	95.2%
2031	0	0	0.0%	5,500,193	92.3%	$0.00	0.0%	95.2%
2032 &Thereafter	2	353,435	5.9%	5,853,628	98.2%	$4.52	4.8%	100.0%
Vacant	NAP	105,529	1.8%	5,959,157	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	91	5,959,157	100.0%			$5.73	100.0%
(1)	Annual U/W Base Rent Per Sq. Ft, % U/W Base Rent Rolling, and Cumulative % of U/W Base Rent are based on the underwritten rent roll dated as of March 1, 2021.

(2)	Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.

(3)	Annual U/W Base Rent Per Sq. Ft. excludes vacant space.

Portfolio Summary – Top 20(1)
Property Name	City, State	Property Sub-Type	Year Built / Renovated	Sq. Ft.	Clear Height	Occupancy	% of Allocated Loan Amount	% of Total U/W Base Rent
375 Kenyon Road	Suffolk, VA	Warehouse/Distribution	2008 / NAP	385,320	32	100.0%	8.2%	8.7%
1006 CenterPoint Drive	Suffolk, VA	Warehouse/Distribution	2011 / 2017	475,020	32	100.0%	7.2%	6.2%
1125 Vaughn Parkway	Portland, TN	Warehouse/Distribution	2004 / NAP	504,000	32	100.0%	5.8%	5.4%
261 Development Drive	Inwood, WV	Warehouse/Distribution	2019 / NAP	356,700	32	100.0%	5.8%	5.2%
Graystone - Snowden Bridge	Stephenson, VA	Warehouse/Distribution	2020 / NAP	348,500	32	100.0%	5.7%	5.3%
1010 Centerpoint Drive	Suffolk, VA	Warehouse/Distribution	2015 / NAP	357,000	32	100.0%	5.7%	4.7%
Lot 11	Suffolk, VA	Warehouse/Distribution	2021 / NAP	350,000	32	100.0%	5.6%	4.8%
40 Tyson Drive	Winchester, VA	Warehouse/Distribution	2016 / NAP	330,497	32	100.0%	5.6%	5.2%
1020 Centerpoint Drive	Suffolk, VA	Warehouse/Distribution	2017 / NAP	401,221	32	100.0%	5.5%	4.4%
75 Tyson Drive	Winchester, VA	Warehouse/Distribution	2018 / NAP	287,000	32	100.0%	4.8%	4.4%
1042 Fred White Boulevard	Portland, TN	Warehouse/Distribution	2003 / NAP	312,000	32	100.0%	3.6%	3.2%
3516 South Military Highway	Chesapeake, VA	Warehouse/Distribution	2007 / NAP	130,860	24	100.0%	3.6%	3.9%
104 Challenger Drive	Portland, TN	Warehouse/Distribution	1996 / NAP	300,000	24-32	100.0%	3.2%	3.2%
1115 Vaughn Parkway	Portland, TN	Warehouse/Distribution	2007 / NAP	216,420	32	100.0%	3.1%	2.9%
1335 Northmeadow Parkway	Roswell, GA	Flex	1996 / NAP	88,784	14	91.9%	2.3%	2.9%
250 Hembree Park Drive	Roswell, GA	Flex	1996 / NAP	94,500	26	100.0%	1.9%	2.4%
660 Hembree Parkway	Roswell, GA	Flex	1998 / NAP	94,500	22	100.0%	1.9%	2.4%
11820 Wills Road	Alpharetta, GA	Flex	1987 / NAP	103,892	24	100.0%	1.8%	2.1%
1325 Northmeadow Parkway	Roswell, GA	Flex	1990 / NAP	70,050	14	66.7%	1.8%	1.8%
11545 Wills Road	Alpharetta, GA	Flex	1998 / NAP	71,140	14	72.0%	1.7%	2.5%
Subtotal				5,277,404			84.6%	81.5%
Remaining Properties				681,753			15.4%	18.5%
Total				5,959,157			100.0%	100.0%
(1)	% of Total U/W Base Rent is based on the underwritten rent roll dated as of March 1, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Equus Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 37.8% 5.10x 14.0%

Property Sub-Type Summary(1)
Property Sub-Type	# of Properties	Sq. Ft.	% of Total	Occupancy	Allocated Loan Amount	% of Total	U/W Base Rent	% of Total
Flex	19	1,204,619	20.2%	91.2%	$25,429,372	26.8%	10,918,402	32.6%
Warehouse/Distribution	14	4,754,538	79.8%	100.0%	$69,570,628	73.2%	22,604,266	67.4%
Total / Wtd. Avg.	33	5,959,157	100.0%	98.2%	$95,000,000	100.0%	33,522,668	100.0%
(1)	U/W Base Rent, and % of Total U/W Base Rent are based on the underwritten rent roll dated as of March 1, 2021.

Environmental Matters. According to the Phase I environmental reports dated various dates in March 2021, there was no evidence of any recognized environmental conditions at the Equus Industrial Portfolio Properties.

The Market. The Equus Industrial Portfolio Properties are located throughout four states which consist of the following by sq. ft.: Virginia (51.4% of NRA; 47.6% of U/W Base Rent), Tennessee (22.4% of NRA; 14.7% of U/W Base Rent), Georgia (20.2% of NRA; 32.6% of U/W Base Rent), and West Virginia (6.0% of NRA; 5.2% of U/W Base Rent).

Geographic Summary(1)
State	# of Properties	Sq. Ft.	% of Total	Occupancy	Allocated Loan Amount	% of Total	U/W Base Rent	% of Total
GA	19	1,204,619	20.2%	91.2%	$25,429,372	26.8%	$10,918,402	32.6%
TN	4	1,332,420	22.4%	100.0%	$14,831,436	15.6%	4,916,605	14.7%
VA	9	3,065,418	51.4%	100.0%	$49,270,001	51.9%	15,961,232	47.6%
WV	1	356,700	6.0%	100.0%	$5,469,191	5.8%	1,726,428	5.2%
Total	33	5,959,157	100.0%	98.2%	$95,000,000	100.0%	$33,522,668	100.0%
(1)	Based on the underwritten rent roll as of March 1, 2021.

Market Summary
Market	# of Properties	SF	% of Total	Allocated Loan Amount	% of Total	U/W Base Rent(1)	Occupancy	Market Rent Per SF(2)	Market Vacancy(2)
Hampton Roads	6	2,099,421	35.2%	$33,989,366	35.8%	$10,971,289	100.0%	$6.71	2.8%
Nashville	4	1,332,420	22.4%	$14,831,436	15.6%	$4,916,605	100.0%	$6.41	3.3%
Washington D.C.	4	1,322,697	22.2%	$20,749,826	21.8%	$6,716,371	100.0%	$9.40	10.6%
Atlanta	19	1,204,619	20.2%	$25,429,372	26.8%	$10,918,402	91.2%	$11.38	5.5%
Total / Wtd. Avg.	33	5,959,157	100.0%	$95,000,000	100.0%	$33,522,668	98.2%	$8.18	5.2%
(1)	U/W Base Rent is based on the underwritten rent roll dated as of March 1, 2021.

(2)	Source: Appraisal.

Top 20 Properties - Submarket Analysis(1)
Property Name	Allocated Loan Amount	% of Total	U/W Base Rent	% of Total	Market(2)	Submarket(2)	Submarket Rent Per Sq. Ft.(2)	Submarket Vacancy(2)
375 Kenyon Road	7,770,349	8.2%	$2,917,330	8.7%	Hampton Roads	South Suffolk	$3.75	4.2%
1006 CenterPoint Drive	6,824,667	7.2%	$2,089,939	6.2%	Hampton Roads	South Suffolk	$3.75	4.2%
1125 Vaughn Parkway	5,516,475	5.8%	$1,794,480	5.4%	Nashville	Robertson and Sumner Counties	$3.89	2.6%
261 Development Drive	5,469,191	5.8%	$1,726,428	5.2%	Washington D.C.	Berkeley County	$6.39	3.9%
Graystone - Snowden Bridge	5,421,907	5.7%	$1,773,238	5.3%	Washington D.C.	Frederick County	$5.48	3.6%
1010 Centerpoint Drive	5,406,145	5.7%	$1,588,056	4.7%	Hampton Roads	South Suffolk	$3.75	4.2%
Lot 11	5,358,861	5.6%	$1,596,000	4.8%	Hampton Roads	South Suffolk	$3.75	4.2%
40 Tyson Drive	5,327,338	5.6%	$1,754,815	5.2%	Washington D.C.	Frederick County	$5.48	3.6%
1020 Centerpoint Drive	5,248,532	5.5%	$1,476,032	4.4%	Hampton Roads	South Suffolk	$3.75	4.2%
75 Tyson Drive	4,531,390	4.8%	$1,461,890	4.4%	Washington D.C.	Frederick County	$5.48	3.6%
1042 Fred White Boulevard	3,388,692	3.6%	$1,063,814	3.2%	Nashville	Robertson and Sumner Counties	$3.89	2.6%
3516 South Military Highway	3,380,811	3.6%	$1,303,932	3.9%	Hampton Roads	Cavalier	$6.43	3.3%
104 Challenger Drive	3,010,419	3.2%	$1,073,600	3.2%	Nashville	Robertson and Sumner Counties	$3.89	2.6%
1115 Vaughn Parkway	2,915,851	3.1%	$984,711	2.9%	Nashville	Robertson and Sumner Counties	$3.89	2.6%
1335 Northmeadow Parkway	2,225,504	2.3%	$972,344	2.9%	Atlanta	N. Fulton/Forsyth County	$13.40	4.6%
250 Hembree Park Drive	1,814,132	1.9%	$798,074	2.4%	Atlanta	N. Fulton/Forsyth County	$13.40	4.6%
660 Hembree Parkway	1,795,218	1.9%	$797,751	2.4%	Atlanta	N. Fulton/Forsyth County	$13.40	4.6%
11820 Wills Road	1,706,955	1.8%	$703,876	2.1%	Atlanta	N. Fulton/Forsyth County	$13.40	4.6%
1325 Northmeadow Parkway	1,680,161	1.8%	$590,412	1.8%	Atlanta	N. Fulton/Forsyth County	$13.40	4.6%
11545 Wills Road	1,595,049	1.7%	$843,111	2.5%	Atlanta	N. Fulton/Forsyth County	$13.40	4.6%
Total	$80,387,647	84.6%	$27,309,834	81.5%
(1)	U/W Base Rent and % of Total U/W are based on the underwritten rent roll dated as of March 1, 2021.

(2)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Equus Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 37.8% 5.10x 14.0%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2018	2019	2020	U/W	U/W PSF
Base Rent	$24,905,164	$23,840,576	$28,561,803	$33,522,668	$5.63
Contractual Rent Steps(2)	0	0	0	189,391	0.03
Value of Vacant Space	0	0	0	1,316,655	0.22
Gross Potential Rent(3)(4)	$24,905,164	$23,840,576	$28,561,803	$35,028,714	$5.88
Total Reimbursement Revenue	4,159,873	4,453,695	6,980,159	7,101,403	1.19
Other Income	162,525	136,729	103,445	81,780	0.01
Less: Bad Debt/Abatements	(1,465,300)	(498,994)	(1,056,366)	0	0.00
Less: Vacancy	0	0	0	(1,554,682)	(0.26)
Effective Gross Income	$27,762,262	$27,932,006	$34,589,041	$40,657,216	$6.82
Real Estate Taxes(5)	2,367,344	1,899,693	2,747,919	3,058,730	0.51
Insurance	499,475	568,378	1,112,753	1,025,348	0.17
Management Fees	892,686	1,048,625	1,358,736	1,219,716	0.20
Total Other Expenses(6)	$2,956,462	$3,188,881	$3,439,768	$2,800,040	$0.47
Total Operating Expenses	$6,715,966	$6,705,576	$8,659,176	$8,103,834	$1.36
Net Operating Income(3)	$21,046,296	$21,226,431	$25,929,865	$32,553,381	$5.46
TI/LC	0	0	0	1,709,718	0.29
Replacement Reserves	0	0	0	893,874	0.15
Net Cash Flow	$21,046,296	$21,226,431	$25,929,865	$29,949,790	$5.03
(1)	U/W Base Rent and U/W PSF Base Rent are based on the underwritten rent roll dated as of March 1, 2021. For avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender U/W.

(2)	The U/W Contractual Rent Steps reflects the present value of contractual rent step increments through May 31, 2022.

(3)	The increase in Gross Potential Rent and Net Operating Income between 2020 and U/W is mainly due to (i) new leases that commenced in the beginning of 2021 totaling approximately $3,782,690 of rent, (ii) commercial rent abatements and concessions expiring, (iii) unrealized rent accounting for the Special T tenant lease that commences in the beginning of 2022 totaling approximately $250,439 and (iv) a reduction in other expenses of approximately $639,728.

(4)	U/W Gross Potential Rent is based on the underwritten rent roll dated as of March 1, 2021, and includes straight-line average rent on investment grade tenants that have rent increases occurring during the applicable term ($189,391) and grossed up vacant space ($1,316,655).

(5)	For the 1115 Vaughn Parkway and 1125 Vaughn Parkway properties, real estate taxes were underwritten based on the PILOT arrangements for such properties, which expire in 2027 and 2024, respectively. See “Description of the Mortgage Pool – Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

(6)	Total Other Expenses include utilities, repairs and maintenance, janitorial, payroll and general and administrative expenses.

Property Management. The Equus Industrial Portfolio Property is managed by BPG Management Company, L.P., and BPG Management Company-NC, LLC.

Initial and Ongoing Reserves. At loan origination, the borrowers deposited $18,819,523 into an earnout reserve and $2,877,520 into a reserve for certain unfunded obligations, including free rent, gap rent, tenant improvements, leasing commissions, landlord work and construction costs.

Tax Reserve - On each due date during the continuance of an Equus Industrial Portfolio Trigger Period, the borrowers are required to fund 1/12 of the taxes that the lender reasonably estimates will be payable over the next ensuing 12-month period.

Insurance Reserve - On each due date during the continuance of a Equus Industrial Portfolio Trigger Period, the borrowers are required to fund 1/12 of the insurance premiums that the lender reasonably estimates will be payable over the next ensuing 12-month period.

Insurance Reserve - On each due date during the continuance of a Equus Industrial Portfolio Trigger Period, the borrowers are required to fund 1/12 of the insurance premiums that the lender reasonably estimates will be payable over the next ensuing 12-month period.

PILOT Reserve – On each due date during the continuance of a Equus Industrial Portfolio Trigger Period, the borrowers are required to fund 1/12 of the PILOT payments that the lender reasonably estimates will be payable over the next ensuing 12-month period.

Capital Expenditures Reserve - On each due date during the continuance of an Equus Industrial Portfolio Trigger Period, the borrowers are required to fund a capital expenditure reserve in the amount of $74,489.46.

TI/LC Reserve - On each due date during an Equus Industrial Portfolio Trigger Period, the borrowers are required to fund a tenant improvement and leasing commission reserve in the amount of $198,638.57 (subject to a cap equal to the product of (x) $1.20 multiplied by (y) the aggregate number of rentable square feet then contained in the Equus Industrial Portfolio Properties).

A “Equus Industrial Portfolio Trigger Period” means each period (a) beginning when the debt yield determined as of the last day of any fiscal quarter is less than 6.0% and ending when the debt yield, determined as of the last day of each of two consecutive fiscal quarters thereafter, is equal to or greater than 6.0% and (b) beginning when the financial reports required under the Equus Industrial Portfolio Whole Loan documents are not delivered to the lender as and when required (subject to any applicable notice and cure periods) and ending when such reports are delivered and they indicate, in fact, that no Equus Industrial Portfolio Trigger Period is ongoing.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Equus Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 37.8% 5.10x 14.0%

Earnout Reserve – Provided that no event of default under the Equus Industrial Portfolio Whole Loan is continuing, at any time prior to April 8, 2024, upon satisfaction of the Earnout Release Conditions (as defined below), the lender will be required to release the funds in the earnout reserve, less (i) the amount of any remaining free rent to which the Lot 11 Tenant is entitled under its lease, (ii) the amount of any termination fees that are actually payable to any Lot 11 Tenant on account of the termination of its lease and (iii) 125% of the remaining cost to complete the Lot 11 punchlist items, to the borrowers on the due date following satisfaction of the Earnout Release Conditions. If at any time prior to April 8, 2024 (1) the Current Lot 11 Lease is terminated, modified or otherwise is no longer in full force and effect, (2) the borrowers have deposited with the lender the amounts specified in the Equus Industrial Portfolio Whole Loan documents (such that the earnout reserve contains the Release Price (as defined below) for the Lot 11 mortgaged property) and (3) the Earnout Release Conditions have been satisfied but for the condition in clause (vi) of the definition thereof, then the lender will be required, at the borrowers’ option, to release to the borrowers a portion of the earnout reserve in an amount sufficient to achieve a Lot 11 Debt Yield equal to or greater than 7.17% (with the Lot 11 Debt Yield equaling, for purposes of this sentence, the percentage obtained by dividing the Lot 11 Projected NOI by the amount of the earnout reserve to be so released). If, subsequently, at any time prior to April 8, 2024, the Lot 11 Debt Yield equals or exceeds 7.17%, the balance of the earnout reserve, less the amounts in clauses (i) – (iii) above, will be required to be released to the borrowers. Notwithstanding the foregoing, if the Earnout Release Conditions have been satisfied but for the condition in clause (vi) of the definition thereof, at such time as (i) the Lot 11 Projected NOI is equal to or greater than $1,596,000, (ii) all free rent and/or gap rent to which the Lot 11 Tenant under its lease is entitled has burned off and (iii) all Lot 11 punchlist items are complete, any amounts then remaining in the earnout reserve will be required to be released to the borrowers.

“Earnout Release Conditions” means each of the following: (i) substantial completion of the Lot 11 project work; (ii) the Lot 11 Tenant has accepted its space and has delivered an estoppel certificate, (iii) 125% of the remaining cost to complete the Lot 11 punchlist items has been reserved with the lender; (iv) the amount of any remaining free rent or gap rent under the Lot 11 Tenant’s lease has been reserved with the lender; (v) there is no default by the Guarantors under the completion guaranty; (vi) either (x) MZB’s lease in place as of the origination date (the “Current Lot 11 Lease”) is in full force and effect and has not been amended or modified from the Current Lot 11 Lease (other than non-material amendments or modifications that do not impact the key terms of the Current Lot 11 Lease (economic or otherwise)) or (y) the Lot 11 Debt Yield is equal to or greater than 7.17%; and (vii) the borrowers’ obligation to pay the purchase price of the Lot 11 property net of certain offsets and certain funds escrowed pursuant to an escrow agreement among the borrower, the property seller and a title company has been satisfied (or will be satisfied simultaneously with the release of such portion of the earnout reserve).

“Lot 11 Tenant” means (i) MZB or (ii) any replacement tenant or tenants under a replacement lease.

“Lot 11 Debt Yield” means, as of any date of determination, the percentage obtained by dividing (x) the Lot 11 Projected NOI by (y) $22,260,000.

“Lot 11 Projected NOI” means, as of any date of determination, (x) the projected operating income from the Lot 11 mortgaged property for the succeeding 12-month period, calculated to include the aggregate annualized rent (including reimbursements) projected to be received by the borrowers over the succeeding 12 month period from the Lot 11 Tenant on account of its lease, including any free rent to the extent the amount of such free rent is actually deposited into the prepaid rent reserve as of such date of determination, minus (y) the projected operating expenses for the Lot 11 mortgaged property for such period, in each case as reasonably determined by the lender.

Lockbox and Cash Management. The Equus Industrial Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to deliver tenant direction letters to all tenants of the Equus Industrial Portfolio Properties to directly deposit all rents into a lender-controlled lockbox account. In addition, the borrowers are required to cause all cash revenues relating to the Equus Industrial Portfolio Properties and all other money received by the borrowers or the property manager with respect to the Equus Industrial Portfolio Properties (other than tenant security deposits) to be deposited into such lockbox account or a lender-controlled cash management account within three business days of receipt thereof. On each business day that no Equus Industrial Portfolio Trigger Period, or event of default under the Equus Industrial Portfolio Whole Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day that an Equus Industrial Portfolio Trigger Period or event of default under the Equus Industrial Portfolio Whole Loan is continuing, all funds in the lockbox account are required to be swept into the cash management account.

During the continuance of an Equus Industrial Portfolio Trigger Period or an event of default under the Equus Industrial Portfolio Whole Loan, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the Equus Industrial Portfolio Whole Loan.

PILOT Agreements. The 1115 Vaughn Parkway and 1125 Vaughn mortgaged properties (collectively, 12.1% of total net rentable area, 7.7% of U/W Base Rent), are each subject to a payment-in-lieu of taxes (“PILOT”) agreement.  In order to obtain the benefit of such PILOT agreements, the fee interest in each such mortgaged property was conveyed to the Industrial Development Board of the City of Springfield, Tennessee (the “IDA”) and ground leased back to the related borrower. With respect to the 1115 Vaughn Mortgaged Property, the ground lease expires on March 31, 2027. The related PILOT provides for a 40% abatement in real estate taxes through March 31, 2027.  According to the related appraisal, projected abated annual real estate taxes are $43,860 through 2022 and $50,439 through the expiration of the abatement, and projected unabated real estate taxes in 2028 are $96,675.  With respect to the 1125 Vaughn Parkway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 Equus Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 37.8% 5.10x 14.0%

mortgaged property, the ground lease expires on June 20, 2025. The related PILOT provides for a 40% abatement in real estate taxes through June 20, 2025.  According to the related appraisal, projected abated annual real estate taxes are $100,320 through 2022 and $115,368 through the expiration of the abatement, and projected unabated real estate taxes in 2025 are $192,280.  The related borrower has the option to repurchase the fee interest in the related mortgaged property from the IDA upon the expiration of the PILOT arrangement for a nominal fee, and is obligated under the loan documents to exercise such option. In addition, the IDA signed a joinder to the related mortgage. Taxes were underwritten at $3,058,730.

Current Mezzanine or Subordinate Indebtedness. The Equus Industrial Portfolio Subordinate Loan, with an outstanding principal balance as of the Cutoff Date of $154.0 million, accrues interest at a rate of 4.07000% per annum. The Equus Industrial Portfolio Subordinate Loan has an 84-month term and is interest only for the full term. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—Equus Industrial Portfolio Whole Loan” in the Preliminary Prospectus.

Permitted Future Mezzanine or Subordinate Secured Indebtedness. Not permitted.

Release of Collateral. In connection with a sale or transfer of an individual property, the borrowers may obtain the release of an individual property or properties from the lien of the Equus Industrial Portfolio Whole Loan after the lockout expiration date, upon prepayment of the applicable Release Price (as defined below) for the property or properties being released, together with, if prior to the open period, a yield maintenance premium, and satisfaction of the conditions set forth in the loan documents, including but not limited to: (a) the debt yield after giving effect to such release is at least the greater of (x) 8.11% and (y) the debt yield immediately prior to such release and (b) no event of default under the loan documents has occurred and is continuing. In addition to the foregoing, no partial release will be permitted unless the lender determines that the value of the remaining properties (in the lender’s reasonable discretion based on a commercially reasonable valuation method permitted to a REMIC trust and which will exclude the value of personal property or going concern value, if any) is at least 80% of the Equus Industrial Portfolio Whole Loan’s adjusted issue price. The borrowers may make an additional prepayment of the Equus Industrial Portfolio Whole Loan in order to satisfy the foregoing REMIC test. Notwithstanding the foregoing, the borrowers may obtain the release of the Lot 11 property at any time, without regard to the lockout period and the other conditions above, provided that the REMIC test must be satisfied, upon prepayment of the applicable release price together with, if prior to the open period, a yield maintenance premium.

“Release Price” means, with respect to each Equus Industrial Portfolio Property, the product of (x) its allocated loan amount multiplied by (y) the applicable Release Percentage.

“Release Percentage” means 110% until such time as the principal balance of the Equus Industrial Portfolio Whole Loan has been reduced to 90% of the principal amount, 115% until such time as the principal balance of the Equus Industrial Portfolio Whole Loan has been reduced to 80% of the original amount, and 125% thereafter; provided, that notwithstanding the foregoing, in the case of any property release that is not in connection with an arms’-length sale to an unaffiliated third party, the Release Percentage will be 125%. For avoidance of doubt, more than one Release Percentage may apply to the release of a single property in connection with an arms’-length sale to an unaffiliated third party.

Terrorism Insurance. The borrowers are required to maintain terrorism insurance in an amount equal to the full replacement cost of the Equus Industrial Portfolio Properties, as well as 24 months of rental loss and/or business interruption coverage, together with a 6-month extended period of indemnity following restoration. If TRIPRA or a subsequent statute is no longer in effect, then the borrowers’ requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the Equus Industrial Portfolio Properties and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300 Pine Street Seattle, WA 98101	Collateral Asset Summary – Loan No. 3 Amazon Seattle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,000,000 35.1% 4.27x 13.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300 Pine Street Seattle, WA 98101	Collateral Asset Summary – Loan No. 3 Amazon Seattle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,000,000 35.1% 4.27x 13.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300 Pine Street Seattle, WA 98101	Collateral Asset Summary – Loan No. 3 Amazon Seattle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,000,000 35.1% 4.27x 13.1%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Credit Assessment (Fitch/KBRA/S&P)(10):	BBB-sf / A(sf) / N/A
Borrower Sponsor:	KKR Real Estate Select Trust Inc.
Borrower:	KRE 300 Pine Owner LLC
Original Balance(1):	$93,000,000
Cut-off Date Balance(1):	$93,000,000
% by Initial UPB:	9.5%
Interest Rate:	3.004833%
Payment Date:	6th of each month
First Payment Date:	May 6, 2021
Anticipated Repayment Date(2):	April 6, 2030
Final Maturity Date(2):	May 6, 2033
Amortization(2):	Interest Only – ARD
Additional Debt(3):	$141,900,000 Pari Passu Debt; $155,100,000 Subordinate Debt; $65,000,000 Mezzanine Loan
Call Protection(4):	L(24), YM1(1), DorYM1(76), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(5)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Capital Expenditure:	$0	Springing	NAP
TI/LC:	$16,421,411	Springing	$58,080,900
Other(6):	$5,572,775	Springing	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Seattle, WA
Year Built / Renovated:	1929 / 2017 – 2021
Total Sq. Ft.:	774,412
Property Management:	Urban Renaissance Property Company LLC
Underwritten NOI:	$30,783,017
Underwritten NCF:	$30,550,788
Appraised Value(7):	$670,000,000
Appraisal Date(7):	March 4, 2021

Historical NOI(8)
Most Recent NOI:	NAV
2020 NOI:	NAV
2019 NOI:	NAV
2018 NOI:	NAV

Historical Occupancy(8)
Most Recent Occupancy:	92.2% (March, 31, 2021)
2020 Occupancy:	NAV
2019 Occupancy:	NAV
2018 Occupancy:	NAV

Financial Information(1)(2)(3)(7)(9)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$93,000,000
Pari Passu Notes	$141,900,000
Total Senior Notes	$234,900,000	$303 / $303	35.1% / 35.1%	4.30x / 4.27x	13.1% / 13.0%	13.1% / 13.0%
B Note	$155,100,000
Whole Loan	$390,000,000	$504 / $504	58.2% / 58.2%	2.59x / 2.57x	7.9% / 7.8%	7.9% / 7.8%
Mezzanine Loan	$65,000,000
Total Debt	$455,000,000	$588 / $588	67.9% / 67.9%	1.94x / 1.92x	6.8% / 6.7%	6.8% / 6.7%
(1)	The Amazon Seattle Loan (as defined below) is part of the Amazon Seattle Whole Loan (as defined below) evidenced by five senior pari passu notes and one subordinate note, with an aggregate outstanding principal balance as of the Cut-off Date of $390.0 million. The borrower obtained a $65.0 million mezzanine loan from Deutsche Bank AG, New York Branch at loan origination (the “Amazon Seattle Mezzanine Loan,” together with the Amazon Seattle Whole Loan, the “Amazon Seattle Total Debt”), which was subsequently sold to CPPIB Credit Investments III Inc.

(2)	The Amazon Seattle Whole Loan is structured with an Anticipated Repayment Date (“ARD”) of April 6, 2030 and a final maturity date of May 6, 2033. After the ARD, the interest rate will increase by 250 basis points over the greater of (x) 3.004833%, and (y) (1) the Nine-Year Swap Rate (as defined below) in effect on the ARD plus (2) 1.357833%. The metrics presented above are calculated based on the ARD.

(3)	See “Current Mezzanine or Subordinate Indebtedness” herein.

(4)	The Amazon Seattle Whole Loan is locked out from prepayment on or prior to the payment date in May 2023 (the “Prepayment Lockout Expiration Date”). After the Prepayment Lockout Expiration, the Amazon Seattle Whole Loan may be voluntarily prepaid in whole or in part (in connection with a partial release or to cure a Trigger Period (as defined below)) with a prepayment fee equal to the greater of a yield maintenance premium amount or 1.00% of the unpaid principal balance as of the prepayment date. On or after the monthly payment date in October 2029, the Amazon Seattle Whole Loan may be voluntarily prepaid in whole without penalty. Defeasance of the Amazon Seattle Whole Loan with certain direct full faith and credit obligations of the United States of America is permitted under the Amazon Seattle Whole Loan documents at any time after the earlier of (i) April 1, 2024 or (ii) the second anniversary of the closing date of the securitization that includes the last note of the Amazon Seattle Whole Loan to be securitized.

(5)	See “Initial and Ongoing Reserves” herein.

(6)	Other upfront reserves represent a Free Rent Reserve of approximately $5,572,775 for bridge rent, gap rent, or free rent periods. Other monthly springing reserves include a condominium reserve for condominium charges set forth in the approved annual budget and a rollover reserve.

(7)	Based on the “Hypothetical As-is” appraised value of $670.0 million as of March 4, 2021, which assumes the building is stabilized as of the effective date with all remaining lease-up costs for the Amazon expansion space and the retail spaces paid. The appraisal concluded to an “as-is” appraised value of $644.0 million as of March 4, 2021. The “as-is” appraised value results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 60.6% for the Amazon Seattle Whole Loan, and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 70.7% for the Amazon Seattle Total Debt. In addition, the appraisal concluded to a $494.0 million go dark value, which results in a Cut-off Date and Maturity Date loan to dark value ratio of 78.9% for the Amazon Seattle Whole Loan, and a Cut-off Date and Maturity Date loan to dark value ratio of 92.1% for the Amazon Seattle Total Debt.

(8)	Historical financial information and occupancy is not available because the Amazon Seattle Property (as defined below) has been renovated from 2017 to 2021 in connection with Amazon executing an expansion lease in January 2020.

(9)	While the Amazon Seattle Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Amazon Seattle Whole Loan more severely than assumed in the underwriting of the Amazon Seattle Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(10)	Fitch and KBRA provided the listed assessments for the Amazon Seattle Loan in the context of its inclusion in the mortgage pool.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300 Pine Street Seattle, WA 98101	Collateral Asset Summary – Loan No. 3 Amazon Seattle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,000,000 35.1% 4.27x 13.1%

The Loan.   The mortgage loan (the “Amazon Seattle Loan”) is part of a whole loan (the “Amazon Seattle Whole Loan”) with an aggregate outstanding principal balance as of the Cut-off Date of $390.0 million, which is secured by the borrower’s fee interest in a Class A office building located in Seattle, Washington (the “Amazon Seattle Property”). The Amazon Seattle Loan will be evidenced by the non-controlling Notes A-2 and A-4 with an aggregate original principal balance as of the Cut-off Date of $93.0 million, representing approximately 9.5% of the Initial Pool Balance. The Amazon Seattle Whole Loan is comprised of (i) five senior pari passu notes with an aggregate principal balance as of the Cut-off Date of $234.9 million (the “Amazon Seattle Senior Notes”), and (ii) one controlling subordinate note with an outstanding principal balance as of the Cut-off Date of $155.1 million (the “Amazon Seattle Subordinate Companion Loan”) as detailed in the “Whole Loan Summary” table below. The Amazon Seattle Whole Loan was originated by DBR Investments Co. Limited (“DBRI”) on April 1, 2021. The remaining Amazon Seattle Senior Notes (the “Amazon Seattle Non-Trust Senior Notes”) have an aggregate outstanding principal balance as of the Cut-off Date of $141.9 million. The Amazon Seattle Subordinate Companion Loan was contributed to the Benchmark 2021-B25 mortgage trust. Payments allocated to the Amazon Seattle Subordinate Companion Loan will be paid only to the holders of the Amazon Seattle loan-specific certificates under the Benchmark 2021-B25 securitization transaction. The relationship between the holders of the Amazon Seattle Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Amazon Seattle Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$90,000,000	$90,000,000	Benchmark 2021-B25	No(1)
A-2, A-4	$93,000,000	$93,000,000	Benchmark 2021-B26	No
A-3, A-5	51,900,000	51,900,000	DBRI(2)	No
Total Senior Notes	$234,900,000	$234,900,000
B	$155,100,000	$155,100,000	Benchmark 2021-B25 Amazon Seattle Loan-Specific Certificates	Yes(1)
Whole Loan	$390,000,000	$390,000,000
(1)	The initial controlling note is Note B, so long as no Amazon Seattle control appraisal period has occurred and is continuing. If and for so long as an Amazon Seattle control appraisal period has occurred and is continuing, then the controlling note will be Note A-1. See “Description of the Mortgage Pool–The Whole Loans–The Non–Serviced AB Whole Loans–The Amazon Seattle Whole Loan” in the Preliminary Prospectus. The Amazon Seattle Whole Loan will be serviced pursuant to the Benchmark 2021-B25 pooling and servicing agreement. For so long as no Amazon Seattle control appraisal period has occurred and is continuing, the control rights of the Amazon Seattle Subordinate Companion Loan will be exercisable by the Amazon Seattle controlling class representative under the Benchmark 2021-B25 pooling and servicing agreement. For so long as an Amazon Seattle control appraisal period has occurred and is continuing, the control rights of the Amazon Seattle Loan will be exercisable by the controlling class representative under the Benchmark 2021-B25 pooling and servicing agreement.

(2)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300 Pine Street Seattle, WA 98101	Collateral Asset Summary – Loan No. 3 Amazon Seattle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,000,000 35.1% 4.27x 13.1%

The capital structure for the Amazon Seattle Total Debt is shown below:

Amazon Seattle Total Debt Capital Structure

(1)	Based on the net rentable area of 774,412 SF.

(2)	Based on the “Hypothetical As-is” appraised value of $670.0 million as of March 4, 2021, which assumes the building is stabilized as of the effective date with all remaining lease-up costs for the Amazon expansion space and the retail spaces paid. The appraisal concluded to an “as-is” appraised value of $644.0 million as of March 4, 2021. The “as-is” appraised value results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 60.6% for the Amazon Seattle Whole Loan, and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 70.7% for the Amazon Seattle Total Debt. In addition, the appraisal concluded to a $494.0 million go dark value, which results in a Cut-off Date and Maturity Date loan to dark value ratio of 78.9% for the Amazon Seattle Whole Loan, and a Cut-off Date and Maturity Date loan to dark value ratio of 92.1% for the Amazon Seattle Total Debt.

(3)	Cumulative U/W NOI/NCF Debt Yield and Cumulative U/W NOI/NCF DSCR are calculated based on an U/W NOI and U/W NCF of $30,783,017 and $30,550,788, respectively. See “—Cash Flow Analysis” below.

(4)	Based on the “Hypothetical As-is” value of $670.0 million, the Implied Borrower Sponsor Equity is $215.0 million.

The Amazon Seattle Whole Loan has a nine-year interest-only term through the ARD of April 6, 2030. After the ARD, through and including May 6, 2033 (the “Maturity Date”), the following structure will apply: the interest rate will increase (such new rate, the “Adjusted Interest Rate”) by 250 basis points over the greater of (x) 3.004833%, and (y)(1) the Nine-Year Swap Rate in effect on the ARD plus (2) 1.357833%. For the period from the origination date through the ARD, the Amazon Seattle Whole Loan accrues interest at the rate of 3.004833% per annum.

“Nine-Year Swap Rate” means the rate of interest per annum equal to the rate for U.S. dollar swaps with a nine-year maturity, expressed as a percentage, which appears on the Reuters screen ISDAFIX1 page (or the then-available equivalent) as of 11:00 a.m., New York City time, on the day that is two business days preceding the ARD (or, if no such nine-year maturity is so quoted, calculated by the lender by linear interpolation utilizing the closest, but shorter, maturity and the closest, but longer, maturity). If such rate does not appear on the Reuters screen ISDAFIX1 page (or the then-available equivalent), the Nine-Year Swap Rate will be determined by the lender on the basis of the mid-market semi-annual swap rate quotations provided by the principal New York City office of each of five leading swap dealers in the New York City interbank market at approximately 11:00 a.m., New York City time, on the day that is two business days preceding the ARD, and, for this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. dollar interest rate swap transaction with a nine-year maturity and in an amount that is representative for a single transaction in the relevant market at such time with an acknowledged dealer of good credit in the swap market; the rate will be the arithmetic mean of such quotations, eliminating in a case where at least three quotations are provided, the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). The mortgage lender’s determination of the Nine-Year Swap Rate will be final absent manifest error.

The Amazon Seattle Whole Loan has an initial term to the ARD of 108 months and has a remaining term to the ARD of 107 months as of the Cut-off Date. The Amazon Seattle Whole Loan requires payments of interest only until the ARD in April 2030 or, if not repaid on the ARD, the final maturity date in May 2033. The Amazon Seattle Total Debt proceeds along with approximately $152.4 million of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300 Pine Street Seattle, WA 98101	Collateral Asset Summary – Loan No. 3 Amazon Seattle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,000,000 35.1% 4.27x 13.1%

borrower sponsor equity were used to purchase the Amazon Seattle Property for approximately $579.4 million (which amount excludes approximately $20.6 million in seller credits for remaining required landlord work), fund upfront reserves and pay loan origination costs.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount	$234,900,000	38.7%	Purchase Price(1)	$579,386,461	95.4%
Subordinate Loan Amount	155,100,000	25.5	Upfront Reserves	21,944,186	3.6
Mezzanine Loan Amount	65,000,000	10.7	Closing Costs	6,053,175	1.0
Principal’s New Cash Contribution	152,433,823	25.1
Total Sources	$607,433,823	100.0%	Total Uses	$607,433,823	100.0%
(1)	Purchase price excludes seller provided credits of approximately $20.6 million for outstanding tenant improvement, leasing commissions and free rent at the Amazon Seattle Property.

The Borrower(s) / Borrower Sponsor. The borrower is KRE 300 Pine Owner LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Amazon Seattle Whole Loan. KRE 300 Pine Owner, LLC is indirectly majority owned and controlled by KKR Real Estate Select Trust Inc., an affiliate of KKR & Co. Inc. (“KKR”) (NYSE: KKR). Founded in 1976, KKR is a global investment firm with approximately $252 billion in assets under management as of December 31, 2020. KKR manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate and credit, with strategic manager partnerships that manage hedge funds. KKR’s real estate platform has approximately $15.9 billion in assets under management as of December 31, 2020. At loan closing, KKR invested approximately $152.4 million of fresh cash equity into the Amazon Seattle Property.

KKR Real Estate Select Trust Inc., a Maryland corporation, will be the non-recourse carveout guarantor (the “Guarantor”). The borrower will have the right at any time, without the consent of the lender, to replace the Guarantor with (i) KKR and/or (ii) an affiliate of KKR or KKR Real Estate Select Trust Inc. that is 100% owned and controlled by KKR (an entity described in clause (ii), a “Replacement Affiliate Guarantor”); provided that in the case of any Replacement Affiliate Guarantor(s) in clause (ii) of the foregoing, such Replacement Affiliate Guarantor(s), in the aggregate, satisfy the net worth threshold set forth in the Seattle Amazon Whole Loan documents (exclusive of its interest in and any liabilities replacing to the Amazon Seattle Property). The Guarantor’s liability for bankruptcy-related events under the recourse guaranty is limited to 20% of the outstanding principal balance of the Amazon Seattle Whole Loan as of the date of the applicable event, plus reasonable out of pocket costs and expenses actually incurred by the lender in the enforcement of the guaranty and the preservation of the lender’s rights thereunder. In addition, the related environmental indemnity provides that for so long as a PLL Policy (as defined in the loan documents) is in place, the non-recourse carveout guarantor’s obligations and liabilities under the environmental indemnity will be limited to losses that are excluded from coverage under the terms of such PLL Policy. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in the Preliminary Prospectus.

In accordance with the borrower’s notification to the lender on April 8, 2021, a transfer of 49% of the indirect ownership interest in the borrower to GIC (Realty) Private Limited was effectuated on April 28, 2021.

The Property. The Amazon Seattle Property is a redeveloped, 774,412 square foot, Class A office building located in the Seattle central business district, and is comprised of approximately 680,215 square feet of office space and 94,197 square feet of retail space. The Amazon Seattle Property previously served as the flagship location of the Seattle-based department store, The Bon Marché, and has been granted landmark status by the City of Seattle. The building continued to function in the same capacity as the Macy’s Building until the previous owner of the Amazon Seattle Property (the “Previous Owner”) performed a three phased, comprehensive transformation to convert it into office space for Amazon.com Services LLC (“Amazon”). Amazon uses the space at the Amazon Seattle Property for various operations.

In connection with the redevelopment, $160 million was invested into the Amazon Seattle Property as part of Phase I and II (discussed further below) to complete (i) a rebranding of the project from a Macy’s Department Store, (ii) an enhanced, integrated lobby with collaborative meeting and work spaces, (iii) a full seismic retrofit, (iv) first generation, creative build-outs, (v) new elevator cabs, (vi) new building infrastructure including HVAC and electrical, (vii) new skylights creating more natural light, (viii) conference center, (ix) secured bicycle storage, (x) new men’s and women’s locker rooms with showers, (xi) new restrooms throughout the entire project, and (xii) a rooftop deck with views of Elliott Bay and the Cascade Mountains. Following the completion of Phase III, the renovation project is expected to have received in excess of $225.0 million in investment by the Previous Owner, with Amazon contributing an additional approximately $250 PSF on its overall space, according to the Previous Owner. We cannot assure you that Phase III will be completed as expected or at all.

The Previous Owner acquired the Amazon Seattle Property in multiple phases:

●	Phase I was acquired from Macy’s in October 2015 and comprises floors five through eight and parts of the mezzanine / sub-basement space totaling approximately 310,273 square feet. The Previous Owner’s business plan for the Phase I acquisition included the repurposing of the space as creative office and the addition of a new office lobby, elevators and rooftop deck, as well as performing a seismic upgrade of the building. All of this work has been Delivered and Completed (as such terms are defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300 Pine Street Seattle, WA 98101	Collateral Asset Summary – Loan No. 3 Amazon Seattle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,000,000 35.1% 4.27x 13.1%

●	Phase II was acquired from Macy’s in September 2017 and comprises floors three and four, totaling approximately 174,520 square feet. The original Amazon lease (lease expiration date in 2033) covering Phases I & II was signed shortly after the acquisition of Phase II. All of Phase II has been Delivered and Completed.

●	Phase III was acquired in January 2020, in conjunction with the execution of an expansion lease for Amazon. The expansion space is expected to be Delivered to Amazon in stages, with the final Delivery date expected in June 2021. Lease and rent commencement will begin no later than 240 days following the Delivery date. Amazon has free or gap rent for various portions of its leased space through dates ranging from August 6, 2021 to February 6, 2022, which has been reserved for under the loan documents. Following the Delivery of all Phase III space, Amazon will have expanded into approximately 198,056 square feet of additional office space from its original lease, with all spaces having a lease expiration in May 2033. We cannot assure you that the remaining Phase III space will be delivered as expected or at all, or that Amazon will take occupancy and/or pay rent on the applicable space as expected or at all.

Construction on Phases I and II was delivered ahead of schedule and Amazon’s lease for the respective spaces commenced earlier than expected. Post-acquisition, the Previous Owner of the Amazon Seattle Property will be responsible for completing Phase III construction, and is using the same project team as it used for the previous phases. The Phase III renovation also includes a repositioning of approximately 94,179 square feet of non-Amazon space of retail, entertainment, and food options that will enhance amenity offerings to Amazon. Approximately 31,209 square feet of this space was leased to Knot Springs in March 2021, with another approximately 15,457 square feet committed through a letter of intent (“LOI”).

Due to its designation as a historic landmark, the Amazon Seattle Property is also eligible to receive real estate tax credits for capital projects with qualified rehabilitation costs exceeding 25% of the current assessed value for a period of 10 years. See “Cash Flow Analysis” below and “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus for details on the tax credits.

The Amazon Seattle Property is subject to a condominium structure, pursuant to which is it divided into three condominium units; Unit 1, which is currently comprised primarily of space on the sub-basement level, first floor, and mezzanine level, Unit 2 which is currently comprised primarily of certain space on the sub-basement level, and floors three through eight and Unit 3, which is currently comprised primarily of space on the second floor. The Amazon lease provides for the condominium units to undergo a boundary revision (the “Condominium Revision”) in which Unit 2 (the “Office Unit”) will be revised such that the boundaries of Unit 2 encompass substantially all the premises leased to Amazon and Units 1 and 3 (the “Retail Unit”) will encompass the remaining, primarily retail space. The Amazon lease requires the Condominium Revision to occur prior to the date rent commences on any portion of Amazon’s Phase III space. The borrower currently owns all units; however, the Retail Unit may be released following the consummation of the Condominium Revision as described below under “Release of Collateral.” The owners of the units comprise a condominium association, which is governed by a board of five directors, of which Unit 1 and Unit 3 each has the right to appoint one director, and Unit 2 has the right to appoint the remaining three directors. Actions of the board require approval of the majority of directors, with certain major decisions also requiring approval of the owner of Unit 1.

Certain parking spaces available to the Amazon Seattle Property are leased under a parking lease, which provides 350 parking spaces in an adjacent parking garage (the “Parking Lease”). The borrower is entitled to a minimum of 350 (the “Minimum Number”) non-exclusive parking spaces. Pursuant to Amazon’s lease, Amazon has the right to use all 350 of such spaces, is required to pay the parking rent for such spaces, and has the right to become the tenant under the parking lease. The parking landlord itself has a ground leasehold interest in the parking garage. The Parking Lease expires on October 7, 2026. The borrower has six consecutive 5-year extension options, each at a rate to be determined between the landlord and lessee, with submission to an appraisal process if necessary. The monthly minimum rent as of the lease commencement date (October 7, 2016) was the product of $330 per month per stall leased (but not less than the Minimum Number) times 1 + the increase in the CPI-All Urban Consumers, Seattle — Tacoma — Bremerton, Washington index (the “Index”) from August 1, 2015 until the commencement date. Rent increases annually based on the increase in the Index. Effective as of the fifth anniversary of the commencement date, the monthly minimum rent will be adjusted using the same procedure set forth above for the rent during the option periods. The Amazon lease requires the landlord to exercise all renewal rights under the Parking Lease and if the right to obtain 350 parking spaces under the Parking Lease is ever terminated, to use commercially reasonable efforts to obtain alternative comparable parking in downtown Seattle.

The Amazon Seattle Property is currently 92.2% leased as of March 31, 2021 with a weighted average lease term of approximately 14.1 years and remaining lease term of approximately 12.2 years to a tenant roster headlined by Amazon (87.8% of NRA / 95.4% of U/W Base Rent / Lease Expiration Date in 2033). The following table presents certain information relating to the tenants at the Amazon Seattle Property:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300 Pine Street Seattle, WA 98101	Collateral Asset Summary – Loan No. 3 Amazon Seattle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,000,000 35.1% 4.27x 13.1%

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.	% of Total U/W Base Rent	Lease Expiration
Amazon(3)(4)	A2 / A+ / AA-	680,215	87.8%	$35.81	95.4%	5/31/2033
Knot Springs(5)(6)	NR / NR / NR	31,209	4.0	$35.00	4.3%	4/30/2037
Victrola Coffee(7)	NR / NR / NR	2,418	0.3	$31.83	0.3%	5/27/2028
Total / Wtd. Avg. Occupied		713,842	92.2%	$35.76	100.0%
Vacant		60,570	7.8%
Total		774,412	100.0%
(1)	Based on the underwritten rent roll dated March 31, 2021.

(2)	Certain ratings are those of the direct parent company whether or not the direct parent company guarantees the lease.

(3)	Amazon has three, five-year renewal / extension options.

(4)	Amazon currently occupies and pays full unabated rent on Phases I and II, which accounts for 70.9% of Amazon’s leased NRA and 73.2% of Amazon’s U/W Base Rent. In January 2020, Amazon executed a lease expansion. The expansion space is being delivered to Amazon in stages, with date by which all phases are Completed expected in August 2021. Amazon has not yet taken occupancy of the expansion space. At loan origination, approximately $3.62 million was deposited into a free rent reserve for bridge rent, gap rent, and free rent periods associated with the Amazon expansion. We cannot assure you that the remaining expansion space will be Delivered or Completed as expected or at all, or that Amazon will take occupancy of or commence paying rent for the expansion space.

(5)	Knot Springs has two, five-year renewal / extension options.

(6)	Knot Springs executed its lease in March 2021. At loan origination, approximately $1.95 million was deposited into a free rent reserve associated with the Knot Springs lease.

(7)	Victrola Coffee has two, five-year renewal / extension options.

In addition to the in-place rent roll, there is an apparel company with a retail LOI executed as of November 2020 that is currently negotiating a lease for approximately 15,457 square feet. This retail LOI is not included in occupancy or underwritten rent.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2027	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2028	1	2,418	0.3%	2,418	0.3%	$31.83	0.3%	0.3%
2029	0	0	0.0%	2,418	0.3%	$0.00	0.0%	0.3%
2030	0	0	0.0%	2,418	0.3%	$0.00	0.0%	0.3%
2031	0	0	0.0%	2,418	0.3%	$0.00	0.0%	0.3%
2032 & Thereafter	2	711,424	91.9%	713,842	92.2%	$35.78	99.7%	100.0%
Vacant	NAP	60,570	7.8%	774,412	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	3	774,412	100.0%			$35.76	100.0%
(1)	Based on the underwritten rent roll dated March 31, 2021.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

COVID-19 Update. As of May 6, 2021 all tenants are open and operating at the Amazon Seattle Property. Approximately 99.6% of the occupied SF and 99.6% of the U/W Base Rent was paid in February and March 2021. One tenant, Victrola Coffee, representing approximately 0.3% of the total NRA, requested and was granted rent relief for the months of April through July 2020, and the abated period was extended for a total of 12 months through March 31, 2021. The first payment date for the Amazon Seattle Whole Loan is May 6, 2021. As of May 6, 2021, the Amazon Seattle Whole Loan is not subject to any modification or forbearance requests related to the COVID-19 pandemic.

Major Tenants.

Amazon (680,215 SF; 87.8% of NRA; 95.4% of U/W Base Rent). The office space is 100% leased to Amazon.com Services LLC (“Amazon”), an affiliate of the parent company Amazon.com, Inc. (Moody’s: A2 | S&P: AA- | Fitch: A+), through May 2033, with three additional five-year extension options and no termination options once all the Amazon space is delivered and completed. The parent company, Amazon.com, Inc. (NASDAQ: AMZN), is an American multinational technology company based in Seattle that focuses on e-commerce, cloud computing, digital streaming, and artificial intelligence. It is considered one of the Big Four tech companies, along with Google, Apple, and Facebook. As of December 31, 2020, the parent company, Amazon.com, Inc. has reported a market capitalization of approximately $1.67 trillion with share prices trading at approximately $3,313 per share. The company’s products include books, music, videotapes, computers, electronics, home and garden, and numerous other products. Amazon offers personalized shopping services, web-based credit card payment, and direct shipping to customers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300 Pine Street Seattle, WA 98101	Collateral Asset Summary – Loan No. 3 Amazon Seattle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,000,000 35.1% 4.27x 13.1%

Amazon first took occupancy at the Amazon Seattle Property in June 2018 upon the completion of Phase I (floors five to eight) and Phase II (floors three to four), totaling 482,159 square feet (70.9% of Amazon’s U/W NRA and 73.2% of Amazon’s U/W Base Rent). Amazon currently occupies and pays full unabated rent on both Phase I and II. As part of Phase III, Amazon is expected to expand into the sky lobby, floors one to two, basement and sub-basement space for an aggregate of 680,215 square feet across all phases. The majority of the Phase III expansion has been Completed, with the exception of the new lobby space and the level one space, which account for an aggregate total of 3.5% of Amazon’s U/W NRA and 4.2% of total U/W Base Rent. The new lobby space (0.9% of Amazon’s U/W NRA and 1.0% of total U/W Base Rent) is expected to be Delivered in June 2021 and Completed in August 2021. The level one space (2.6% of Amazon’s U/W NRA and 3.1% of total U/W Base Rent) has been Delivered and is expected to be Completed by May 2021. Once all phases are Completed, Amazon is expected to have an anticipated workforce of 4,000-5,000 employees at the Amazon Seattle Property. We cannot assure you that the remaining Phase III space will be delivered or completed as expected or at all.

The Amazon lease specifies required dates for (i) delivery of each phase of space in accordance with specified requirements, generally with landlord work sufficiently completed to allow for the construction of tenant’s improvements without material interference from landlord or landlord’s contractors (“Delivered”) and (ii) completion of each space in accordance with specified requirements, generally with landlord work completed and with a temporary or permanent certificate of occupancy or legal equivalent (“Completed”). Amazon will be entitled to credits against its rent in the amount of one day of base rent for the applicable space for each day of delay for the first 45 days, and two days of base rent for the applicable space for each day of delay thereafter, (i) if the new lobby is not Delivered to it by November 30, 2021 (and a 90-day delivery notice has been sent to Amazon with anticipated Delivery of the new lobby space by June 14, 2021), and (ii) if the new lobby is not Completed by August 15, 2021 or the level one space is not Completed by July 15, 2021. Amazon has the right to terminate the new lobby space if either it is not Delivered or it is not Completed by February 28, 2022. The level one space is Delivered and no termination option remains for Delivery; however, Amazon has the right to terminate the level one space if not Completed by January 31, 2022. These spaces (including level one) total 23,578 square feet, 3.0% total NRA and 4.2% of total U/W Base Rent and are not Completed (and in the case of the new lobby, not Delivered). The remaining phases have been Completed and cannot be terminated. Amazon has free or gap rent for various portions of its leased space through dates ranging from August 6, 2021 to February 6, 2022, which has been reserved for under the loan documents. We cannot assure you that the remaining Phase III space will be delivered or completed as expected or at all, or that Amazon will take occupancy and/or pay rent on the applicable space as expected or at all.

The Previous Owner is obligated to complete all remaining expansion space work post-closing and has funded a completion reserve held pursuant to an escrow agreement among the Previous Owner, the borrower, the condominium association and a title company, for the remaining costs estimated for delivery of the new lobby. In addition, the Previous Owner funded a $2,000,000 rent credit reserve held pursuant to escrow instructions among the Previous Owner, the borrower and a title company that can be utilized by the borrower in the event that delayed delivery results in accrued rent credits for Amazon. The lender has been granted a collateral assignment of the escrow agreements between the Previous Owner and the borrower. We cannot assure you that the Previous Owner will complete all remaining expansion space work as expected or at all.

Amazon has an overall average in-place base rent of $35.81 PSF with $1.00 PSF annual rent escalations. Amazon’s average in-place NNN rent of $35.81 PSF is 15.4% below market according to the appraisal. Amazon has three five-year renewal options remaining at fair market value with 15-18 months’ notice for all or a portion of its leased premises, provided that if the renewal is only on a portion, the space will (i) be contiguous, (ii) consist of not less than three full floors, and (iii) include level seven only if level eight is also included. Further, Amazon is current on all lease obligations. The table below illustrates the key terms of the Amazon lease.

Amazon Lease Summary
Suite	Square Feet	Annual Base Rent (psf)	Annual Escalations(1)	Lease Begin Date(2)	Lease End Date
Floors 3-8	482,159(3)	$37.00	$1.00 PSF	Jun-2018	May-2033
Sky Lobby	1,710	$45.00	$1.00 PSF	Aug-2021	May-2033
Floor 2	46,885	$45.00	$1.00 PSF	Oct-2021	May-2033
Floor 1	17,649	$45.00	$1.00 PSF	Nov-2021	May-2033
New Lobby(4)	5,929	$45.00	$1.00 PSF	Feb-2022	May-2033
Basement	82,760	$26.00	$1.00 PSF	Aug-2021	May-2033
Sub-Basement	43,123	$26.00	$1.00 PSF	Aug-2021	May-2033
Total / WAV	680,215	$35.81	$1.00 PSF	NAP	May-2033
(1)	Escalations occur annually on June 1st for Floors 3-8 beginning in 2021, and October 1st beginning in 2022 for the remaining Amazon spaces.

(2)	The lease for each Amazon suite commences upon the earlier of taking occupancy of the space and 240 days following the Delivery date of the suite (excluding Floors 3-8 since already occupied).

(3)	Excludes the give back space of 2,634 SF.

(4)	New Lobby Lease Begin Date will commence 240 days following the estimated date it is Delivered, currently scheduled for June 14, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300 Pine Street Seattle, WA 98101	Collateral Asset Summary – Loan No. 3 Amazon Seattle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,000,000 35.1% 4.27x 13.1%

Amazon has a right of first refusal to purchase any condominium unit owned by the landlord, when the landlord has received an offer to sell such unit to certain competitors of Amazon. Pursuant to a subordination, non-disturbance and attornment agreement, Amazon has agreed that, so long as Amazon is not disturbed in its use or possession of its leased premises, such right of first refusal will not be exercisable in connection with any exercise of remedies pursuant to the Mortgage Loan, including a purchase of the Mortgaged Property at a foreclosure sale, a deed-in-lieu of foreclosure or any subsequent sale of the Mortgaged Property by lender or its designee after such foreclosure or deed in lieu of foreclosure.

Amazon Limited Guaranty. The Amazon lease is guaranteed by the parent company, Amazon.com, Inc., with an initial cap of approximately $95.5 million for the Phase I and Phase II space, and an initial cap of approximately $25.6 million for the Phase III expansion space. The guaranty cap amount reduces each year until 2033 as illustrated in the table below:

Amazon Limited Guaranty Schedule
Original Premises			Expansion Premises
Start Date	End Date	Guaranty Amount	Start Date(1)	End Date	Guaranty Amount
6/1/2018	5/31/2019	$95,504,221	-	-	-
6/1/2019	5/31/2020	$93,608,284	-	-	-
6/1/2020	5/31/2021	$91,706,711	-	-	-
6/1/2021	5/31/2022	$89,647,308	10/1/2021	9/30/2022	$25,564,248
6/1/2022	5/31/2023	$87,416,976	10/1/2022	9/30/2023	$25,107,884
6/1/2023	5/31/2024	$85,001,528	10/1/2023	9/30/2024	$24,613,642
6/1/2024	5/31/2025	$82,385,599	10/1/2024	9/30/2025	$24,078,378
6/1/2025	5/31/2026	$79,552,548	10/1/2025	9/30/2026	$23,498,687
6/1/2026	5/31/2027	$76,484,356	10/1/2026	9/30/2027	$22,870,883
6/1/2027	5/31/2028	$73,161,506	10/1/2027	9/30/2028	$22,190,971
6/1/2028	5/31/2029	$69,562,860	10/1/2028	9/30/2029	$21,454,626
6/1/2029	5/31/2030	$65,665,529	10/1/2029	9/30/2030	$20,657,165
6/1/2030	5/31/2031	$61,444,721	10/1/2030	9/30/2031	$19,793,516
6/1/2031	5/31/2032	$56,873,589	10/1/2031	9/30/2032	$18,858,184
6/1/2032	5/31/2033	$51,923,054	10/1/2032	5/31/2033	$17,845,220
(1)	Original Premises Start Date based on first day of the month following the weighted average lease commencement date for each of the expansion premises suites (i.e. Sky Lobby, Floors 1-2, Basement, and Sub-Basement).

Knot Springs. (31,209 SF; 4.0% of NRA; 4.3% of U/W Base Rent) is a high-end health club which offers members and guests yoga, pilates, total body resistance exercise and high intensity interval training classes as well as a pool/sauna area & massage. Knot Springs executed its lease in March 2021. Knot Springs leases 31,209 square feet on level one, the mezzanine level, and level two through April 30, 2037. The lease provides an approximately $343 PSF tenant improvement allowance, six months of free rent, and has two extension options remaining for a period of five years at fixed rates of $50 PSF NNN and $55 PSF NNN for the first and second extension options, respectively. Knot Springs is required to give 12 months’ notice of its intent to exercise an extension option prior to the lease expiration date. The Knot Springs lease provides that if the tenant is prohibited from operating the permitted use as a result of a public health emergency, then, from and after the 30th day of such closure and continuing for so long as the prohibition continues, the tenant will receive an abatement of base rent.

Victrola Coffee. (2,418 SF; 0.3% of NRA; 0.3% of U/W Base Rent). is a local Seattle coffee shop that has occupied the Amazon Seattle Property since the first phase of the redevelopment was completed in June 2018. Victrola Coffee has an in place base rent of $31.83 PSF with approximately 3.0% annual rent escalations through its lease term, which expires May 27, 2028. Victrola Coffee has two, five-year renewal options remaining at fair market value with 12 months’ notice and no early termination options. Additionally, Victrola Coffee pays percentage rent of 9% over a natural breakpoint. The tenant was granted full rent relief and is in the process of negotiating a payback plan. No percentage rent was accounted for in the underwriting.

Environmental Matters. According to a Phase I environmental report dated March 11, 2020, there were no recognized environmental conditions or recommendations for further action at the Amazon Seattle Property.

The Market. The Amazon Seattle Property is located a few blocks from Amazon’s global headquarters in the Seattle central business district (“Seattle CBD”) office submarket, which is the metro’s largest office submarket in terms of inventory. East of the Amazon Seattle Property is Westlake Center, which is a four-story enclosed shopping center that is anchored by Sak’s Fifth Avenue OFF 5th, Nordstrom Rack and Zara. Adjacent to the building is Seattle Center Monorail which connects the neighborhood to Seattle Center. Pacific Place, a vertical mall that features retailers such as Tiffany & Company and Barnes & Noble, as well as a multiplex Regal Cinema, is located on Pine Street between Sixth Avenue and Seventh Avenue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300 Pine Street Seattle, WA 98101	Collateral Asset Summary – Loan No. 3 Amazon Seattle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,000,000 35.1% 4.27x 13.1%

The Seattle CBD office market is in central Seattle, along Elliot Bay. The Seattle CBD is comprised of four submarkets: The Financial District, Denny Regrade, Pioneer Square/International District and Lower Queen Anne/Lake Union. The largest office submarket contained in the Seattle CBD is the Financial District, with 22.9 million square feet of inventory. The Seattle CBD holds the largest office inventory in the greater Seattle-Bellevue area and serves as the region’s center of development, with nearly three million square feet of office space under construction in the fourth quarter of 2020. According to the appraisal, the Seattle CBD office submarket contains approximately 51.0 million SF, with an overall average asking rent of $46.95 PSF. As of the end of 2020, the vacancy rate was 11.4%.

The Amazon Seattle Property is located in the Seattle retail market which contains approximately 27.4 million square feet of inventory. As of year-end 2020, the overall vacancy rate for the region was 6.5%. The Amazon Seattle Property’s Northgate/Central submarket has a vacancy rate of 3.7%. The average asking rental rate for all types of retail space in the region is $26.53 PSF. The Amazon Seattle Property’s Northgate/Central submarket has an average asking rental rate of $27.42 PSF. The Market Rent Synopsis table below shows all of the market rent conclusions for the various tenant types at the Amazon Seattle Property according to a March 2021 third party appraisal report.

Market Rent Synopsis
	Total / WAV(1)	Office Floors 1-8	Office Basement	Retail Suite 110	Retail Suite 120	Retail Suite 130	Retail Suite 140	Retail Suite 150	Retail Suite 210	Retail Coffee Shop
Tenant	Various	Amazon	Amazon	Vacant	Knot Springs	Vacant	Vacant	Vacant	Vacant	Victrola Coffee
Occupied Square Feet	713,842	554,332	125,883	-	31,209	-	-	-	-	2,418
Market Rent PSF(1)	$41.18	$45.00	$26.00	$35.00	$35.00	$50.00	$42.00	$40.00	$35.00	$35.00
In Place U/W Rent PSF(2)	$35.76	$38.04	$26.00	N/A	$35.00	N/A	N/A	N/A	N/A	$31.83
% Above / (Below Market)	-13.1%	-15.5%	-	N/A	-	N/A	N/A	N/A	N/A	-9.1%
Lease Term (Years)	10	10	10	10	10	10	10	10	10	10
Lease Type (Reimbursements)	Net	Net	Net	Net	Net	Net	Net	Net	Net	Net
Annual Increase Projection	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%

(1)	Weighted average values are based on occupied space at the Amazon Seattle Property.

(2)	Based on the underwritten rent roll dated March 31, 2021.

The following charts summarize comparable office leases (according to a third party appraisal report) that range in base rent from $42.00 to $64.00 PSF, and retail leases that range in base rent from $36.60 to $50.00 PSF.

Summary of Comparable Office Leases(1)
Property	Tenant Name	Lease Start Date	Term (yrs.)	Lease Type	Tenant Size (SF)	Base Rent PSF	Free Rent (mos.)	TI PSF
Amazon Seattle	Amazon	Various	Various	Net	680,215	$35.81	0	$80.00(3)
US Bank Centre	Sincro Digital	Sep-20	5.8	Net	22,735	$42.00	3	$40.00
1918 Eighth	Royal Bank of Canada	Jul-20	4.1	Gross	35,424	$42.25	2	$0.00
Rainier Tower	Bank of America	Jan-20	10.0	Net	115,000	$47.00	0	$110.00
Two Union Square	BlackRock	Jan-20	10.0	Modified Gross	53,000	$64.00	0	$50.00
2+U	Dropbox, Inc.	Apr-19	10.3	Net	128,000	$45.00	3	$95.00
Average(2)			8.0		70,832	$48.05	2	$59.00

Summary of Comparable Retail Leases(1)
Property	Tenant Name	Lease Start Date	Term (yrs.)	Lease Type	Tenant Size (SF)	Base Rent PSF	Free Rent (mos.)	TI PSF
Amazon Seattle(4)	Various	Various	Various	Net	33,627	$34.77	Various	N/A
400 Dexter	The Collective	May-18	10	Net	24,175	$38.00	N/A	N/A
Pike Motorworks	Brewlab	Jan-18	10	Net	17,683	$50.00	0	$40
6th & Pike	North Face	4Q-18	10	Net	15,782	$42.01	0	$63
Pacific Place	Confidential	Jun-19	5	Net	32,896	$37.00	0	$0
Confidential	Confidential	Jan-20	14	Net	2,245	$36.60	N/A	N/A
Solis Seattle	Q Café	Mar-20	10	Net	3,525	$42.55	4	$43
Average(2)			10		16,051	$41.03	1	$37
(1)	Source: Appraisal.

(2)	Excludes the Amazon Seattle Property.

(3)	$80.00 PSF on floors 1-2 plus $771,500 per floor on floors 3-8.

(4)	Base Rent PSF is calculated as a weighted average of the two retail leases.

The following charts summarize office and retail building sales in Seattle directly comparable with the Amazon Seattle Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300 Pine Street Seattle, WA 98101	Collateral Asset Summary – Loan No. 3 Amazon Seattle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,000,000 35.1% 4.27x 13.1%

Summary of Comparable Office Sales(1)
Property	City, State	NRA	Year Built	Occupancy	Transaction Date	Sales Price	Sales Price PSF	Cap Rate
Amazon @ Atlas	Seattle, WA	158,433	1981	100%	Dec-20	$120,985,000	$763.64	4.75%
Amazon.com Phase VIII	Seattle, WA	317,804	2015	100%	Dec-19	$270,100,000	$849.89	4.08%
Roosevelt Commons	Seattle, WA	229,299	2002	100%	Dec-19	$157,000,000	$684.70	5.15%
Arbor Blocks East & West	Seattle, WA	388,911	2018	100%	Nov-19	$414,970,000	$1,067.01	4.25%
Maritime Building	Seattle, WA	211,640	1910	89%	Mar-18	$186,000,000	$878.85	4.10%
Average		261,217		98%		$229,811,000	$848.82	4.47%

Summary of Comparable Retail Sales(1)
Property	City, State	NRA	Year Built	Occupancy	Transaction Date	Sales Price	Sales Price PSF	Cap Rate
Bellevue Galleria	Bellevue, WA	213,002	1999	83%	Dec-19	$122,000,000	$572.76	5.00%
2200 Westlake	Seattle, WA	73,800	2006	100%	Feb-16	$65,000,000	$880.76	NAP
Pacific Place	Seattle, WA	334,245	1998	89%	Jul-14	$271,000,000	$810.78	4.48%
Meridian Center	Seattle, WA	156,338	1996	93%	Jan-14	$113,150,000	$723.75	5.82%
Average		194,346		91%		$142,787,500	$747.01	5.10%
(1)	Source: Appraisal.

Cash Flow Analysis.

Cash Flow Analysis(1)(2)(3)
	U/W	U/W PSF
Base Rent	$25,529,906	$32.97
Rent Step(4)	484,456	$0.63
IG Rent Step Credit(5)	3,666,429	$4.73
Value of Vacant Space	2,768,984	$3.58
Gross Potential Rent	$32,449,775	$41.90
Tenant Recoveries	6,802,808	$8.78
Total Recoveries	$6,802,808	$8.78
Vacancy	(2,768,984)	($3.58)
Abatements	0	$0.00
Effective Gross Income	$36,483,599	$47.11
Real Estate Taxes(6)	1,689,072	$2.18
Insurance	429,519	$0.55
Other Operating Expenses	3,581,991	$4.63
Total Expenses	$5,700,582	$7.36
Net Operating Income	$30,783,017	$39.75
Capital Reserve	154,882	$0.20
TI/LC	77,346	$0.10
Net Cash Flow	$30,550,788	$39.45
(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Historical cash flow information is unavailable because the Amazon Seattle Property has been renovated from 2017 to 2021 in connection with the major tenant executing an expansion lease in January 2020.

(3)	Based on the underwritten rent roll dated March 31, 2021.

(4)	Rent Steps include (i) approximately $482,159 in contractual rent steps for Amazon tenant through June 2021 and (ii) approximately $2,297 in contractual rent steps for Victrola Coffee through June 1, 2021.

(5)	Represents straight line average rent for Amazon through the end of the loan term.

(6)	Real Estate Taxes are based on the borrower’s year 1 budget (ending March 2022), which takes into account the tax credit for such year. Assuming no changes to the unabated taxes, the abated taxes for year 1 exceed the straight line average of abated real estate taxes over the loan term given the increase in tax credits in years 3-8. Below is a schedule of estimated tax credits based on renovation previously completed as well as the ongoing renovations. While the tax credits have been approved by the Landmark Board, the tax credits are subject to change if changes are made to the planned alterations. We cannot assure you that the actual tax credits, if any, will equal the estimated tax credits.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300 Pine Street Seattle, WA 98101	Collateral Asset Summary – Loan No. 3 Amazon Seattle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,000,000 35.1% 4.27x 13.1%

Estimated Tax Credit Schedule(1)
Year	Year Start	Year End	Remaining Tax Credits
1	4/1/2021	3/31/2022	$ 1,605,470
2	4/1/2022	3/31/2023	$ 1,815,433
3	4/1/2023	3/31/2024	$ 1,996,457
4	4/1/2024	3/31/2025	$ 2,072,932
5	4/1/2025	3/31/2026	$ 2,083,296
6	4/1/2026	3/31/2027	$ 2,093,713
7	4/1/2027	3/31/2028	$ 2,104,181
8	4/1/2028	3/31/2029	$ 2,014,252
9	4/1/2029	3/31/2030	$ 1,614,931
10	4/1/2030	3/31/2031	$ 1,100,854
11	4/1/2031	3/31/2032	$ 459,006
12	4/1/2032	3/31/2033	$ 249,041
13	4/1/2033	3/31/2034	$ 69,545
(1)	Source: Appraisal.

Property Management. The Amazon Seattle Property is managed by Urban Renaissance Property Company LLC, a Washington limited liability company.

Lockbox / Cash Management.  The Amazon Seattle Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters instructing all tenants to deposit rents into a lender-controlled lockbox account. The borrower is required to cause all rents to be deposited directly into the lender-controlled lockbox account. All funds received by the borrower or the manager are required to be deposited in the lockbox account within three business days following receipt. During the continuance of a Trigger Period (as defined below), funds on deposit in the lockbox account are required to be swept on a daily basis into a lender-controlled cash management account and applied on each payment date to the payment of, among other things, debt service (which includes both the Amazon Seattle Whole Loan and the Amazon Seattle Mezzanine Loan), the funding of required reserves and budgeted and lender-approved extraordinary monthly operating expenses. Prior to the ARD, all excess cash is required to be transferred to a lender-controlled account as additional collateral for the Amazon Seattle Whole Loan, subject to certain permitted uses by the borrower described in the loan documents. If the Amazon Seattle Whole Loan is not paid by the ARD, from and after the ARD, the Amazon Seattle Whole Loan will accrue interest at the Adjusted Interest Rate; however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate (“Excess Interest”) will be deferred.

In addition, from and after the ARD, all excess cash flow from the Amazon Seattle Property will be applied as follows in the following order of priority, (i) to fund the reserves for tax and insurance and condominium charges (if any), (ii) to interest on the Amazon Seattle Senior Notes and the Amazon Seattle Subordinate Companion Loan, in that order, and in each case calculated at the initial interest rate, (iii) to operating expenses in accordance with the annual budget (which must be reasonably approved by the lender), (iv) toward other amounts due under the loan documents, including default interest and late payment charges, (v) for the payment of approved extraordinary operating expenses, (vi) to debt service on any then-existing Mezzanine Loan calculated at the initial interest rate, (vii) to repay the outstanding principal balance of the Amazon Seattle Senior Notes, in the monthly amount required to fully amortize (based on a 30-year amortization schedule) the outstanding principal balance of the entire Amazon Seattle Whole Loan, (viii) if the Amazon Seattle Senior Notes have been repaid in full, to repay the outstanding principal balance of the Amazon Seattle Subordinate Companion Loan, in the monthly amount required to fully amortize (based on a 30-year amortization schedule) the outstanding principal balance of the Amazon Seattle Whole Loan, (ix) if lender elects, to make deposits into the capital expenditures reserve, (x), to repay the outstanding principal balance of the Amazon Seattle Senior Notes until the entire outstanding principal balance is paid, (xi) to repay the outstanding principal balance of the Amazon Seattle Subordinate Companion Loan until the entire outstanding principal balance is paid, (xii) to the payment of Excess Interest under the Amazon Seattle Senior Notes, (xiii) to the payment of Excess Interest under the Amazon Seattle Subordinate Companion Loan, and (xiv) to pay all remaining amounts due under the Mezzanine Loan. Provided no event of default is continuing and prior to the ARD, funds on deposit in the lockbox account will be disbursed to the borrower’s operating account.

A “Trigger Period” will commence upon (i) the ARD, (ii) the occurrence of an event of default under the Amazon Seattle Whole Loan until cured, (iii) the debt yield is less than (a) 5.83% based on the Amazon Seattle Whole Loan and (b) 5.00% based on the Amazon Seattle Total Debt, in each case, for two consecutive quarters (a “Low DY Period”) until (a) the debt yield based on the Amazon Seattle Whole Loan is equal to or greater than 5.83% and (b) the yield based on the Amazon Seattle Total Debt is equal to or greater than 5.00%, in each case, for two consecutive calendar quarters (the borrower may deliver a letter of credit, or after the prepayment lockout expiration date, make a prepayment, to avoid a low debt yield period), (iv) the commencement of a Lease Sweep Period (defined herein) until such Lease Sweep Period is cured, and (v) the occurrence of a mezzanine loan default until cured.

A “Lease Sweep Period” will commence on the first monthly payment date following the earliest to occur of any of the following:

(i) the date on which, with respect to the Amazon lease or any replacement lease which covers at least 125,000 of the rentable square feet demised under the Amazon lease (each a “Lease Sweep Lease”), the tenant cancels or terminates its lease with respect to at least 100,000 square feet of space prior to the then current expiration date under such lease, or delivers notice that it is canceling or terminating its lease with respect to at least 100,000 square feet of space and ending on the date on which both (a) one or more replacement tenants

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300 Pine Street Seattle, WA 98101	Collateral Asset Summary – Loan No. 3 Amazon Seattle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,000,000 35.1% 4.27x 13.1%

acceptable to the lender (reasonable discretion) execute and deliver replacement lease(s) covering the lesser of (I) all of the terminated space or (II) 75% of the space demised under the Lease Sweep Lease, provided that such replacement lease(s) satisfies certain conditions to be set forth in the loan documents, and (b) the debt yield is at least equal to 5.83% based on the Amazon Seattle Whole Loan and 5.00% based on the Amazon Seattle Total Debt, provided that, so long as no event of default then exists, the borrower will be permitted to cause prepayments (in compliance with the prepayment provisions hereof in the loan agreement) of amounts sufficient that, if applied to the outstanding principal balance of the loan, would result in the property achieving a debt yield of at least 5.83% based on the Amazon Seattle Whole Loan and 5.00% based on the Amazon Seattle Total Debt;

(ii) the date on which a tenant under a Lease Sweep Lease goes dark at 50% or more of its space on a rentable square foot basis (or, if a Lease Sweep Tenant gives notice that it intends to discontinue operation of its business at a future date but has not yet discontinued, then the earlier of (i) actual discontinuance and (ii) the later of (A) the delivery of such notice and (B) the date that is 12 months prior to the future date of such discontinuance as stated in such notice) (a “Dark Period Event”) and ending on the date on which either (a) one or more replacement tenants acceptable to the lender (in its reasonable discretion) execute and deliver replacement lease(s) covering the lesser of (I) all of the dark space or (II) 75% of the space demised under the Lease Sweep Lease, provided that such replacement tenant(s) and lease(s) satisfies certain conditions to be set forth in the loan documents, or (b) for a Dark Period Event, the entirety of the dark space has been sublet to an entity rated “BBB-” or equivalent by at least two of Fitch, Moody’s and S&P (an “Investment Grade Rating”) or a wholly-owned subsidiary of an entity whose obligations are guaranteed by such entity with an Investment Grade Rating (collectively, “Investment Grade Entity”) who has accepted delivery thereof and is paying unabated rent at a contract rate no less than the contract rate required under the Lease Sweep Lease (other than free rent from leases with free rent periods that are currently in effect that are permitted free rent periods); provided, however, that if the tenant either (a) is Amazon (or an affiliate thereof so long as the Amazon.com guaranty remains in effect), (b) is one or more Investment Grade Entities or (c) has subleased the dark space to one or more Investment Grade Entities who have accepted delivery thereof and is paying unabated rent at a rate that is at least equal to the contract rate under the Lease Sweep Lease, such tenant will not be deemed to have “gone dark” and no Lease Sweep Period will commence;

(iii) upon either (a) a monetary default or (b) a material non-monetary default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period, and in each case ending on the date on which the event of default has been cured and no other event of default under such Lease Sweep Lease occurs for a period of three consecutive months following such cure;

(iv) the tenant (or guarantor, if any) under a Lease Sweep Lease filing or commencing a bankruptcy or insolvency proceeding, which Lease Sweep Period will end on the date on which the insolvency proceeding is terminated or the applicable lease is affirmed, assumed or assigned in a manner satisfactory to the lender; or

(v) the effective date of any termination by the Amazon tenant of the Amazon lease with respect to any phase due to the borrower’s failure to timely deliver such phase to the Amazon tenant in delivery condition or in final condition, as applicable, pursuant to the Amazon lease.

Notwithstanding clause (ii) above, a tenant under a Lease Sweep Lease will not be deemed to be “dark” if the discontinuation of operations in its space as a result of either of the following: (A) such discontinuation occurs in order for such tenant to comply with governmental restrictions which restrict the use or occupancy of the Property in connection with the COVID-19 pandemic or any other pandemic or epidemic (a “SIP Order”), and the tenant resumes operations in its space within 90 days after such SIP Order is lifted or (B) such discontinuation occurs in connection with such tenant’s commercially reasonable safety protocols relating to the COVID-19 pandemic or any other pandemic or epidemic, provided further that, in either case of clause (A) or (B), that such tenant has not given notice that it does not intend to re-open or resume operations in its space (any discontinuation of operations described above, a “Pandemic Discontinuation”).

Any sweep commenced pursuant to clauses (i) through (iv) above will be subject to the cash management provisions described herein, which will include deposits into the lease reserve account during a Trigger Period. Additionally, any tenant termination or modification fees collected by the borrower will be deposited in the leasing reserve account (including if this results in amounts in the leasing reserve account exceeding the Lease Sweep Reserve Cap). Provided there is no event of default, all funds on reserve in the leasing reserve account will be made available to the borrower to pay for tenant improvements, leasing commissions and other costs incurred by the borrower in connection with the re-tenanting of the applicable space covered by the respective lease and other approved leasing costs (or, in the event no Trigger Period is in effect, funds on the reserve in the leasing reserve account will be made available to the borrower for other expenses of the Amazon Seattle Property.

Further, a Lease Sweep Period (other than a Lease Sweep Period triggered by clause (iv) above) will not be triggered (or, if already triggered, may be terminated) if the borrower delivers to the lender (and, for the avoidance of doubt, prior to such delivery in satisfaction of the conditions set forth in this paragraph, a Lease Sweep Period will continue to exist) any of (x) an acceptable letter of credit, (y) a guaranty in form and substance satisfactory to Lender from an Investment Grade Entity that is rated by two of Fitch, Moody’s and S&P and that maintains minimum net worth (exclusive of the Property) and liquidity at levels of $500 million and $50 million (exclusive of any interest in the Amazon Seattle Property), respectively, or (z) subject to (a) rating agency confirmation, (b) Mezzanine Lender approval and (c) a guaranty in form and substance satisfactory to the lender from a guarantor reasonably acceptable to Lender, in any case, in an amount equal to the Lease Sweep Reserve Cap. All letters of credit plus all guaranties (excluding any recourse carveout guaranty) in effect as of any date of determination will not exceed, in the aggregate, 12.5% of the outstanding principal balance of the Amazon Seattle Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300 Pine Street Seattle, WA 98101	Collateral Asset Summary – Loan No. 3 Amazon Seattle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,000,000 35.1% 4.27x 13.1%

A “Lease Sweep Reserve Cap” means: (a) for a lease sweep due to clause (i) or (ii) above, $75.00 PSF of the terminated space or dark space, as applicable; and (b)  for a lease sweep due to clause (iii) above, $75.00 PSF of the related defaulted lease sweep lease; provided that, (x) if the lease sweep trigger is continuing pursuant to both (i) and (ii) above and no other lease sweep trigger is then continuing, the Lease Sweep Reserve Cap will be calculated based on the aggregate rentable square footage of both the terminated Space and the dark Space (without duplication with regard to the same space) and (y) the aggregate Lease Sweep Reserve Cap for all concurrent lease sweep triggers will not exceed $51,322,050 (i.e., $75.00 PSF that is leased pursuant to the Amazon lease including the expansion premises described in loan documents).

A “Lease Sweep Tenant” means any tenant under a Lease Sweep Lease.

Initial and Ongoing Reserves.  At loan origination, the borrower deposited approximately (i) $16,421,411 into an existing TI/LC reserve and (ii) $5,572,775 into a free rent reserve for bridge rent, gap rent, or free rent periods.

In addition, the Previous Owner deposited funds in the amount of (i) $2,000,000 into a rent credit escrow, pursuant to an escrow agreement among the Previous Owner, the borrower and a title company, to be utilized by the borrower in the event any delayed Amazon work results in accrued rent credits and (ii) $22,900,151 into a capital project escrow, pursuant to escrow instructions among the Previous Owner, the borrower, the condominium association, and a title company, for the completion and payment of remaining construction work at the Amazon Seattle Property, including work related to the Amazon expansion premises and the Knot Springs premises. Both the rent credit escrow and the capital project escrow are held by the title company and not by the lender. The lender has been granted a collateral assignment of such escrow agreements. However, the lender will have lesser rights under such escrow arrangements than would be the case if such reserves were held by the lender.

Tax Reserve – During a Trigger Period (as defined below), the borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes.

Insurance Reserve – During a Trigger Period, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums, unless an acceptable blanket policy is in effect. As of the loan origination date, an acceptable blanket policy was in place.

Replacement Reserve – During a Trigger Period, the borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to $0.0167 PSF (initially approximately $12,933) for replacement reserves.

Rollover Reserve – During a Trigger Period, the borrower is required to deposit into a rollover reserve, on a monthly basis, an amount equal to $0.125 PSF (initially approximately $96,802) for tenant improvements and leasing commissions (capped at $75.00 PSF).

Condominium Reserve – From and after the retail unit release, the borrower is required to deposit into a condominium reserve, on a monthly basis, 1/12 of the condominium charges as set forth in the approved annual budget, in order to accumulate sufficient funds to pay all such condominium charges on their respective due dates.

Lease Sweep Reserve – During the continuance of a Lease Sweep Period, all excess cash is required to be swept into a lease sweep reserve account (the “Lease Sweep Reserve”), which will be made available to the borrower to pay for tenant improvements, leasing commissions and other costs with respect to the re-tenanting of the space covered by the applicable Sweep Lease.

Current Mezzanine or Subordinate Indebtedness. The Amazon Seattle Subordinate Companion Loan has an outstanding principal balance as of the Cut-off Date of $155.1 million, and accrues interest at a fixed rate of 3.004833% per annum. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—Amazon Seattle Whole Loan” in the Preliminary Prospectus. A mezzanine loan (the “Mezzanine Loan”) was funded by Deutsche Bank AG, New York Branch to KRE 300 Pine Mezz A LLC. The Mezzanine Loan has an original principal balance of $65.0 million, accrues interest at a per annum rate of 6.10000%, and requires interest-only payments until the ARD, and has an ARD and a maturity date co-terminous with that of the Amazon Seattle Whole Loan. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. The Amazon Seattle Whole Loan documents allow, on or after the prepayment lockout expiration date but prior to the ARD, a release of the Retail Unit at the Amazon Seattle Property in connection with an arm’s length sale of such unit to an unrelated third party, upon prepayment of a release amount equal to $37,800,000 for the Amazon Seattle Whole Loan (and $6,300,000 for the Mezzanine Loan), together with, among other things, if prior to the open prepayment date, a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium, provided, that among other conditions, (i) after the release, the aggregate debt yield of the Amazon Seattle Total Debt is not less than the greater of such aggregate debt yield prior to the release and 5.82% and the debt yield of the Amazon Seattle Whole Loan is not less than the greater of such debt yield prior to the release and 6.79% (provided that the borrower may make an additional prepayment to satisfy such debt yield conditions), (ii) such release is permitted under the terms of the Mezzanine Loan and under the Amazon lease, (iii) the Condominium Revision has occurred and certain amendments are made to the condominium documents, and (iv) certain REMIC related conditions are satisfied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Various Hopewell Junction, NY 12533	Collateral Asset Summary – Loan No. 4 iPark 84 Innovation Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 58.5% 2.29x 9.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Hopewell Junction, NY 12533	Collateral Asset Summary – Loan No. 4 iPark 84 Innovation Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 58.5% 2.29x 9.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Hopewell Junction, NY 12533	Collateral Asset Summary – Loan No. 4 iPark 84 Innovation Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 58.5% 2.29x 9.4%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Refinance
Borrower Sponsor:	Joseph Cotter
Borrower:	i.Park East Fishkill 84 LLC
Original Balance(1):	$60,000,000
Cut-off Date Balance(1):	$60,000,000
% by Initial UPB:	6.1%
Interest Rate:	3.80000%
Payment Date:	6th of each month
First Payment Date:	June 6, 2021
Maturity Date:	May 6, 2031
Amortization:	Interest Only
Additional Debt(1):	$28,000,000 Pari Passu Debt
Call Protection(2):	L(24), D(92), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly	Cap
Taxes:	$174,216	$34,843	NAP
Insurance:	$0	Springing	NAP
Replacement:	$782,761	$15,639	NAP
TI/LC:	$0	$27,237	NAP
Other(6):	$3,588,600	Springing	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Industrial / Warehouse and R&D
Collateral:	Fee / Leasehold
Location:	Hopewell Junction, NY
Year Built / Renovated(4):	Various / Various
Total Sq. Ft.:	938,339
Property Management:	Pembroke Management, Inc.
Underwritten NOI(5):	$8,275,615
Underwritten NCF:	$7,761,115
Appraised Value:	$150,500,000
Appraisal Date:	March 24, 2021

Historical NOI
Most Recent NOI(5):	$6,605,845 (February 28, 2021)
2020 NOI:	$6,532,153 (December 31, 2020)
2019 NOI:	$5,958,334 (December 31, 2019)
2018 NOI	NAV

Historical Occupancy
Most Recent Occupancy:	92.3% (T-12 February 28, 2021)
2020 Occupancy:	92.3% (December 31, 2020)
2019 Occupancy:	68.0% (December 31, 2019)
2018 Occupancy:	NAV

Financial Information(1)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$60,000,000
Pari Passu Note	28,000,000
Whole Loan	$88,000,000	$94 / $94	58.5% / 58.5%	2.44x / 2.29x	9.4% / 8.8%	9.4% / 8.8%

(1)	The iPark 84 Innovation Center Loan (as defined below) is evidenced by the controlling Note A-1, which is part of the iPark 84 Innovation Center Whole Loan (as defined below) consisting of two pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $88,000,000. For additional information, see “The Loan” herein.

(2)	The lockout period will be at least 24 payments beginning with and including the first payment date of June 6, 2021. The borrower has the option to defease the iPark 84 Innovation Center Whole Loan in full on or after the first payment date following the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) April 30, 2025. The lockout period of 24 payments is based on the expected Benchmark 2021-B26 transaction closing date occurring in May 2021. The actual lockout period may be longer.

(3)	See “Initial and Ongoing Reserves” herein.

(4)	The iPark 84 Innovation Center Property was constructed in 1966, 1971, 1976, and 1985 and was renovated in 1985, 1987, 1992, 2012, 2014, and 2020.

(5)	The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to Crepini, Great Point Capital Fund A, LP, Dutchess Pride, Sprout Creek, and Midway Dental executing new leases and beginning rent payments in 2021.

(6)	Other reserves are comprised of an immediate repair reserve ($332,970), unfunded obligations reserve ($687,500) related to outstanding landlord work under the eMagin and Crepini lease documents, a specified tenant reserve ($2,468,130) equal to approximately 12 months of IBM gross rent, a post-closing obligations reserve ($100,000) and a condominium assessment reserve (springing).

The Loan.  The iPark 84 Innovation Center mortgage loan (the “iPark 84 Innovation Center Loan”) is part of a whole loan (the “iPark 84 Innovation Center Whole Loan”), which is secured by the borrower’s fee and leasehold interest in a warehouse/R&D industrial property located in Hopewell Junction, New York (the “iPark 84 Innovation Center Property”). The iPark 84 Innovation Center Whole Loan is comprised of two pari passu notes with an aggregate principal balance as of the Cut-off Date of $88.0 million. Only the Note A-1, with an outstanding principal balance as of the Cut-off Date of $60.0 million, is being contributed to the Benchmark 2021-B26 mortgage trust. The relationship between the holders of the iPark 84 Innovation Center Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The iPark 84 Innovation Center Whole Loan was originated by Citi Real Estate Funding Inc. (“CREFI”). The iPark 84 Innovation Center Whole Loan has a 120-month term and will be interest-only for its entire term.

The iPark 84 Innovation Center Whole Loan proceeds were used to refinance existing debt, return equity to the borrower sponsor, fund upfront reserves and pay closing costs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Hopewell Junction, NY 12533	Collateral Asset Summary – Loan No. 4 iPark 84 Innovation Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 58.5% 2.29x 9.4%

The table below summarizes the promissory notes that comprise the iPark 84 Innovation Center Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	Benchmark 2021-B26	Yes
A-2	28,000,000	28,000,000	CREFI(1)	No
Whole Loan	$88,000,000	$88,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$88,000,000	100.0%	Loan Payoff	$66,920,717	76.0%
			Principal Equity Distribution	14,732,384	16.7
			Reserves	4,545,577	5.2
			Closing Costs	1,801,323	2.0
Total Sources	$88,000,000	100.0%	Total Uses	$88,000,000	100.0%

The Borrower(s) / Borrower Sponsor.  The borrower is i.Park East Fishkill 84 LLC, a Delaware limited liability company and structured to be a single purpose bankruptcy-remote entity, having one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the iPark 84 Innovation Center Whole Loan.

The borrower sponsor and non-recourse carveout guarantor is Joseph Cotter of National Resources (“NRE”), an investor and developer of mixed-use real estate, specializing in industrial and corporate business parks. The firm has a value-add investment strategy that involves acquiring older buildings and business parks, upgrading them using their proprietary approach, and leasing up the asset. NRE created and operates the iPark brand, which includes over 5 million sq. ft. of space in eight different locations, including the iPark 84 Innovation Center Property. Since the firm’s inception in 1988, NRE has developed strong relationships with some of the world’s largest capital partners and have produced strong financial returns to investors. Institutional partners have included Apollo Real Estate (Lake Success iPark), UBS (Edgewater, NJ), AEW (multiple shopping centers in southeast), Bessemer Trust (northeast shopping centers), GMAC Commercial Mortgage and Capmark Equity Investors (Norwalk, CT).

The Property. The iPark 84 Innovation Center Property is an industrial property totaling 938,339 net rentable sq. ft. within the iPark 84 development in Hopewell Junction, New York. The iPark 84 Innovation Center Property sits on 37.9 acres and was constructed in phases in 1966, 1971, 1976, and 1985. The iPark 84 Innovation Center Property was renovated in phases in 1985, 1987, 1992, 2012, 2014, and 2020. The iPark 84 Innovation Center Property includes light manufacturing, R&D, warehouse and office. The iPark 84 development is located off I-84 and spans 300 acres and approximately 2.0 million square feet.

The iPark 84 Innovation Center Property consists of six buildings, buildings 330D, 330 C/L, 303, 304, 308 & 309. The iPark 84 Innovation Center Property, in the aggregate, comprises approximately 50% of a larger industrial park campus that is not collateral for the iPark 84 Innovation Center Loan (the “iPark 84 Campus”) that was developed by IBM in the 1960s and served as its East Fishkill Campus for over 40 years. Over the last decade, IBM shifted away from manufacturing and towards consulting, software, and research & development and thus in 2015 sold the iPark 84 Campus to Global Foundries (as defined below), a major semiconductor firm. Subsequent to the sale, IBM continues to occupy mission critical R&D space under a lease at the iPark 84 Innovation Center Property.

Global Foundries sold approximately 50% of the iPark 84 Campus in 2017, which constitutes the iPark 84 Innovation Center Property, and retained ownership of the remainder of the iPark 84 Campus, where they operate their Fab 10 semiconductor manufacturing facility. In addition to owning the remaining 50% of the iPark 84 Campus, Global Foundries is the sole tenant at two of the buildings comprising the iPark 84 Innovation Center Property, buildings 303 and 309.

Buildings 303, 304, 308 & 309 are subject to a condominium regime formed in August 2017 (the “Hopewell Condominium I”). The Hopewell Condominium I is made up of 8 condominium units. Unit 7GL of the condominium (which condominium unit includes building 303 and 309) is subject to a 2017 ground lease (“Ground Lease”) between Global Foundries, as ground lessor, and the condominium association, as ground lessee, that expires in 2116 and currently has 95 years remaining (the “Ground Leasehold Interest”). The Ground Lease was put in place because buildings 303 and 309 contain certain materials and operations that are required to be located on the same parcel that Global Foundries’ Fab 10 semiconductor manufacturing facility is located upon, per Global Foundries’ operating permits. The annual rent under the ground lease is $1.00 with no escalations or fair market value reset. The borrower owns three of the condominium units, including Unit 7GL, subject to the Ground Lease, which units are included as collateral for the iPark 84 Innovation Center Loan.

Buildings 330C/L, 330D are subject to a Declaration of Condominium, dated March 29, 2018 (the “Hopewell Condominium II”). The Hopewell Condominium II contains 9 condominium units. The borrower owns two of the condominium units, which units are included as collateral for the iPark 84 Innovation Center Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Hopewell Junction, NY 12533	Collateral Asset Summary – Loan No. 4 iPark 84 Innovation Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 58.5% 2.29x 9.4%

Major Tenants. Global Foundries (316,313 sq. ft., 33.7% of NRA) is a semiconductor engineering and manufacturing firm headquartered in Santa Clara, CA. Originally the manufacturing arm of Advanced Micro Devices (“AMD”), Global Foundries manufactures integrated circuits in high volume mostly for semiconductor companies such as AMD, Broadcom, Qualcomm, and STMicroelectronics. Global Foundries has been at the iPark84 Innovation Center Property since they acquired IBM’s semiconductor manufacturing business in 2015. In April 2019, ON Semiconductor (NASDAQ: ON) announced that it will acquire Global Foundries’ operations at the iPark 84 Innovation Center Property in order to expand its capacity in 300mm chip production. ON Semiconductor employs more than 34,000 people globally and specializes in designing, engineering, and manufacturing semiconductors in North America, Europe, and Asia. ON Semiconductor reported 2020 revenue of approximately $5.3 billion and net income of approximately $234 million, which marked an approximately 10.6% increase in net income from 2019.

IBM (107,210 sq. ft., 11.4% of NRA) is an American multinational technology company headquartered in Armonk, NY with operations in over 175 countries. The company produces and sells computer hardware, software, and provides hosting and consulting services. IBM is also a major research organization with key research and development operations at the iPark84 Innovation Center Property. IBM expanded its space recently in 2019 and has occupied space, initially as the owner and subsequently as a tenant, at the iPark 84 Innovation Center Property for over 40 years. At origination of the iPark 84 Innovation Center Loan, the borrower deposited $2,468,130 into a specified tenant reserve which is equal to approximately 12 months of IBM Gross Rent.

Great Point Capital Fund A, LP (100,000 sq. ft., 10.7% of NRA) is a manager of movie studios and production space in the New York metro area. Great Point performs subsidiary services for the movie industry, such as talent, postproduction, and financing. At the iPark84 Innovation Center Property, the company leases warehouse space primarily for storing film supplies.

Crepini (90,962 sq. ft., 9.7% of NRA) is a food company that produces a variety of low-calorie, egg-based tortillas that are sold to Costco, Walmart, Sam’s Club, and through their online marketplace. The firm is rapidly expanding, and its products are sold in over 4,000 stores nationwide. The company is headquartered at the iPark84 Innovation Center Property, where they operate a food manufacturing facility that makes approximately 250 million tortillas per year.

eMagin (62,673 sq. ft., 6.7% of NRA) is an American company that develops organic OLED technology and manufactures OLED displays used in virtual imaging products, including night-vision goggles for the United States Department of Defense. The firm’s products are used in a wide range of settings including medical, law enforcement, industrial, gaming, entertainment, and military. The firm is headquartered at the iPark84 Innovation Center Property.

COVID-19 Update. As of May 6, 2021, the iPark 84 Innovation Center Property is open and operating. Only one tenant at the iPark 84 Innovation Center Property, which accounts for 3.4% of NRA and 2.6% of underwritten base rent, requested rent relief in connection with COVID-19. The borrower sponsor granted this tenant 3 months of 50% reduced rent, to be repaid by the tenant over the first six months of 2021. The iPark 84 Innovation Center Whole Loan is not subject to any modification or forbearance requests. The first payment date of the iPark 84 Innovation Center Loan is June 6, 2021. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

Tenant Summary(1)
Tenant	Ratings (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.	% of Total U/W Base Rent	Lease Expiration
Global Foundries	NR / NR / NR	316,313	33.7%	$5.91	22.2%	9/1/2027
IBM	A2 / A / NR	107,210	11.4%	$20.81	26.4%	12/31/2022
Great Point Capital Fund A, LP	NR / NR / NR	100,000	10.7%	$4.59	5.4%	3/31/2031
Crepini	NR / NR / NR	90,962	9.7%	$7.64	8.2%	Various(3)
eMagin	NR / NR / NR	62,673	6.7%	$19.61	14.6%	Various(4)
Sloop	NR / NR / NR	31,900	3.4%	$6.94	2.6%	9/2/2028
MoreGood	NR / NR / NR	27,337	2.9%	$9.68	3.1%	6/4/2029
Cozzini	NR / NR / NR	26,383	2.8%	$8.97	2.8%	10/31/2028
Sprout Creek	NR / NR / NR	23,150	2.5%	$8.67	2.4%	3/31/2031
Country Produce	NR / NR / NR	21,855	2.3%	$6.50	1.7%	10/31/2029
Total / Wtd. Avg. Major Tenants		807,783	86.1%	$9.35	89.5%
Remaining Tenants		58,260	6.2%	$15.21	10.5%
Total / Wtd. Avg. Occupied		866,043	92.3%	$9.74	100.0%
Vacant Space		72,296	7.7%
Total		938,339	100.0%

(1)	Based on the underwritten rent roll dated as of February 28, 2021 with rent steps through April 2022.

(2)	Credit ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Crepini leases 57,639 sq. ft. expiring on May 31, 2031 and 33,323 sq. ft. expiring on September 30, 2030.

(4)	eMagin, leases 50,360 sq. ft. expiring on December 1, 2030 and 12,313 sq. ft. expiring on May 31, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Hopewell Junction, NY 12533	Collateral Asset Summary – Loan No. 4 iPark 84 Innovation Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 58.5% 2.29x 9.4%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0	0	0.0%	0.00	0.0	0.0%
2022	1	107,210	11.4	107,210	11.4%	20.81	26.4	26.4%
2023	1	1,800	0.2	109,010	11.6%	10.20	0.2	26.7%
2024	1	12,313	1.3	121,323	12.9%	14.84	2.2	28.8%
2025	0	0	0.0	121,323	12.9%	0.00	0.0	28.8%
2026	2	16,810	1.8	138,133	14.7%	17.01	3.4	32.2%
2027	2	325,963	34.7	464,096	49.5%	5.97	23.1	55.3%
2028	2	58,283	6.2	522,379	55.7%	7.85	5.4	60.7%
2029	2	49,192	5.2	571,571	60.9%	8.27	4.8	65.5%
2030	3	103,683	11.0	675,254	72.0%	17.13	21.0	86.6%
2031	4	190,789	20.3	866,043	92.3%	5.94	13.4	100.0%
2032 & Thereafter	0	0	0.0	866,043	92.3%	0.00	0.0	100.0%
Vacant	NAP	72,296	7.7	938,339	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	18	938,339	100.0%			$9.74	100.0%
(1)	Based on the underwritten rent roll dated as of February 28, 2021 with rent steps through April 2022.

Environmental Matters. The Phase I environmental reports dated as of April 9, 2021 identify as a controlled REC for the iPark 84 Innovation Center Property known impacts to soil and groundwater associated with the iPark 84 Innovation Center Property’s historic use by IBM. During the 1960s and 1970s, IBM operated underground storage tank farms for virgin and waste materials and a silicon-containing surface impoundment and conducted fire training operations. IBM, who, pursuant to the ESA, has retained responsibility for the impacts, has conducted various investigations and implemented various corrective actions at the iPark 84 Innovation Center Property under the oversight of the New York State Department of Environmental Conservation (“NYSDEC”).  Ultimately, investigation and remediation remain ongoing.  In addition, active Solid Waste Management Units (“SWMUs”) still exist in onsite buildings 303, 304, 308, 309, 330C/L/D. To mitigate the potential of environmental liability, a Pollution Legal Liability Plus insurance policy was in put place at origination of the Mortgage Loan with CREFI and its successors and/or assigns as a named insured. The policy was issued by Sirus Specialty Insurance Corp., has coverage for the loan term, and includes a limit of liability of $5,000,000 (per claim and in the aggregate) and a $25,000 deductible. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. The iPark 84 Innovation Center Property is located in Hopewell Junction, Dutchess County, NY. Dutchess County is located in the Hudson Valley region of New York as part of the New York-Newark-Jersey City, NY-NJ-PA Core-Based Statistical Area. The county is situated along the State of New York’s southeastern boundary, approximately 80 miles north of Manhattan. The county is bordered by Columbia County to the north, Putnam County to the South and Ulster County to the West and sits along the New York-Connecticut border. The region is accessible via the Hudson Valley Regional Airport, Metro-North Hudson Line, Amtrak, Interstate 84, Route 9, Route 44 and a number of interstates.

East Fishkill has become an exurb of New York City. Lower Dutchess County is primarily rural but has developed as a residential area. There has been little industrial and commercial office development in lower Duchess County in the past except for that of IBM Corporation, which has been established in the area for more than 50 years and has gone through periods of growth and contraction during the past 20 years. There has been significant residential construction of single-family homes and condominium communities over the past five-year housing boom. In March 2021, Amazon was granted approval to build a 631,000-square foot warehouse that is west of the subject property within the iPark development.

The iPark 84 Innovation Center Property located Dutchess County, NY. According to the appraisal, Dutchess County Market had an inventory of 11.3 million square feet with a vacancy rate of 2.5% and the asking rental rate in the submarket is $8.40 per sq. ft.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Hopewell Junction, NY 12533	Collateral Asset Summary – Loan No. 4 iPark 84 Innovation Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 58.5% 2.29x 9.4%

Cash Flow Analysis.

Cash Flow Analysis
	2019	2020	T-12 2/28/2021	U/W	U/W PSF
Base Rent(1)	$6,392,517	$6,882,095	$6,966,680	$8,328,823	$8.88
Contractual Rent Steps(2)	0	0	0	107,183	0.11
Potential Income from Vacant Space	0	0	0	473,895	0.51
Total Reimbursements	415,930	441,380	442,988	1,010,664	1.08
Gross Potential Rent	$6,808,446	$7,323,475	$7,409,668	$9,920,566	$10.57
Vacancy & Credit Loss	0	0	0	(498,117)	(0.53)
Effective Gross Income	$6,808,446	$7,323,475	$7,409,668	$9,422,449	$10.04
Total Operating Expenses	$850,112	$791,322	$803,823	$1,146,835	$1.22
Net Operating Income(3)	$5,958,334	$6,532,153	$6,605,845	$8,275,615	$8.82
Replacement Reserves	0	0	0	187,668	0.20
TI/LC	0	0	0	326,832	0.35
Net Cash Flow	$5,958,334	$6,532,153	$6,605,845	$7,761,115	$8.27
(1)	Base Rent is based on the underwritten rent roll dated February 28, 2021.

(2)	Contractual Rent Steps include rent escalations through April 2022.

(3)	The increase from T-12 2/28/2021 NOI to U/W NOI is primarily attributable to newly executed leases at the iPark 84 Innovation Center Property.

Property Management. The iPark 84 Innovation Center Property is managed by Pembroke Management, Inc.

Lockbox / Cash Management. The iPark 84 Innovation Center Whole Loan is structured with a hard lockbox and springing cash management. At origination of the iPark 84 Innovation Center Whole Loan, the borrower was required to deliver a notice to each tenant directing each tenant to remit all payments under the applicable lease directly to the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager to be deposited into such lockbox immediately upon receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the iPark 84 Innovation Center Whole Loan documents; and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the iPark 84 Innovation Center Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the iPark 84 Innovation Center Whole Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the iPark 84 Innovation Center Whole Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt yield falling below 7.0%, and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below); and (B) expiring upon (x) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any Trigger Period commenced in connection with clause (ii) above, the date that the debt yield is equal to or greater than 7.25% for two consecutive calendar quarters and (z) with regard to any Trigger Period commenced in connection with clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

“Specified Tenant” means, as applicable, (i) International Business Machines Corporation (“IBM”), (ii) Global Foundries U.S. 2 LLC (“Global Foundries”), (iii) any tenant which, individually or when aggregated with all other leases at the iPark 84 Innovation Center Property with the same tenant or its affiliate, either (A) accounts for 20% or more of the total rental income for the iPark 84 Innovation Center Property, or (B) demises 20% or more of the iPark 84 Innovation Center Property’s gross leasable area, (iv) any other lessee(s) of 20% or more of the Specified Tenant space, and (v) any parent company of such Specified Tenant, and any affiliate providing credit support for, or guarantor of, any such Specified Tenant lease.

A “Specified Tenant Trigger Period” will, subject to the final proviso of this definition, (A) commence upon the first to occur of (i) the Specified Tenant being in default under the applicable Specified Tenant lease beyond any applicable notice and cure periods, (ii) Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), failing to be open to the public for business during customary hours and/or “going dark” in the Specified Tenant space (or applicable portion thereof) (excluding closure due to health and safety purposes related to COVID-19), (iii) Specified Tenant giving written notice that it is terminating its lease for all or any portion in excess of 20% of the Specified Tenant space, (iv) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of the Specified Tenant, (vi) Specified Tenant failing to extend or renew the applicable Specified Tenant lease on or prior to the applicable Specified Tenant extension deadline in accordance with the applicable terms and conditions thereof and of the iPark 84 Innovation Center Whole Loan documents (unless the Specified Tenant does extend or renew for a portion of the applicable Specified Tenant space such as to cause the occurrence of a Specified Tenant Lease Renewal Cure Event) (as defined below) and (vii) IBM (or its parent company or lease guarantor, as applicable), ceasing to satisfy the Credit Rating Condition (as defined below), and (B) expire upon the first to occur of (X) the debt yield (for purposes of the calculation of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Hopewell Junction, NY 12533	Collateral Asset Summary – Loan No. 4 iPark 84 Innovation Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 58.5% 2.29x 9.4%

which, (I) rents from any Lease with a tenant that is an Affiliate of the borrower or guarantor will only be included if such lease was approved by the lender, (II) with respect to any Specified Tenant Trigger Period other than one caused by clause (iii), (iv) or (vi) above, rents from any Specified Tenant Lease that has caused, or the applicable Specified Tenant under which has caused, such ongoing Specified Tenant Trigger Period will be excluded, and (III) with respect to any Specified Tenant Trigger Period caused by clause (iii), (iv) or (vi) above, rents from any Specified Tenant lease that has caused, or the applicable Specified Tenant under which has caused, such ongoing Specified Tenant Trigger Period will be excluded for the portion of the Specified Tenant space that has been terminated or cancelled, or for which a termination notice has been sent, or that has not been renewed or extended as described above, as applicable) being equal to or greater than 8.0% for two (2) consecutive calendar quarters or (Y) the lender’s receipt of evidence reasonably acceptable to the lender (which includes, without limitation, a duly executed estoppel certificate in form and substance acceptable to the lender) of (1) the satisfaction of the Specified Tenant Cure Conditions (as defined below), or (2) the borrower leasing the entire Specified Tenant space (or a portion thereof such as to cause the occurrence of a Specified Tenant Lease Renewal Cure Event) in accordance with the applicable terms and conditions of the iPark 84 Innovation Center Whole Loan documents for a minimum renewal term of five years, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of, and open to the public for business in, the space demised under their respective leases and paying the full amount of the rent due thereunder (excluding closure due to health and safety purposes related to COVID-19); provided, however, that notwithstanding the foregoing, no Specified Tenant Trigger Period will commence if the debt yield (for purposes of the calculation of which, (I) rents from any lease with a tenant that is an affiliate of borrower or guarantor will only be included if such Lease was approved by the lender, (II) with respect to any Specified Tenant Trigger Period other than one pursuant to clause (iii), (iv) or (vi) above, rents from the applicable Specified Tenant lease that would otherwise have caused, or the applicable Specified Tenant under which would otherwise have caused, such Specified Tenant Trigger Period to commence, will be excluded, and (III) with respect to any Specified Tenant Trigger Period pursuant to clause (iii), (iv) or (vi) above, the applicable Specified Tenant lease that would otherwise have caused, or the applicable Specified Tenant under which would otherwise have caused, such Specified Tenant Trigger Period to commence, will be excluded for the portion of the Specified Tenant Space that has been terminated or cancelled, or for which a termination notice has been sent, or that has not been renewed or extended as described above, as applicable) is equal to or greater than 8.0%.

“Specified Tenant Cure Conditions” means each of the following, as applicable: (a) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant lease, (b) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof), open to the public for business during customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof), (c) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (d) the occurrence of a Specified Tenant Lease Renewal Cure Event, (e) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, and (f) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease.

“Specified Tenant Lease Renewal Cure Event” means either (A)(i) at least 80% of the applicable Specified Tenant space has been leased, for a minimum of 5 years, (ii) the aggregate rental paid pursuant the foregoing renewal equals or exceeds 80% of the total rental paid as of the date of origination of the iPark 84 Innovation Center Whole Loan under the applicable Specified Tenant lease for the entirety of the applicable Specified Tenant space, and (iii) the lender receives reasonably satisfactory evidence (including, without limitation, tenant estoppel certificates) that each such replacement tenant and/or Specified Tenant, as applicable, is in occupancy, open for business, and paying full, unabated rent under the applicable lease (excluding closure due to health and safety purposes related to COVID-19), or (B) the debt yield (calculated as provided in the iPark 84 Innovation Center Whole Loan documents) is equal to or greater than 8.0% for 2 consecutive calendar quarters.

“Credit Rating Condition” means, as to any entity, a condition which will be satisfied to the extent that, as of the applicable date of determination, such entity then maintains a long-term unsecured debt rating of at least BBB- from S&P and an equivalent rating from each of the other rating agencies which rate such entity.

Initial and Ongoing Reserves.  At origination of the iPark 84 Innovation Center Whole Loan, the borrower deposited approximately (i) $174,216 into a real estate tax reserve account, (ii) $782,761 into a replacement reserve account, (iii) $332,970 into an immediate repairs reserve account, (iv) $687,500 into an unfunded obligations reserve account related to eMagin and Crepini, (v) $2,468,130 into a specified tenant reserve account relating to IBM and (vi) $100,000 into a post-closing obligations reserve account.

Tax Reserve. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $34,843).

Insurance Reserve. The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the iPark 84 Innovation Center Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Hopewell Junction, NY 12533	Collateral Asset Summary – Loan No. 4 iPark 84 Innovation Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 58.5% 2.29x 9.4%

Replacement Reserve. The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $15,639 for replacement reserves.

TI/LC Reserve. The borrower is required to deposit into a tenant improvement and leasing commission reserve, on a monthly basis, an amount equal to approximately $27,237 for tenant improvements and leasing commissions.

Condominium Assessments Reserve. The borrower is required to deposit into a condominium assessments reserve, on a monthly basis, 1/12 of the amount which would be sufficient to pay the assessments payable, or estimated by the lender to be payable, to each association during the next ensuing 12 month period.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. At any time after the earlier to occur of (i) April 30, 2025 and (ii) two years after the closing date of the securitization that includes the last note to be securitized, the borrower may obtain the release of any one or more of Unit 1, Unit 3, and the 7GL Unit (the “Eligible Release Property”) from the lien of the related mortgage upon the satisfaction of the following conditions, among other conditions more fully set forth in the iPark 84 Innovation Center Whole Loan documents: (i) no event of default has occurred and is continuing, (ii) the borrower delivers defeasance collateral in an amount, with respect to any Eligible Release Properties, equal to (A) the greater of (a) 125% of the allocated loan amount for such Eligible Release Properties, and (b) 100% of the net sales proceeds applicable to such Eligible Release Properties, (iii) the borrower delivers to lender a rating agency confirmation, (iv) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the debt service coverage ratio with respect to the remaining mortgaged properties is greater than the greater of (a) the debt service coverage ratio as of the origination of the iPark 84 Innovation Center Whole Loan, and (b) the debt service coverage ratio for all of the mortgaged properties immediately prior to the notice of the partial release or the consummation of the partial release, as applicable, (v) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the debt yield with respect to the remaining mortgaged properties is greater than the greater of (a) the debt yield as of the origination of the iPark 84 Innovation Center Whole Loan, and (b) the debt yield for all of the mortgaged properties immediately prior to the notice of the partial release or the consummation of the partial release, as applicable, and (vi) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the loan-to-value ratio with respect to the remaining mortgaged properties is no greater than the lesser of (a) the loan-to-value ratio as of the origination of the iPark 84 Innovation Center Whole Loan, and (b) the loan-to-value ratio for all of the mortgaged properties immediately prior to the notice of the partial release or the consummation of the partial release, as applicable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Various	Collateral Asset Summary – Loan No. 5 ExchangeRight Net Leased Portfolio #46	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,455,041 59.3% 2.67x 9.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 ExchangeRight Net Leased Portfolio #46	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,455,041 59.3% 2.67x 9.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 ExchangeRight Net Leased Portfolio #46	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,455,041 59.3% 2.67x 9.2%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Recapitalization
Borrower Sponsor:	ExchangeRight Real Estate, LLC
Borrower:	ExchangeRight Net-Leased Portfolio 46 DST
Original Balance:	$42,455,041
Cut-off Date Balance:	$42,455,041
% by Initial UPB:	4.3%
Interest Rate:	3.37500%
Payment Date:	1st of each month
First Payment Date:	June 1, 2021
Maturity Date:	May 1, 2031
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly	Cap
Taxes:	$87,415	$43,707	NAP
Insurance:	$0	Springing	NAP
Replacement:	$807,585	$2,550	NAP
TI/LC:	$500,000	$0	NAP
Immediate Repairs:	$42,219	$0	NAP

Property Information
Single Asset / Portfolio:	Portfolio of 16 Properties
Property Type:	Various
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various / Various
Total Sq. Ft.:	246,987
Property Management:	NLP Management, LLC
Underwritten NOI:	$3,920,621
Underwritten NCF:	$3,883,573
Appraised Value:	$71,575,000
Appraisal Date:	Various

Historical NOI(2)
Most Recent NOI:	NAV
2020 NOI:	NAV
2019 NOI:	NAV
2018 NOI:	NAV

Historical Occupancy(2)
Most Recent Occupancy:	100.0% (Various)
2020 Occupancy:	NAV
2019 Occupancy :	NAV
2018 Occupancy:	NAV

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$42,455,041	$172 / $172	59.3% / 59.3%	2.70x / 2.67x	9.2% / 9.1%	9.2% / 9.1%
(1)	See “Initial and Ongoing Reserves” herein.

(2)	Historical NOI and Historical Occupancy is not available because the ExchangeRight Net Leased Portfolio #46 Properties (as defined below) were recently acquired and are all single tenant properties.

The Loan.   The ExchangeRight Net Leased Portfolio #46 mortgage loan (the “ExchangeRight Net Leased Portfolio #46 Loan”) is a fixed rate loan secured by first mortgages encumbering the borrower’s fee interest in 14 single tenant retail properties and two medical office properties located in 11 different states (the “ExchangeRight Net Leased Portfolio #46 Properties”). The ExchangeRight Net Leased Portfolio #46 Loan is evidenced by a promissory note with an original principal balance and outstanding principal balance as of the Cut-off Date of $42,455,041.

The ExchangeRight Net Leased Portfolio #46 Loan has a ten-year interest-only term and accrues interest at a fixed rate of 3.37500% per annum. The ExchangeRight Net Leased Portfolio #46 Loan proceeds were used to recapitalize the borrower sponsor, fund upfront reserves and pay closing costs.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$42,455,041	57.9%	Purchase Price(1)	$70,776,238	96.6%
Principal’s New Cash Contribution	30,839,718	42.1	Upfront Reserves	1,437,219	2.0
			Closing Costs	1,081,303	1.5
Total Sources	$73,294,759	100.0%	Total Uses	$73,294,759	100.0%

(1)	The borrower sponsor acquired the ExchangeRight Net Leased Portfolio #46 Properties all-cash between the end of March and April of 2021 for a combined purchase price of $70,776,238. The ExchangeRight Net Leased Portfolio #46 Properties were unencumbered at the time of the ExchangeRight Net Leased Portfolio #46 Loan closing.

The Borrower(s) / Borrower Sponsor. The borrower is ExchangeRight Net-Leased Portfolio 46 DST, a Delaware statutory trust and single purpose entity with one independent trustee. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Net Leased Portfolio #46 Loan.

The borrower sponsor is ExchangeRight Real Estate, LLC and the non-recourse carveout guarantors are David Fisher, Joshua Ungerecht and Warren Thomas. ExchangeRight Real Estate, LLC is a real estate investment firm that offers 1031-exchangable DST offerings of net-leased portfolios and value-add multifamily properties. ExchangeRight Real Estate, LLC manages over $3.5 billion in assets under management and over 14 million square feet across more than 825 properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 ExchangeRight Net Leased Portfolio #46	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,455,041 59.3% 2.67x 9.2%

The Properties. The ExchangeRight Net Leased Portfolio #46 Properties are comprised of 14 single tenant retail properties and two medical office properties, which are collectively 100.0% occupied. The ExchangeRight Net Leased Portfolio #46 Properties are geographically diverse with properties located in 11 different states. No specific property contributes more than 17.5% of NOI to the portfolio, and with the exception of Publix Liquor Store (1,400 sq. ft. expiring on January 31, 2023, with 5 year renewal options for as long as the Publix grocery store lease remains in effect), no tenants within the portfolio have a lease expiration until 2030. The two largest tenants by sq. ft. are GIANT Food Store and Publix.

Portfolio Summary
Property Name	City, State	Property Type	Property Subtype	Allocated Mortgage Loan Amount	Total Sq. Ft.	Year Built	As-Is Appraised Value	U/W NOI	% of Total NOI	Occ. (%)
Publix - Gulf Breeze	Gulf Breeze, Florida	Retail	Single Tenant	$7,782,947	47,000	2017-2018	$13,075,000	$657,081	16.8%	100.0%
GIANT Food Store - Dickson City	Dickson City, Pennsylvania	Retail	Single Tenant	7,062,877	54,332	2001	11,800,000	684,872	17.5	100.0%
Fresenius Medical Care - Riverdale	Riverdale, Georgia	Office	Medical	3,953,620	12,620	2017	6,800,000	401,526	10.2	100.0%
CVS Pharmacy - Corpus Christi	Corpus Christi, Texas	Retail	Single Tenant	3,249,427	12,738	2001	5,460,000	280,526	7.2	100.0%
Walgreens - Hometown	Hometown, Illinois	Retail	Single Tenant	3,214,011	14,855	2001	5,400,000	297,944	7.6	100.0%
Walgreens - Powder Springs	Powder Springs, Georgia	Retail	Single Tenant	2,420,423	15,093	2000	4,100,000	216,353	5.5	100.0%
Walgreens - Tulsa	Tulsa, Oklahoma	Retail	Single Tenant	2,369,905	13,905	1996	3,950,000	209,212	5.3	100.0%
CVS Pharmacy - Nashville	Nashville, Tennessee	Retail	Single Tenant	2,309,907	9,450	2000	4,000,000	202,188	5.2	100.0%
Fresenius Medical Care - Baton Rouge	Baton Rouge, Louisiana	Office	Medical	1,958,555	7,728	2017	3,290,000	196,817	5.0	100.0%
PNC Bank - Milford	Milford, Ohio	Retail	Single Tenant	1,854,003	2,990	2000	3,150,000	165,015	4.2	100.0%
Dollar Tree - Meraux	Meraux, Louisiana	Retail	Single Tenant	1,184,339	9,170	1996	2,000,000	116,179	3.0	100.0%
Family Dollar - Lufkin	Lufkin, Texas	Retail	Single Tenant	1,129,007	9,180	2016	1,910,000	111,077	2.8	100.0%
Dollar General - Converse	Converse, Texas	Retail	Single Tenant	1,054,045	9,026	2021	1,790,000	98,244	2.5	100.0%
Dollar Tree - Fultondale	Fultondale, Alabama	Retail	Single Tenant	1,051,758	9,924	2021	1,775,000	105,258	2.7	100.0%
Dollar General - Anderson	Anderson, South Carolina	Retail	Single Tenant	1,029,559	9,026	2016	1,700,000	92,023	2.3	100.0%
Dollar Tree - Martins Ferry	Martins Ferry, Ohio	Retail	Single Tenant	830,658	9,950	2020	1,375,000	86,308	2.2	100.0%
Total / Wtd. Avg.				$42,455,041	246,987		$71,575,000	$3,920,621	100.0%	100.0%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
GIANT Food Store	NR/Baa1/BBB	54,332	22.0%	$13.75	17.5%	6/30/2032
Publix	NR/NR/NR	47,000	19.0	$15.25	16.8	Various(3)
Walgreens	BBB-/Baa2/BBB	43,853	17.8	$18.00	18.5	Various(4)
Dollar Tree	NR/Baa2/BBB	29,044	11.8	$11.56	7.8	Various(5)
CVS Pharmacy	NR/Baa2/BBB	22,188	9.0	$23.73	12.3	Various(6)
Fresenius Medical Care	BBB-/Baa3/BBB	20,348	8.2	$32.08	15.3	Various(7)
Dollar General	NR/Baa2/BBB	18,052	7.3	$11.50	4.9	Various(8)
Family Dollar	NR/Baa2/NR	9,180	3.7	$13.20	2.8	6/30/2030
PNC Bank, N.A.	A/A3/A-	2,990	1.2	$60.20	4.2	1/31/2031
Total / Wtd. Avg. Major Tenants		246,987	100.0%	$17.32	100.0%
Remaining Tenants		0	0.0	$0.00	0.0
Total / Wtd. Avg. Occupied Collateral		246,987	100.0%	$17.32	100.0%
Vacant		0	0.0
Total		246,987	100.0%
(1)	Based on the underwritten rent roll dated as of March 12, 2021 inclusive of rent steps through the first year of the ExchangeRight Net Lease Portfolio #46 Loan term.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Publix consists of a 45,600 sq. ft. Publix grocery store with a lease expiration date of January 31, 2038 and a 1,400 sq. ft. Publix Liquor Store with a lease expiration date of January 31, 2023. Publix has eight, 5 year renewal options. Publix Liquor Store has 5 year renewal options for as long as the Publix lease remains in effect.

(4)	Walgreens consists of 29,948 sq. ft. with an initial lease expiration date of May 31, 2031 based on the first termination option and a final lease expiration date of May 31, 2071 (Walgreens – Hometown and Walgreens – Powder Springs) and 13,905 sq. ft. with an initial lease expiration date of September 30, 2031 based on the first termination option and a final lease expiration date of September 30, 2071 (Walgreens – Tulsa). Walgreens has the right to terminate its leases as it relates to the 29,948 sq. ft. on May 31, 2031, May 31, 2036, May 31, 2041, May 31, 2046, May 31, 2051, May 31, 2056, May 31, 2061 and May 31, 2066 provided six months’ notice is give prior to termination. Walgreens – Tulsa has the right to terminate its lease as it relates to the 13,905 sq. ft. on September 30, 2031, September 30, 2036, September 30, 2041 September 30, 2046, September 30, 2051, September 30, 2056, September 30, 2061, and September 30, 2066, provided six months’ notice is given before termination.

(5)	Dollar Tree consists of 9,950 sq. ft. expiring January 31, 2031 (Dollar Tree - Martins Ferry), 9,924 sq. ft. expiring February 28, 2031 (Dollar Tree – Fultondale), and 9,170 sq. ft. April 1, 2031 (Dollar Tree – Meraux).

(6)	CVS consists of 12,738 sq. ft. expiring March 28, 2031 (CVS Pharmacy – Corpus Christi) and 9,450 sq. ft. January 31, 2031 (CVS Pharmacy – Nashville).

(7)	Fresenius Medical Care consists of 12,620 sq. ft. expiring August 31, 2032 (Fresenius Medical Care – Riverdale) and 7,728 sq. ft. expiring April 30, 2032 (Fresenius Medical Care - Baton Rouge).

(8)	Dollar General consists of 9,026 sq. ft. expiring April 30, 2036 (Dollar General – Converse) and 9,026 sq. ft. expiring July 31, 2031 (Dollar General – Anderson).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 ExchangeRight Net Leased Portfolio #46	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,455,041 59.3% 2.67x 9.2%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2022	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2023	1	1,400	0.6	1,400	0.6%	$15.25	0.5	0.5%
2024	0	0	0.0	1,400	0.6%	$0.00	0.0	0.5%
2025	0	0	0.0	1,400	0.6%	$0.00	0.0	0.5%
2026	0	0	0.0	1,400	0.6%	$0.00	0.0	0.5%
2027	0	0	0.0	1,400	0.6%	$0.00	0.0	0.5%
2028	0	0	0.0	1,400	0.6%	$0.00	0.0	0.5%
2029	0	0	0.0	1,400	0.6%	$0.00	0.0	0.5%
2030	1	9,180	3.7	10,580	4.3%	$13.20	2.8	3.3%
2031	10	107,101	43.4	117,681	47.6%	$18.04	45.2	48.5%
2032 & Thereafter	5	129,306	52.4	246,987	100.0%	$17.03	51.5	100.0%
Vacant	NAP	0	0.0	246,987	100.0%	NAP	NAP
Total / Wtd. Avg.	17	246,987	100.0%			$17.32	100.0%
(1)	Based on the underwritten rent roll dated as of March 12, 2021 inclusive of rent steps through the first year of the ExchangeRight Net Lease Portfolio #46 Loan.

Major Tenants. GIANT Food Store (54,332 sq. ft.; 22.0% of NRA; 17.5% of U/W Base Rent): The largest tenant by sq. ft. within the ExchangeRight Net Leased Portfolio #46 Portfolio is GIANT Food Store (“Giant Foods”). The GIANT Food Store - Dickson City property is a 54,332 square foot retail-single tenant property situated on a 9.70-acre site located in Dickson City, Pennsylvania. The property was constructed in 2001. As of September 2020, Giant Foods operated approximately 190 stores. Giant Foods operates other brands including Food Lion, Giant Food of Landover, Giant Martin’s of Carlisle Hannaford and Stop & Shop along with the country’s leading online grocer, Peapod. Giant Foods is on a long-term lease through June 2032. An additional 19,810 square feet at the GIANT Food Store - Dickson City property is collateral for the ExchangeRight Net Lease Portfolio #46 Loan and is subject to a ground lease between the borrower and a borrower affiliate that is not subordinate to the ExchangeRight Net Lease Portfolio #46 Loan, but was not assigned any value in connection with the origination of the ExchangeRight Net Lease Portfolio #46 Loan.

Publix (47,000 sq. ft., 19.0% of NRA; 16.8% of U/W Base Rent): The second largest tenant by sq. ft. within the ExchangeRight Net Leased Portfolio #46 Portfolio is Publix. The Publix – Gulf Breeze property is a 47,000 square foot, single-tenant retail property situated on a 14.52-acre site located in Gulf Breeze, Florida. The property was constructed in 2017-2018. Publix is one of the most sought-after grocery anchors in the Southeast and has the highest market share amongst all grocers in Florida. Publix leases include both the main grocery store (45,600 SF) and Publix Liquor Store (1,400 SF). The liquor store is on a separate lease expiring in January 2023, with 5-year renewal options for as long as the Publix grocery store lease remains in effect. Publix is on a long-term lease through January 2038, with eight, 5 year renewal options. An additional 19,435 square feet at the Publix - Gulf Breeze property is collateral for the ExchangeRight Net Lease Portfolio #46 Loan and is subject to a ground lease between the borrower and a borrower affiliate that is not subordinate to the ExchangeRight Net Lease Portfolio #46 Loan, but was not assigned any value in connection with the origination of the ExchangeRight Net Lease Portfolio #46 Loan.

Walgreens (43,853 sq. ft., 17.8% of NRA; 18.5% of U/W Base Rent): The third largest tenant by sq. ft. within the ExchangeRight Net Leased Portfolio #46 Portfolio is Walgreens. Walgreens is the sole tenant at three properties in the ExchangeRight Net Leased Portfolio #46 Portfolio: (i) Walgreens – Hometown, 14,855 SF and located in Hometown, Illinois, (ii) Walgreens - Powder Springs, 15,093 SF and located in Powder Springs, Georgia, and (iii) Walgreens – Tulsa, 13,905 SF and located in Tulsa, Oklahoma. Walgreens is one of the largest drugstore chains in the world.

COVID-19 Update. As of May 6, 2021, the tenants at the ExchangeRight Net Leased Portfolio #46 Properties are current on rent and have not missed any payments throughout the COVID-19 pandemic. The ExchangeRight Net Leased Portfolio #46 Loan is not subject to any modification or forbearance requests. The first payment date of the ExchangeRight Net Leased Portfolio #46 Loan is June 6, 2021. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

Environmental Matters. The Phase I environmental reports dated between February 1, 2021 and April 7, 2021 identified (i) as a REC for the GIANT Food Store - Dickson City property historic onsite operations conducted by the Hudson Coal Company/lyphant Colliery from as early as 1925 to circa 1976, (ii) as a REC for the CVS Pharmacy - Corpus Christi property impacts to site soil and groundwater associated with the property’s historic use as a gasoline service station and an automobile repair facility, (iii) as a REC for the Dollar Tree – Fultondale property its historic use for light industrial purposes and as a gasoline service station and an automobile repair facility from approximately 1969 to 2011, and (iv) as a REC for the Walgreens – Tulsa property known impacts to onsite groundwater and soils caused by releases from historic USTs associated with the operation on the property of a gasoline service station from at least 1976 to 1981. To

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 ExchangeRight Net Leased Portfolio #46	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,455,041 59.3% 2.67x 9.2%

mitigate the potential of environmental liability, a Pollution Legal Liability Plus insurance policy was in put place at origination of the ExchangeRight Net Leased Portfolio #46 Loan with CREFI and its successors and/or assigns as a named insured. The policy was issued by Sirus Specialty Insurance Corp., has coverage for the loan term, and includes a limit of liability of $10,000,000 (per claim and in the aggregate) and a $25,000 deductible. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. The ExchangeRight Net Leased Portfolio #46 Properties are geographically dispersed across 16 properties in 11 different states. The properties are located in submarkets with vacancy rates ranging from 1.3% to 11.2%. The submarket rent per sq. ft. ranges from $7.80/SF to $21.39/SF.

Market Analysis(1)
Property Name	City, State	Market	Submarket	Submarket Inventory	Submarket Vacancy	Submarket Rent PSF
GIANT Food Store - Dickson City	Dickson City, PA	Scranton, MSA	Five-Mile Radius	10,541,132	6.50%	$10.79
Publix - Gulf Breeze	Gulf Breeze, FL	Pensacola Market	Navarre Submarket	2,378,128	1.40%	$16.87
Fresenius Medical Care – Riverdale	Riverdale, GA	Atlanta MSA	N.Clayton/Airport Submarket	13,930,335	11.2%	$17.07
Walgreens – Hometown	Hometown, IL	Chicago	Near South Cook	30,869,070	6.60%	$10.85
CVS Pharmacy - Corpus Christi	Corpus Christi, TX	Corpus Christi	Mid-City Submarket	6,763,243	5.90%	$13.72
Walgreens - Powder Springs	Powder Springs, GA	Atlanta MSA	Powder Springs/Austell	11,552,772	3.90%	$11.73
Walgreens – Tulsa	Tulsa, OK	Tulsa MSA	South Central Tulsa	14,746,589	6.80%	$12.00
CVS Pharmacy – Nashville	Nashville, TN	Nashville MSA	Donelson-Hermitage	6,748,367	4.60%	$21.39
Fresenius Medical Care - Baton Rouge	Baton Rouge, LA	Baton Rouge	Florida / Airline	5,670,980	11.10%	$15.16
PNC Bank – Milford	Milford, OH	Cincinnati, OH	Milford/Wards Corner	4,131,240	3.3%	$15.12
Dollar Tree – Meraux	Meraux, LA	New Orleans MSA	St. Bernard Parish	349,473	8.60%	NAV ($16.64 for New Orleans MSA)
Dollar Tree – Fultondale	Fultondale, AL	Jefferson County	Fultondale	5,509,735	3.10%	$9.12
Family Dollar – Lufkin	Lufkin, TX	Angelina County	Lufkin City	4,417,702	3.70%	$15.12
Dollar General – Converse	Converse, TX	San Antonio	Northeast	18,520,273	4.50%	$11.75
Dollar General – Anderson	Anderson, SC	Greenville/ Spartanburg	Highway 81	778,016	2.20%	$9.38
Dollar Tree - Martins Ferry	Martins Ferry, OH	Wheeling MSA	Belmont County	4,055,616	1.30%	$7.80
(1)	Source: Appraisal.

Cash Flow Analysis.

Cash Flow Analysis(1)(2)(3)
	U/W	U/W PSF
Base Rental Revenue	$4,158,252	$16.84
Contractual Rent Steps	118,400	0.48
Other Revenue	0	0
Gross Revenue	$4,276,653	$17.32
Vacancy Loss	(213,833)	(0.87)
Effective Gross Revenue	$4,062,820	$16.45
Total Operating Expenses	142,199	0.58
Net Operating Income	$3,920,621	$15.87
TI/LC	0	0.00
Replacement Reserves	37,048	0.15
Net Cash Flow	$3,883,573	$15.72
(1)	Based on the underwritten rent roll dated as of March 12, 2021 inclusive of rent steps through the first year of the ExchangeRight Net Lease Portfolio #46 Loan term.

(2)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(3)	Historical financials are not available for the ExchangeRight Net Lease Portfolio #46 Properties because they were recently acquired.

Property Management. The ExchangeRight Net Leased Portfolio #46 is managed by NLP Management, LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 ExchangeRight Net Leased Portfolio #46	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,455,041 59.3% 2.67x 9.2%

Lockbox / Cash Management.   The ExchangeRight Net Leased Portfolio #46 Loan is structured with a hard lockbox and springing cash management. The borrower, manager, or master lessee is required to cause all rents to be deposited directly into a lender approved lockbox account. All funds received by the borrower, manager, or master lessee are required to be deposited in a lockbox account within two business days following receipt. During the continuance of a Trigger Period (as defined below), all funds on deposit in the lockbox account are required to be swept at the end of each business day into a lender-controlled cash management account and applied on each payment date and disbursed in accordance with the loan agreement. Provided no Trigger Period is continuing, funds on deposit in the lockbox accounts will be disbursed to the borrower’s operating account.

A “Trigger Period” means a period commencing upon: (i) a default or an event of default, (ii) the debt service coverage ratio being less than 1.50x as of the last day of any calendar quarter, or (iii) May 1, 2028, to the extent a Qualified Transfer (as defined below) has not occurred, and will end upon (a) with respect to clause (i) above, such event of default has been cured, (b) with respect to clause (ii) above, the debt service coverage ratio is at least than 1.55x as of the last day of two consecutive calendar quarters, or (c) with respect to clause (iii) above, a Qualified Transfer has occurred.

“Qualified Transfer” means the transfer of all of the ownership interests in borrower to an approved transferee and the replacement of guarantor with an approved transferee (which transferee may not be a Delaware statutory trust) provided that certain terms and conditions are satisfied, including, without limitation, (i) if required by lender, delivery of a rating comfort letter, (ii) the approved transferee will own all of the ownership interests in borrower and master lessee.

Initial and Ongoing Reserves.  At loan origination of the ExchangeRight Net Leased Portfolio #46 Loan, the borrower deposited approximately (i) $87,415 into a real estate tax reserve account, (ii) $807,585 into a replacement reserve account, (iii) $42,219 into an immediate repairs account, and (iv) $500,000 into TI/LC account.

Tax Reserve. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the real estate taxes that lender estimates will be payable during the next 12 months (initially estimated to be $43,707).

Insurance Reserve. The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the insurance premiums that lender estimates will be payable for the renewal of coverage, unless an acceptable blanket insurance policy is in place. At loan origination, an acceptable blanket policy was in place.

Replacement Reserve. The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $2,550.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Various	Collateral Asset Summary – Loan No. 6 OmniMax Industrial Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,346,743 64.9% 2.28x 8.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 6 OmniMax Industrial Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,346,743 64.9% 2.28x 8.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 6 OmniMax Industrial Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,346,743 64.9% 2.28x 8.7%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Acquisition
Borrower Sponsor:	U.S. Realty Advisors, LLC
Borrower:	Max Resi Property LLC
Original Balance:	$42,346,743
Cut-off Date Balance:	$42,346,743
% by Initial UPB:	4.3%
Interest Rate:	3.53000%
Payment Date:	6th of each month
First Payment Date:	June 6, 2021
Maturity Date:	May 6, 2031
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(24), D(89), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	Springing	NAP
TI/LC:	$0	Springing	NAP

Property Information
Single Asset / Portfolio:	Portfolio of six properties
Property Type:	Industrial / Warehouse/Distribution and Manufacturing
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various
Total Sq. Ft.:	635,797
Property Management:	Self-Managed
Underwritten NOI:	$3,684,833
Underwritten NCF:	$3,460,077
Appraised Value:	$65,200,000
Appraisal Date:	Various

Historical NOI(2)
Most Recent NOI:	NAV
2020 NOI:	NAV
2019 NOI:	NAV
2018 NOI:	NAV

Historical Occupancy(2)
Most Recent Occupancy:	100.0% (May 6, 2021)
2020 Occupancy:	NAV
2019 Occupancy :	NAV
2018 Occupancy:	NAV

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$42,346,743	$67 / $67	64.9% / 64.9%	2.43x / 2.28x	8.7% / 8.2%	8.7% / 8.2%
(1)	See “Initial and Ongoing Reserves” herein.

(2)	Historical information is not available because the properties were recently acquired.

The Loan.  The OmniMax Industrial Portfolio I mortgage loan (the “OmniMax Industrial Portfolio I Loan”) is a fixed rate loan secured by first mortgages encumbering the borrower’s fee simple interest in six industrial properties located in Pennsylvania, Florida, Texas, California, and Tennessee (the “OmniMax Industrial Portfolio I Properties”). The OmniMax Industrial Portfolio I Loan is evidenced by one or more promissory notes with an aggregate original principal balance and an aggregate outstanding principal balance as of the Cut-off Date of $42,346,743.

The OmniMax Industrial Portfolio I Loan has a ten-year interest-only term and accrues interest at a fixed rate of 3.53000% per annum. The OmniMax Industrial Portfolio I Loan proceeds along with borrower sponsor equity were used to purchase the OmniMax Industrial Portfolio I Properties.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$42,346,743	63.6%	Purchase Price	$65,148,835	97.8%
Sponsor Equity	23,922,958	35.9	Closing Costs	1,481,574	2.2
Other Sources	360,707	0.5
Total Sources	$66,630,409	100.0%	Total Uses	$66,630,409	100.0%

The Borrower(s) / Borrower Sponsor. The borrower is Max Resi Property LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the OmniMax Industrial Portfolio I Loan.

The borrower sponsor is U.S. Realty Advisors, LLC and the non-recourse carveout guarantor is USRA Net Lease IV Capital Corp., a Delaware corporation. USRA Net Lease IV Capital Corp. is a privately held single-tenant net lease real estate investor, manager, fund sponsor, and advisor, which has over $3 billion in assets under management and owns/manages over 200 net leased properties across the United States.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 6 OmniMax Industrial Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,346,743 64.9% 2.28x 8.7%

The Properties. The OmniMax Industrial Portfolio I Properties include four of OmniMax International, LLC’s North American manufacturing facilities and two of OmniMax International, LLC’s warehouse/distribution facilities. The OmniMax Industrial Portfolio I Properties were sold to the borrower as a 20-year, triple-net, sale-leaseback transaction with rent under the lease of approximately $6.19 per square foot with allocated rental rates ranging from $4.25 per square foot to $8.25 per square foot. The lease agreement includes 3.0% annual rent increases beginning April 28, 2022 and ending April 28, 2031 and 2.5% annual rent increases beginning April 28, 2031 and thereafter (the “OmniMax Lease”). The OmniMax Lease also includes five, five-year extension options.

The OmniMax - Lancaster property is a 226,579 square foot, steel and masonry constructed warehouse/distribution facility situated on a 22.39-acre site located in Lancaster, Pennsylvania. The property improvements were constructed in 1979 and renovated in 1994. The building contains 22-foot to 26-foot ceiling height clearances and 26 dock height loading doors. The improvements feature poured concrete foundation with masonry and steel structural frame and metal panel exterior walls. Roofing consists of flat roof with parapet walls and sealed membrane.

The OmniMax - Feasterville property is a 115,792 square foot, steel and masonry constructed warehouse/distribution facility. The property is comprised of a two-story office section and a single-story concrete constructed warehouse facility situated on an approximately 7.45-acre site located in Feasterville-Trevose, Pennsylvania. The improvements were constructed in 1965 and renovated in 1998. The building contains 16-foot to 24-foot ceiling height clearances, 20 dock height doors, and three drive-in doors. The office portion is elevator served. The improvements feature poured concrete slab foundation with masonry and steel framing and concrete block exterior walls. Roofing consists of flat roof with parapet walls and sealed membrane.

The OmniMax - Jacksonville property is a 106,820 square foot, steel and concrete constructed manufacturing facility situated on an approximately 4.30-acre site located in Jacksonville, Florida. The property improvements were constructed in 1991. The building contains 20-foot ceiling height clearances, three dock height doors, and seven drive-in doors. The improvements feature poured concrete slab foundation with masonry and concrete encasement and steel exterior walls. Roofing consists of gabled roof with metal roof cover.

The OmniMax - Waco property is a 64,213 square foot, structural steel constructed manufacturing facility situated on a 5.22-acre site located in Waco, Texas. The improvements were constructed in 1983 and has been renovated over the past five years, such as roof work, repaving of the parking lot, and updating portions of the office area. It should be noted that portions of the parking lot have not been repaved and has noticeable cracks. The building contains 14.8-foot to 18-foot ceiling height clearances, two dock doors, and six drive-in doors. The improvements feature poured concrete slab foundation with structural steel framing and metal panel exterior walls. Roofing consists of flat roof with parapet walls and metal roof cover.

The OmniMax - Romoland property is a 60,113 square foot concrete tilt-up and metal constructed manufacturing facility with an office space component (representing approximately 12,023 square feet) situated on an 8.6-acre site located in Romoland, California. The improvements were constructed in 1967 and renovated in 1988. The building contains 14-foot to 16-foot ceiling height clearances, two dock height doors, and six drive-in doors. The improvements feature poured concrete slab foundation with concrete tilt-up and steel beam framing and concrete tilt-up and steel beam exterior walls. Roofing consists of flat roof with parapet walls (front portion) and metal low-pitch (rear portion) with sealed membrane and metal roof cover.

The OmniMax - Cleveland property is a 62,280 square foot, metal and concrete block constructed manufacturing facility situated on a 6.78-acre site located in Cleveland, Tennessee. The improvements were constructed in 1998. The building contains 20-foot ceiling height clearances and six dock height doors. The improvements feature poured concrete slab foundation with steel panel framing in the warehouse area and concrete block in the office area and metal panel exterior walls. Roofing consists of gabled roof with built-up assemblies with tar and gravel roof cover.

Portfolio Summary
No.	Property Name	City, State	Property Type	Net Rentable Area	Allocated Loan Amount	% Allocated Loan Amount	U/W NCF	% of U/W NCF	Appraised Value	Appraisal Date
1	OmniMax - Lancaster	Lancaster, PA	Industrial	226,579	$15,327,962	36.2%	$1,257,515	36.3%	$23,600,000	3/29/2021
2	OmniMax - Feasterville	Feasterville-Trevose, PA	Industrial	115,792	$10,002,145	23.6	828,821	24.0	$15,400,000	3/30/2021
3	OmniMax - Jacksonville	Jacksonville, FL	Industrial	106,820	$5,780,460	13.7	466,726	13.5	$8,900,000	3/29/2021
4	OmniMax - Romoland	Romoland, CA	Industrial	60,113	$5,390,767	12.7	417,973	12.1	$8,300,000	3/31/2021
5	OmniMax - Cleveland	Cleveland, TN	Industrial	62,280	$3,020,128	7.1	255,260	7.4	$4,650,000	4/2/2021
6	OmniMax - Waco	Waco, TX	Industrial	64,213	$2,825,281	6.7	233,781	6.8	$4,350,000	3/24/2021
	Total		635,797		$42,346,743	100.0%	$3,460,077	100.0%	$65,200,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 6 OmniMax Industrial Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,346,743 64.9% 2.28x 8.7%

Tenant Summary(1)
Tenant / Building	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
OmniMax	NR/NR/NR	635,797	100.0%	$6.19	100.0%	3/31/2041
Total / Wtd. Avg. Occupied Collateral		635,797	100.0%	$6.19	100.0%
Vacant		0	0.0%
Total		635,797	100.0%
(1)	Based on the underwritten rent roll dated as of May 6, 2021.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0	0	0.0%	0.00	0.0	0.0%
2022	0	0	0.0	0	0.0%	0.00	0.0	0.0%
2023	0	0	0.0	0	0.0%	0.00	0.0	0.0%
2024	0	0	0.0	0	0.0%	0.00	0.0	0.0%
2025	0	0	0.0	0	0.0%	0.00	0.0	0.0%
2026	0	0	0.0	0	0.0%	0.00	0.0	0.0%
2027	0	0	0.0	0	0.0%	0.00	0.0	0.0%
2028	0	0	0.0	0	0.0%	0.00	0.0	0.0%
2029	0	0	0.0	0	0.0%	0.00	0.0	0.0%
2030	0	0	0.0	0	0.0%	0.00	0.0	0.0%
2031	0	0	0.0	0	0.0%	0.00	0.0	0.0%
2032 & Thereafter	1	635,797	100.0	635,797	100.0%	6.19	100.0	100.0%
Vacant	NAP	0	0.0	635,797	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	1	635,797	100.0%			$6.19	100.0%
(1)	Based on the underwritten rent roll dated as of May 6, 2021.

COVID-19 Update. As of May 6, 2021, the tenants at the OmniMax Industrial Portfolio I Properties are current on rent and have not missed any payments throughout the COVID-19 pandemic. The OmniMax Industrial Portfolio I Loan is not subject to any modification or forbearance requests. The first payment date of the OmniMax Industrial Portfolio I Loan is June 6, 2021. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

Environmental Matters. The Phase I environmental reports dated May 4, 2021 identified (i) an onsite septic system that has been operated at the OmniMax – Romoland property since initial construction in 1967, and (ii) two diesel underground storage tanks historically located onsite at the OmniMax – Feasterville property. To mitigate the potential of environmental liability caused by the historic, current, or future use of the Mortgaged Property, a Premises Environmental Liability insurance policy was in put place at origination of the Mortgage Loan with CREFI and its successors and/or assigns as a named insured. The policy was issued by Great American Insurance Company, has coverage for the loan term, and includes a limit of liability of $5,000,000 (per claim and in the aggregate) and deductibles for, among other things, pollution legal liability in the amount of $50,000 and on-site and off-site clean-up costs in the amount of $100,000. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. The OmniMax Industrial Portfolio I consists of six industrial properties across five states that have vacancy rates that range from 1.4% to 7.6% and rent per sq. ft. ranging from $4.50 per sq. ft. to $12.10 per sq. ft.

Market Summary(1)
Property Name	City, State	Market	Submarket	Inventory (Square Feet)	Vacancy	Rent Per Sq. Ft.
OmniMax - Lancaster	Lancaster, PA	Philadelphia	Central Pennsylvania	128,948,185	5.7%	$4.83
OmniMax - Feasterville	Feasterville-Trevose, PA	Philadelphia	Suburban Philadelphia	21,166,075	5.0%	$6.82
OmniMax - Jacksonville	Jacksonville, FL	Jacksonville	Jacksonville	94,628,000	6.6%	$4.59
OmniMax - Waco	Waco, TX	Waco	Waco	23,332,370	7.6%	$5.47
OmniMax - Romoland	Romoland, CA	Inland Empire	South Riverside	23,077,965	6.6%	$12.10
OmniMax - Cleveland	Cleveland, TN	Cleveland	Cleveland	12,473,118	1.4%	$4.50
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 6 OmniMax Industrial Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,346,743 64.9% 2.28x 8.7%

Cash Flow Analysis.

Cash Flow Analysis(1)(2)
	U/W	U/W PSF
Base Rental Revenue	$3,934,994	$6.19
Total Reimbursement Revenue	1,068,240	$1.68
Market Revenue from Vacant Units	0	$0.00
Other Revenue	0	$0.00
Gross Revenue	$5,003,234	$7.87
Vacancy Loss	(250,162)	(0.39)
Effective Gross Revenue	$4,753,073	$7.48
Total Operating Expenses	1,068,240	$1.68
Net Operating Income	$3,684,833	$5.80
TI/LC	126,603	$0.20
Replacement Reserves	98,153	$0.15
Net Cash Flow	$3,460,077	$5.44
(1)	Based on the underwritten rent roll dated as of May 6, 2021.
(2)	Historical cash flows information for the OmniMax Industrial Portfolio I was recently acquired.

Property Management. The OmniMax Industrial Portfolio I is self-managed by OmniMax.

Lockbox / Cash Management.   The OmniMax Industrial Portfolio I Loan is structured with a hard lockbox and springing cash management. At origination of the OmniMax Industrial Portfolio I Loan, the borrower was required to deliver a notice to each tenant directing each tenant to remit all payments under the applicable lease directly to the lender-controlled lockbox. All funds received by such borrower or the manager are required to be deposited in a lockbox account within one business day following receipt. All funds deposited into the lockbox are required to be released to borrower at such frequency as borrower elects unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the OmniMax Industrial Portfolio I Loan documents; and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the OmniMax Industrial Portfolio I Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the OmniMax Industrial Portfolio I Loan; provided, however, if the Trigger Period is caused solely by at Trigger Lease Go Dark Event (as defined below), no deposits to the excess cash flow account will be required if the amount on deposit therein equals or exceeds an amount equal to the product of (1) $25.00 multiplied by (b) the aggregate number of rentable square feet of space demised premises under the Trigger Lease. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the OmniMax Industrial Portfolio I Loan documents, the lender will apply funds to the debt in such priority as it may determine.

“Trigger Period” means the occurrence of: (a) an event of default, (b) the debt yield being less than 8.5% based on the trailing 12 month period ending as of the last day of the calendar quarter immediately preceding the date on which the debt yield is calculated, (c) a Trigger Lease has been terminated or cancelled or either borrower or a Trigger Lease tenant has given notice of its intent to cancel or terminate the Trigger Lease, (d) a Trigger Lease Go Dark Event occurs, (e) the tenant or the guarantor under the Trigger Lease files or becomes subject to a bankruptcy event, (f) the property manager becomes the subject of a bankruptcy action that has not been discharged or dismissed within 90 days of the filing thereof, (g) any bankruptcy action of borrower occurs that has not been dismissed or discharged within 90 days of filing thereof or (h) a monetary default exists under the Trigger Lease after 10 days’ notice to the tenant under the Trigger Lease.

“Trigger Lease Go Dark Event” means (a) OmniMax (or any replacement lease occupying all or substantially all of its space) (a “Trigger Lease”) vacates, surrenders or ceases to conduct its normal business operations, in each such event, at more than 50% of the premises demised under all Trigger Leases and for more than 60 consecutive days, or has notified borrower in writing of the intent to do any of the foregoing and (b) neither the tenant or the guarantor under the Trigger Lease tenant has an investment grade credit rating.

Initial and Ongoing Reserves.  At loan origination, the borrower was not required to deposit any reserves.

Tax Reserve. During a Trigger Period, the borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the real estate taxes lender estimates will be payable during the next ensuing 12 months, provided, that so long as the OmniMax Lease is in full force and effect and the tenant under the OmniMax Lease is not in monetary default, not deposits in the real estate tax reserve will be required.

Insurance Reserve. During a Trigger Period, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of insurance premiums that lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies upon

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 6 OmniMax Industrial Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,346,743 64.9% 2.28x 8.7%

expiration thereof, provided, that so long as the OmniMax Lease is in full force and effect and the tenant under the OmniMax Lease is not in monetary default, not deposits in the real estate tax reserve will be required.

Replacement Reserve. During a Trigger Period, the borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to 1/12th of $0.10 per rentable square foot for each of the OmniMax Industrial Portfolio I Properties.

TI/LC Reserve. During a Trigger Period, the borrower is required to deposit into a TI/LC reserve, on a monthly basis, an amount equal to 1/12th of $0.20 per rentable square foot for each of the OmniMax Industrial Portfolio I Properties.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. Provided no event of default has occurred and is continuing, the borrower has the right at any time after the date that is two years after the Closing Date and prior to November 6, 2030 to obtain the release (a “Partial Release”) of one or more individual properties (each such Individual property, the “Released Property”) from the lien of the related mortgage thereon, upon the satisfaction of the conditions set forth in the OmniMax Industrial Portfolio I loan documents, provided that, among other conditions, (i) the individual Mortgage Property so released will no longer be subject to the Trigger Lease and the rent payable under the Trigger Lease with respect to the remaining properties is not reduced, (ii) the borrower effectuates a partial defeasance in accordance with the terms of the OmniMax Industrial Portfolio I loan documents in an amount equal to: with respect to the OmniMax - Lancaster Mortgaged Property, an amount equal to $18,393,554; with respect to the OmniMax - Feasterville Mortgaged Property, an amount equal to $12,002,574; with respect to the OmniMax - Jacksonville Mortgaged Property, an amount equal to $6,936,552; with respect to the OmniMax - Waco Mortgaged Property, an amount equal to $3,390,337; with respect to the OmniMax - Romoland Mortgaged Property, an amount equal to $6,468,920; with respect to the OmniMax - Cleveland Mortgaged Property, an amount equal to $3,624,154, (iii) the borrower delivers a REMIC opinion, (iv) the borrower delivers (if required by the lender) a rating agency confirmation, (v) as of the date of notice of the Partial Release and the consummation of the Partial Release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt yield with respect to the remaining Mortgaged Properties is greater than or equal to the greater of (a) 9.30%, and (b) the debt yield for all of the Mortgaged Properties as of the date of notice of the Partial Release or the consummation of the Partial Release, as applicable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Various	Collateral Asset Summary – Loan No. 7 Amsdell FL & GA Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 60.0% 2.41x 9.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 7 Amsdell FL & GA Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 60.0% 2.41x 9.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 7 Amsdell FL & GA Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 60.0% 2.41x 9.1%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Refinance
Borrower Sponsor:	Amsdell Group, LLC
Borrowers(1):	Various
Original Balance:	$41,000,000
Cut-off Date Balance:	$41,000,000
% by Initial UPB:	4.2%
Interest Rate:	3.66000%
Payment Date:	6th of each month
First Payment Date:	June 6, 2021
Maturity Date:	May 6, 2031
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management:	Springing / Springing

Reserves(2)
	Initial	Monthly	Cap
Taxes:	$188,760	$31,460	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	$4,148	NAP
Property Information
Single Asset / Portfolio:	Portfolio of four properties
Property Type:	Self Storage
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various / Various
Total Sq. Ft.:	372,423
Property Management:	Compass Self Storage, LLC
Underwritten NOI:	$3,716,504
Underwritten NCF:	$3,666,727
Appraised Value:	$68,350,000
Appraisal Date:	Various

Historical NOI(3)
Most Recent NOI:	$3,431,004 (T-12 March 31, 2021)
2020 NOI:	$3,283,833 (December 31, 2020)
2019 NOI:	$2,996,606 (December 31, 2019)
2018 NOI:	NAV

Historical Occupancy(3)
Most Recent Occupancy:	86.9% (March 31, 2021)
2020 Occupancy:	77.5% (December 31, 2020)
2019 Occupancy:	78.2% (December 31, 2019)
2018 Occupancy:	NAV

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$41,000,000	$110 / $110	60.0% / 60.0%	2.44x / 2.41x	9.1% / 8.9%	9.1% / 8.9%

(1)	The borrowers of the Amsdell FL & GA Portfolio Loan (as defined below) are Amsdell Storage Ventures XII, LLC, Amsdell Storage Ventures 52, LLC, Amsdell Storage Ventures IX, LLC and Amsdell Storage Ventures 57, LLC.
(2)	See “Initial and Ongoing Reserves” herein.
(3)	2018 NOI and Occupancy are not available due to the expansion of both the Compass Self Storage – Conyers and Compass Self Storage – Fairburn mortgaged properties.

The Loan.  The Amsdell FL & GA Portfolio mortgage loan (the “Amsdell FL & GA Portfolio Loan”) has an outstanding principal balance as of the Cut-off Date of $41,000,000. The Amsdell FL & GA Portfolio Loan is secured by the borrowers’ fee interest in a four-property, self storage portfolio totaling 372,423 square feet, located in various cities in Georgia, North Carolina and Florida (the “Amsdell FL & GA Portfolio Properties”).

The Amsdell FL & GA Portfolio Loan has a 10-year interest-only term and accrues interest at a rate of 3.66000% per annum. The Amsdell FL & GA Portfolio Loan was primarily used to repay the existing loan, fund upfront reserves, pay closing costs and return approximately $18.5 million of equity to the borrower sponsor. The borrower sponsor has owned the Amsdell FL & GA Portfolio Properties for an average of seven years and has made significant capital improvements to the properties, including an expansion of both the Compass Self Storage – Conyers and Compass Self Storage – Fairburn mortgaged properties.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$41,000,000	100.0%	Loan Payoff	$21,861,697	53.3%
			Return of Equity	18,456,273	45.0
			Closing Costs	493,270	1.2
			Upfront Reserves	188,760	0.5
Total Sources	$41,000,000	100.0%	Total Uses	$41,000,000	100.0%

The Borrower(s) / Borrower Sponsor. The borrowers are Amsdell Storage Ventures XII, LLC, Amsdell Storage Ventures 52, LLC, Amsdell Storage Ventures IX, LLC and Amsdell Storage Ventures 57, LLC, each a Delaware limited liability company with no independent directors in the organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Amsdell FL & GA Portfolio Loan.

The borrower sponsor is Amsdell Group, LLC and the nonrecourse carve-out guarantor is Robert J. Amsdell of the Amsdell Companies. The Amsdell Companies have been in operation since 1928. The family-owned business is a full service, privately owned real estate company, specializing in the construction, development, and management of business parks, industrial parks, and related commercial real estate including self-storage facilities. The Amsdell Companies’ has owned and operated more than 500 storage centers under various trade names in more than 27 states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 7 Amsdell FL & GA Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 60.0% 2.41x 9.1%

The Portfolio. The Amsdell FL & GA Portfolio Properties are comprised of four self-storage facilities consisting of 2,808 units and totaling 372,423 sq. ft. The portfolio has locations in three distinct markets: the Atlanta MSA (two properties representing approximately 59% of underwritten net cash flow), the Greensboro MSA (one property representing approximately 25% of underwritten net cash flow) and the Tampa MSA (one property representing approximately 16% of underwritten net cash flow). The portfolio is approximately 86.9% occupied and is approximately 57% climate controlled based on unit count (approximately 49% based on sq. ft.). The properties are purpose-built self-storage facilities that were originally constructed between 1996 and 2005. The properties are constructed of concrete and masonry block.

Portfolio Summary
Property Name	City, State	Property Type	Property Subtype	Allocated Mortgage Loan Amount	Total Sq. Ft.	Year Built	As-Is Appraised Value	% of Total U/W NOI	% of Total NOI	Occ. (%)(1)
Compass Self Storage – Conyers	Conyers, GA	Self Storage	Self Storage	$12,500,000	112,625	1996	$21,300,000	$1,136,286	30.6%	88.9%
Compass Self Storage – Fairburn	Fairburn, GA	Self Storage	Self Storage	$11,600,000	111,413	2003	$19,450,000	$1,058,479	28.5%	87.1%
Compass Self Storage - Tampa	Tampa, FL	Self Storage	Self Storage	$10,100,000	47,700	1999	$11,000,000	$595,973	16.0%	81.1%
Compass Self Storage – Whitsett	Whitsett, NC	Self Storage	Self Storage	$6,800,000	100,685	2005	$16,600,000	$925,766	24.9%	87.2%
Total / Wtd. Avg.				$41,000,000	372,423		$68,350,000	$3,716,504	100.0%	86.9%
(1)	Occ. (%) is based on the underwritten rent roll dated March 31, 2021.

The Compass Self Storage - Conyers property is a 112,625 sq. ft., steel and masonry constructed self-storage facility situated on a 6.84-acre site located in Conyers, Georgia. The property improvements were constructed in 1996 and renovated in 2018. The property consists of 17 buildings and 844 units with 133 average square feet per unit. The improvements feature poured concrete slab foundation and structural steel with masonry and concrete encasement framing and metal panels and concrete block exterior walls. Roofing consists of flat roof with standing steam metal roof cover.

The Compass Self Storage - Fairburn property is a 111,413 sq. ft. self-storage facility with 713 storage units, 11 covered parking and 21 uncovered parking spaces, located on a 12.35-acre site at 8335 Senoia Road, Fairburn, Georgia. Built in 2003, and expanded in 2020, the improvements consist of 21, single-story self-storage buildings and a single-story leasing office/manager’s apartment building. Project amenities include surveillance cameras, keypad entry, perimeter fencing, leasing office and on-site management. The unit mix includes 324 drive up units, representing 45.4% of all storage units and 56.1% of NRA and 389 climate controlled units, representing 54.6% of all storage units and 43.9% of NRA. Additionally, the Property has 11 indoor parking spaces, 12 covered parking spaces, and 9 uncovered parking spaces. The Compass Self Storage - Fairburn property is 87.1% occupied as of March 31, 2021.

The Compass Self Storage - Whitsett property is a 100,685 sq. ft., steel and masonry constructed self-storage facility situated on an 8.54-acre site located in Whitsett, North Carolina. The property improvements were constructed in 2005 and renovated in 2017. The property consists of 10 buildings and 779 units with approximately 124 average square feet per unit. The improvements feature poured concrete slab foundation and structural steel with masonry and concrete encasement framing and metal panels and concrete block exterior walls. Roofing consists of flat roof with standing steam metal roof cover.

The Compass Self Storage - Tampa property is a 47,700 sq. ft., concrete block constructed self-storage facility situated on a 2.02-acre site located in Tampa, Florida. The property improvements were constructed in 1999. The property consists of a single building with 473 units with 101 average square feet per unit. The improvements feature poured concrete slab foundation and structural steel with masonry and concrete encasement framing and metal panels and concrete block exterior walls. Roofing consists of flat roof with standing steam metal roof cover.

COVID-19 Update. As of May 6, 2021 the Amsdell FL & GA Portfolio Properties are open and operating. As of the May rent payment date, the borrowers have collected 100.0% of the underwritten base rent. As of May 6, 2021, the Amsdell FL & GA Portfolio Loan is not subject to any modification or forbearance requests. The first payment date of the Amsdell FL & GA Portfolio Loan is June 6, 2021. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

Environmental Matters. According to the Phase I environmental reports, dated March 23, 2021, there are no recognized environmental conditions at the Amsdell FL & GA Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 7 Amsdell FL & GA Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 60.0% 2.41x 9.1%

The Market.

Market Summary(1)
Property Name	City, State	Market	Submarket	Inventory (sq. ft.)	Supply Per Person (sq. ft.)	Vacancy
Compass Self Storage – Fairburn	Fairburn, GA	Atlanta	South Region / Southeast Division	309,628	4.44	9.0%
Compass Self Storage – Conyers	Conyers, GA	Atlanta	South Region / Southeast Division	583,293	6.53	9.0%
Compass Self Storage – Whitsett	Whitsett, NC	Greensboro-High Point	East Region / Mideast Division	313,316	7.79	21.0%
Compass Self Storage - Tampa	Tampa, FL	Tampa-St. Petersburg-Clearwater	South Region / Southeast Division	736,600	7.05	16.0%
(1)	Numbers are based on the trade area within a five-mile radius of Compass Self Storage – Conyers, Compass Self Storage – Fairburn, and Compass Self Storage – Whitsett and the trade area within a three mile radius of Compass Self Storage – Tampa.

The Compass Self Storage - Conyers property is located in Conyers, Rockdale County, Georgia, approximately 27.1 miles southeast of the Atlanta Central Business District. The Property is located within the Atlanta-Sandy Springs-Marietta, GA Metropolitan Statistical Area (“MSA”). The Atlanta MSA has a diverse economy, which includes manufacturing, transportation, retail, finance, government, research, education, medicine, and technical support. The metro area is headquarters to 16 Fortune 500 companies and 30 Fortune 1,000 companies, including The Home Depot, United Parcel Service (UPS), Coca-Cola, and Delta Air Lines. Per the appraisal, there are no planned self storage facilities within the 5-mile trade area of the Compass Self Storage - Conyers property.

The Compass Self Storage - Fairburn is located in Fairburn, Fulton County, Georgia, approximately 21.8 miles southwest of the Atlanta Central Business District. The Compass Self Storage - Fairburn is also located within the Atlanta-Sandy Springs-Marietta, GA MSA. The Compass Self Storage - Fairburn property has frontage along Senoia Road (State Route 74 or SR-74), a major north-south highway running through the central portion of the state of Georgia and providing access to several arterials including Interstate 85 (I-85) and U.S. Highway 29 (US-29) to the north and SR-54 to the south. Per the appraisal, there is only one self storage facility planned approximately 0.6 miles north of the Compass Self Storage - Fairburn, but permits have yet to be approved and a completion date is to be determined.

The Compass Self Storage – Tampa is located in Tampa, Hillsborough County, Florida, approximately 11.1 miles northeast of the Tampa Central Business District. The Compass Self Storage – Tampa is located within the Tampa-St. Petersburg-Clearwater, FL MSA, which includes the counties of Hernando, Hillsborough, Pasco, and Pinellas. The Tampa MSA ranks as the 18th largest metropolitan area in the United States with a population of approximately 3.1 million. The Tampa MSA has a strong and diversified economy driven by tourism, agriculture, construction, finance, health care, technology, and maritime industry. Known as the industrial, commercial and financial hub of Florida’s west coast, Tampa is located within approximately a two-hour drive of one third of the state’s population. The Tampa MSA is home to 20 corporate headquarters for companies generating over $1 billion in annual revenue including Tech Data, Jabil Circuit and WellCare Health Plans, which are all Fortune 500 companies. Per the appraisal, there are no planned self storage facilities within the 5-mile trade area of the Compass Self Storage - Tampa property.

The Compass Self Storage - Whitsett property is located in Whitsett, Guilford County, North Carolina, approximately 13.1 miles east of downtown Greensboro. The Compass Self Storage - Whitsett property is located within the Greensboro-High Point MSA, commonly referred to as the Piedmont Triad, including the counties of Guilford, Randolph and Rockingham. The Greensboro-High Point MSA has a strong and diversified economy driven by trade, financial services, education, healthcare, tourism, and defense. The Piedmont Triad is home to two Fortune 500 companies including Laboratory Corporation of America Holdings and Hanesbrands. Per the appraisal, there are no planned self storage facilities within the 5-mile trade area of the Compass Self Storage - Whitsett property.

Cash Flow Analysis.

Cash Flow Analysis
	2019	2020	T-12 3/31/2021	U/W	U/W Per SF
Gross Potential Rent	$5,160,538	$5,521,494	$5,631,495	$5,405,694	$14.51
Potential Income from Vacant Units	0	0	0	802,063	2.15
Other Loss	(1,185,096)	(1,157,067)	(1,072,316)	(1,385,075)	(3.72)
Net Rental Income	$3,975,442	$4,364,427	$4,559,179	$4,822,683	$12.95
Other Income	373,607	362,351	371,326	383,968	1.03
Effective Gross Income	$4,349,048	$4,726,778	$4,930,505	$5,206,651	$13.98
Real Estate Taxes	334,321	377,364	387,816	377,364	1.01
Insurance	37,219	40,441	40,353	30,405	0.08
Management Fee	173,962	189,071	197,220	208,266	0.56
Other Expenses	806,940	836,069	874,111	874,111	2.35
Total Expenses	$1,352,442	$1,442,945	$1,499,501	$1,490,147	$4.00
Net Operating Income	$2,996,606	$3,283,833	$3,431,004	$3,716,504	$9.98
Replacement Reserves	0	0	0	49,777	0.13
Net Cash Flow	$2,996,606	$3,283,833	$3,431,004	$3,666,727	$9.85
(1)	Based on the underwritten rent rolls dated as of March 31, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 7 Amsdell FL & GA Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 60.0% 2.41x 9.1%

Property Management.  The Amsdell FL & GA Portfolio Properties are managed by Compass Self Storage, LLC.

Lockbox / Cash Management.  The Amsdell FL & GA Portfolio Loan is structured with a springing lockbox and springing cash management. From and after the first occurrence of a Trigger Period (as defined below), the borrower is required to cause revenue received by the borrower or the property manager to be deposited into such lockbox immediately upon receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Amsdell FL & GA Portfolio Loan documents; and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Amsdell FL & GA Portfolio Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Amsdell FL & GA Portfolio Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Amsdell FL & GA Portfolio Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt yield falling below 7.5%; and (B) expiring upon (x) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any Trigger Period commenced in connection with clause (ii) above, the date that the debt yield is equal to or greater than 7.75% for two consecutive calendar quarters.

Initial and Ongoing Reserves. At origination of the Amsdell FL & GA Portfolio Loan, the borrower deposited approximately $188,760 for a tax reserve.

Tax Reserve. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $31,460).

Insurance Reserve. The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Amsdell FL & GA Portfolio Loan documents

Replacement Reserve. The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $4,148.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1625 & 1747 North Market Boulevard Sacramento, CA 95834	Collateral Asset Summary – Loan No. 8 1625 & 1747 North Market	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,100,000 68.0% 1.46x 9.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1625 & 1747 North Market Boulevard Sacramento, CA 95834	Collateral Asset Summary – Loan No. 8 1625 & 1747 North Market	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,100,000 68.0% 1.46x 9.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1625 & 1747 North Market Boulevard Sacramento, CA 95834	Collateral Asset Summary – Loan No. 8 1625 & 1747 North Market	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,100,000 68.0% 1.46x 9.4%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Acquisition
Borrower Sponsors:	Jayaprasad Vejendla and Rohit Kumar
Borrower:	North Market LP
Original Balance:	$39,100,000
Cut-off Date Balance:	$39,100,000
% by Initial UPB:	4.0%
Interest Rate:	3.82000%
Payment Date:	6th of each month
First Payment Date:	June 6, 2021
Maturity Date:	May 6, 2031
Amortization:	Interest Only, Amortizing Balloon
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management:	Springing / Springing

Reserves(2)
	Initial	Monthly	Cap
Taxes:	$151,070	$50,357	NAP
Insurance:	$3,283	$821	NAP
Replacement:	$0	$5,256	NAP
TI/LC:	$0	$32,770	$1,892,232
Deferred Maintenance:	$10,750	$0	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Sacramento, CA
Year Built / Renovated(1):	1991, 2010 / 2004
Total Sq. Ft.:	315,372
Property Management:	Newmark Knight Frank
Underwritten NOI:	$3,666,916
Underwritten NCF:	$3,210,599
Appraised Value:	$57,500,000
Appraisal Date:	January 19, 2021

Historical NOI
Most Recent NOI:	$3,824,905 (December 31, 2020)
2019 NOI:	$3,252,010 (December 31, 2019)
2018 NOI:	$3,249,818 (December 31, 2018)
2017 NOI:	$3,174,750 (December 31, 2017)

Historical Occupancy
Most Recent Occupancy:	99.0% (May 6, 2021)
2020 Occupancy:	93.7% (December 31, 2020)
2019 Occupancy:	94.9% (December 31, 2019)
2018 Occupancy:	88.5% (December 31, 2018)

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$39,100,000	$124 / $110	68.0% / 60.1%	1.67x / 1.46x	9.4% / 8.2%	10.6% / 9.3%
(1)	The 1625 North Market building was renovated in 2004.

(2)	See “—Initial and Ongoing Reserves” below.

The Loan. The 1625 & 1747 North Market mortgage loan (the “1625 & 1747 North Market Loan”) is secured by the borrower’s fee interest in a 315,372 sq. ft. suburban office property located in Sacramento, California (the “1625 & 1747 North Market Property”). The 1625 & 1747 North Market Loan has an original principal balance and outstanding principal balance as of the Cut-off Date of $39,100,000.

The 1625 & 1747 North Market Loan has a 120-month term with interest only payments for the first 48-months and will amortize on a 30-year schedule thereafter. The 1625 & 1747 North Market Loan accrues interest at a rate of 3.82000% per annum. The 1625 & 1747 North Market Loan proceeds were used to fund the acquisition of the 1625 & 1747 North Market Property, fund reserves, and pay origination costs. Based on the on the “As Is” appraised value of $57.5 million as of January 19, 2021, the Cut-off Date LTV Ratio is 68.0%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$39,100,000	66.7%	Purchase Price	$57,500,000	98.0%
Sponsor Equity	19,205,316	32.7	Origination Costs	999,492	1.7
Other Sources(1)	359,280	0.6	Reserves	165,103	0.3
Total Sources	$58,664,595	100.0%	Total Uses	$58,664,595	100.0%
(1)	Other Sources consist of a closing credit, and rent prorations.

The Borrower(s) / Borrower Sponsors. The borrower is North Market LP, a Delaware limited partnership and special purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1625 & 1747 North Market Loan.

The borrower sponsors and non-recourse carve out guarantors are Jayaprasad Vejendla and Rohit Kumar. Jayaprasad Vejendla and Rohit Kumar are principals of Nome Capital Partners, a private real estate investment company. Nome Capital Partners is a real estate investment management firm founded in 2014. Based in the San Francisco bay area, the firm invests in and manages income generating commercial real estate, with a current portfolio totaling $250 million and additional $300 million under contract in 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1625 & 1747 North Market Boulevard Sacramento, CA 95834	Collateral Asset Summary – Loan No. 8 1625 & 1747 North Market	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,100,000 68.0% 1.46x 9.4%

The Property. The 1625 & 1747 North Market Property is a LEED silver, 2-building, 2 and 3-story, low-rise office complex that contains an aggregate 315,372 sq. ft. of net rentable area situated on a 23-acre site in Sacramento, California. The 1625 & 1747 North Market Property was originally constructed in 1991 with additional improvements constructed in 2010. There are 1,707 on-site surface parking spaces resulting in a parking ratio of 5.41 per 1,000 sq. ft. of net rentable area. Based on the underwritten rent roll dated May 6, 2021, the 1625 & 1747 North Market Property is 99.0% leased to the State of California Department of Consumer Affairs.

COVID-19 Update. As of May 6, 2021 the 1625 & 1747 North Market Property is open and operating. As of the May rent payment date, the sole tenant at the 1625 & 1747 North Market Property has paid rent and the borrower has collected 100.0% of the underwritten base rent. As of May 6, 2021, the 1625 & 1747 North Market Loan is not subject to any modification or forbearance requests. The first payment date of the 1625 & 1747 North Market Loan is June 6, 2021. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.(3)	% of Total U/W Base Rent(3)	Lease Expiration
DCA(4)	Aa2 / AA / AA-	312,149	99.0%	$22.08	98.9%	8/31/2029(5)
Total / Wtd. Avg. Occupied Collateral		312,149	99.0%	$22.08	98.9%
Vacant		3,223	1.0%
Total		315,372	100.0%

(1)	Based on the underwritten rent rolls dated May 6, 2021.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	U/W Base Rent Per Sq. Ft. and % of Total U/W Base Rent are inclusive of straight-line rent steps.

(4)	The DCA has the right to terminate its lease for unit 1625-100 (206,709 sq. ft.) on or after August 31, 2024, units 1747-110, -150, -160, -170, -200, -240, -265, -270, -280 on or after August 31, 2025, unit 1747 – 225 – on or after March 31, 2024 and unit 1747-180 at any time by providing the landlord at least 30 days written notice. If the DCA fails to move out within the notice period and remains in the premises, additional rent will be required to be paid and prorated on a thirty 30 day month, based on the actual number of days the DCA occupies the premises following the effective date of termination.

(5)	The DCA has 206,709 sq. ft. of space expiring on August 31, 2029, 81,189 sq. ft. of space expiring on February 28, 2030, 20,341 sq. ft. of space expiring on December 31, 2027 and 3,910 sq. ft. of space expiring on March 31, 2022.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(3)	% U/W Base Rent Rolling(3)	Cumulative % of U/W Base Rent(3)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	1	3,910	1.2%	3,910	1.2%	$24.11	1.4%	1.4%
2023	0	0	0.0%	3,910	1.2%	$0.00	0.0%	1.4%
2024	0	0	0.0%	3,910	1.2%	$0.00	0.0%	1.4%
2025	0	0	0.0%	3,910	1.2%	$0.00	0.0%	1.4%
2026	0	0	0.0%	3,910	1.2%	$0.00	0.0%	1.4%
2027	1	20,341	6.4%	24,251	7.7%	$24.06	7.1%	8.5%
2028	0	0	0.0%	24,251	7.7%	$0.00	0.0%	8.5%
2029	1	206,709	65.5%	230,960	73.2%	$20.64	61.9%	70.4%
2030	3	81,189	25.7%	312,149	99.0%	$25.14	29.6%	100.0%
2031	0	0	0.0%	312,149	99.0%	$0.00	0.0%	100.0%
2032 & Thereafter(3)	0	0	0.0%	312,149	99.0%	$0.00	0.0%	100.0%
Vacant	NAP	3,223	1.0%	315,372	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	6	315,372	100.0%			$22.08	100.0%
(1)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(2)	Based on the underwritten rent rolls dated May 6, 2021.

(3)	Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling, Cumulative % of U/W Base Rent are inclusive of straight-line rent steps.

Major Tenants. The sole tenant at the 1625 & 1747 North Market Property is the State of California Department of Consumer Affairs (the “DCA”) (312,149 sq. ft.; 99.0% of net rentable area; 100.0% of U/W Base Rent) is responsible for administering more than 3.6 million licenses in more than 280 license types including certificates, registrations and permits, from architects to accountants, dentists to veterinarians. The DCA has been a tenant at the 1625 & 1747 North Market Property since December 2005 and has expanded its presence at the 1625 & 1747 North Market Property multiple times, with the latest expansion of 16,703 sq. ft. in March 2021. The DCA has 206,709 sq. ft. of space expiring on August 31, 2029, 81,189 sq. ft. of space expiring on February 28, 2030, 20,341 sq. ft. of space expiring on December 31, 2027 and 3,910 sq. ft. of space expiring on March 31, 2022. The DCA has the right to terminate 206,709 sq. ft. on or after August 31, 2024, 81,189 sq. ft. on or after August 31, 2025, 20,341 sq. ft. on March 31, 2024, and 3,910 sq. ft. at any time by providing the landlord at least 30 days written notice. If the DCA fails to move out within the notice period and remains at the premises, additional rent will be required to be paid and prorated on a thirty 30 day month, based on the actual number of days the DCA occupies the premises following the effective date of termination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1625 & 1747 North Market Boulevard Sacramento, CA 95834	Collateral Asset Summary – Loan No. 8 1625 & 1747 North Market	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,100,000 68.0% 1.46x 9.4%

Environmental Matters. According to a Phase I environmental report dated January 29, 2021, there are no recognized environmental conditions or recommendations for further action at the 1625 & 1747 North Market Property.

The Market. The 1625 & 1747 North Market Property is located in Sacramento County in the northern portion of Sacramento, California. Sacramento is a fast-growing major city in California, having a notable financial center on the West Coast and as a major educational hub, home of California State University, Sacramento and University of California, Davis. Similarly, Sacramento is a major center for the California healthcare industry, as the seat of Sutter Health, the UC Davis Medical Center, and the UC Davis School of Medicine. Sacramento is also a notable tourist destination in California, as the site of the California Museum, the Crocker Art Museum, the California State Railroad Museum, the California Hall of Fame, the California State Capitol Museum, and the Old Sacramento State Historic Park. Sacramento International Airport, located northwest of the city, is the city’s major airport. The 1625 & 1747 North Market Property is located 1 to 2 miles south of Interstate 80, which provides access to San Francisco and Reno, Nevada and Interstate 5 is 3 miles west of the 1625 & 1747 North Market Property providing access to Los Angeles and Redding.

According to the appraisal, the Sacramento office submarket has shown a positive trend in average asking rents, increasing from $24.42 per sq. ft. in 2015 to $27.03 per sq. ft. as of the third quarter of 2020. Additionally, vacancy rates in the Sacramento office submarket has decreased from 19.8% in 2015 to 18.9% as of the third quarter of 2020.

The following table presents certain information relating to the primary competition for the 1625 & 1747 North Market Property.

Comparable Office Buildings(1)
Property Name	City / State	NRA	Year Built	Occupancy
1625 & 1747 North Market	Sacramento, CA	315,372(2)	1991, 2010	99.0%(2)
Arena Corporate Center	Sacramento, CA	78,400	1999	100.0%
Gold Pointe Building E	Gold River, CA	63,206	2003	100.0%
3241 Kilgore Road	Rancho Cordova, CA	107,768	2002	100.0%
State of California	Rancho Cordova, CA	100,967	1999	100.0%
Dept of Child Support Services	Rancho Cordova, CA	97,320	1999	100.0%
(1)	Source: Appraisal

(2)	Based on the underwritten rent rolls dated December 14, 2020.

Cash Flow Analysis.

Cash Flow Analysis(1)(2)
	2017	2018	2019	2020	U/W	U/W PSF
Base Rent	$5,581,815	$5,658,300	$5,781,655	$6,350,713	$6,730,393	$21.34
Contractual Rent Steps	0	0	0	0	160,389	0.51
Vacant Income	0	0	0	0	79,286	0.25
Reimbursements	307,991	316,274	316,274	351,048	408,888	1.30
Vacancy & Credit Loss	0	0	0	0	(309,293)	(0.98)
Other Income	22,363	14,575	29,084	13,503	30,000	0.10
Effective Gross Income	$5,912,169	$5,989,149	$6,127,013	$6,715,264	$7,099,663	$22.51
Total Operating Expenses	2,737,419	2,739,331	2,875,003	2,890,359	3,432,747	10.88
Net Operating Income	$3,174,750	$3,249,818	$3,252,010	$3,824,905	$3,666,916	$11.63
TI/LC	0	0	0	0	63,074	0.20
Capital Expenditures	0	0	0	0	393,242	1.25
Net Cash Flow	$3,174,750	$3,249,818	$3,252,010	$3,824,905	$3,210,599	$10.18
(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Based on the underwritten rent roll dated December 14, 2020.

Property Management. The 1625 & 1747 North Market Property is managed by G&E Real Estate Management Services, Inc., a Delaware corporation, doing business as Newmark Knight Frank.

Lockbox / Cash Management. The 1625 & 1747 North Market Loan is structured with a springing lockbox and springing cash management. At origination of the 1625 & 1747 North Market Loan, the borrower was required to deliver to lender for lender to hold in escrow a notice to each tenant directing each tenant to remit all payments under the applicable lease directly to the lender-controlled lockbox. Upon the occurrence and during the continuance of a Trigger Period (as defined below), the borrower will, or will cause the manager to, immediately deposit all revenue into the lockbox account. Within five days after the first occurrence of a Trigger Period, the borrower is required to send a notice to all tenants then occupying space at the 1625 & 1747 North Market Property directing them to pay all rent and other sums due under into the lender-controlled lockbox, provided, that, if the borrower fails to do so, the lender may deliver the notices delivered to lender at or after the origination of the 1625 & 1747 North Market Loan. All funds deposited into the lockbox are required to be transferred on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 1625 & 1747 North Market Loan documents, and all excess cash flow funds remaining in the cash

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1625 & 1747 North Market Boulevard Sacramento, CA 95834	Collateral Asset Summary – Loan No. 8 1625 & 1747 North Market	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,100,000 68.0% 1.46x 9.4%

management account after the application of such funds in accordance with the 1625 & 1747 North Market Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 1625 & 1747 North Market Loan. Provided no event of default has occurred and is continuing, any excess cash flow funds remaining in the excess cash flow account will be disbursed as follows upon the expiration of any Trigger Period: (i) if the event giving rise to the Trigger Period was a 1625 Soft Term Triggering Event (defined below) and the corresponding 1625 Soft Term Triggering Event Cure was a 1625 Deposit Event (defined below), the sum of (x) $1,456,152.00, less (y) the amount of any letter of credit delivered in connection with a 1625 Soft Term Triggering Event, will be disbursed to the leasing reserve account, and any amounts in excess thereof will be disbursed to 1625 & 1747 North Market borrower; (ii) if the event giving rise to the Trigger Period was a 1625 Soft Term Triggering Event and the corresponding 1625 Soft Term Triggering Event Cure was a 1625 Waiver Event (defined below) or a 1625 Re-tenanting Event (defined below), any excess cash flow funds will be disbursed to 1625 & 1747 North Market borrower; (iii) if the event giving rise to the Trigger Period was a 1747 Soft Term Triggering Event and the corresponding 1747 Soft Term Triggering Event Cure was a 1747 Deposit Event (defined below), the sum of (x) $315,517.00, less (y) the amount of any letter of credit delivered in connection with a 1747 Soft Term Trigger Event, will be disbursed to the leasing reserve account, and any amounts in excess thereof will be disbursed to 1625 & 1747 North Market borrower; (iv) if the event giving rise to the Trigger Period was a 1747 Soft Term Triggering Event and the 1747 Soft Term Triggering Event Cure was a 1747 Waiver Event (defined below) or a 1747 Re-tenanting Event (defined below), any excess cash flow funds will be disbursed to 1625 & 1747 North Market borrower; and (v) if the event was giving rise to the Trigger Period was not a 1625 Soft Term Trigger Event nor a 1747 Soft Term Trigger Event, any excess cash flow funds will be disbursed to 1625 & 1747 North Market borrower. The lender has been granted a security interest in the cash management account.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt yield falling below 7.25%, (iii) the occurrence of Specified Tenant Trigger Period (as defined below), (iv) a 1625 Soft Term Triggering Event (as defined below) and (v) a 1747 Soft Term Triggering Event (as defined below), and (B) expiring upon (I) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (II) with regard to any Trigger Period commenced in connection with clause (ii) above, the date that the debt yield is equal to or greater than 7.50% for two consecutive calendar quarters, (III) with regard to any Trigger Period commenced in connection with clause (iii) above, a Specified Tenant Trigger Period ceasing to exist, (IV) with regard to any Trigger Period commenced in connection with clause (iv) above, the occurrence of a 1625 Soft Term Triggering Event Cure (as defined below), and (V) with regard to any Trigger Period commenced in connection with clause (v) above, the occurrence of a 1747 Soft Term Triggering Event Cure (as defined below).

A “Specified Tenant” means (i) the State of California, acting by and through the Director of the Department of General Services (the “Department of Consumer Affairs”) and (ii) any other lessee(s) of the Specified Tenant space (or any portion thereof) and any guarantor(s) of the applicable related Specified Tenant lease(s).

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) Specified Tenant being in default under the applicable Specified Tenant lease, (ii) Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), failing to be open to the public for business during customary hours and/or “going dark” in the Specified Tenant space (or applicable portion thereof), (iii) Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space (or applicable portion thereof), (iv) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of Specified Tenant and (vi) Specified Tenant failing to extend or renew the applicable Specified Tenant lease on or prior the earlier of (a) 12 months prior to the expiration of the Specified Tenant lease and (b) the earliest date upon which Specified Tenant may provide notice of the exercise of its right to extend or renew the applicable Specified Tenant lease, and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the Specified Tenant Cure Conditions or (2) the borrower leasing the entire Specified Tenant space (or applicable portion thereof) in accordance with the applicable terms and conditions 1625 & 1747 North Market Loan documents, the applicable tenant under such lease being in actual, physical occupancy of, and open to the public for business in, the space demised under its lease and paying the full amount of the rent due under its lease.

A “Specified Tenant Cure Conditions” means each of the following, as applicable: (i) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant lease, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof), open to the public for business during customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable Specified Tenant lease in accordance with clause (vi) of the definition of “Specified Tenant Trigger Period”, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant lease 12 months prior to the expiration of the Specified Tenant lease for a term of not less than five years, (v) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction and (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1625 & 1747 North Market Boulevard Sacramento, CA 95834	Collateral Asset Summary – Loan No. 8 1625 & 1747 North Market	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,100,000 68.0% 1.46x 9.4%

A “1625 Soft Term Triggering Event” means the Department of Consumer Affairs failing to duly waive the lease termination option under the terms of the Specified Tenant lease for the premises located at 1625 North Market Boulevard, Sacramento, California 95834 on or prior November 30, 2023 (provided, that, if in connection with the extension of the Specified Tenant lease (whether by amendment or pursuant to a new lease with the Department of Consumer Affairs), the date from which the Department of Consumer Affairs can exercise the early termination option as set forth in the applicable Specified Tenant lease is extended beyond the date set forth therein as of the origination of the 1625 & 1747 North Market Loan, then the November 30, 2023 date set forth in this definition will be deemed to be replaced with the date that is nine months prior to such extended date).

A “1625 Soft Term Triggering Event Cure” means the earliest to occur of (i) Department of Consumer Affairs duly waiving the lease termination option under the Specified Tenant lease for the premises located at 1625 North Market Boulevard, Sacramento, California 95834 (a “1625 Waiver Event”) and; (ii) (x) the amount on deposit in the excess cash flow account being equal to or greater than $1,456,152 or (y) the borrower delivering to lender a letter of credit in an amount equal to $1,456,152, which letter of credit will be deemed to be deposited into the leasing reserve account to be disbursed pursuant to the conditions set forth in the 1625 & 1747 North Market Loan agreement (in either case of (x) or (y), a “1625 Deposit Event”); or (iii) the borrower re-leasing the entire space demised pursuant to the applicable Specified Tenant lease the applicable tenant under such lease being in actual, physical occupancy of, and open to the public for business in, the space demised under its lease and paying the full amount of the rent due under its lease (a “1625 Re-tenanting Event”).

A “1747 Soft Term Triggering Event” means the Department of Consumer Affairs failing to duly waive all applicable lease termination options under the Specified Tenant lease for the premises located at 1747 North Market Boulevard, Sacramento, California 95834 on or prior May 30, 2025 (provided, that, if in connection with the extension of the Specified Tenant lease (whether by amendment or pursuant to a new Lease with the Department of Consumer Affairs), the date from which the Department of Consumer Affairs can exercise the early termination option as set forth in the applicable Specified Tenant lease is extended beyond the date set forth therein as of the origination date, then the May 30, 2025 date set forth in this definition will be deemed to be replaced with the date that is three months prior to the earliest of such extended dates).

A “1747 Soft Term Triggering Event Cure” means the earliest to occur of (i) Department of Consumer Affairs duly waiving each applicable lease termination option under the Specified Tenant lease for the premises located at 1747 North Market Boulevard, Sacramento, California 95834 (a “1747 Waiver Event”) and (ii) (x) the amount on deposit in the excess cash flow account being equal to or greater than $315,517 or (y) the borrower delivering to lender a letter of credit in an amount equal to $315,517, which letter of credit will be deemed to be deposited into the leasing reserve account to be disbursed pursuant to 1625 & 1747 North Market Loan agreement (in either case of (x) or (y), a “1747 Deposit Event”) or (iii) the borrower re-leasing the entire space demised pursuant to the applicable Specified Tenant leases in accordance with the applicable terms and conditions of the 1625 & 1747 North Market Loan documents, the applicable tenant under each such lease being in actual, physical occupancy of, and open to the public for business in, the space demised under its Lease and paying the full amount of the rent due under its Specified Tenant lease (a “1747 Re-tenanting Event”).

Initial and Ongoing Reserves. At origination of the 1625 & 1747 North Market Loan, the borrower deposited approximately (i) $151,070 into the tax reserve, (ii) $3,283 into the insurance reserve, and (iii) $10,750 into the deferred maintenance reserve.

Tax Reserve – On each monthly payment date, the 1625 & 1747 North Market borrower is required to deposit reserves of 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (approximately $50,357).

Insurance Reserve – On each monthly payment date, the 1625 & 1747 North Market borrower is required to deposit 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage afforded by such policies (approximately $821).

Replacement Reserve – On each monthly payment date, the 1625 & 1747 North Market borrower is required to deposit $5,256 into a replacement reserve for replacement reserves.

TI/LC Reserve – On each monthly payment date, the 1625 & 1747 North Market borrower is required to make monthly deposits of approximately $32,770 into a leasing reserve account. Additionally, any letter of credit delivered to the lender in connection with a 1625 Soft Term Triggering Event Cure and/or a 1747 Soft Term Triggering Event Cure (each, a “Trigger Cure LOC”), will be deemed to be deposited into the leasing reserve account. The amount of funds on deposit in the leasing reserve account (excluding the amount of any Trigger Cure LOC and any excess cash flow funds deposited in connection with a 1625 Soft Term Triggering Event and/or a 1747 Soft Term Triggering) at any given time will not exceed $1,892,232.00 in the aggregate.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1625 & 1747 North Market Boulevard Sacramento, CA 95834	Collateral Asset Summary – Loan No. 8 1625 & 1747 North Market	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,100,000 68.0% 1.46x 9.4%

Partial Release. Solely in connection with the exercise of the purchase option granted to the Department of Consumer Affairs, (I) at any time after two years after the Closing date (the “Release Date”), the borrower may deliver defeasance collateral and obtain the release of the property located at 1625 North Market Blvd., Sacramento, California 95834 (the “1625 North Market Property”) and (II) at any time prior to Release Date, the borrower may partially prepay the Mortgage Loan and obtain release of the 1625 North Market Property from the lien of the related mortgage, in each case upon the satisfaction of the following conditions, among other conditions more fully set forth in the 1625 & 1747 North Market Loan documents: (i) no event of default has occurred and is continuing, (ii) the 1625 North Market Property is conveyed to the Department of Consumer Affairs or such other person required pursuant to the applicable lease, (iii) the borrower delivers defeasance collateral (if the option is exercised after the Release Date) or partially prepays (if the option is exercised prior to the Release Date) the 1625 & 1747 North Market Loan, in an amount equal to (A) the greater of (a) 125% of the allocated loan amount for the individual mortgaged property, (b) such amount as is necessary to satisfy the Debt Yield Condition, (c) such amount as is necessary to satisfy the LTV Condition, and (d) such amount as is necessary to satisfy the Debt Service Coverage Ratio Condition, plus (B) if at the time of the release, the 1625 & 1747 North Market Loan is included in a REMIC trust and the amount described in the foregoing clause (A) when applied to the prepayment or partial defeasance is insufficient under REMIC requirements, the amount equal to such insufficiency, (iv) the borrower provides the lender with such opinions as lender requests, (v) the borrower delivers (in the case of a partial prepayment, if requested by the lender) a rating agency confirmation, (vi) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the loan-to-value ratio with respect to the remaining mortgaged properties is no greater than the lesser of (a) 68.0% and (b) the loan-to-value ratio for all of the mortgaged properties immediately prior to the notice of the partial release or the consummation of the partial release, as applicable (the “LTV Condition”), (vii) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt service coverage ratio with respect to the remaining mortgaged properties is greater than the greater of (a) 1.25x, and (b) the debt service coverage ratio for all of the mortgaged properties immediately prior to the notice of the partial release or the consummation of the partial release, as applicable (the “Debt Service Coverage Ratio Condition”), (viii) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt yield with respect to the remaining mortgaged properties is greater than the greater of (a) 8.25%, and (b) the debt yield for all of the mortgaged properties immediately prior to the notice of the partial release or the consummation of the partial release, as applicable (the “Debt Yield Condition”).

Additionally, the borrower may at any time obtain the release of a certain parking lot parcel from the lien of the related mortgage without payment of a release price upon the satisfaction of the following conditions, among other conditions more fully set forth in the 1625 & 1747 North Market Loan documents: (i) no event of default has occurred and is continuing, (ii) the borrower provides the lender with such opinions as lender requests, (iii) if required by lender, the borrower delivers a rating agency confirmation, (iv) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt yield with respect to the remaining mortgaged properties is greater than 8.25%, (v) the LTV Condition is satisfied, (vi) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt service coverage ratio with respect to the remaining mortgaged properties is greater than 1.25x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8111 Gatehouse Road Falls Church, VA 22042	Collateral Asset Summary – Loan No. 9 8111 Gatehouse Road	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,200,000 65.0% 3.58x 14.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8111 Gatehouse Road Falls Church, VA 22042	Collateral Asset Summary – Loan No. 9 8111 Gatehouse Road	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,200,000 65.0% 3.58x 14.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8111 Gatehouse Road Falls Church, VA 22042	Collateral Asset Summary – Loan No. 9 8111 Gatehouse Road	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,200,000 65.0% 3.58x 14.5%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Borrower Sponsors:	Michael Tabacinic, David Tessel and MTR Capital Group, LLC
Borrower:	8111 Gatehouse Road, LLC
Original Balance:	$37,200,000
Cut-off Date Balance:	$37,200,000
% by Initial UPB:	3.8%
Interest Rate:	3.62300%
Payment Date:	6th of each month
First Payment Date:	June 6, 2021
Maturity Date:	May 6, 2031
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	YM2(24), DorYM2(92), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly	Cap
Taxes:	$246,397	$49,279	NAP
Insurance:	$12,723	$6,362	NAP
Replacement:	$0	$5,745	NAP
TI/LC:	$1,853,111	$34,468	$1,240,853
Free Rent:	$2,502,955	$0	NAP
USPS Rent:	$1,628,711	$0	NAP
Lease Sweep:	$0	Springing	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Falls Church, VA
Year Built / Renovated:	1973 / 2004
Total Sq. Ft.:	275,745
Property Management:	Transwestern Carey Winston, L.L.C.
Underwritten NOI:	$5,376,640
Underwritten NCF:	$4,894,086
Appraised Value:	$57,250,000
Appraisal Date:	February 5, 2021

Historical NOI
Most Recent NOI:	$5,359,589 (December 31, 2020)
2019 NOI:	$5,309,963 (December 31, 2019)
2018 NOI:	$4,830,017 (December 31, 2018)
2017 NOI:	$3,361,180 (December 31, 2017)

Historical Occupancy(2)
Most Recent Occupancy:	92.1% (February 1, 2021)
2019 Occupancy:	92.1% (December 31, 2019)
2018 Occupancy:	NAV
2017 Occupancy:	NAV

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$37,200,000	$135 / $135	65.0% / 65.0%	3.93x /3.58x	14.5% / 13.2%	14.5% / 13.2%
(1)	See “Initial and Ongoing Reserves” herein.

(2)	The 8111 Gatehouse Road Property (defined below) was acquired in March 2020, and therefore Historical Occupancy information for 2017 and 2018 is not available.

The Loan.   The 8111 Gatehouse Road mortgage loan (the “8111 Gatehouse Road Loan”) has an outstanding principal balance as of the Cut-off Date of $37,200,000. The 8111 Gatehouse Road Loan is secured by the borrower’s fee simple interest in a 275,745 sq. ft., Class A office building located in Falls Church, Virginia (the “8111 Gatehouse Road Property”).

The 8111 Gatehouse Road Loan has a 120-month interest-only term and accrues interest at a rate of 3.62300% per annum. Proceeds of the 8111 Gatehouse Road Loan along with borrower sponsor equity were primarily used to refinance existing debt, pay closing costs and fund upfront reserves. Based on the “As Is” appraised value of $57.25 million as of February 5, 2021, the Cut-off Date LTV Ratio is 65.0%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$37,200,000	96.9%	Loan Payoff	$31,495,783	82.1%
Sponsor Equity	1,170,827	3.1	Reserves	6,243,897	16.3
			Closing Costs	631,147	1.6
Total Sources	$38,370,827	100.0%	Total Uses	$38,370,827	100.0%

The Borrower(s) / Borrower Sponsors. The borrower is 8111 Gatehouse Road, LLC, a Delaware limited liability company and special purpose entity with one independent director in its organizational structure. The borrower sponsors and non-recourse carve-out guarantors are Michael Tabicinic, David Tessel and MTR Capital Group, LLC on a joint and several basis. The borrower is indirectly owned by MTR Gatehouse, LLC (95.0%) and Ligum, LLC (5.0%). MTR Gatehouse LLC is 100% owned by MTR Gatehouse Members, LLC, which is 100% owned by MTR Capital Group, LLC.

Michael Tabacinic is a managing director at MTR Capital Group, LLC. Founded in 2021, MTR Capital Group, LLC is a real estate investment fund located in Florida that invests primarily in retail and office centers in the United States. The principal investors in MTR Capital Group are the families of the founders of NCH Capital, Inc., a private equity investment fund based in New York with over $3.0 billion in assets under management. MTR Capital Group, LLC manages more than half a million leasable sq. ft. of commercial properties.

David Tessel has over 30 years of experience in the commercial real estate industry and is the owner of LIGUM LLC, which specializes in office, industrial and retail acquisitions across the United States

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8111 Gatehouse Road Falls Church, VA 22042	Collateral Asset Summary – Loan No. 9 8111 Gatehouse Road	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,200,000 65.0% 3.58x 14.5%

The Property.

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.	% of Total U/W Base Rent	Lease Expiration(3)
Inova Health Care Services	Aa2 / NR / AA+	94,100	34.1%	$27.33	32.7%	12/31/2023
GSA – Defense Health Agency	Aaa / AAA / AA+	70,056	25.4%	$35.01	31.2%	7/15/2031
United States Postal Service	Aaa / AAA / AA+	53,493	19.4%	$30.45	20.7%	Various(4)
Teksystems, Inc.	NR / NR / NR	20,043	7.3%	$32.43	8.3%	4/30/2022
Tyson Child Daycare, LLC	NR / NR / NR	6,740	2.4%	$36.48	3.1%	2/28/2025
Maddox and Gerock P.C.	NR / NR / NR	6,225	2.3%	$31.52	2.5%	6/30/2026
Equus Capital Partners LTD	NR / NR / NR	3,315	1.2%	$34.33	1.4%	3/31/2027
Total / Wtd. Avg. Occupied		253,972	92.1%	$30.94	100.0%
Vacant		21,773	7.9%
Total		275,745	100.0%
(1)	Based on the underwritten rent roll dated February 1, 2021.

(2)	Certain ratings are those of the direct parent company whether or not the direct parent company guarantees the lease.

(3)	There are no termination or contractions options.

(4)	The United States Postal Service leases 41,403 SF which expires in Jun 2024 and 12,090 SF which expires in February 2025.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM & 2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	1	20,043	7.3%	20,043	7.3%	$32.43	8.3%	8.3%
2023	1	94,100	34.1%	114,143	41.4%	$27.33	32.7%	41.0%
2024	1	41,403	15.0%	155,546	56.4%	$30.74	16.2%	57.2%
2025	2	18,830	6.8%	174,376	63.2%	$31.96	7.7%	64.8%
2026	1	6,225	2.3%	180,601	65.5%	$31.52	2.5%	67.3%
2027	1	3,315	1.2%	183,916	66.7%	$34.33	1.4%	68.8%
2028	0	0	0.0%	183,916	66.7%	$0.00	0.0%	68.8%
2029	0	0	0.0%	183,916	66.7%	$0.00	0.0%	68.8%
2030	0	0	0.0%	183,916	66.7%	$0.00	0.0%	68.8%
2031	1	70,056	25.4%	253,972	92.1%	$35.01	31.2%	100.0%
2032 & Thereafter	0	0	0.0%	253,972	92.1%	$0.00	0.0%	100.0%
Vacant	NAP	21,773	7.9%	275,745	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	8	275,745	100.0%			$30.94	100.0%
(1)	Based on the underwritten rent roll dated February 1, 2021.

The 8111 Gatehouse Road Property is a six-story, 275,745 sq. ft. Class A office building located in Falls Church, Virginia. The 8111 Gatehouse Road Property was built in 1973 and underwent approximately $7.0 million in capital improvements during the previous ownership. The capital improvements included, among other things, amenity upgrades, garage restoration, elevator modernization and safety upgrades. Building amenities include an on-site, 6,797 sq. ft. fitness center with men’s and women’s locker rooms, a newly renovated lobby featuring granite and wood accents with 20’ ceiling heights, an outdoor area, and an on-site daycare facility. The 8111 Gatehouse Road Property also features 1,059 parking spaces, which equates to 3.8 spaces per 1,000 sq. ft., located in both an underground parking garage and surface lot. The borrower sponsors purchased the 8111 Gatehouse Road Property in March 2020 for $52.2 million ($189 PSF).

As of February 1, 2021, the 8111 Gatehouse Road Property is 92.1% occupied by seven tenants. The 8111 Gatehouse Road Property is 78.9% leased to investment grade tenants.

COVID-19 Update. As of May 1, 2021, the 8111 Gatehouse Road Property is open and operating. As of the of the March rent payment date, 79.3% of U/W Base Rent for the month of March had been collected from tenants. No tenants have requested or received a lease modification or rent forbearances. The USPS (19.4% of NRA; 20.7% of U/W Base Rent) has current rent arrears due to the change in ownership and operating accounts when the borrower sponsors acquired the 8111 Gatehouse Property, that is unrelated to the tenant’s ability to pay rent during the COVID-19 pandemic. The USPS paid its’ March 2021 rent for Suite 620 and in February 2021 made partial payments on Suites 301 and 620. See “Major Tenants” herein. As of May 1, 2021, the 8111 Gatehouse Road Loan is not subject to any modification or forbearance request. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8111 Gatehouse Road Falls Church, VA 22042	Collateral Asset Summary – Loan No. 9 8111 Gatehouse Road	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,200,000 65.0% 3.58x 14.5%

Major Tenants.

Inova Health Care Services (“Inova”) (94,100 sq. ft.; 34.1% of net rentable area; 32.7% of U/W Base Rent) is a subsidiary of Inova Health Systems (rated Aa2/AA+ by Moody’s/S&P), which is Northern Virginia’s leading nonprofit healthcare provider. Inova’s 18,000 team members serve more than 2 million individuals annually through an integrated network of hospitals, primary and specialty care practices, emergency and urgent care centers, outpatient services and destination institutes. Inova’s five hospitals are consistently recognized by the Centers for Medicare and Medicaid Services (CMS), U.S. News & World Report Best Hospitals and Leapfrog Hospital Safety Grades for excellence in healthcare. Inova is home to Northern Virginia’s only Level 1 Trauma Center and Level 4 Neonatal Intensive Care Unit. Its hospitals have a total of 1,936 licensed beds.

Inova initially signed a 61-month lease in March 2012 and has since extended the lease term until December 2023. Inova also expanded into the entire fifth floor in 2017 through December 2023. Inova does not have any termination or renewal options. The parent company does not guaranty the lease. Inova’s space at the 8111 Gatehouse Road Property serves a critical purpose for Inova’s hospital system to include Epic software training and orientation for new Inova employees, and executive office functionality on the 5th floor. Inova has invested approximately $1 million into its space.

GSA-Defense Health Agency (“DHA”) (70,056 sq. ft.; 25.4% of net rentable area; 31.2% of U/W Base Rent) is a joint, integrated Combat Support Agency that enables the Army, Navy, and Air Force medical services to provide a medically ready force to Combatant Commands in both peacetime and wartime. The DHA supports the delivery of integrated, affordable, and high-quality health services to approximately 9.6 million Military Health System (“MHS”) beneficiaries and is responsible for driving greater integration of clinical and business processes across the MHS. The DHA oversees the delivery of health care services such as the TRICARE Health Plan, pharmacy, public health, and health information technology. The DHA carries out its operations utilizing a global health care network of military and civilian medical professionals and more than 400 military hospitals and clinics.

The DHA signed a 5-year lease in July 2011 and has extended its lease term twice, most recently extending their lease term through July 2031. The tenant’s lease in guaranteed by the United States of America (rated Aaa/AAA/AA+ by Moody’s/Fitch/S&P). The DHA has no termination or renewal options.

United States Postal Service (“USPS”) (53,493 sq. ft.; 19.4% of net rentable area; 20.7% of U/W Base Rent) is an independent agency of the United States government responsible for providing postal service. With more than 31,330 retail locations and one of the most frequently visited websites in the federal government, the USPS has annual operating revenue of approximately $73.1 billion as of December 31, 2020, and delivers nearly 43% of the world’s mail. The USPS has hundreds of thousands of employees and is the operator of the largest civilian vehicle fleet in the world with more than 200,000 vehicles. It is one of the only government agencies explicitly authorized by the United States Constitution.

The USPS leases are guaranteed by the United States of America (rated Aaa/AAA/AA+ by Moody’s/Fitch/S&P). The leases provide for two, five-year renewal options and no termination options. According to the borrower sponsors, the USPS exercised its first renewal option early, for which the lease extension documentation is pending the tenant’s signature.

The USPS has current rent arrears of approximately $624,000 due to the change in ownership and operating accounts when the borrower sponsors acquired the 8111 Gatehouse Road Property. In November 2020, the borrower filed documentation required to change the ownership records in USPS’ systems but such systems have not yet been fully updated. The USPS paid its’ March 2021 rent for Suite 620 in full and made partial payments on Suites 301 and 620 in February 2021. The USPS is also in negotiations with the borrower sponsors for an early renewal and the borrower sponsors have sent lease extension documents to the USPS for execution.

At loan origination, the borrower deposited an amount equal to 12 months of rent under the USPS leases (approximately $1.628 million in the aggregate). The reserve funds will be released upon the earlier to occur of (i) the USPS pays unabated rent (under all USPS leases) and delivers an estoppel/statement of lease for the 6th floor space or (ii) USPS pays six consecutive months of unabated rent (under all USPS leases) and the borrower reaffirms at the time of release that there are no other defaults by the landlord or the USPS.

Environmental Matters. According to a Phase I environmental report dated February 11, 2021, there are no recognized environmental conditions or recommendations for further action at the 8111 Gatehouse Road Property other than the development and implementation of an asbestos operations and maintenance program. An asbestos operations and maintenance plan was obtained for the 8111 Gatehouse Road Property.

The Market. The 8111 Gatehouse Road Property is located in the Merrifield/Route 50 submarket in Northern Virginia. Situated around U.S. Route 50, I-495, I-66 and U.S. Route 29, Merrifield is approximately 10 miles from Washington Reagan National Airport and 14 miles from Washington Dulles International Airport. Merrifield is also accessible by the Dunn Loring Metrorail station (Orange Line) while the city of Falls Church area is accessed by both the West Falls Church and East Falls Church Metrorail stations (Orange Line). According to the appraisal, the Merrifield/Route 50 office submarket vacancy was 18.2% as of the fourth quarter of 2020. The submarket contains over 6.8 million sq. ft. of office space with an average overall asking rent of $32.38 PSF for Class A office space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8111 Gatehouse Road Falls Church, VA 22042	Collateral Asset Summary – Loan No. 9 8111 Gatehouse Road	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,200,000 65.0% 3.58x 14.5%

The following chart displays six lease comparables for the office space. Office lease comparables’ rents range from $27.86 PSF to $35.00 PSF.

Comparable Office Leases(1)
Property Name	Tenant Name	Tenant Leased Space	Lease Date	Lease Term (years)	Base Rent Per Sq. Ft.
8111 Gatehouse Road Falls Church, VA	Various	Various	Various	Various	$30.94(2)
6400 Arlington Boulevard Falls Church, VA	Therapeutic Alliance	2,067	Dec-20	1.0	$27.86
3120 Fairview Park Drive Merrifield, VA	Citizens Bank of PA	5,938	Dec-20	5.0	$35.00
3120 Fairview Park Drive Merrifield, VA	Technologists	1,887	Jun-20	5.0	$34.00
3190 Fairview Park Drive Merrifield, VA	Apex Systems, Inc.	14,217	May-20	4.0	$33.00
3180 Fairview Park Drive Merrifield, VA	Sheet Metal Workers International Association	25,000	Feb-20	12.8	$34.00
8280 Willow Oaks Merrifield, VA	Zebra Technologies	5,089	Oct-19	6.2	$32.50
(1)	Based on the Appraisal.

(2)	Based on the underwritten rent roll as of February 1, 2021.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2017	2018	2019	2020	U/W	U/W PSF
Base Rent	$5,267,294	$6,428,132	$7,104,902	$7,563,688	$7,858,706	$28.50
Rent Steps(2)	0	0	0	0	169,635	$0.62
Value of Vacant Space	0	0	0	0	413,687	$1.50
Gross Potential Rent	$5,267,294	$6,428,132	$7,104,902	$7,563,688	$8,442,028	$30.62
Total Other Income	190,869	127,193	74,741	77,905	69,360	$0.25
Total Reimbursements	114,751	276672	128508	113,666	279,417	$1.01
Total Gross Income	$5,572,914	$6,831,997	$7,308,151	$7,755,259	$8,790,805	$31.88
Less: Vacancy	0	0	0	(51,081)	(571,402)	($2.07)
Effective Gross Income	$5,572,914	$6,831,997	$7,308,151	$7,704,177	$8,219,403	$29.81
Total Fixed Expenses	663,049	660,867	652,364	747,542	796,939	$2.89
Total Operating Expenses	1,548,685	1,341,113	1,345,824	1,597,046	2,045,824	$7.42
Net Operating Income	$3,361,180	$4,830,017	$5,309,963	$5,359,589	$5,376,640	$19.50
TI/LC	0	0	0	0	413,618	$1.50
Capital Expenditures	0	0	0	0	68,936	$0.25
Net Cash Flow	$3,361,180	$4,830,017	$5,309,963	$5,359,589	$4,894,086	$17.75

(1)	Based on the underwritten rent roll as of February 1, 2021. For avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender U/W.

(2)	Rent Steps includes contractual rent steps underwritten through February 2022.

Property Management.  The 8111 Gatehouse Road Property is currently managed by Transwestern Carey Winston, L.L.C.

Lockbox / Cash Management.  The 8111 Gatehouse Road Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause tenants to deposit rents directly into a lender-controlled lockbox account. In addition, the borrower and the property manager are required to deposit all rents and gross revenue from the 8111 Gatehouse Road Property into such lockbox account within one business day of receipt. If no 8111 Gatehouse Road Trigger Period exists, on a daily basis, all funds in the lockbox account are required to be swept into the borrower’s operating account. During a 8111 Gatehouse Road Trigger Period, sums on deposit in the lockbox account are required to be transferred on a daily basis to a lender-controlled cash management account to be applied to payment of all required monthly amounts (including, without limitation, taxes and insurance, debt service and required reserves) and approved property operating expenses, with any excess funds to be held by the lender as additional collateral for the loan.

A “Trigger Period” will commence upon the occurrence of (i) an event of default (and will end upon if the lender’s acceptance of a cure), (ii) if the debt service coverage ratio falls below 2.00x, as determined by the lender (and will end at such time the debt service coverage ratio exceeds 2.05x for two consecutive quarters) and (iii) the commencement of a Lease Sweep Period (and will end upon the termination thereof).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8111 Gatehouse Road Falls Church, VA 22042	Collateral Asset Summary – Loan No. 9 8111 Gatehouse Road	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,200,000 65.0% 3.58x 14.5%

A “Lease Sweep Period” will commence (a) (i) with respect to each Lease Sweep Lease (other than the GSA lease), upon the earlier to occur of (x) provided that the borrower has timely exercised the 24-Month Sweep Election (as defined below), the 24-Month Sweep Commencement Date (as defined below) for such Lease Sweep Lease or (y) provided that the borrower has not timely exercised the 24-Month Sweep Election, the date that is 12 months prior to the expiration of such Lease Sweep Lease or (z) the date required under such Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); and (ii) with respect to the GSA lease, the earliest to occur of (x) provided that the borrower has timely exercised the 24-Month Sweep Election, the 24-Month Lease Sweep Period (as defined below) or (y) provided that the borrower has not timely exercised the 24-Month Sweep Election, the date that is 12 months prior to the earlier to occur of (x) the expiration of such Lease Sweep Lease, (y) the stated maturity date or (z) the date required under such Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) upon the early termination, early cancellation or early surrender of a Lease Sweep Lease or upon the borrower’s receipt of notice by a Lease Sweep Tenant of its intent to effect an early termination, early cancellation or early surrender of its Lease Sweep Lease; (c) if a Lease Sweep Tenant has ceased operating its business at the 8111 Gatehouse Road Property (i.e., “goes dark”) in a majority of its space; (d) upon a default under a Lease Sweep Lease by a Lease Sweep Tenant beyond any applicable notice and cure period; (e) upon a bankruptcy or insolvency proceeding of a Lease Sweep Tenant or (f) upon a decline in the credit rating of a Lease Sweep Tenant (or its parent entity) below BBB+ or equivalent rating by any agency.

An 8111 Gatehouse Road Major Tenant Sweep Event will end upon the first to occur of the following: (a) in the case of clauses (i)(a), (i)(b) and (i)(c) above, the entirety of the Lease Sweep Space (or applicable portion thereof) is leased pursuant to one or more qualified leases and, in the lender’s judgment, sufficient funds have been accumulated in the lease sweep account (during the continuance of the subject Lease Sweep Period) to cover all anticipated approved lease sweep space leasing expenses, free rent periods, and/or rent abatement periods set forth in all such qualified leases and any shortfalls in required payments under the loan agreement hereunder or operating expenses as a result of any anticipated down time prior to the commencement of payments under such qualified leases; (b) in the case of clause (i)(a) above, the date on which the subject tenant under the Lease Sweep Lease irrevocably exercises its renewal or extension option with respect to all of its Lease Sweep Space, and in the lender’s judgment, sufficient funds have been accumulated in the lease sweep account (during the continuance of the subject Lease Sweep Period) to cover all anticipated approved lease sweep space leasing expenses, free rent periods and/or rent abatement periods in connection with such renewal or extension; (c) in the case of clause (i)(d) above, the date on which the subject default has been cured, and no other default under such Lease Sweep Lease occurs for a period of six consecutive months following such cure; (d) in the case of clause (i)(e) above, either (a) the applicable Lease Sweep Tenant party insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (b) the applicable Lease Sweep Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender; (e) in the case of clause (i)(f) above, if the credit rating of the tenant under a Lease Sweep Lease (or its parent entity) has been restored to at least “BBB+” or equivalent by the relevant rating agencies; and (f) in the case of clauses (i)(a), (i)(b), (i)(c), (i)(d), (i)(e) and (i)(f) above, the date on which either (x) the Lease Sweep funds in the lease sweep account collected (or deposited by the borrower) with respect to the Lease Sweep Lease in question (including any lease termination payments with respect to such Lease Sweep Lease deposited into the lease sweep account) is equal to the Lease Sweep Deposit Amount (as defined below) applicable to such Lease Sweep space or (y) the borrower has delivered a letter of credit to the lender with a face amount equal to the Lease Sweep Deposit Amount applicable to such Lease Sweep Space, unless, in either case, the applicable Lease Sweep Space has been leased pursuant to one or more Leases which, in the aggregate, (x) require the borrower to incur expenses, including the payment of brokerage commissions, completion of tenant improvements or payment of tenant allowances, and/or (y) provide for free rent periods and/or rent abatement periods with respect to rent amounts, which, in the lender’s determination, exceed the Lease Sweep Deposit Amount applicable to such Lease Sweep Space (in which case the Lease Sweep Period in question will continue until the borrower satisfies clause (A) above or delivered a letter of credit to the lender with a face amount equal to the amount necessary for the borrower to satisfy clause (A) above).

A “Lease Sweep Lease” means the leases in relation to (i) Inova Health Care Services, (ii) GSA – Health Defense Agency or (iii) any replacement lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates covers the majority of the applicable Lease Sweep Lease space.

A “Lease Sweep Tenant” means a tenant under a Lease Sweep Lease or its direct or indirect parent company (if any) and/or any guarantor of such tenant’s obligations under a Lease Sweep Lease

A “Lease Sweep Deposit Amount” means an amount equal to the total net rentable sq. ft. of the applicable Lease Sweep Lease multiplied by $45.00.

A “24-Month Sweep Election” means the delivery by the borrower of written notice to the lender requesting that the lender commence a Lease Sweep Period on the date (the “24 Month Sweep Commencement Date”) that is 24 months prior to the expiration of the applicable Lease Sweep Lease (provided, that, with respect to the GSA Lease, such 24-Month Sweep Commencement Date is the date that is 24 months prior to the earlier to occur of (x) the expiration of the GSA lease and (y) the stated maturity date), which notice will be required to be received by the lender no later than the date that is 30 months prior to the earliest expiration date of the applicable Lease Sweep Lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8111 Gatehouse Road Falls Church, VA 22042	Collateral Asset Summary – Loan No. 9 8111 Gatehouse Road	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,200,000 65.0% 3.58x 14.5%

A “24 Month Lease Sweep Deposit Amount” means from the 24 Month Sweep Commencement Date through the 12th monthly payment date following such 24 Month Sweep Commencement Date (the “Initial 24-Month Lease Sweep Period”), 50% of available cash and (ii) from the monthly payment date immediately following the end of the Initial 24-Month Lease Sweep Period through the end of the full 24 Month Lease Sweep Period, an amount equal to the lesser of (I) one-twelfth (1/12th) of the amount reasonably determined by the lender (which determination is required to be made upon the termination of such Initial 24-Month Lease Sweep Period) to equal the positive difference between (A) funds then on deposit in the Lease Sweep Account with respect to the Lease Sweep Lease in question and (B) the Lease Sweep Deposit Amount for such Lease Sweep Lease and (II) all available cash as of such monthly payment date; provided that, (x) in no event may the 24 Month Lease Sweep Deposit Amount payable pursuant to clause (ii) above be less than the amount required to be paid by the borrower pursuant to clause (i) above and (y) the 24 Month Lease Sweep Deposit Amount is reduced to $0 on any monthly payment when funds on deposit in the Lease Sweep Account with respect to the Lease Sweep Lease in question equal or exceed the Lease Sweep Deposit Amount for such Lease Sweep Lease.

Initial and Ongoing Reserves.  At origination, the borrower funded reserves of (i) approximately $246,397 into a tax reserve, (ii) approximately $12,723 into an insurance reserve, (iii) approximately $1,853,111 into a TI/LC reserve for outstanding TI/LCs related to the GSA lease, (iv) approximately $2,502,955 into a free rent reserve and (v) approximately $1,628,711 into a USPS rent reserve.

On each monthly payment date, the borrower is required to deposit (i) 1/12 of the estimated annual real estate taxes into a tax reserve (currently equivalent to approximately $49,279), (ii) 1/12 of the estimated annual insurance premiums into an insurance reserve (currently equivalent to approximately $6,362), (iii) approximately $5,745 related to capital improvements into a replacement reserve and (iv) approximately $34,468 related to tenant improvements and leasing commissions into a TI/LC reserve, capped at $1,240,853.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. The owner of the direct or indirect equity interests of the borrower is permitted to incur mezzanine debt (the “8111 Gatehouse Road Permitted Mezzanine Loan”) secured by a pledge of direct or indirect equity interests in the borrower, provided that certain conditions set forth in the loan documents are satisfied, including, without limitation: (i) after giving effect to the 8111 Gatehouse Road Permitted Mezzanine Loan, (a) the loan-to-value ratio of the 8111 Gatehouse Road Loan and the 8111 Gatehouse Road Mezzanine Loan (collectively, the “Total Debt”) is no greater than 65.0%, (b) the debt service coverage ratio on the Total Debt is at least 3.40x, and (c) the debt yield on the Total Debt is at least 10.5%; (iii) the 8111 Gatehouse Road Permitted Mezzanine Loan is co-terminous with the 8111 Gatehouse Road Loan (iv) the holder of the 8111 Gatehouse Road Permitted Mezzanine Loan enters into an intercreditor agreement with the lender in form and substance reasonably acceptable to the lender and the rating agencies; and (v) a rating agency confirmation is delivered in connection with the consummation of the 8111 Gatehouse Road Permitted Mezzanine Loan.

The owner of the direct or indirect equity interests of the borrower is permitted to incur an approved preferred equity investment (the “8111 Gatehouse Road Preferred Equity”) secured by a pledge of direct or indirect equity interests in the borrower, provided that certain conditions set forth in the loan documents are satisfied, including, without limitation: (i) after giving effect to the 8111 Gatehouse Road Preferred Equity, (a) the loan-to-value ratio of the 8111 Gatehouse Road Loan and the 8111 Gatehouse Road Preferred Equity (collectively, the “Total Debt”) is no greater than 65.0%, (b) the debt service coverage ratio on the Total Debt is at least 3.40x, and (c) the debt yield on the Total Debt is at least 10.5%; (iii) the 8111 Gatehouse Road Preferred Equity is co-terminous with the 8111 Gatehouse Road Loan (iv) the owner of the 8111 Gatehouse Road Preferred Equity enters into an intercreditor agreement with the lender in form and substance reasonably acceptable to the lender and the rating agencies; and (v) a rating agency confirmation is delivered in connection with the consummation of the 8111 Gatehouse Road Preferred Equity.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Performance Food Group	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,889,467 64.2% 2.47x 9.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Performance Food Group	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,889,467 64.2% 2.47x 9.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Performance Food Group	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,889,467 64.2% 2.47x 9.7%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Recapitalization
Borrower Sponsors:	New Mountain Net Lease Partners Corporation and New Mountain Net Lease Corporation
Borrower:	NM PEBY, L.L.C.
Original Balance:	$31,889,467
Cut-off Date Balance:	$31,889,467
% by Initial UPB:	3.2%
Interest Rate:	3.77200%
Payment Date:	6th of each month
First Payment Date:	June 6, 2021
Maturity Date:	May 6, 2028
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(23), YM1(1), DorYM1(55), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	Springing	$137,628
TI/LC:	$0	Springing	$183,762
Other:	$0	Springing	NAP

Property Information
Single Asset / Portfolio:	Portfolio of three properties
Property Type:	Warehouse Industrial
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various / Various
Total Sq. Ft.:	611,667
Property Management:	Self-Managed
Underwritten NOI:	$3,109,128
Underwritten NCF:	$3,017,378
Appraised Value(1):	$49,650,000
Appraisal Dates(2):	Various

Historical NOI(3)
Most Recent NOI:	NAV
2019 NOI:	NAV
2018 NOI:	NAV
2017 NOI:	NAV

Historical Occupancy(3)
Most Recent Occupancy:	100.0% (May 6, 2021)
2019 Occupancy:	NAV
2018 Occupancy:	NAV
2017 Occupancy:	NAV

Financial Information(1)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$31,889,467	$52 / $52	64.2% / 64.2%	2.55x / 2.47x	9.7% / 9.5%	9.7% / 9.5%
(1)	In addition to the “As Is” appraised value set forth above, the appraisal concluded to a “Hypothetical Market Value “As Dark”” appraised value of approximately $33.2 million as of December 14, 2020, December 9, 2020, and December 16, 2020 for 920 Irwin Run Road (the “Pennsylvania Property”), 2085 East Michigan Avenue (the “Michigan Property”), and 1982 Commerce Circle (the “Ohio Property”), respectively. Based on the “Hypothetical Market Value “As Dark”” appraised value, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio would be 96.1%.
(2)	Appraisal Dates for the Pennsylvania Property, Michigan Property, and the Ohio Property are December 14, 2020, December 9, 2020, and December 16, 2020, respectively.
(3)	Historical information is not available, as the Performance Food Group Properties (as defined below) were acquired by the borrower sponsors in October 2020.
(4)	See “Ongoing Reserves” below.

The Loan. The Performance Food Group mortgage loan (the “Performance Food Group Loan”) is secured by the borrower’s fee simple interest in the Pennsylvania Property, the Michigan Property, and the Ohio Property (each, individually a “Performance Food Group Property” and collectively, the “Performance Food Group Properties”).

The Performance Food Group Loan has an interest rate of 3.77200% per annum and was originated by DBR Investments Co. Limited (“DBRI”) on April 30, 2021. The Performance Food Group Loan has an initial term of 84 months and has a remaining term of 84 months as of the Cut-off Date. The Performance Food Group Loan requires interest only payments on each due date through the scheduled maturity date in May 2028.

The Performance Food Group Loan was utilized to return equity to the borrower sponsors following its October 2020 acquisition of the Performance Food Group Properties and pay originations costs. Based on the aggregate “As Is” appraised value of $49.65 million as of December 14, 2020 for the Pennsylvania Property, December 9, 2020 for the Michigan Property, and December 16, 2020 for the Ohio Property, the Cut-off Date LTV Ratio is 64.2%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan	$31,889,467	99.7%	Return of Equity(1)	$31,352,204	98.0%
Borrower Sponsor Equity	100,000	0.3	Closing Costs	637,263	2.0

Total Sources	$31,989,467	100.0%	Total Uses	$31,989,467	100.0%
(1)	The borrower closed on the acquisition of the Performance Food Group Properties for $49.06 million (allocated among the Pennsylvania Property, the Michigan Property and the Ohio Property as follows: (a) $17,490,689 with respect to the Pennsylvania property; (b) $16,511,270 with respect to the Michigan property; and (c) $15,058,041 with respect to the Ohio property) on October 16, 2020. When combined with origination costs of $637,763, the borrower’s sponsor’s remaining cash equity is approximately $17.1 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Performance Food Group	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,889,467 64.2% 2.47x 9.7%

The Performance Food Group Loan may be voluntarily prepaid in whole beginning on May 6, 2023 with the payment of a prepayment fee equal to the greater of (i) 1.00% of the unpaid principal balance and (ii) a yield maintenance premium, and on and after January 6, 2028 may be voluntarily prepaid in whole without the payment of any prepayment fee. Provided no event of default under the Performance Food Group Loan documents has occurred and is continuing, defeasance of the Performance Food Group Loan with direct, non-callable obligations of the United States of America or other obligations, which are “government securities” permitted under the loan documents is permitted at any time after the second anniversary of the securitization Closing Date. In addition, if the Defaulted Property Conditions (as defined below) exist, the Performance Food Group Loan may be prepaid at any time following origination, together with the prepayment fee (if prior to the open period), and may be defeased at any time following the expiration of the defeasance lockout period, notwithstanding the existence of an event of default.

“Defaulted Property Conditions” are deemed to exist to the extent that: (i) an event of default is continuing, and said event of default relates solely to the defaulted individual property and would not exist but for such defaulted individual property being an individual property under the loan documents; (ii) either the lender has delivered notice to the borrower with respect to such event of default or has commenced exercising remedies in connection therewith; (iii) the borrower has demonstrated to the lender’s reasonable satisfaction that it has promptly and diligently pursued a cure of such event of default in accordance with the Performance Food Group Loan documents; (iv) the borrower has been unable to effect a cure of such event of default; (v) after giving effect to a defaulted property partial defeasance or prepayment, as applicable, with respect to the defaulted individual property, no event of default or material default has occurred and is continuing, and (vi) the borrower is not subject to any material contingent liabilities relating to the defaulted individual property after giving effect to the applicable defaulted property partial defeasance or prepayment, as applicable, and release (other than surviving obligations to the lender under the environmental indemnity).

The Borrower(s) / Borrower Sponsors. The borrower for the Performance Food Group Loan is NM PEBY, L.L.C., a newly formed special purpose Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Performance Food Group Loan. NM PEBY, L.L.C. is 100.0% owned by NM NL Holdings, L.P., which is owned (i) 49.75% by New Mountain Net Lease Corporation, (ii) 49.75% by New Mountain Net Lease Partners Corporation and (iii) 0.5% by NM GP Holdco, L.L.C. The general partner of the NM PEBY, L.L.C. is NM Net Lease Partners Manager, L.L.C. which is 100% owned by New Mountain Net Lease Partners Corporation. New Mountain Net Lease Corporation is managed by Peter Kaplan, Jr. and Robert Hamwee and New Mountain Net Lease Partners Corporation is managed by Peter Kaplan, Jr. and Adam Weinstein. The borrower sponsors and non-recourse guarantors of the Performance Food Group Loan are New Mountain Net Lease Partners Corporation and New Mountain Net Lease Corporation, affiliates of New Mountain Finance Corporation, which together with their affiliates, manage private equity, public equity and credit capital. New Mountain Finance Corporation (NASDAQ: NMFC) was founded in 1999 and has over $30 billion in assets under management and approximately 180 staff members. As of December 31, 2020, New Mountain Finance Corporation reported investment income of approximately $278.0 million. If either guarantor alone satisfies certain net worth and liquidity requirements, and also continues to control and own at least a 20% interest in the borrower, then at the request of the other guarantor, the other guarantor may be released from its liabilities under the non-recourse carveout guaranty.

The Properties. The Performance Food Group Properties consist of three industrial warehouse properties totaling 611,667 sq. ft. located in West Mifflin, Pennsylvania; Ypsilanti, Michigan; and Springfield, Ohio. The industrial buildings were constructed between 1962 and 2011. As of May 6, 2021, the Performance Food Group Properties collectively are 100.0% occupied by Eby-Brown (as defined herein), which was acquired by Performance Food Group Company (“PFG”) (NYSE: PFGC) in 2019 and operates as a subsidiary of the parent company.

The following table presents detailed information with respect to each of the Performance Food Group Properties.

Portfolio Summary
Property Name	City, State	Property Type (Subtype)	Allocated Loan Amount	Total Sq. Ft.	Year Built	As-Is Appraised Value	U/W Base Rent	Market	Occ. (%)(1)
920 Irwin Run Road	West Mifflin, PA	Industrial (Warehouse)	$11,432,679	161,162	1982-2011	$17,800,000	$1,156,703	South Pittsburgh	100.0%
2085 East Michigan Avenue	Ypsilanti, MI	Industrial (Warehouse)	$10,694,051	250,000	1962	$16,650,000	$1,084,040	Ann Arbor	100.0%
1982 Commerce Circle	Springfield, OH	Industrial (Warehouse)	$9,762,737	200,505	1982	$15,200,000	$988,644	Springfield	100.0%
Total / Wtd. Avg.			$31,889,467	611,667		$49,650,000	$3,229,387		100.0%
(1)	Occupancy dates are as of May 6, 2021.

The Pennsylvania Property is a Class B industrial-refrigerated warehouse property and was constructed in several phases from 1982 through 2011 and spans 161,162 sq. ft. across 2 buildings on a 6.7006-acre site. The Pennsylvania Property consists of a 151,662 square foot refrigerated warehouse building and a detached 9,500 square foot warehouse/repair garage facility, which is 100.0% occupied by Eby-Brown Company, LLC as of May 6, 2021.

The Michigan Property is an industrial warehouse property that was constructed in 1962, renovated in 2008, and spans 250,000 sq. ft. on a 19.88-acre site. The Michigan Property has approximately 8% office space and an average clear height of 23 feet in the shop area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Performance Food Group	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,889,467 64.2% 2.47x 9.7%

The Ohio Property is a Class B industrial-refrigerated warehouse property that was constructed in 1982 and renovated in 2009. It spans 200,505 sq. ft. (consisting of 12,064 sq. ft. of office area (6.0%), as well as 188,441 sq. ft. of warehouse area (94.0%)) on a 21.395-acre site that is located in Springfield, Ohio, near the US-68/OH-41 interchange. The Ohio Property also includes 19-docks, 2-OHDs, and clear heights of 22 to 25 feet.

According to the borrower sponsor, the portfolio’s facilities service approximately 40% of Eby-Brown’s customer base and account for approximately $1.9 billion, or approximately 36% of the company’s revenue and EBITDA. Eby-Brown has operated out of the portfolio’s facilities for over 40 years, which have been expanded and renovated to suit Eby-Brown’s needs. Since 2012, Eby-Brown has spent over $15 million to modernize the facilities and upgrade the warehouse operation systems.

●	The Pennsylvania Property – Performance Food Group funded approximately $11 million in renovations between 2012 and 2016, providing upgrades to IT systems, warehouse operation equipment, and building systems. Additionally, the tenant expanded the parking lot in 2017.
●	The Michigan Property – From 2012 to 2016, Eby-Brown invested approximately $2.0 million into the property to upgrade equipment, trailers, IT systems and renovate the HVAC. Additionally, the roof was replaced in 2018.
●	The Ohio Property – Eby-Brown invested approximately $2.0 million between 2012 and 2016, providing upgrades to IT systems, warehouse operation equipment, and building systems.

COVID-19 Update. As of May 6, 2021, the Performance Food Group Properties are 100.0% leased. The single tenant is open and operational, and has not requested any lease modifications. The first payment date of the Food Performance Group Loan is June 6, 2021. As of May 6, 2021, the Food Performance Group Loan is not subject to any modification or forbearance requests.

The following table presents certain information relating to the single tenant at the Performance Food Group Properties:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.(3)	% of Total U/W Base Rent(3)	Lease Expiration
Eby-Brown Company, LLC(4)	B2 / NR / NR	611,667	100.0%	$5.28	100.0%	12/31/2032
Total / Wtd. Avg. Occupied Collateral		611,667	100.0%	$5.28	100.0%
Vacant		0	0.0%
Total		611,667	100.0%
(1)	Based on the underwritten rent roll.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	U/W Base Rent Per Sq. Ft. and % of Total U/W Base Rent are inclusive of contractual rent steps through April 30, 2022.
(4)	Eby-Brown Company, LLC (formerly known as Eby-Brown Leasing, LLC), has two, five-year extension options remaining for each lease of the three individual properties and no termination options.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM & 2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2027	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2028	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2029	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2030	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2031	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2032 & Thereafter	3	611,667	100.0%	611,667	100.0%	$5.28	100.0%	100.0%
Vacant	NAP	0	0.0%	611,667	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	3	611,667	100.0%			$5.28	100.0%
(1)	Based on the underwritten rent roll.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Performance Food Group	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,889,467 64.2% 2.47x 9.7%

Major Tenants.

Eby-Brown Company, LLC (611,667 sq. ft.; 100.0% of net rentable area; 100.0% of U/W Base Rent). Eby-Brown Company, LLC (“Eby-Brown”) is a leader in the foodservice industry and one of the largest national food distributors that occupies all of Performance Food Group Properties. Eby-Brown signed a 16-year triple net lease that commenced on December 2016 and will expire on December 31, 2032, with an initial weighted-average annual base rent of $5.28 per sq. ft. and 1.50% annual escalations.

Founded in 1887, Eby-Brown is one of the largest convenience distributors nationally, delivering innovative foodservice and merchandising, along with valuable technology and insight to more than 10,000 convenience-store retailers across North America. Eby-Brown is headquartered in Naperville, Illinois and primarily distributes pre-packaged candy, snacks, specialty beverages, and tobacco products. Eby-Brown has been led by members of the Wake family for over 50 years and is currently co-owned by Dick Wake and Tom Wake (Co-Presidents and Co-CEOs). The Company operates eight last mile distribution facilities. The three last mile distribution facilities that the borrower sponsor acquired are proximally located to service the upper Midwest and Mid-Atlantic areas.

Eby-Brown was acquired by Performance Food Group Company (“PFG”) (NYSE: PFGC) in 2019 and operates as a subsidiary of the parent company. Headquartered in Richmond, Virginia, Performance Food Group Company (NYSE: PFGC) is a leader in the foodservice industry as the one of the largest broadline food distributors (with over 100 locations nationally). PFG was founded over 125 years ago and was jointly acquired by Wellspring and Blackstone in 2008 for $1.2 billion. PFG went public in 2015 and as of January 27, 2021 maintains a market capitalization of approximately $6.2 billion.

Environmental Matters. Phase I reports were obtained for Performance Food Group Properties which identified RECs at the West Mifflin, PA and Ypsilanti, MI Properties. EnviroBusiness, Inc. prepared Opinions of Probable Cost which concluded to a $1.08 million cost at the high end of the range across both assets. The borrower and borrower sponsors entered into an Environmental Indemnity Agreement at closing. In addition, there is an environmental indemnity in the Lease between the borrower and the tenant, Performance Food Group which runs to any person, party or entity which becomes the owner of the Pennsylvania Property and the Michigan Property by reason of a foreclosure of the mortgage or the acceptance of a deed or assignment in lieu of foreclosure. In addition, a $1,250,000.00 PLL Policy was obtained at closing for an initial period of 10 years.

The Market.

The Pennsylvania Property is located south of the Port of Pittsburgh, Pennsylvania, which offers access to the mid-Atlantic region’s inland waterways and major interstate highways. Air freight services are available at Pittsburgh International Airport and Allegheny County Airport.

Pittsburgh is home to the Norfolk Southern Railway’s busiest freight corridors, the Pittsburgh Line. The suburban Conway Rail Yard is located 27.3 miles north of Pittsburg. CSX, the other major freight railroad in the eastern U.S. also has major operations around Pittsburgh. Amtrak provides intercity rail service via the Capitol Limited and the Pennsylvanian, which both use New York Penn Station.

According to a third-party demographics report, the 2021 estimated population within a one-, three-, and five-mile radius of the Pennsylvania Property is estimated to be 2,876, 63,718, and 217,032, respectively, and the 2021 average household income within same radii is estimated to be $71,388, $77,026, and $75,382, respectively.

According to a third-party market report, the Pennsylvania Property is located in the South Pittsburgh industrial submarket, which contains approximately 19.4 million sq. ft. of industrial submarket space with average vacancy rate of 6.1% and average asking rent of $8.67 per sq.ft, as of T-12 April 21, 2021, representing a 1.0% increase from the prior year’s asking rent.

The Michigan Property is located in the city of Ypsilanti within Washtenaw County, Michigan, 9.0 miles east of Ann Arbor and 35.8 miles west of the Detroit CBD. Land use in the neighborhood of the Michigan Property consists of commercial and industrial with single and multi-family developments. Primary regional access is provided by Michigan Avenue, Interstate 94 (1.3 miles south), Interstate 96 (17.2 miles north), Interstate 275 (6.8 miles east), and Interstate 75 (18.2 miles east). In addition to these major roadways, the Michigan Property is located 1.0-mile northwest of the Willow Run Airport and 11.4 miles west of the Detroit Metropolitan Airport.

The Michigan Property is located approximately 0.7 miles northwest of the Willow Run Airport, which serves freight, corporate, and general aviation. Willow Run Airport provides transportation of a wide range of cargo for business, including automotive and electronic components, emergency medical supplies, on-demand freight, mail, and packages.

According to a third-party demographics report, the 2021 estimated population within a one-, three-, and five-mile radius of the Michigan Property is estimated to be 5,590, 53,247, and 120,881, respectively, and the 2021 average household income within the same radii is estimated to be $49,315, $67,291, and $87,738, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Performance Food Group	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,889,467 64.2% 2.47x 9.7%

According to a third-party market report, the Michigan Property is located in the Washtenaw E of 23 industrial submarket, which contains approximately 11.0 million sq. ft. of industrial submarket space with average vacancy rate of 3.4% and average asking rent of $7.00 per sq.ft, as of year-end 2020, representing a 2.0% increase from the prior year’s asking rent.

The Ohio Property is located in the city of Springfield within Clark County, Ohio 22.3 miles northeast of the Dayton CBD, 48.6 miles north of the Cincinnati CBD, and 64.8 miles west of the Columbus CBD. Land use in the surrounding area consists of a mix of commercial and industrial uses with some single-family residences. Primary regional access to the area is provided by U.S. Route 68 (0.9 miles west), U.S. Route 40 (0.7 miles south), Interstate 70 (2.9 miles south), and Interstate 75 (18.3 miles west). U.S. Route 68 is a north-south highway that runs from Toledo to Lexington.

According to a third-party demographics report, the 2020 estimated population within a one-, three-, and five-mile radius of the Ohio Property is estimated to be 3,630, 41,023, and 79,917, respectively, and the 2020 average household income within the same radii is estimated to be $54,807, $58,759, and $61,821, respectively.

According to a third-party market report, the Ohio Property is located in the Northeast Dayton industrial submarket, which has an average vacancy rate of 4.9% and average asking rent of $3.80 per sq.ft, as of T-12 April 21, 2021, representing a 0.8% increase from the prior year’s asking rent.

The following table presents certain information relating to the primary competition for the Performance Food Group Properties.

Comparable Industrial Buildings(1)
Property Name	City, State	Net Rentable Area (Sq. Ft.)	Year Built	Lease Terms (Mos.)
Pennsylvania Property	West Mifflin, PA	161,162	1982 – 2011	192
Dollar General	Hazelwood, MO	232,556	1983	120
Ascot Foods	Cuyahoga Falls, OH	20,000	2014	120
Lancaster Foods	Jessup, MD	215,084	1981	180
Baltimore-Washington Logistic Center	Jessup, MD	160,225	2017	180
33 Dart Road	Newman, GA	104,880	1998	144

Comparable Industrial Buildings(1)
Property Name	City, State	Net Rentable Area (Sq. Ft.)	Year Built	Lease Terms (Mos.)
Michigan Property	Ypsilanti, MI	250,000	1962	192
Airport Distribution Center	Romulus, MI	312,000	2000	84
Romulus - Multi-Tenant First Distribution Building	Romulus, MI	303,760	2006	60
Brownstown Business Center #6	Brownstown, MI	272,228	2007	120
Romulus Business Center	Romulus, MI	209,450	1996	24
Livonia - Multi-Tenant Industrial Corporate Center-Building #2	Livonia, MI	590,141	2018	121
Canton - Multi-Tenant Industrial Business Park	Canton, MI	480,000	1998	72

Comparable Industrial Buildings(1)
Property Name	City, State	Net Rentable Area (Sq. Ft.)	Year Built	Lease Terms (Mos.)
Ohio Property	Springfield, OH	200,505	1982	192
Mars Petcare	Columbus, OH	465,256	1968	120
Orlando Baking Co.	Columbus, OH	105,191	1978	60
Sherwood Food	Maple Heights, OH	349,600	1967	153
Lineage Logistics	Pendleton, IN	158,609	2006	63
(1)	Source: Appraisal

The appraiser concluded a weighted average market rent for the portfolio of $5.40 per sq. ft., which is 2.3% above the current weighted average in-place rent of $5.28 per sq. ft. Additionally, the portfolio’s weighted average in-place rent is approximately 28.0% and 20.4% below the a third-party market report’s weighted average market and submarket rents, respectively. More specifically, the Pennsylvania Property has in-place rent of $7.18 per sq. ft., which is 2.8% and 19.5% below a third-party market report’s market and submarket rents of $7.38 per sq. ft. and $8.58 per sq. ft., respectively. The Michigan Property’s in-place rent is $4.34 per sq. ft., which is 101.8% and 61.3% below a third-party market report’s market and submarket rents of $8.76 per sq. ft. and $7.00 per sq. ft., respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Performance Food Group	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,889,467 64.2% 2.47x 9.7%

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W Per Sq. Ft.
Base Rent	$3,229,387	$5.28
Rent Steps(2)	48,440	0.08
Gross Potential Rent	$3,277,827	$5.36
Total Reimbursements	96,159	0.16
Total Gross Income	$3,373,986	$5.52
Less: Vacancy(3)	(168,699)	(0.28)
Effective Gross Income	$3,205,286	$5.24
Total Variable Expenses(4)	96,159	0.16
Net Operating Income	$3,109,128	$5.08
TI/LC	0	0.00
Capital Expenditures	91,750	0.15
Net Cash Flow	$3,017,378	$4.93
(1)	Historical financial information is not available because the Performance Food Group Property was recently purchased in 2020. In connection with the acquisition, the borrower sponsor assumed three individual leases that are guaranteed by Performance Food Group and expire less than five years after maturity in December 2032.
(2)	Represents rent steps through April 30, 2022.
(3)	Represents an underwritten economic vacancy of 5.0%.
(4)	Total Variable Expenses are not underwritten because the sole tenant pays expenses directly under a NNN lease.

Property Management. The Performance Food Group Properties are self-managed.

Lockbox / Cash Management. The Performance Food Group Loan is structured with a hard lockbox and springing cash management. The existing tenants at the Performance Food Group Properties are directed to remit their rent checks directly to the lockbox. Prior to a Performance Food Group Trigger Period, the Performance Food Group borrower is required to cause revenue received by the Performance Food Group borrower or any applicable property manager from the Performance Food Group Properties to be deposited into such lockbox immediately upon receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the Performance Food Group borrower unless a Performance Food Group Trigger Period exists. Upon the occurrence and during the continuance of an Performance Food Group Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Performance Food Group Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Performance Food Group Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Performance Food Group Loan. Upon the cure of the applicable Performance Food Group Trigger Period, so long as no other Performance Food Group Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the Performance Food Group borrower. Upon an event of default under the Performance Food Group Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Performance Food Group Trigger Period” will commence upon the occurrence of (i) an event of default under the Performance Food Group Loan, (ii) the debt service coverage ratio is less than 1.20x on the last day of any calendar quarter (provided, however, that no Performance Food Group Trigger Period will be deemed to exist with respect to this clause (ii) during any period that the Collateral Cure Conditions (as defined below) are satisfied), or (iii) the commencement of a Lease Sweep Period (as defined below); and will end if, (A) with respect to clause (i), the event of default under the Performance Food Group Loan has been cured in accordance with the express terms of the loan documents or the borrower has otherwise tendered cure and such cure has been accepted by the lender or (B) with respect to clause (ii), the debt service coverage ratio is at least 1.25x for two consecutive calendar quarters or (C) with respect to clause (iii), such Lease Sweep Period has ended pursuant to the terms thereof.

The “Collateral Cure Conditions” means a period in which the borrower deposits cash into an account with the lender (or delivers a letter of credit) in an amount sufficient, that, if the same were to be deducted from the principal balance of the Performance Food Group Loan (and assuming there were to be a corresponding reduction in debt service), the debt service coverage ratio is equal to or greater than 1.25x, to serve as additional collateral for the Performance Food Group Loan (the “DSCR Condition”) and thereafter, if the lender determines (in its reasonable discretion) that the collateral account or, as applicable, the amount of the letter of credit, is no longer sufficient to satisfy the DSCR Condition (as of the applicable date of determination), then in order to continue to satisfy the Collateral Cure Conditions, the borrower is required to deposit additional cash collateral or increase the amount of the letter of credit (as applicable) by an amount necessary such that the amount on deposit in the collateral account (or the amount of the letter of credit (as applicable)) is sufficient to satisfy the DSCR Condition. The collateral referenced in this definition is required to be returned to the borrower, provided no Performance Food Group Trigger Period is ongoing, at such time as the debt service coverage ratio (without any imputed deduction to debt service for the aforementioned collateral) is equal to or greater than 1.25x for two consecutive calendar quarters).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Performance Food Group	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,889,467 64.2% 2.47x 9.7%

A “Lease Sweep Period” will commence on the first monthly payment date following the occurrence of any of the following: (a) the date required under the Performance Food Group lease (or a replacement lease that covers 60,000 or more rentable sq. ft. of the Performance Food Group premises) (a “Lease Sweep Lease”) by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) the date that a Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrower or the property manager of written notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease (or any material portion thereof prior to its then current expiration date); (c) the date on which any tenant under a Lease Sweep Lease discontinues its business (i.e., “goes dark”) (other than a temporary discontinuance of business for a commercially reasonable time as the result of the performance of standard and customary alterations at the applicable Performance Food Group Property or any temporary discontinuance relating to an ongoing restoration at the applicable Performance Food Group Property) at all or any portion of the space representing all or a majority of either any individual property or the premises demised pursuant to the applicable Lease Sweep Lease or gives notice that it intends to discontinue its business (other than a temporary discontinuance of business for a commercially reasonable time as the result of the performance of standard and customary alterations at the applicable Performance Food Group Property or any temporary discontinuance relating to an ongoing restoration at the applicable Performance Food Group Property) at all or any portion of such space representing all or a majority of either any individual property or the premises demised pursuant to the applicable Lease Sweep Lease; provided, however, if a tenant pursuant to a Lease Sweep Lease sub-leases any portion of the premises to a sub-tenant, then so long as the Sublease Conditions (defined below) remain satisfied, such tenant will not be deemed to have “gone dark”; (d) upon a monetary or material non-monetary default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period; (e) the occurrence of an insolvency proceeding of a tenant under a Lease Sweep Lease or its direct or indirect parent company and/or any guarantor of its obligations under its Lease Sweep Lease; or (f) to the extent the applicable Lease Sweep Lease is set to expire on or before the date that is three years following the stated maturity date of the Performance Food Group Loan, a Lease Sweep Period will commence on the date that is twelve months prior to the stated maturity date of the Performance Food Group Loan.

A Lease Sweep Period will end upon the first to occur of the following: (A) in the case of clause (a) above, the date on which the applicable tenant (I) irrevocably exercises its renewal or extension option with respect to either (x) all of its premises or (y) a portion of the applicable premises, or applicable portion thereof, is leased pursuant to one or more qualified leases so as to cause the Performance Food Group Properties to achieve a debt service coverage ratio of 1.20x, and (II) sufficient funds have been accumulated (or deposited) in the lease sweep account (during the continuance of the subject Lease Sweep Period) to cover all anticipated leasing expenses, free rent periods and/or rent abatement periods with respect to such renewal or extension; (B) in the case of clause (b) above, the tenant irrevocably rescinds such notice to surrender, cancel or terminate the Lease Sweep Lease; (C) in the case of clauses (b), (d), and (e) above, (I) either (x) the entirety of the applicable premises, or applicable portion thereof, is leased pursuant to one or more qualified leases or (y) a portion of the applicable premises, or applicable portion thereof, is leased pursuant to one or more qualified leases so as to cause the Performance Food Group Properties to achieve a debt service coverage ratio of 1.20x, and (II) sufficient funds have been accumulated (or otherwise deposited) in the lease sweep account (during the continuance of the subject Lease Sweep Period) to cover all anticipated leasing expenses, free rent periods, and/or rent abatement periods with respect to such qualified leases and any shortfalls in required payments under the loan documents or operating expenses as a result of any anticipated down time prior to the commencement of payments under such qualified leases; (D) in the case of clause (c) above, Performance Food Group (or a replacement tenant that occupies all or any portion of the Performance Food Group premises to avoid the trigger thresholds set forth in such clause (c) above) resumes operation of its business in the entirety of the applicable premises and continuously operates for at least 30 days and, if a notice to go dark was delivered (and the tenant did not discontinue its business as contemplated by said notice), the tenant irrevocably rescinds such notice to discontinue its business; (E) in the case of clause (c) above, the date on which the funds in the lease sweep account collected with respect to the Lease Sweep Lease in question (including any lease termination payments with respect to such Lease Sweep Lease deposited into the lease sweep account) are equal to the Lease Sweep Deposit Amount (as defined below) applicable to such space, or the borrower deposits an amount equal to the deficient amount for deposit into the lease sweep account, unless, in any such case, the applicable premises has been leased pursuant to one or more leases which, in the aggregate, (x) require the borrower to incur expenses, including the payment of brokerage commissions, completion of tenant improvements or payment of tenant allowances, and/or (y) provide for free rent periods and/or rent abatement periods with respect to rent amounts, which, in the lender’s determination, exceed the Lease Sweep Deposit Amount applicable to such premises (in which case the Lease Sweep Period in question will continue until the borrower satisfies clause (C) above); (F) in the case of clause (d) above, the date on which the subject default has been cured, and no other monetary or material non-monetary default under the Lease Sweep Lease occurs for a period of thirty days following such cure; (G) in the case of clause (e) above, either (a) the applicable insolvency proceeding has terminated or been dismissed and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (b) the applicable Lease Sweep Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender.

“Performance Food Group Lease” means individually and/or collectively, as the context may require, (x) the Performance Food Group MI Lease, (y) the Performance Food Group OH Lease and (z) the Performance Food Group PA Lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Performance Food Group	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,889,467 64.2% 2.47x 9.7%

“Sublease Conditions” mean the following conditions are satisfied: (i) the Performance Food Group lease (or a replacement Lease Sweep Lease) is in full force and effect, the entirety of each of the Performance Food Group Property is demised pursuant to said Lease Sweep Lease, and the applicable Lease Sweep Lease is a “triple net” lease, (ii) the tenant pursuant to the applicable Lease Sweep Lease has sublet a portion of its Lease Sweep Space which represents no more than 25% of the leasable square footage of the Performance Food Group Property demised pursuant to the applicable Lease Sweep Lease (provided, however, a sublease to an affiliate of Performance Food Group may demise more than the aforementioned 25% for so long as Performance Food Group remains the prime tenant pursuant to the Lease Sweep Lease) pursuant to one or more sub-leases which are in full force and effect and each subtenant thereunder is open for business in the entirety of the applicable subleased premises, and (iii) no subtenant pursuant to the aforementioned sublease(s) is in monetary or material non-monetary default (beyond notice and cure periods) pursuant to its sublease or is the subject of any insolvency proceeding.

“Lease Sweep Deposit Amount” means an amount equal to the total rentable square feet of the applicable Lease Sweep Lease multiplied by $5.00.

Ongoing Reserves. On each monthly payment date, solely to the extent the Reserve Waiver Conditions (as defined below) or, in the case of insurance deposits, the Tenant Insurance Conditions (as defined below), are not satisfied on such due date, the borrower is required to deposit (i) 1/12 of an amount which would be sufficient to pay taxes for the next ensuing 12 months, (ii) 1/12 of the estimated annual insurance premiums into an insurance reserve, (iii) $7,646 into a replacement reserve account for capital expenditures (capped at $137,628) and (iv) $10,209 into a TI/LC reserve account (capped at $183,762) for tenant improvements and leasing commissions that may be incurred.

“Reserve Waiver Conditions” mean (i) the Performance Food Group lease or a replacement triple net lease entered into in accordance with the loan documents is in full force and effect for the entirety of the Performance Food Group Properties and the applicable Lease is a “triple net” lease, (ii) no Performance Food Group Trigger Period has occurred and is then continuing, (iii) the tenant under the applicable triple net lease is obligated to (a) pay all taxes and other charges, and any other assessments directly to the applicable governmental authority, (b) maintain insurance on the Performance Food Group Properties which is an acceptable tenant policy (as described below in the definition of “Tenant Insurance Conditions”), (c) perform and pay for all capital expenditures at the Performance Food Group Properties and (d) perform and pay for all other ongoing recurring operating expenses, (iv) such tenant performs such obligations in a timely manner, and (v) borrower has provided evidence of such timely performance if requested by the lender.

“Tenant Insurance Conditions” mean (i) no event of default has occurred and is then continuing, (ii) an acceptable tenant policy (that meets requirements set forth in the loan agreement and is approved by the lender in the lender’s reasonable discretion) is in full force and effect and (iii) the Reserve Waiver Conditions applicable to insurance are satisfied. The Performance Food Group Loan documents permit the borrower to rely on the tenant’s third party insurance (which otherwise meets the requirements of the loan documents) except with respect to the tenant’s deductible which may be no greater than $1,000,000 with respect to the Pennsylvania Property and $250,000 with respect to all other properties, with the exception of windstorm or earthquake, which may have deductibles not to exceed five percent (5%) of the total insurable value of the individual property per occurrence.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Future Mezzanine or Secured Subordinate Indebtedness Permitted. None.

Partial Release. Release provisions allow for the sale of any of the individual Performance Food Group Properties by prepaying or defeasing 110% of the allocated loan amount of the subject property (provided, that, with respect to the Pennsylvania Property, the release price is 120% of the allocated loan amount), and subject to terms and conditions set forth in the Performance Food Group Loan documents, except that no release will be permitted which results in the Ohio Property being the only one of the Performance Food Group Properties that remains subject to the lien of the Performance Food Group Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 11 InCommercial Net Lease Portfolio #3	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 61.9% 1.86x 10.2%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Acquisition
Borrower Sponsor:	Erik Conrad
Borrower:	InCommercial Net Lease DST 3
Original Balance:	$30,000,000
Cut-off Date Balance:	$30,000,000
% by Initial UPB:	3.1%
Interest Rate:	3.33000%
Payment Date:	6th of each month
First Payment Date:	June 6, 2021
Maturity Date:	May 6, 2028
Amortization:	Interest Only, Amortizing Balloon
Additional Debt:	None
Call Protection:	L(24), YM1(56), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$136,246	$19,464	NAP
Insurance:	$7,734	$2,578	NAP
Replacement:	$327,457	Springing	NAP
TI/LC:	$0	Springing	NAP
Immediate Repairs:	$19,436	$0	NAP
Property Information
Single Asset / Portfolio:	Portfolio with 24 properties
Property Type:	Various(1)
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various
Total Sq. Ft.:	304,183
Property Management:	InCommercial, Inc.
Underwritten NOI:	$3,050,376
Underwritten NCF:	$2,937,475
Appraised Value:	$48,500,000
Appraisal Date:	Various

Historical NOI(2)
Most Recent NOI:	NAV
2020 NOI:	NAV
2019 NOI:	NAV
2018 NOI:	NAV

Historical Occupancy(2)
Most Recent Occupancy:	100.0% (May 6, 2021)
2020 Occupancy:	NAV
2019 Occupancy:	NAV
2018 Occupancy:	NAV

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$30,000,000	$99 / $86	61.9% / 54.1%	1.93x / 1.86x	10.2% / 9.8%	11.6% / 11.2%
(1)	InCommercial Net Lease Portfolio #3 properties (the “InCommercial Net Lease Portfolio #3 Properties”) consist of 21 single tenant retail properties and three medical office properties.

(2)	Historical NOI and Historical Occupancy for the InCommercial Net Lease Portfolio #3 Properties are not available as they were recently acquired.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$30,000,000	61.2%	Purchase Price	$47,355,052	96.6%
Borrower Cash Contribution	18,767,402	38.3	Closing Costs	1,176,964	2.4
Other Sources(1)	255,487	0.5	Upfront Reserves	490,873	1.0
Total Sources	$49,022,889	100.0%	Total Uses	$49,022,889	100.0%

(1)	Other Sources consist of reserve credits and rent prorations.

The Borrower(s) / Borrower Sponsor.  The borrower is InCommercial Net Lease DST 3, a Delaware statutory trust and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the InCommercial Net Lease Portfolio #3 Loan.

The non-recourse carveout guarantor is Erik Conrad. Erik Conrad, is the President of InCommercial Property Group, a core real estate investment firm focusing on freestanding real estate properties leased to NNN tenants that typically carry an investment grade rating. Mr. Conrad has been involvement in over 2,000 net-leased real estate transactions.

The Property. The InCommercial Net Lease Portfolio #3 Properties are comprised of 21 single tenant retail properties and three medical office properties leased on a long-term basis to investment grade tenants. The InCommercial Net Lease Portfolio #3 Properties are geographically diverse spanning across six different states in the Midwest/Southeastern regions. Nineteen properties are occupied by Dollar General, three properties are occupied by Fresenius Kidney Care, one property is occupied by Kohl’s, and one property is occupied by Walgreens. The portfolio possesses a weighted average lease term of approximately 8.7 years remaining. In addition to the long term, investment grade nature of 100% of the tenants in occupancy, the portfolio also benefits from its geographic diversification. Dollar General represents the largest tenant concentration, accounting for approximately 49.3% of the portfolio’s underwritten base rent. The Dollar General exposure is spread out across 19 different locations encompassing four states. Fresenius Kidney Care is spread across three different locations, each in Alabama, and accounts for approximately 21.9% of the portfolio’s underwritten base rent. Kohl’s occupies one location and accounts for approximately 19.8% of the portfolio’s underwritten base rent. Walgreens occupies one location and accounts for approximately 9.1% of the portfolio’s underwritten base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 11 InCommercial Net Lease Portfolio #3	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 61.9% 1.86x 10.2%

COVID-19 Update. As of May 6, 2021, the tenants at the InCommercial Net Lease Portfolio #3 Properties are current on rent and have not missed any payments throughout the COVID-19 pandemic. The InCommercial Net Lease Portfolio #3 Loan is not subject to any modification or forbearance requests. The first payment date of the InCommercial Net Lease Portfolio #3 Loan is June 6, 2021. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

Tenant Summary(1)
Tenant / Building	Ratings (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Dollar General	Baa2/NR/BBB	176,760	58.1%	$8.81	49.3%	Various(3)
Kohl’s	Baa2/BBB-/BBB-	86,982	28.6	7.19	19.8	1/31/2030
Fresenius Kidney Care	Baa3/BBB-/BBB	26,791	8.8	25.80	21.9	10/31/2029
Walgreens(4)	Baa2/BBB-/BBB	13,650	4.5	21.10	9.1	10/31/2031
Total / Wtd. Avg. Major Tenants		304,183	100.0%	$10.39	100.0%
Remaining Tenants		0	0.0	0.00	0.0
Total / Wtd. Avg. Occupied Collateral		304,183	100.0%	$10.39	100.0%
Vacant		0	0.0
Total		304,183	100.0%
(1)	Based on the underwritten rent roll dated as of May 6, 2021, inclusive of the average contractual rent steps for Fresenius Kidney Care.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Dollar General has multiple lease expirations ranging from April 30, 2028 through May 31, 2032.

(4)	Walgreens has the right to terminate its lease as of October 31, 2031 or as of the last day of any month thereafter, with twelve months’ prior notice.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2027	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2028	2	18,126	6.0%	18,126	6.0%	$9.03	5.2%	5.2%
2029	16	149,321	49.1%	167,447	55.0%	$11.94	56.4%	61.6%
2030	2	96,008	31.6%	263,455	86.6%	$7.27	22.1%	83.6%
2031	3	31,702	10.4%	295,157	97.0%	$13.94	14.0%	97.6%
2032 & Thereafter	1	9,026	3.0%	304,183	100.0%	$8.30	2.4%	100.0%
Vacant	NAP	0	0.0%	304,183	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	24	304,183	100.0%			$10.39	100.0%
(1)	Based on the underwritten rent roll dated May 6, 2021.

Cash Flow Analysis.

Cash Flow Analysis(1)(2)
	U/W	U/W PSF
Base Rent	$3,123,256	$10.27
Overage / Percentage Rent	0	$0.00
Total Reimbursement Revenue	700,586	$2.30
Other Revenue	38,482	$0.13
Gross Revenue	$3,862,324	$12.70
Less: Vacancy	(111,361)	($0.37)
Effective Gross Income	$3,750,963	$12.33
Total Operating Expenses	700,586	$2.30
Net Operating Income	$3,050,376	$10.03
TI/LC	67,273	$0.22
Replacement Reserves	45,627	$0.15
Net Cash Flow	$2,937,475	$9.66
(1)	Based on the underwritten rent roll dated May 6, 2021.

(2)	Historical cash flows for the InCommercial Net Lease Portfolio #3 Properties are not available as they were recently acquired.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43 East Route 59 Nanuet, NY 10954	Collateral Asset Summary – Loan No. 12 Rockland Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,000,000 43.2% 4.93x 17.7%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Refinance
Borrower Sponsor:	ACP Group
Borrower:	Rockland Center Associates, LLC
Original Balance:	$27,000,000
Cut-off Date Balance:	$27,000,000
% by Initial UPB:	2.7%
Interest Rate:	3.27800%
Payment Date:	1st of each month
First Payment Date:	June 1, 2021
Maturity Date:	May 1, 2031
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(25), YM1(89), O(6)
Lockbox / Cash Management(1):	Springing / Springing

Reserves(1)
	Initial	Monthly	Cap
Taxes:	$1,171,373	$130,153	NAP
Insurance:	$0	Springing	NAP
Replacement:	$3,142	$3,142	$75,406
TI/LC:	$0	Springing	$502,704

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Nanuet, NY
Year Built / Renovated:	1962 / 1985
Total Sq. Ft.:	251,352
Property Management:	American Continental Properties, LLC
Underwritten NOI(2):	$4,769,811
Underwritten NCF(2):	$4,423,600
Appraised Value:	$62,500,000
Appraisal Date:	February 19, 2021

Historical NOI
Most Recent NOI:	$4,496,963 (December 31, 2020)
2019 NOI(3):	$4,460,963 (December 31, 2019)
2018 NOI(3):	$3,869,681 (December 31, 2018)
2017 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	98.7% (April 1, 2021)
2020 Occupancy:	99.0% (December 31, 2020)
2019 Occupancy:	100.0% (December 31, 2019)
2018 Occupancy:	86.3% (December 31, 2018)

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$27,000,000	$107 / $107	43.2% / 43.2%	5.32x / 4.93x	17.7% / 16.4%	17.7% / 16.4%
(1)	The Rockland Center loan is subject to an excess cash sweep (to be held as additional collateral for the loan) upon, among other conditions, (a) an event of default, (b) a bankruptcy action of the borrower or manager or (c) a DSCR Trigger Event. A “DSCR Trigger Event” means any period commencing when the debt service coverage ratio (as calculated under the loan documents), based on the trailing three month period preceding the period, is less than 3.75x.

(2)	Underwritten NOI and Underwritten NCF are inclusive of rent steps through April 2022.

(3)	The increase in 2019 NOI from 2018 NOI is primarily attributable to Aldi (a discount grocer occupying 8.8% of NRA and accounting for 7.8% of underwritten base rent) having backfilled a portion of the space formerly occupied by Pathmark.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$27,000,000	100.0%	Loan Payoff	$22,647,400	83.9%
			Return of Equity	2,420,714	9.0%
			Upfront Reserves	1,174,515	4.4%
			Closing Costs	757,371	2.8%
Total Sources	$27,000,000	100.0%	Total Uses	$27,000,000	100.0%

The Borrower(s) / Borrower Sponsor. The borrower is Rockland Center Associates, LLC, a single purpose entity and New York limited liability company, and its managing member owns 1% of the borrower, which is a single purpose entity and Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Rockland Center loan. The borrower sponsor is ACP Group, a family office with substantial holdings including five other shopping centers in New York and New Jersey, as well as certain multifamily, garage and office properties, in addition to land parcels held for future development. There is no separate non-recourse carve-out guarantor or environmental indemnitor, and the borrower is the sole party responsible for breaches or violations of the non-recourse carve-out provisions in the related Mortgage Loan documents, including the environmental indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43 East Route 59 Nanuet, NY 10954	Collateral Asset Summary – Loan No. 12 Rockland Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,000,000 43.2% 4.93x 17.7%

The Property. The Rockland Center property is a 251,352 sq. ft. multi-tenant anchored retail center situated on a 24.9 acre site in Nanuet, New York (the “Rockland Center Property”). The Rockland Center Property is built in a general U-shape facing Route 59 and consists of four multi-tenant buildings and two outparcels occupied by Chili’s and McDonald’s. The Rockland Center Property benefits from good accessibility via the regional interstate network and local arterials that provide linkages throughout the NY-Newark CBSA. The Rockland Center Property includes 1,200 surface parking spaces, resulting in a parking ratio that adequately supports the existing users at approximately 4.77 spaces per 1,000 sq. ft. The sponsor initially acquired the property in 1982 and in recent years has invested approximately $9.0 million in capital improvements between 2016 and 2020. Anchor tenants at the property include a number of institutional quality retailers including Big Lots, TJ Maxx, HomeGoods, Michaels and Petsmart with no single tenant accounting for greater than 11.0% of NRA. The property consists of 25 total tenant spaces, of which 24 are leased, resulting in an occupancy of approximately 98.7% as of April 1, 2021.

The largest tenant, Big Lots, occupies 11.0% of NRA and accounts for 5.8% of underwritten base rent. Big Lots has occupied its space since 2011. Big Lots is the nation’s largest broadline closeout retailer. The company operates more than 1,400 stores in 47 states, averaging 32,400 square feet. Big Lots’ namesake stores sell a wide variety of products that have been overproduced, returned, discontinued, or liquidated by other retailers at a 20% to 40% discount from traditional discount stores. Big Lots’ lease expires in January 2024 with two remaining five-year renewal options.

The second largest tenant, TJ Maxx (A2/A by Moody’s/S&P), occupies 10.7% of NRA and accounts for 9.3% of underwritten base rent. TJ Maxx has occupied its space since 2017. TJ Maxx sells brand-name family apparel, accessories, shoes, domestics, giftware, and jewelry at discount prices through more than 1,250 stores. TJ Maxx’s parent company, TJX, is also the parent company for the third largest tenant, HomeGoods. TJ Maxx’s lease expires in September 2027 with three remaining five-year renewal options.

The third largest tenant, HomeGoods (A2/A by Moody’s/S&P), occupies 10.0% of NRA and accounts for 8.9% of underwritten base rent. HomeGoods has occupied its space since 2008 and exercised its second extension option in 2018. The HomeGoods chain, owned by TJX, consists of approximately 749 stores and focuses exclusively on home furnishing. HomeGoods’ lease expires in August 2028 with two remaining five-year renewal options.

COVID-19 Update. As of May 1, 2021, the Rockland Center Property is open and operational. Since the onset of the pandemic nine tenants have executed deferral agreements in connection with contractual base rent obligations generally between April and August of 2020. In aggregate, the deferred rent is equal to approximately 6.9% of the properties underwritten base rent. Further, the sponsor has reported collections of 100.0% and 100.0% for February and March of 2021. As of May 1, 2021, the Rockland Center loan is not subject to any modification or forbearance requests related to the COVID-19 pandemic. The first payment date of the Rockland Center loan is June 1, 2021. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.(3)	% of Total U/W Base Rent	Lease Expiration
Big Lots	NR/NR/NR	27,623	11.0%	$11.00	5.8%	1/31/2024
TJ Maxx	A2/NR/A	27,000	10.7%	$18.00	9.3%	9/30/2027
HomeGoods	A2/NR/A	25,077	10.0%	$18.50	8.9%	8/31/2028
Michaels	NR/NR/B	24,096	9.6%	$18.25	8.4%	2/28/2030
Petsmart	B1/NR/B	22,560	9.0%	$27.20	11.8%	1/31/2024
Aldi	NR/NR/NR	22,000	8.8%	$18.50	7.8%	10/31/2029
Sierra Trading	A2/NR/A	20,000	8.0%	$18.00	6.9%	9/30/2027
Party City	NR/NR/NR	14,963	6.0%	$18.97	5.5%	1/31/2028
Autozone	Baa1/BBB/BBB	11,375	4.5%	$21.50	4.7%	5/31/2029
Lumber Liquidators	NR/NR/NR	10,000	4.0%	$13.50	2.6%	6/30/2024
Total Occupied		204,694	81.4%	$18.26	71.8%
Remaining Occupied		43,358	17.2%	$33.90	28.2%
Total / Wtd. Avg. Occupied Collateral		248,052	98.7%	$20.99	100.0%
Vacant		3,300	1.3%
Total / Wtd. Avg.		251,352	100.0%
(1)	Based on the underwritten rent roll dated April 1, 2021.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	U/W Base Rent Per Sq. Ft. is inclusive of contractual rent steps through April 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43 East Route 59 Nanuet, NY 10954	Collateral Asset Summary – Loan No. 12 Rockland Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,000,000 43.2% 4.93x 17.7%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	3	7,374	2.9%	7,374	2.9%	$31.75	4.5%	4.5%
2023	3	5,829	2.3%	13,203	5.3%	$44.18	4.9%	9.4%
2024	4	62,127	24.7%	75,330	30.0%	$17.82	21.3%	30.7%
2025	2	7,531	3.0%	82,861	33.0%	$36.60	5.3%	36.0%
2026	0	0	0.0%	82,861	33.0%	$0.00	0.0%	36.0%
2027	3	47,765	19.0%	130,626	52.0%	$18.30	16.8%	52.8%
2028	3	47,540	18.9%	178,166	70.9%	$19.52	17.8%	70.6%
2029	3	38,817	15.4%	216,983	86.3%	$21.82	16.3%	86.9%
2030	2	26,096	10.4%	243,079	96.7%	$19.38	9.7%	96.6%
2031	1	4,973	2.0%	248,052	98.7%	$35.90	3.4%	100.0%
2032 & Thereafter	0	0	0.0%	248,052	98.7%	$0.00	0.0%	100.0%
Vacant	NAP	3,300	1.3%	251,352	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	24	251,352	100.0%			$20.99	100.0%
(1)	Based on the underwritten rent roll dated April 1, 2021.

Cash Flow Analysis(1)
	2018(3)	2019(3)	2020	U/W	U/W Per Sq. Ft.
Base Rent(2)	$4,467,551	$4,973,403	$4,844,043	$5,289,447	$21.04
Vacant Income	0	0	0	112,200	0.45
Gross Potential Rent	$4,467,551	$4,973,403	$4,844,043	$5,401,647	$21.49
Total Reimbursements	1,573,822	1,771,088	1,872,412	2,103,354	8.37
Gross Potential Income	$6,041,373	$6,744,491	$6,716,455	$7,505,001	$29.86
Total Other Income	8,681	13,363	3,612	0	0.00
Vacancy	0	0	0	(375,250)	(1.49)
Effective Gross Income	$6,050,054	$6,757,854	$6,720,067	$7,129,751	$28.37
Total Fixed Expenses	1,458,405	1,497,201	1,602,741	1,646,623	6.55
Total Operating Expenses	721,968	799,690	620,363	713,317	2.84
Net Operating Income	$3,869,681	$4,460,963	$4,496,963	$4,769,811	$18.98
TI/LC	0	0	0	301,949	1.20
Replacement Reserves	0	0	0	44,263	0.18
Net Cash Flow	$3,869,681	$4,460,963	$4,496,963	$4,423,600	$17.60
(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	U/W Base Rent is inclusive of contractual rent steps through April 2022 and straight line rent for investment grade tenants.

(3)	The increase in 2019 NOI from 2018 NOI is primarily attributable to Aldi (a discount grocer occupying 8.8% of NRA and accounting for 7.8% of underwritten base rent) having backfilled a portion of the space formerly occupied by Pathmark.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

195 Church Street New Haven, CT 06510	Collateral Asset Summary – Loan No. 13 195 Church	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 61.9% 3.62x 13.2%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Refinance
Borrower Sponsor:	Paul Denz and KLP Enterprises, LLC
Borrower:	195 Church Street Associates, LLC
Original Balance:	$25,000,000
Cut-off Date Balance:	$25,000,000
% by Initial UPB:	2.5%
Interest Rate:	3.33000%
Payment Date:	1st of each month
First Payment Date:	June 1, 2021
Maturity Date:	May 1, 2031
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(24), DorYM1(90), O(6)
Lockbox / Cash Management:	Hard / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$257,875	$51,575	NAP
Insurance:	$5,530	$5,530	NAP
TI/LC(1):	$500,000	Springing	$500,000
Replacement:	$4,060	$4,060	$100,000
Unfunded Obligations(2):	$2,820,367	$0	NAP

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee
Location:	New Haven, CT
Year Built / Renovated:	1974 / 2018
Total Sq. Ft.:	241,889
Property Management:	Northside Development Company, LLC
Underwritten NOI(3)(5):	$3,297,663
Underwritten NCF(3):	$3,057,396
Appraised Value(4):	$40,400,000
Appraisal Date:	March 15, 2021

Historical NOI
Most Recent NOI(5):	$2,308,589 (T-12 February 28, 2021)
2020 NOI:	$2,186,451 (December 31, 2020)
2019 NOI:	$1,454,422 (December 31, 2019)
2018 NOI:	$1,458,484 (December 31, 2018)

Historical Occupancy
Most Recent Occupancy:	88.3% (January 21, 2021)
2020 Occupancy:	88.2% (November 30, 2020)
2019 Occupancy:	86.5% (October 31, 2019)
2018 Occupancy:	NAV

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon(4)	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$25,000,000	$103 / $103	61.9% / 61.9%	3.91x / 3.62x	13.2% / 12.2%	13.2% / 13.2%
(1)	On each payment date, to the extent the balance of the TI/LC Reserve is below $250,000, the borrower will be required to deposit approximately $20,301 on a monthly basis until such time as the balance of the TI/LC Reserve equals or exceeds $500,000.

(2)	Unfunded Obligations Reserve is associated with outstanding tenant improvements and leasing commissions and/or free rent related to three tenants (Carmody & Torrance LLP, GSA and Neubert, Pepe & Monteith).

(3)	Underwritten NOI and Underwritten NCF are inclusive of (i) contractual rent steps through January 2022 and straight-line rent through the lesser of the lease or loan term for investment grade rated tenants in the aggregate amount of $153,047.

(4)	Appraised Value and LTV Cut-off / Balloon are based on the Hypothetical As If Funded value as of March 15, 2021 of $40.4 million, which assumes unfunded obligations in relation to three tenants (Carmody & Torrance, GSA-DEA and Neubert, Pepe & Monteith) were reserved at origination. The “as-is” value as of March 15, 2021 is $37.6 million, resulting in an LTV as of the Cut-off Date and the Maturity Date of 66.5%.

(5)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to (i) contractual rent steps through January 2022 and straight-line rent through the lesser of the lease or loan term for investment grade rated tenants in the aggregate amount of $153,047 and (ii) base rental increase associated with the newly executed GSA – DEA lease in the amount of $507,562 and corresponding increase in the associated tenant reimbursements.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,000,000	100.0%	Mortgage Loan Payoff	$13,001,098	52.0%
			Additional Loan Payoff(1)	6,572,269	26.3
			Upfront Reserves	3,587,832	14.4
			Return of Equity	1,434,759	5.7
			Closing Costs	404,043	1.6
Total Sources	$25,000,000	100.0%	Total Uses	$25,000,000	100.0%
(1)	At loan origination, a portion of the 195 Church loan proceeds were used to paydown the existing loan held by an affiliate of the KLP borrower, KLP Enterprises, LLC.. The remaining approximately $6.5 million of existing debt was subsequently converted to a preferred Class B membership in the borrower (to be held by the KLP Enterprises). The $6.5 million of preferred equity is structured with a 5.0% preferred return (payable only via excess cash and otherwise accrued), no change of control for failure to pay and no associated maturity. Please see “Description of the Mortgage Pool – Additional Indebtedness – Preferred Equity” in the Preliminary Prospectus for additional information.

The Borrower(s) / Borrower Sponsor. The borrower is 195 Church Street Associates, LLC, a Delaware limited liability company special purpose entity with one independent director. The borrower sponsor is a joint partnership between Paul Denz and KLP Enterprises, LLC (“KLP”), is the family office of Karen Pritzker. Northside Development is a real estate firm located in New Haven, Connecticut. The company has been in operation for over 30 years and has been involved in multiple asset classes including office, residential, retail and student housing, with a track record of over $125 million of real estate development spanning over three million square feet. Paul Denz, the founder and president of Northside Development, will serve as the warm body guarantor for the recourse carveouts.

The Property. The 195 Church property (the “195 Church Property”) is an 18-story office building located in New Haven, Connecticut. The property sits at the epicenter of New Haven’s central business district and is situated on the southeast corner of Elm Street and Church Street, across the street from the New Haven Green. The 195 Church Property, constructed in 1974 and renovated between 2012 and 2018, consists of 241,889 sq. ft.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

195 Church Street New Haven, CT 06510	Collateral Asset Summary – Loan No. 13 195 Church	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 61.9% 3.62x 13.2%

The borrower sponsor acquired 195 Church from First Niagara Bank (now KeyBank) in 2015 for a purchase price of approximately $18.25 million ($75.45 PSF). Prior to the acquisition in 2015, First Niagara Bank was occupying over 90,000 sq.ft. across the first six floors. Upon acquisition, First Niagara subsequently downsized its’ footprint to approximately half its originally leased space, with the intent to further downsize its footprint to the current leased space comprised of one office floor and the retail suite. Since acquiring the 195 Church Property, the borrower sponsor has spent approximately $3.83 million to fully renovate the lobby and commercial façade located on the first two floors. Over this period, the borrower sponsor has steadily increased occupancy from 65.0% at acquisition to the in-place 88.3%. Since 2019, the borrower sponsor has been able to execute six new leases which in aggregate account for approximately (33.1% of NRA and 42.1% of U/W Base Rent) which include Yale New Haven Health and GSA – DEA. The 195 Church Property is currently leased to 28 office tenants and two retail tenants located on the ground floor. Based on the underwritten rent roll dated January 21, 2021, the 195 Church Property is 88.3% leased.

The largest office tenant, Yale New Haven Health, occupies 12.5% of NRA and accounts for 16.5% of U/W base rent and has occupied space at 195 Church since 2020. Yale New Haven Health is a nonprofit healthcare system with headquarters in New Haven, Connecticut. It is Connecticut’s largest healthcare system with 2,409 beds and includes hospitals, physicians and related health services throughout Connecticut as well as New York and Rhode Island. Yale New Haven Hospital is the #1 ranked hospital in Connecticut and ranked nationally in nine adult and seven pediatric specialties by U.S. News & World Report. Yale New Haven Health has a lease expiration in May 2025, the tenant has three, five-year extension options.

The second largest office tenant, KeyBank, occupies 9.5% of NRA and accounts for 12.2% of U/W base rent and has been a tenant at the 195 Church Property since 2015. KeyBank also occupies a retail unit which accounts for 1.4% of the NRA and 2.4% of the U/W base rent. KeyBank, the primary subsidiary of KeyCorp, is a regional bank headquartered in Cleveland and is the 19thth largest bank in the United States. KeyBank customer base spans retail, small business, corporate and investment clients. It maintains 1,094 branches and over 40,000 ATMs throughout the United States. KeyBank has a lease expiration in November 2025 and has two, five-year extension options.

The third largest office tenant, Carmody & Torrance, occupies 9.5% of NRA and accounts for 10.3% of U/W base rent and has been a tenant at the 195 Church Property since 2020. Carmody & Torrance is a Connecticut-based law firm serving a wide range of businesses, utilities, government entities and individuals. The firm has more than 75 attorneys and offices in New Haven, Waterbury, Litchfield, Stamford, and Southbury. The firm practices in nearly 30 specific areas of law. Carmody & Torrance has a lease expiration in March 2031, the tenant has three, five-year extension options.

COVID-19 Update. All tenants with the exception of Engelman, Noyes & Rubin are current with respect to contractual rental obligations for the months of February and March. Engelman, Noyes & Rubin is currently paying a reduced rent of $2,000 per month (versus contractual rent of $4,386 per month) and is current with respect to the agreed upon amount. As of May 1, 2021, the 195 Church Mortgage Loan is not subject to any modification or forbearance request. The first payment date for the 195 Church Mortgage Loan is June 1, 2021. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.(3)	% of Total U/W Base Rent	Lease Expiration

Yale New Haven Health	Aa3/AA-/AA-	30,343	12.5%	$28.48	16.5%	5/31/2025
KeyBank	Baa1/BBB+/A-	26,237	10.8%	$29.22	14.6%	11/30/2025
Carmody & Torrance	NR/NR/NR	23,000	9.5%	$23.58	10.3%	3/31/2031
Cogstate	NR/NR/NR	22,530	9.3%	$24.00	10.3%	2/14/2024
Neubert, Pepe & Monteith	NR/NR/NR	17,952	7.4%	$21.00	7.2%	8/31/2031
GSA – DEA	NR/NR/NR	17,803	7.4%	$30.08	10.2%	6/30/2036
Milone & Macbroom	NR/NR/NR	6,370	2.6%	$22.00	2.7%	10/31/2021
Grey Wall Software	NR/NR/NR	5,940	2.5%	$22.00	2.5%	6/16/2023
Largest Tenants		150,175	62.1%	$25.95	74.3%
Remaining Occupied		63,465	26.2%	$21.20	25.7%
Total / Wtd. Avg. Occupied Collateral		213,640	88.3%	$24.54	100.0%
Vacant		28,249	11.7%
Total		241,889	100.0%
(1)	Based on the underwritten rent roll dated January 21, 2021.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	U/W Base Rent Per Sq. Ft. is inclusive of contractual rent steps through January 2022 and straight-line rent through the lesser of the lease or loan term for investment grade rated tenants in the aggregate amount of $153,047.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

195 Church Street New Haven, CT 06510	Collateral Asset Summary – Loan No. 13 195 Church	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 61.9% 3.62x 13.2%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	5	13,611	5.6%	13,611	5.6%	$15.89	4.1%	4.1%
2021	2	7,817	3.2%	21,428	8.9%	$22.19	3.3%	7.4%
2022	6	11,877	4.9%	33,305	13.8%	$21.20	4.8%	12.2%
2023	4	14,497	6.0%	47,802	19.8%	$22.02	6.1%	18.3%
2024	3	28,029	11.6%	75,831	31.3%	$24.03	12.8%	31.2%
2025	7	69,795	28.9%	145,626	60.2%	$27.86	37.1%	68.3%
2026	1	3,499	1.4%	149,125	61.7%	$27.00	1.8%	70.1%
2027	0	0	0.0%	149,125	61.7%	$0.00	0.0%	70.1%
2028	1	2,260	0.9%	151,385	62.6%	$35.18	1.5%	71.6%
2029	0	0	0.0%	151,385	62.6%	$0.00	0.0%	71.6%
2030	0	0	0.0%	151,385	62.6%	$0.00	0.0%	71.6%
2031 & Thereafter	4	62,255	25.7%	213,640	88.3%	$23.93	28.4%	100.0%
Vacant	NAP	28,249	11.7%	241,889	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	33	241,889	100.0%			$24.54	100.0%
(1)	Based on the underwritten rent roll dated January 21, 2021.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

	Cash Flow Analysis(1)
	2018	2019	2020(3)	T-12 2/28/2021(4)	U/W(4)	U/W Per Sq. Ft.
Base Rent(2)	$3,008,693	$3,630,956	$4,338,052	$4,439,240	$5,242,419	$21.67
Vacant Space	0	0	0	0	712,152	2.94
Reimbursements	1,058,272	440,555	454,688	469,959	625,203	2.58
Gross Potential Rent	$4,066,965	$4,071,511	$4,792,740	$4,909,199	$6,579,774	$27.20
Vacancy & Credit Loss	0	0	0	0	(712,152)	(2.94)
Other Income	0	0	0	0	16,800	0.07
Effective Gross Income	$4,066,965	$4,071,511	$4,792,740	$4,909,199	$5,884,422	$24.33
Total Expenses	2,581,481	2,617,089	2,606,289	2,600,610	2,586,760	10.69
Net Operating Income	$1,485,484	$1,454,422	$2,186,451	$2,308,589	$3,297,663(4)	$13.63
TI/LC	0	0	0	0	241,889	1.00
Replacement Reserves	0	0	0	0	48,378	0.20
TI/LC Reserve Offset	0	0	0	0	(50,000)	(0.21)
Net Cash Flow	$1,485,484	$1,454,422	$2,186,451	$2,308,589	$3,057,396	$12.64

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	U/W Base Rent is inclusive of contractual rent steps through January 2022 and straight-line rent through the lesser of the lease or loan term for investment grade rated tenants in the aggregate amount of $153,047.

(3)	The increase from 2019 Net Operating Income to 2020 Net Operating Income is primarily attributable to accretive leasing at the property since sponsor acquisition.

(4)	The increase from T-12 2/28/2021 Net Operating Income to U/W Net Operating Income is primarily attributable to (i) contractual rent steps through January 2022 and straight-line rent through the lesser of the lease or loan term for investment grade rated tenants in the aggregate amount of $153,047 and (ii) base rental increase associated with the newly executed GSA – DEA lease in the amount of $507,562 and corresponding increase in the associated tenant reimbursements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Various Yonkers, New York 10701	Collateral Asset Summary – Loan No. 14 Montefiore Medical Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,050,000 63.6% 2.88x 11.2%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Acquisition
Borrower Sponsors(1):	Various
Borrowers:	3 Executive Odell Associates, LP and Kingsberry Executive Odell, LLC
Original Balance:	$24,050,000
Cut-off Date Balance:	$24,050,000
% by Initial UPB:	2.4%
Interest Rate:	3.50000%
Payment Date:	6th of each month
First Payment Date:	June 6, 2021
Maturity Date:	May 6, 2031
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(24), D(91), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$51,092	$51,092	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	$2,177	NAP
TI/LC:	$0	$0	NAP
Other(5):	$1,264,538	$0	NAP
Property Information
Single Asset / Portfolio:	Portfolio of 2 properties
Property Type:	Suburban Office
Collateral:	Fee
Location:	Yonkers, NY
Year Built / Renovated(2):	Various / Various
Total Sq. Ft.:	130,607
Property Management:	Harbor Group Management Co., LLC
Underwritten NOI:	$2,683,183
Underwritten NCF:	$2,459,895
Appraised Value:	$37,800,000
Appraisal Date:	March 1, 2021

Historical NOI
Most Recent NOI(3):	$2,279,792 (T-12 February 28, 2021)
2020 NOI(4):	$2,345,065 (December 31, 2020)
2019 NOI:	$1,972,884 (December 31, 2019)
2018 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	99.1% (May 6, 2021)
2020 Occupancy:	99.0% (December 31, 2020)
2019 Occupancy:	97.7% (December 31, 2019)
2018 Occupancy:	NAV

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$24,050,000	$184 / $184	63.6% / 63.6%	3.14x / 2.88x	11.2% / 10.2%	11.2% / 10.2%
(1)	The borrower sponsors on the Montefiore Medical Center loan are Daniel Benedict, HGGP Capital VIII, LLC, HGGP Capital IX, LLC, HGGP Capital X, LLC, HGGP Capital XI, LLC, HGGP Capital XII, LLC, HGGP Capital XIII, LLC and HGGP Capital XIV, LP.

(2)	The 3 Odell Plaza Property (as defined below) was built in 1982 and subsequently renovated in 1990. The 3 Executive Boulevard Property (as defined below) was built in 1990.

(3)	The increase from Most Recent NOI to UW NOI can be attributed to contractual rent steps at the Montefiore Medical Center Properties.

(4)	The increase from Third Most Recent NOI to Second Most Recent NOI can be attributed to the rent commencement of the tenant’s expansion at the 3 Executive Boulevard Property.

(5)	The Initial Other reserve consists of a $809,625 unfunded obligations reserve, $400,000 Odell roof reserve, and a $54,913 deferred maintenance reserve.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,050,000	61.1%	Purchase Price	$37,000,000	94.0%
Sponsor Equity	13,890,873	35.3	Upfront Reserves	1,315,630	3.3
Other Sources	$1,416,648	3.6	Closing Costs	1,041,892	2.6
Total Sources	$39,357,521	100.0%	Total Uses	$39,357,521	100.0%

The Borrower(s) / Borrower Sponsors. The borrowers are 3 Executive Odell Associates, LP, a Delaware limited partnership and Kingsberry Executive Odell, LLC, a Delaware limited liability company and each a single purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Montefiore Medical Center mortgage loan.

The borrower sponsors and non-recourse carveout guarantors are Daniel Benedict, HGGP Capital VIII, LLC, HGGP Capital IX, LLC, HGGP Capital X, LLC, HGGP Capital XI, LLC, HGGP Capital XII, LLC, HGGP Capital XIII, LLC and HGGP Capital XIV, LP. The borrower sponsors are a joint venture split between Benedict Realty Group and Harbor Group International.

Daniel Benedict is the founder of Benedict Realty Group and has over 30 years of real estate experience. Benedict Realty Group owns and manages a real estate portfolio valued more than $1 billion. BRG has acquired more than 750,000 SF of commercial space along the east coast.

Harbor Group International is a global integrated platform that owns and manages 265 assets worldwide, 46,000 multifamily units, and 4.1 million square feet of commercial real estate with an aggregate gross asset value in excess of $12.7 billion as of the of the fourth quarter 2020. Harbor Group International’s global integrated team of approximately 1,000 employees facilitates acquisitions, dispositions, asset management, construction, leasing and property management.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Yonkers, New York 10701	Collateral Asset Summary – Loan No. 14 Montefiore Medical Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,050,000 63.6% 2.88x 11.2%

The Properties. The Montefiore Medical Center properties (the “Montefiore Medical Center Properties”) consists of two class A office buildings located at 3 Odell Plaza (the “3 Odell Plaza Property”) and 3 Executive Boulevard (the “3 Executive Boulevard Property”) in Yonkers, New York. The 3 Odell Plaza Property is a 71,065 sq. ft., three-story office building situated on an approximately 5.0-acre parcel, that was built in 1982 and renovated in 1990. The 3 Odell Plaza Property possesses 216 surface parking spaces, with a 3.0 parking ratio per 1,000 sq. ft. The 3 Odell Plaza Property is 100.0% leased to Montefiore Medical Center on a long term lease that expires in March 2032. Montefiore Medical Center has one 10-year or two 5-year renewal options in their lease with no termination options.

The 3 Executive Boulevard Property is a four-story office building situated on an approximately 3.9-acre parcel that was built in 1990. The 3 Executive Boulevard Property possesses 161 surface parking spaces, with a parking ratio of 2.8 per 1,000 sq. ft. The 3 Executive Boulevard Property is 97.9% leased to Montefiore Medical Center on a long-term lease that expires in March 2032. Montefiore Medical Center has one 10-year or two 5-year renewal options in their lease with no termination options.

COVID-19 Update. The Montefiore Medical Center Properties are open and operational. Montefiore Medical Center is operating at approximately 30-40% capacity of its space. As of May 6, 2021, all tenants are current on rent and no tenants are requesting deferred rent or lease modifications. No rent deferrals or lease modifications were requested by Montefiore Medical Center at any time during the COVID-19 pandemic. As of May 6, 2021, the Montefiore Medical Center loan is not subject to any modifications or forbearance requests. The first payment date of the Montefiore Medical Center loan is due on June 6, 2021.

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.(3)	% of Total U/W Base Rent(3)	Lease Expiration
Montefiore Medical Center(4)	NR / NR / NR	129,382	99.1%	$32.64	100.0%	3/31/2032
Largest Tenant		129,382	99.1%	$32.64	100.0%
Remaining Occupied		0	0.0	0.00	0.0
Total / Wtd. Avg. Occupied Collateral		129,382	99.1%	$32.64	100.0%
Vacant		1,225	0.9
Total		130,607	100.0%
(1)	Based on the underwritten rent roll dated May 6, 2021.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	U/W Base Rent Per Sq. Ft. and % of Total U/W Base Rent are inclusive of contractual straight-line rent steps.

(4)	Montefiore Medical Center has one, 10-year renewal option or two, 5-year renewal options.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(2)	% U/W Base Rent Rolling(2)	Cumulative % of U/W Base Rent(2)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2027	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2028	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2029	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2030	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2031	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2032 & Thereafter	3	129,382	99.1%	129,382	99.1%	$32.64	100.0%	100.0%
Vacant	NAP	1,225	0.9%	130,607	100.0%	NAP	NAP
Total / Wtd. Avg.	3	130,607	100.0%			$32.64	100.0%
(1)	Based on the underwritten rent roll dated May 6, 2021.

(2)	Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are inclusive of contractual straight-line rent steps.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Yonkers, New York 10701	Collateral Asset Summary – Loan No. 14 Montefiore Medical Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,050,000 63.6% 2.88x 11.2%

Cash Flow Analysis.

Cash Flow Analysis(1)(2)
	2019	2020	T-12 2/28/2021	U/W	U/W PSF
Base Rent	$3,237,150	$3,688,681	$3,700,757	$3,781,792	$28.96
Contractual Rent Steps	0	0	0	441,344	3.38
Vacant Income	0	0	0	56,681	0.43
Reimbursements	231,795	330,764	334,853	307,907	2.36
Mark-to-Market Adjustment	0	0	0	0	0.00
Vacancy & Credit Loss	0	0	0	(137,632)	(1.05)
Other Income	6,757	7,428	7,428	57,360	0.44
Effective Gross Income	$3,475,702	$4,026,873	$4,043,038	$4,507,452	$34.51
Total Operating Expenses	1,502,818	1,681,808	1,763,246	1,824,269	13.97
Net Operating Income(3)	$1,972,884	$2,345,065	$2,279,792	$2,683,183	$20.54
Capital Expenditures	0	0	0	26,121	0.20
TI/LC	0	0	0	197,166	1.51
Net Cash Flow	$1,972,884	$2,345,065	$2,279,792	$2,459,895	$18.83
(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Based on the underwritten rent roll dated May 6, 2021.

(3)	The increase from 2019 NOI to 2020 NOI can be attributed to the rent commencement of the tenant’s expansion at the 3 Executive Boulevard Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

154 Scott Avenue Brooklyn, NY 11237	Collateral Asset Summary – Loan No. 15 154 Scott Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,000,000 41.9% 2.33x 8.8%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Recapitalization
Borrower Sponsors:	Dawson Stellberger and One Fifty Four Holdings LLC
Borrower:	One Fifty Four LLC
Original Balance:	$22,000,000
Cut-off Date Balance:	$22,000,000
% by Initial UPB:	2.2%
Interest Rate:	3.51000%
Payment Date:	6th of each month
First Payment Date:	June 6, 2021
Maturity Date:	May 6, 2026
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(24), D(32), O(4)
Lockbox / Cash Management:	Springing / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$149,053	$29,811	NAP
Insurance:	$15,147	$7,574	NAP
Replacement:	$0	$1,940	$69,836
Debt Service:	$1,158,300	$0	NAP
Other(3):	$3,563,858	Springing	NAP

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Brooklyn, NY
Year Built / Renovated:	1928 / 2021
Total Sq. Ft.:	111,475
Property Management:	Self-Managed
Underwritten NOI(2):	$1,936,035
Underwritten NCF:	$1,820,415
Appraised Value(1):	$52,500,000
Appraisal Date:	October 1, 2021

Historical NOI(2)
Most Recent NOI:	$616,256 (T-12 March 31, 2021)
2020 NOI:	NAV
2019 NOI:	NAV
2018 NOI:	NAV

Historical Occupancy(2)
MostRecentOccupancy:	95.8% (April 1, 2021)
2020 Occupancy:	NAV
2019 Occupancy:	NAV
2018 Occupancy:	NAV

Financial Information(1)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$22,000,000	$197 / $197	41.9% / 41.9%	2.47x / 2.33x	8.8% / 8.3%	8.8% / 8.3%
(1)	The Appraised Value represents the 154 Scott Avenue Property’s Prospective Market Value Upon Completion and Stabilization. The appraisal also concluded an as-is appraised value of $49,300,000. The Cut-off Date LTV and Balloon LTV based off the as-is appraised value is 44.6%.

(2)	Historical NOI and Historical Occupancy are not available because of renovations occurring at the 154 Scott Avenue Property which concluded in 2021.

(3)	Other Initial Reserves consist of the following: Rooftop Rent Reserve ($1,512,000), Rooftop Work Reserve ($1,489,295), Gap Rent Reserve ($378,000), and ICAP Tax Reserve ($184,563).

The Loan. The 154 Scott Avenue mortgage loan (the “154 Scott Avenue Loan”) has an outstanding principal balance as of the Cut-off Date of $22,000,000. The 154 Scott Avenue Loan is secured by the borrower’s fee interest in a five story, creative office building totaling 111,475 square feet, located in the East Williamsburg area of Brooklyn, New York.

The 154 Scott Avenue Loan has a five-year interest-only term and accrues interest at a rate of 3.51000% per annum. The 154 Scott Avenue Loan was primarily used to complete the second phase of the acquisition, fund upfront reserves, cover closing costs, and return approximately $1.7 million of equity to the borrower sponsors.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,000,000	100.0%	Other Uses(1)	$14,000,000	63.6%
			Upfront Reserves	4,886,358	22.2
			Principal Equity Distribution	1,721,457	7.8
			Closing Costs	1,392,185	6.3
Total Sources	$22,000,000	100.0%	Total Uses	$22,000,000	100.0%
(1)	Other Uses represents the borrower sponsors’ buy out of a partner’s equity interest of approximately 58.3% in the 154 Scott Avenue Property (as defined below).

The Borrower(s) / Borrower Sponsors. The borrower is One Fifty Four LLC, a Delaware limited liability company and single purpose entity with an independent director.

The borrower sponsors and non-recourse carve-out guarantors are Dawson Stellberger and One Fifty Four Holdings LLC, which is 100% owned by Happier 001 LLC, which in turn is 100% owned by Acute 7 LLC. Dawson Stellberger is an experienced owner/operator who has been working with Acute 7 since 2018 to acquire and develop commercial properties throughout New York City.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

154 Scott Avenue Brooklyn, NY 11237	Collateral Asset Summary – Loan No. 15 154 Scott Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,000,000 41.9% 2.33x 8.8%

The Property. The 154 Scott Avenue property (the “154 Scott Avenue Property”) consists of newly renovated, creative office space located at 154 Scott Avenue, in Brooklyn, New York. The 154 Scott Avenue building is a five-story Class A office building, which was originally constructed in 1928 and gut renovated by the borrower sponsors in 2021. The renovation included the construction of a two-story rooftop. The building features open floorplates and average ceiling heights of 14 feet. The 154 Scott Avenue building consists of 111,475 sq. ft. of net rentable area, which is leased to over 60 office tenants. Based on the underwritten rent roll dated April 1, 2021, the 154 Scott Avenue Property is 95.8% leased.

The largest tenant at the 154 Scott Avenue Property, Palm Sunrise 154 LLC, occupies 17.2% of the 154 Scott Avenue Property’s net rentable area and accounts for 19.9% of U/W base rent. Palm Sunrise 154 LLC operates hospitality assets in Grand Cayman including the luxury Palm Heights Hotel and other outlets such as the Tillies Restaurant, Coconut Club and Paradise Pizza. The leadership team of Palm Sunrise is seeking to expand operations into more urban locations and will curate a social and culinary experience on the 5th floor and rooftop of the 154 Scott Avenue Property.

The second largest tenant at the 154 Scott Avenue Property, PG – 154 LLC, occupies 13.5% of the 154 Scott Avenue Property’s net rentable area and accounts for 6.9% of U/W base rent. PG – 154 LLC is a Brooklyn-based event company that hosts music events, weddings, workshops, restaurant/hospitality pop ups, photoshoots and other gatherings at its headquarters 99 Scott Avenue, which is across the street from the 154 Scott Avenue Property. The tenant is leasing the parking component of the 154 Scott Avenue Property to accommodate the event staff working at its adjacent building.

The third largest tenant at the 154 Scott Avenue Property, Aqua Beba LLC, occupies 8.9% of the 154 Scott Avenue Property’s net rentable area and accounts for 6.7% of U/W base rent. Aqua Beba is a children’s swimming school that is constructing the rooftop pool at the 154 Scott Avenue Property. Aqua Beba operates two other Brooklyn locations which reportedly maintain a two-year waitlist. The pool will be operated by Palm Sunrise on Friday and Saturday nights as part of its curated culinary and social experience.

COVID-19 Update. The 154 Scott Avenue Property has not experienced any significant collection issues related to the COVID-19 emergency. As of the March rent payment date, the borrower has collected 99.0% of the underwritten base rent. Throughout the COVID-19 pandemic, the borrower sponsors granted COVID related credits to two tenants totaling $8,550. This provided the tenants with some short-term relief in order to keep them in the space long term. The 154 Scott Avenue Loan is not subject to any modification or forbearance requests. The first payment date of the 154 Scott Avenue Loan is June 6, 2021. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/Fitch/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.(2)	% of Total U/W Base Rent(2)	Lease Expiration
Palm Sunrise 154 LLC	NR / NR / NR	19,150	17.2%	$27.70	19.9%	Various(3)
PG - 154 LLC	NR / NR / NR	15,000	13.5%	12.36	6.9%	3/31/2026
Aqua Beba LLC	NR / NR / NR	9,900	8.9%	18.18	6.7%	5/31/2031
John Murry	NR / NR / NR	4,800	4.3%	22.75	4.1%	Various(4)
Fast Action Inc. (Clearing Gallery)	NR / NR / NR	4,400	3.9%	30.0	4.9%	MTM
MCM Products USA, Inc.	NR / NR / NR	3,800	3.4%	19.74	2.8%	MTM
S.P.A. 154 LLC	NR / NR / NR	3,700	3.3%	45.41	6.3%	5/31/2031
Justin Suazo	NR / NR / NR	3,280	2.9%	23.88	2.9%	Various(5)
Telfar LLC	NR / NR / NR	2,750	2.5%	24.44	2.5%	Various(6)
Eat Happier LLC (Sang’s)	NR / NR / NR	2,350	2.1%	30.51	2.7%	7/31/2025
Ten Largest Tenants		69,130	62.0%	$23.10	59.8%
Remaining Tenants		37,705	33.8%	28.43	40.2%
Total Occupied Space		106,835	95.8%	$24.98	100.0%
Vacant		4,640	4.2%
Total / Wtd. Avg. All Tenants		111,475	100.0%
(1)	Based on the underwritten rent roll dated April 1, 2021.

(2)	U/W Base Rent Per Sq. Ft. and % of Total U/W Base Rent are inclusive of contractual rent steps through October 1, 2022.

(3)	Palm Sunrise 154 LLC leases approximately 15,000 sq. ft. that expires May 31, 2031 and 4,150 sq. ft. that expires December 31, 2025.

(4)	John Murry leases three spaces with various lease expiration dates: 2,400 sq. ft (December 31, 2022), 1,600 sq. ft. (December 31, 2024) and 800 sq. ft (December 31, 2022).

(5)	Justin Suazo leases four 800 sq. ft. spaces with the following lease expiration dates: October 31, 2021, December 31, 2022 and February 28, 2023. Additionally, Justin Suazo has one 80 sq. ft. space that is month-to-month.

(6)	Telfar LLC leases three spaces with various lease expiration dates: 1,250 sq. ft. (October 30, 2021), 1,200 sq. ft. (December 31, 2021) and 300 sq. ft. (MTM).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

154 Scott Avenue Brooklyn, NY 11237	Collateral Asset Summary – Loan No. 15 154 Scott Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,000,000 41.9% 2.33x 8.8%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring(3)	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(4)	% U/W Base Rent Rolling(4)	Cumulative % of U/W Base Rent(4)
MTM	7	9,160	8.2%	9,160	8.2%	$30.77	10.6%	10.6%
2021	19	14,295	12.8%	23,455	21.0%	$24.37	13.1%	23.6%
2022	14	12,875	11.5%	36,330	32.6%	$25.28	12.2%	35.8%
2023	7	5,875	5.3%	42,205	37.9%	$28.88	6.4%	42.2%
2024	7	7,000	6.3%	49,205	44.1%	$25.75	6.8%	48.9%
2025	6	11,740	10.5%	60,945	54.7%	$29.78	13.1%	62.0%
2026	1	15,000	13.5%	75,945	68.1%	$12.36	6.9%	69.0%
2027	0	0	0.0%	75,945	68.1%	$0.00	0.0%	69.0%
2028	0	0	0.0%	75,945	68.1%	$0.00	0.0%	69.0%
2029	0	0	0.0%	75,945	68.1%	$0.00	0.0%	69.0%
2030	2	2,290	2.1%	78,235	70.2%	$20.44	1.8%	70.7%
2031	3	28,600	25.7%	106,835	95.8%	$26.43	28.3%	99.0%
2032 & Thereafter	1	0	0.0%	106,835	95.8%	NAP(5)	1.0%	100.0%
Vacant	NAP	4,640	4.2%	111,475	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	67	111,475	100.0%			$24.98	100.0%
(1)	Based on the underwritten rent roll dated April 1, 2021.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	# of Leases Expiring includes the antenna leases of Sprint (U/W Base Rent of approximately $43,687 with MTM lease expiration) and Metro PCS (U/W Base Rent of approximately $25,664 with a lease expiration of 9/3/2032). Both antenna leases account for 0 sq. ft. at the 154 Scott Avenue Property.

(4)	Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling, and Cumulative % of U/W Base Rent are inclusive of the antenna leases U/W Base Rents and contractual rent steps through October 1, 2022.

(5)	Annual U/W Base Rent Per Sq. Ft. for 2032 & Thereafter is inclusive of the antenna lease for Metro PCS (U/W Base Rent of approximately $25,664 with a lease expiration of 9/3/2032). Metro PCS accounts for 0 sq. ft. of space at the 154 Scott Avenue Property and is being shown as NAP for Annual U/W Base Rent Per Sq. Ft.

Cash Flow Analysis.

Cash Flow Analysis(1)(2)
	T-12 3/31/2021(3)	U/W	U/W PSF
Base Rent	$1,121,729	$2,638,479	$23.67
Contractual Rent Steps(4)	0	30,534	0.27
Vacant Income	0	208,800	1.87
Reimbursements	0	39,723	0.36
Vacancy & Credit Loss	0	(208,800)	(1.87)
Other Income	0	0	0.00
Effective Gross Income	$1,121,729	$2,708,737	$24.30
Total Operating Expenses	505,473	772,702	6.93
Net Operating Income	$616,256	$1,936,035	$17.37
TI/LC	0	92,341	0.83
Capital Expenditure	0	23,279	0.21
Net Cash Flow	$616,256	$1,820,415	$16.33

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Based on the underwritten rent roll dated April 1, 2021.

(3)	Additional historical financial information is not available as the 154 Scott Avenue Property underwent renovation which concluded in 2021.

(4)	Contractual Rent Steps include $30,534, underwritten for various tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND
OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Academy Securities, Inc. and Mischler Financial Group, Inc or any other underwriter (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the preliminary prospectus relating to the Benchmark 2021-B26 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2021-B26 (the “Offering Document”). The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.